AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 28, 2006
                                           REGISTRATION STATEMENT NO. 333-128920
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                               AMENDMENT NO. 3 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                           CRUSADE MANAGEMENT LIMITED
                              (ABN 90 072 715 916)
             (Exact name of Registrant as specified in its charter)
                           ---------------------------

  NEW SOUTH WALES, AUSTRALIA                            LEVEL 4                                   NOT APPLICABLE
(State or other jurisdiction of                  4-16 MONTGOMERY STREET                  (I.R.S. employer identification
incorporation or organization)                      KOGARAH NSW 2217                                 number)
                                                       AUSTRALIA
                                                 TELEPHONE 612 99521315
                                      (Address, including zip code, and telephone
                                      number, including area code, of registrant's
                                              principal executive offices)

                              CT CORPORATION SYSTEM
                                111 EIGHTH AVENUE
                                   13TH FLOOR
                               NEW YORK, NY 10011
                             TELEPHONE: 212-590-9100
                       (Name, address, including zip code,
                              and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                            ------------------------

        MICHAEL H.S. BOWAN                             TERRY SCHIFF
         Company Secretary                     Mayer, Brown, Rowe & Maw LLP
    Crusade Management Limited                         1675 Broadway
  Level 4, 4-16 Montgomery Street                New York, New York 10019
    Kogarah NSW 2217, Australia                       (212) 506-2500

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From
          time to time on or after this Registration Statement becomes effective, as determined by market conditions.

                                ----------------

If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities
Act, check the following box.

                                ----------------

                         CALCULATION OF REGISTRATION FEE

    Title of each class of        Amount to be       Proposed maximum     Proposed maximum aggregate         Amount of
 securities to be registered       registered     offering price per unit       offering price            registration fee
------------------------------------------------------------------------------------------------------------------------------

 Mortgage Asset-Backed Notes
(issuable in series)            $3,000,000,000.00           100%               $3,000,000,000.00           $321,000.00(1)
------------------------------------------------------------------------------------------------------------------------------

(1)  OF WHICH $107.00 was previously paid on October 11, 2005.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A),
MAY DETERMINE.

                                EXPLANATORY NOTE

      This Registration Statement includes (i) a base prospectus relating to
Mortgage Asset-Backed Notes and (ii) an illustrative form of prospectus supplement for use in the offering of each series of Mortgage Asset-Backed
Notes. Appropriate modifications will be made to the form of prospectus supplement to disclose the specific terms of any particular series of notes, the specific classes of notes to be offered thereby, and the terms of the related offering. Each base prospectus used (in either preliminary or final form) will be accompanied by a prospectus supplement.

                                                   FORM OF PROSPECTUS SUPPLEMENT

   PROSPECTUS SUPPLEMENT DATED [_________] (TO PROSPECTUS DATED [__________])

                                 US$[__________]

                       CRUSADE GLOBAL TRUST NO. [ ] OF [ ]
                                 Issuing Entity

                                 [Crusade logo]

                 CRUSADE MANAGEMENT LIMITED (ABN 90 072 715 916)
                              Depositor and Manager

                   ST.GEORGE BANK LIMITED (ABN 92 055 513 070)
                              Sponsor and Servicer

          PERPETUAL TRUSTEES CONSOLIDATED LIMITED (ABN 81 004 029 841)
                                 Issuer Trustee

                               ===================

                       MORTGAGE BACKED FLOATING RATE NOTES

      The Class A-1 notes (also referred to as the US$ notes) will be collateralized by a pool of housing loans secured by properties located in
Australia.

      The US$ notes are not deposits and neither the US$ notes nor the underlying housing loans are insured or guaranteed by any governmental agency or instrumentality. The US$ notes represent obligations of the issuer trustee in its capacity as trustee of the Crusade Global Trust No. [ ] of [ ] only and do not represent obligations of or interests in, and are not guaranteed by any other entity, including St.George Bank Limited, Crusade Management Limited, any
of their affiliates or the issuer trustee in its personal capacity.

      Payments on the US$ notes will be on the [ ]th day or, if the [ ]th day is not a business day, then the next business day, unless that business day falls in the next calendar month, in which case the quarterly payment date will be the preceding business day, of each of [ ], [ ],[ ] and [ ]. The first quarterly payment date will be in [ ].

      Credit enhancement for the US$ notes is described under "Summary of the
Notes--Credit Enhancements."

      INVESTING IN THE US$ NOTES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE [ ].

                         INITIAL                              UNDERWRITING   PROCEEDS
                        PRINCIPAL     INITIAL      PRICE TO   DISCOUNTS AND  TO ISSUER
                        BALANCE*   INTEREST RATE    PUBLIC     COMMISSIONS    TRUSTEE
                        ---------  --------------  ---------  -------------  ---------

Class A-1 notes.......   $[   ]    LIBOR + [   ]%  100.0000%     [   ]%       [   ]%

_____________________________________
* Approximate initial principal balance.

      Delivery of the US$ notes in book-entry form through The Depository Trust
Company, Clearstream, Luxembourg and the Euroclear System will be made on or about [ ].

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE NOTES OR DETERMINED IF THIS
PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            [NAME OF UNDERWRITER[S]]

                                 [To be updated]

                                      -ii-

                                 [To be updated]

     Principal Payments Prior to the Stepdown Date or After a Trigger
          Event...........................................................  96

     Principal Payments On and After the Stepdown Date For So Long As No

                                       iii

                                 [To be updated]

                                       iv

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                          SUPPLEMENT AND THE PROSPECTUS

      We describe the US$ notes in two separate documents that provide progressively more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to the US$ notes and (2) this prospectus supplement, which describes the specific terms of the US$ notes.

      Neither this prospectus supplement nor the prospectus contains all of the information included in the registration statement. The registration statement also includes copies of various contracts and documents referred to in this prospectus supplement and the prospectus.

      You may obtain copies of these documents for review. See "Available
Information" in the prospectus.

      We include cross-references in this prospectus supplement and in the prospectus to captions in these materials where you can find further related discussions. The preceding Table of Contents and the Table of Contents included in the prospectus provide the pages on which these captions are located.

      In this prospectus supplement, the terms "we", "us" and "our" refer to
Crusade Management Limited.

      NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS
SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, THAT INFORMATION OR THOSE
REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUER
TRUSTEE, THE SERVICER, THE MANAGER, THE SECURITY TRUSTEE, THE NOTE TRUSTEE, THE
CURRENCY SWAP PROVIDER, ANY MORTGAGE INSURER OR THE UNDERWRITERS. THIS
PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR
A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED BY THIS PROSPECTUS
SUPPLEMENT AND THE PROSPECTUS TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON
MAKING THAT OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM
IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF
THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALES MADE UNDER THIS
PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WILL, UNDER ANY CIRCUMSTANCES, CREATE
AN IMPLICATION THAT INFORMATION IN THOSE DOCUMENTS IS CORRECT AS OF ANY TIME
SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

      Statutory liability arising under the Securities Act of 1933, as amended, is applicable to St. George Bank Limited, underwriters and other parties to the transaction.

             DISCLAIMERS WITH RESPECT TO SALES TO NON-U.S. INVESTORS

      This section applies only to the offering of the US$ notes in countries other than the United States of America. The issuer trustee's responsibility for, and liability in respect of, this prospectus supplement and the prospectus is limited accordingly. In the section of this prospectus supplement titled
"Disclaimers with Respect to Sales to Non-U.S. Investors," references to
Perpetual Trustees Consolidated Limited are to that company in its capacity as issuer trustee of the Crusade Global Trust No. [*] of [*], and not its personal capacity. Perpetual Trustees Consolidated Limited is not responsible or liable for this prospectus supplement or the prospectus in any capacity. Crusade
Management Limited is responsible for this prospectus supplement and the prospectus.

      Other than in the United States of America, no person has taken or will take any action that would permit a public offer of the US$ notes in any country or jurisdiction. The US$ notes may be offered non-publicly in other jurisdictions. The US$ notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor the prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. The underwriters have represented that all offers and sales by them have been in compliance, and will comply, with all applicable restrictions on offers and sales of the US$ notes. You should inform yourself about and observe any of these restrictions. For a description of further restrictions on offers and sales of the US$ notes, see "Plan of
Distribution."

      This prospectus supplement and the prospectus do not and are not intended to constitute an offer to sell or a solicitation of any offer to buy any of the
US$ notes by or on behalf of Perpetual Trustees Consolidated Limited in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction.

      None of St.George Bank Limited, in its individual capacity and as seller, servicer, [standby fixed-floating rate swap provider and standby basis swap provider], Perpetual Trustees Consolidated Limited, in its individual capacity
and as issuer trustee, P.T. Limited, as security trustee, [      ], as note
trustee, principal paying agent, calculation agent and note registrar, St.George
Custodial Pty Limited, as custodian, [      ], as currency swap provider, the
underwriters, or [      ], [      ] or [      ] as mortgage insurers accept any
responsibility for any information contained in this prospectus supplement or and have not separately verified the information contained in this prospectus supplement or the prospectus and make no representation, warranty or undertaking, express or implied, as to the accuracy or completeness of any information contained in this prospectus supplement or the prospectus or any other information supplied in connection with the US$ notes.

      St.George Bank Limited, in its individual capacity and as seller, servicer, [standby fixed-floating rate swap provider and standby basis swap provider], Perpetual Trustees Consolidated Limited, in its individual capacity and as issuer trustee, Crusade Management Limited, as manager, [fixed floating rate swap provider and basis swap provider], P.T. Limited, as security trustee,
[      ], as note trustee, principal paying agent, calculation agent

                                       S-2

and note registrar, St.George Custodial Pty Limited, as custodian, [      ], as
currency swap provider, [      ], [      ] and [      ] as mortgage insurers and
the underwriters do not recommend that any person should purchase any of the US$
notes and do not accept any responsibility or make any representation as to the tax consequences of investing in the US$ notes.

      No person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement or the prospectus in connection with the issue or sale of the US$ notes. If such information or representation is given or received, it must not be relied upon as having been authorized by Perpetual Trustees Consolidated Limited or any of
the underwriters.

      Neither the delivery of this prospectus supplement or the prospectus nor any sale made in connection with this prospectus supplement or the prospectus will, under any circumstances, create any implication that:

      o   there has been no material change in the affairs of the trust or any party named in this prospectus supplement and the prospectus since the date of this prospectus supplement or the prospectus or the date upon which this prospectus supplement or the prospectus has been most recently amended or supplemented; or

      o   any other information supplied in connection with the US$ notes is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.

      Perpetual Trustees Consolidated Limited's liability to make payments of interest and principal on the notes is limited to its right of indemnity from the assets of the trust. All claims against Perpetual Trustees Consolidated
Limited in relation to the notes may only be satisfied out of the assets of the trust and are limited in recourse to the assets of the trust.

      None of the rating agencies have been involved in the preparation of this prospectus supplement or the prospectus.

                                   DISCLAIMERS

      The notes do not represent deposits or other liabilities of St.George Bank
Limited or associates of St.George Bank Limited.

      The holding of the notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

                                       S-3

      Neither St. George Bank Limited, any associate of St. George Bank Limited,
Perpetual Trustees Consolidated Limited, P.T. Limited, [       ], as note
trustee, principal paying agent, calculation agent and note registrar, nor any underwriter in any way stands behind the capital value or the performance of the notes or the assets of the trust except to the limited extent, if any, provided in the transaction documents for the trust.

      None of St.George Bank Limited, in its individual capacity and as seller, servicer, [standby basis swap provider and standby fixed floating rate swap provider], Perpetual Trustees Consolidated Limited, as issuer trustee, Crusade
Management Limited, as manager, [basis swap provider and fixed-floating rate
swap provider], P.T. Limited, as security trustee, [       ], as note trustee,
principal paying agent, calculation agent and note registrar, St.George
Custodial Pty Limited, as custodian, [       ], as currency swap provider or any
of the underwriters guarantees the payment of interest or the repayment of principal due on the notes.

      None of the obligations of Perpetual Trustees Consolidated Limited, in its
capacity as issuer trustee of the trust, or Crusade Management Limited, as manager, are guaranteed in any way by St.George Bank Limited or any associate of
St.George Bank Limited or by Perpetual Trustees Consolidated Limited in its
personal capacity or as trustee of any other trust.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

      THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY NOT BE
COMMUNICATED IN THE UNITED KINGDOM OTHER THAN TO PERSONS AUTHORIZED TO CARRY ON
A REGULATED ACTIVITY UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS
AMENDED (THE "FSMA") OR OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS
RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE
19, OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49, OF THE
FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, OR TO
ANY OTHER PERSON TO WHICH IT IS OTHERWISE LAWFUL TO COMMUNICATE THIS PROSPECTUS
SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. NEITHER THE US$ NOTES NOR THIS
PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS ARE AVAILABLE TO OTHER
CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO- ONE FALLING OUTSIDE SUCH
CATEGORIES IS ENTITLED TO RELY ON, AND MUST NOT ACT ON, ANY INFORMATION IN THIS
PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE TRANSMISSION OF THIS
PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED
KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE, OR ANY PERSON WHOM IT IS
OTHERWISE LAWFUL TO COMMUNICATE THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING
PROSPECTUS, IS UNAUTHORIZED AND MAY CONTRAVENE THE FINANCIAL SERVICES AND
MARKETS ACT 2000, AS AMENDED.

                                       S-4

                                     SUMMARY

      This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of some of the concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanations in other parts of this prospectus supplement and the prospectus.

                                      PARTIES TO THE TRANSACTION

TRUST AND ISSUING ENTITY:...............     Crusade Global Trust No. [*] of [*]

ISSUER TRUSTEE:.........................     Perpetual Trustees Consolidated Limited (ABN 81 004 029 841),
                                             in its capacity as trustee of the Trust

DEPOSITOR AND MANAGER:..................     Crusade Management Limited (ABN 90 072 715 916), 4-16
                                             Montgomery Street, Kogarah, New South Wales 2217, Australia
                                             612-9320-5605, A WHOLLY-OWNED SUBSIDIARY OF ST.GEORGE BANK
                                             LIMITED

NOTE TRUSTEE:...........................     [__________]

SECURITY TRUSTEE:.......................     P.T. Limited (ABN 67 004 454 666)

SELLER:.................................     St.George Bank Limited, OR ST.GEORGE BANK (ABN 92 055 513 070)

SERVICER AND SPONSOR:...................     St.George Bank Limited

CUSTODIAN:..............................     St.George Custodial Pty Limited (ABN 87 003 347 411), A
                                             WHOLLY-OWNED SUBSIDIARY OF ST.GEORGE BANK

PRINCIPAL PAYING AGENT:.................     [                    ]

CALCULATION AGENT:......................     [                    ]

NOTE REGISTRAR:.........................     [                    ]

RESIDUAL INCOME BENEFICIARY:............     Crusade Management Limited

UNDERWRITERS:...........................     [                    ]
                                             [                    ]

[REDRAW FACILITY PROVIDER:..............     [St. George Bank Limited]]

MORTGAGE INSURERS:......................     [                    ], [                    ] and
                                             [                    ]

                                       S-5

FIXED-FLOATING RATE SWAP
PROVIDER:...............................     [Crusade Management Limited]

STANDBY FIXED-FLOATING RATE SWAP
PROVIDER:...............................     [St.George Bank Limited]

BASIS SWAP PROVIDER:....................     [Crusade Management Limited]

STANDBY BASIS SWAP PROVIDER.............     [St.George Bank Limited]

CURRENCY SWAP PROVIDER:.................     [                    ]

RATING AGENCIES:........................     [Moody's Investors Service, Inc. (Moody's)]
                                             [Standard & Poor's Ratings Group (S&P)]
                                             [Fitch Australia Pty Ltd (Fitch Ratings)]

                                       S-6

                                        STRUCTURAL DIAGRAM

                                        ------------------                                     ---------------------
                                              SELLER                         First ranking           SECURITY
                                          St.George Bank                  floating charge over        TRUSTEE
                                             Limited                       the assets of the       P.T. Limited
                                        ------------------                       trust         ---------------------
                                               |
                           Payments from the   |  Equitable assignment of
                             housing loans     |       housing loans
                                               |                                               ---------------------
-------------------          -----------------------------------------
     MANAGER
Crusade Management                        ISSUER TRUSTEE
     Limited                  Perpetual Trustees Consolidated Limited                                MORTGAGE
-------------------                                                                                  INSURERS
                                                                                               [St.George Insurance
-------------------                                                           Payments           Pte Ltd], [___]
     SERVICER                  .....................................            from
  St.George Bank                                                              Mortgage
     Limited                   Crusade Global Trust No. [_] of [___]          Insurance
-------------------                                                           Policies
                               .....................................                           ---------------------
-------------------
     CUSTODIAN               -----------------------------------------
St.George Custodial                            |                   |                           ---------------------
    Pty Limited                                |                   |
-------------------                            |       Payments on |                             RESIDUAL INCOME
                                               |      the US$ notes|                               BENEFICIARY
-------------------                            |                   |                                 Crusade
 [REDRAW FACILITY                              |                   |                             Management Limited
     PROVIDER         ---------------  -------------------  --------------                     ---------------------
  [St.George Bank     FIXED-FLOATING
     Limited]]           RATE SWAP         BASIS SWAP          CURRENCY      Payment on the    ---------------------
-------------------      PROVIDER           PROVIDER             SWAP        Class [A-2] notes Class A-2 noteholders
                         [Crusade      [Crusade Management     PROVIDER                        ---------------------
                        Management          Limited]           [_____]
                         Limited]      -------------------  --------------      Payment on the ---------------------
                      ---------------          |                  |             Class B notes  Class B noteholders
                             |                 |                  |                            ---------------------
                      ---------------  -------------------  --------------
                          STANDBY         STANDBY BASIS                         Payment on the ---------------------
                      FIXED-FLOATING      SWAP PROVIDER       PRINCIPAL         Class C notes  Class C noteholders
                         RATE SWAP       [St.George Bank     PAYING AGENT                      ---------------------
                         PROVIDER           Limited]           [_____]
                      [St.George Bank  -------------------                                     ---------------------
                         Limited]                           --------------
                      ---------------                             |                                 US$ notes
                                                                  |
                                                            --------------                     ---------------------
                                                               CLEARING                                 |
                                                               SYSTEMS                                  |
                                                            The Depository                     ---------------------
                                                            Trust Company/
                                                              Euroclear/                           NOTE TRUSTEE
                                                             Clearstream,                             [____]
                                                              Luxembourg
                                                            --------------                     ---------------------
                                                                  |
                                                                  |
                                                            --------------
                                                                 US$
                                                             note owners
                                                            --------------

                                       S-7

                              SUMMARY OF THE NOTES

      In addition to the US$ notes, the issuer trustee will also issue Class A-2 notes, Class B notes and Class C notes collateralized by the same pool of housing loans. The Class A-2 notes, the Class B notes and the Class C notes have not been registered in the United States and are not being offered by this prospectus supplement and are described herein solely for the information of investors in the Class A-1 notes. The Class A-1 notes and the Class A-2 notes collectively are referred to as the Class A notes. When used in this prospectus supplement, the term "US$ notes" will mean the Class A-1 notes and the term "US$
noteholders" will mean the holders of the US$ notes. When used in this prospectus supplement, the term "notes" will mean the Class A notes, the Class B notes and the Class C notes.

----------------------------------------------------------------------------------------------------------------------------
                                      CLASS A-1              CLASS A-2                CLASS B                CLASS C
----------------------------------------------------------------------------------------------------------------------------

Aggregate Initial Principal            US$[*]                  A$[*]                   A$[*]                  A$[*]
Amount*
----------------------------------------------------------------------------------------------------------------------------
% of Total:                             [*]%                    [*]%                   [*]%                   [*]%
----------------------------------------------------------------------------------------------------------------------------
Anticipated Ratings:                    [AAA]                  [AAA]                   [AA]                   [AA-]
      [Fitch Ratings]
----------------------------------------------------------------------------------------------------------------------------
      [Moody's Investors                [Aaa]                  [Aaa]                [Not rated]            [Not rated]
      Service, Inc.]
----------------------------------------------------------------------------------------------------------------------------
      [Standard & Poor's                [AAA]                  [AAA]                   [AA]                    [A]
      Ratings Group]
----------------------------------------------------------------------------------------------------------------------------
Interest rate up to but         three-month LIBOR+     three-month             three-month            three-month
excluding the optional          [*]%                   Australian bank bill    Australian bank bill   Australian bank bill
redemption date**                                      rate plus a margin      rate plus a margin     rate plus a margin
----------------------------------------------------------------------------------------------------------------------------
Interest rate on and from the   three-month LIBOR+     three-month             three-month            three-month
optional redemption date        [*]%                   Australian bank bill    Australian bank bill   Australian bank bill
                                                       rate plus a margin      rate plus a margin     rate plus a margin
----------------------------------------------------------------------------------------------------------------------------
Interest Accrual Method:        actual/360             actual/365              actual/365             actual/365
----------------------------------------------------------------------------------------------------------------------------
Quarterly Payment Dates:        [*]th day or, if the [*]th day is not a business day, then the next business day, unless that business day falls in the next calendar month, in which case the quarterly payment date will be the preceding business day, of each of [*], [*],[*] and [*]. The first quarterly payment date will be in [*].
----------------------------------------------------------------------------------------------------------------------------
Final Scheduled Quarterly       The quarterly payment date falling in[*] [*].
Payment Date***
----------------------------------------------------------------------------------------------------------------------------
Clearance/Settlement:           DTC/Euroclear/                         Offered in        Offered in         Offered in
                                Clearstream, Luxembourg                Australia only    Australia only     Australia only
----------------------------------------------------------------------------------------------------------------------------
Cut-Off Date:                                                      Close of business [*]
----------------------------------------------------------------------------------------------------------------------------
Pricing Date:                                                    On or about September [*]
----------------------------------------------------------------------------------------------------------------------------
Closing Date:                                                    On or about September [*]
----------------------------------------------------------------------------------------------------------------------------
Final Maturity Date:                                   The quarterly payment date falling in [*][*]
----------------------------------------------------------------------------------------------------------------------------
*     All amounts are approximate.

**    See "Description of the Notes--Interest on the Notes--Calculation of Interest Payable on the Notes" herein.

***   Assuming that there are no prepayments on the housing loans, that the issuer trustee is not directed to exercise its right of optional redemption of the notes and the other modeling assumptions contained in "Prepayment and Yield
      Considerations" occur.
----------------------------------------------------------------------------------------------------------------------------

The issuance of a class of notes is conditioned on obtaining a rating specified above for that class of notes.

                                       S-8

STRUCTURAL OVERVIEW

      St.George Bank established the Crusade Euro Trust Programme pursuant to a master trust deed dated March 14, 1998 among St.George Bank, Crusade Management
Limited and the issuer trustee. The master trust deed provides the general terms and structure for securitizations under the program. A supplementary terms notice among Perpetual Trustees Consolidated Limited, as issuer trustee,
St.George Bank, as seller and servicer, Crusade Management Limited, as manager,
St.George Custodial Pty Limited, as custodian, [      ], as note trustee, and
P.T. Limited, as security trustee, will set out the specific details of the
Crusade Global Trust No. [*] of [*] and the notes, which may vary from the terms set forth in the master trust deed. Each securitization under the program is a separate transaction with a separate trust. The assets of the Crusade Global
Trust No. [*] of [*] will not be available to pay the obligations of any other trust, and the assets of other trusts will not be available to pay the obligations of the Crusade Global Trust No. [*] of [*]. See "Description of the
Trusts" in the prospectus.

      The Crusade Global Trust No. [*] of [*] involves the securitization of housing loans originated by St.George Bank or its predecessors and secured by mortgages over residential property located in Australia. The housing loans have been originated by St.George Bank in its own name and under certain trade names, for example, Bank SA, a division of St.George Bank Limited. References herein to
St.George Bank as an originator include those housing loans originated by
St.George Bank in its own name and under certain trade names. St.George Bank will equitably assign the housing loans to the trust, which will in turn issue the notes to fund the acquisition of the housing loans, the liquidity reserve and other Authorized Investments.

      The issuer trustee will grant a first ranking floating charge over all of the assets of the trust under the security trust deed in favor of P.T. Limited, as security trustee, to secure the issuer trustee's payment obligations to the noteholders and its other creditors. A first ranking floating charge is a first priority security interest over a class of assets, but does not attach to specific assets unless or until it crystallizes, which means it becomes a fixed charge. The charge will crystallize if, among other events, an event of default occurs under the security trust deed. While the charge is a floating charge, the issuer trustee may dispose of or create interests in the assets of the trust in accordance with the transaction documents or in the ordinary course of its business. Once the floating charge crystallizes, the issuer trustee will no longer be able to dispose of or create interests in the assets of the trust without the consent of the security trustee. For a description of floating charges and crystallization, see "Description of the Transaction Documents--The
Security Trust Deed--Nature of the Charge" in the prospectus.

      Payments of interest and principal on the notes will come only from the housing loans and other assets of the trust. The assets of the parties to the transaction are not available to meet the payments of interest and principal on the notes. If there are losses on the housing loans, the trust may not have sufficient assets to repay the notes.

CREDIT ENHANCEMENTS

      Payments of interest and principal on the Class A notes will be supported by the following forms of credit enhancement.

                                       S-9

Subordination and Allocation of Losses

      The Class B notes and the Class C notes will always be subordinated to the
Class A-1 notes and the Class A-2 notes in their right to receive interest payments. Prior to the stepdown date, or if a trigger event or an event of default and enforcement of the charge under the security trust deed has occurred, the Class B notes and the Class C notes will be fully subordinated to the Class A notes in their right to receive principal payments.

      On and after the stepdown date, and for so long as no trigger event, or an event of default and enforcement of the charge under the security trust deed has occurred, the principal payments on the Class A, the Class B and the Class C notes will be made as described under "Description of the Notes--Principal
Payments On and After the Stepdown Date For So Long as No Trigger Event Exists".

      The Class B notes and the Class C notes will bear all losses on the housing loans before the Class A-1 notes and the Class A-2 notes. Any losses allocated to the Class A notes will be allocated pro rata between the Class A-1 notes and the Class A-2 notes. The support provided by the Class B notes and the
Class C notes is intended to enhance the likelihood that the Class A-1 notes and the Class A-2 notes will receive expected quarterly payments of interest and principal. The following chart describes the initial support provided by the
Class B notes and the Class C notes:

                                               INITIAL
                                CREDIT         SUPPORT
                CLASS(ES)       SUPPORT      PERCENTAGE
                ---------       -------      ----------

                A               B and C         [*]%

      The initial support percentage in the preceding table is the initial principal balance of the Class B notes and the Class C notes, as a percentage of the housing loan pool balance as of the cut-off date.

Mortgage Insurance Policies

      [Description of mortgage insurance policies.] See "The Mortgage Insurance
Policies."

Excess Interest Collections

      Any interest collections on the housing loans remaining after payments of interest on the notes and the trust's expenses will be available to cover any losses on the housing loans that are not covered by the mortgage insurance policies.

LIQUIDITY ENHANCEMENT

      To cover possible liquidity shortfalls in the payment obligations of the trust, the issuer trustee will have liquidity enhancement in the form of principal draws and the liquidity reserve.

Principal Draws

      The manager must direct the issuer trustee to allocate principal collections on the housing loans to cover any shortfalls in the interest payment obligations of the trust on a payment date.

Liquidity Reserve

      As at the closing date, A$[*] (representing [*]% of the A$ Equivalent of proceeds raised from issuing the notes) will be deposited into a liquidity account in Australian dollars which will be used to cover any shortfalls in the interest payment obligations of the issuer trustee on a payment date after application of principal

                                      S-10

draws. See "Description of the Notes--Liquidity Reserve."

REDRAWS

      Under the terms of each variable rate housing loan, a borrower may, at the discretion of St.George Bank, redraw previously prepaid principal. A borrower may redraw an amount equal to the difference between the scheduled principal balance of his or her loan and the current principal balance of the loan.
St.George Bank will be reimbursed for any redraws it advances to borrowers from principal collections on the housing loans or, if not available, from amounts on deposit up to the Redraw Retention Amount[, or if not available, from drawings under a redraw facility,] at the direction of the manager. See "St.George
Residential Loan Program" in the prospectus and "The Redraw Facility."

      Thus, if a redraw is funded from principal collections, the trust will have less funds available to pay principal to the noteholders on the next quarterly payment date, but will have a corresponding greater amount of assets with which to make future payments. The amount that St.George Bank may advance to a borrower in respect of a particular housing loan from time to time is limited to approximately the amount of principal that has been prepaid on that loan at that time.

FURTHER ADVANCES

      Under the terms of each variable rate housing loan, a borrower may, at the discretion of St.George Bank, obtain a further advance which results (unlike a redraw) in the principal balance of the housing loan exceeding the scheduled principal balance of the housing loan prior to its funding. A borrower may obtain a further advance where the applicable underwriting and credit criteria have been satisfied and:

      o   the further advance is made not more than one year after the closing date;

      o   the aggregate amount of that further advance and other further advances made on or before the relevant funding date does not exceed
          5% of the total initial Invested Amount of all notes; and

      o   certain additional restrictions have been met. See "St.George
          Residential Loan Program--Special Features of the Housing
          Loans--Further Advances" in the prospectus.

      St.George Bank will be reimbursed for any such further advances to borrowers from principal collections on the housing loans or, if not available, from amounts on deposit up to the Redraw Retention Amount[, or if not available, from drawings under a redraw facility,] at the direction of the manager. See
"The Redraw Facility." Alternatively, if the specified restrictions with respect to providing a further advance are unable to be met, even though the applicable underwriting and credit criteria have been satisfied and the further advance is still to be provided, St.George Bank will arrange to have the housing loan removed as an asset of the trust in consideration of payment to the issuer trustee of an amount equal to the then Unpaid Balance of that housing loan.

      Thus, if the issuer trustee funds a further advance from principal collections, the trust will have less funds available to pay principal to the noteholders on the next

                                      S-11

quarterly payment date, but will have a corresponding greater amount of assets with which to make future payments. If the housing loan is removed as an asset of the trust, the trust will have more funds available to pay principal to noteholders on the next payment date, but will have a correspondingly smaller amount of assets with which to make future payments because the outstanding principal balance on the housing loans will decrease by the outstanding principal balance of such removed housing loan.

REPURCHASES AND SUBSTITUTIONS OF HOUSING LOANS

      If St.George Bank, the manager or the issuer trustee becomes aware that a representation or warranty from St.George Bank relating to any housing loan or mortgage is incorrect, it must notify the other parties and the rating agencies.
If that notice is received not later than ten business days before 120 days after the closing date, and the breach is not waived or remedied to the satisfaction of the manager and the issuer trustee within ten business days of the notice or such longer time as the issuer trustee and manager permits then, without any action being required by either party, St.George Bank will be obligated to repurchase the affected housing loan and mortgage for an amount equal to its Unpaid Balance.

      The issuer trustee must, at the manager's direction and option, at any time replace a housing loan which has been repurchased by the seller following a breach of representation using the funds received from the repurchase to purchase a substitute housing loan from the seller. The seller may elect to sell a substitute housing loan to the issuer trustee, which the issuer trustee will acquire if the manager directs it to do so, provided the substitute housing loan satisfies the requirements set forth under "Description of the
Trusts--Substitution of Housing Loans" in the prospectus.

      The issuer trustee must, at the manager's direction, at any time:

      o   replace a housing loan;

      o   allow a borrower to replace the property securing a housing loan; or

      o   allow a borrower to refinance a housing loan to purchase a new property;

subject in each case to satisfaction of the conditions set forth under
"Description of the Trusts--Substitution of Housing Loans" in the prospectus.

HEDGING ARRANGEMENTS

      To hedge its interest rate and currency exposures, the issuer trustee will enter into the following hedge arrangements:

      o   a basis swap to hedge the basis risk between the interest rate on the housing loans which are subject to a discretionary variable rate of interest and the floating rate obligations of the trust, which includes the issuer trustee's payments under the currency swap.

      o   a fixed-floating rate swap to hedge the basis risk between the interest rate on the housing loans which are subject to a fixed rate of interest and the floating rate obligations of the trust, which includes the issuer trustee's payments under the currency swap.

                                      S-12

      o   a currency swap to hedge the currency risk between, on one hand, a portion of the collections on the housing loans and the amounts received by the issuer trustee under the basis swap and the fixed-floating rate swap, which are denominated in Australian dollars, and on the other hand the obligation of the trust to pay interest and principal on the Class A-1 notes, which are denominated in U.S.
          dollars, together with the basis risk between, on the one hand, amounts in respect of interest calculated under the fixed-floating rate swap and the basis swap by reference to the Australian bank bill rate and, on the other hand, amounts in respect of interests calculated under the Class A-1 notes by reference to LIBOR.

OPTIONAL REDEMPTION

      The issuer trustee will, if the manager directs it to do so, redeem all of the notes on or after the quarterly payment date when the total initial principal balance of the notes, as reduced by principal payments and losses allocated against the notes, is equal to or less than 10% of the total initial principal balance of the notes. If the issuer trustee redeems the notes, the noteholders will receive a payment equal to the total initial principal balance of the notes as reduced by principal payments, or, if noteholders owning all of the outstanding principal balance of the notes so agree, the total initial principal balance of the notes, as reduced by principal payments and losses allocated against the notes, in each case together with accrued interest to, but excluding, the date of redemption.

FINAL REDEMPTION OF THE NOTES

      Each note will be finally redeemed, and the obligations of the issuer trustee with respect to the payment of the principal balance of that note will be finally discharged, upon the first to occur of:

      o   the date on which the outstanding principal balance of the note is reduced to zero;

      o   the date upon which the relevant noteholder renounces in writing all of its rights to any amounts payable under or in respect of that note;

      o   the date on which all amounts received by the note trustee with respect to the enforcement of the security trust deed are paid to the principal paying agent;

      o   the payment date immediately following the date on which the issuer trustee completes a sale and realization of all of the assets of the trust in accordance with the master trust deed and the supplementary terms notice; and

      o   the final maturity date of the notes.

THE HOUSING LOAN POOL

      The housing loan pool will consist of fixed rate and variable rate residential housing loans secured by mortgages on owner-occupied and non-owner-occupied one-to-four family residential properties. The housing loans will have original terms to stated maturity of no more than 30 years. The pool of housing loans has the following characteristics:

                                      S-13

         SELECTED HOUSING LOAN POOL DATA AS OF CLOSE OF BUSINESS ON [*]

Number of Housing Loan Groups............................................    [*]
Housing Loan Pool Size...................................................  A$[*]
Average Housing Loan Group Balance.......................................  A$[*]
Maximum Housing Loan Group Balance.......................................  A$[*]
Minimum Housing Loan Group Balance.......................................  A$[*]
Total Valuation of the Properties........................................  A$[*]
Maximum Remaining Term to Maturity in months.............................    [*]
Weighted Average Remaining Term to Maturity in months....................    [*]
Weighted Average Seasoning in months.....................................    [*]
Weighted Average Current Loan-to-Value Ratio.............................   [*]%
Maximum Current Loan-to-Value Ratio......................................   [*]%
Percentage of Investment Loans...........................................   [*]%
Percentage of Interest-Based Repayment Loans.............................   [*]%
[Weighted Average Coupon Rate............................................  [*]%]

                                      S-14

Loan groups comprise one or more loans to a borrower secured by the same collateral securities.

      The original loan-to-value ratio of a housing loan is calculated by comparing the initial principal amount of the housing loan to the most recent valuation of the property that is currently securing the housing loan. Thus, if collateral has been released from the mortgage securing a housing loan or if the property securing the housing loan has been revalued, the original loan-to-value ratio may not reflect the actual loan-to-value ratio at the origination of that housing loan.

      Before the issuance of the notes, housing loans may be added to or removed from the housing loan pool (including housing loans substituted for housing loans that are removed from the housing loan pool). This addition, removal or substitution of housing loans may result in changes in the housing loan pool characteristics shown in the preceding table and could affect the weighted average lives and yields of the notes. The seller will not add, remove or substitute any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in the above table, unless a revised prospectus supplement is delivered to prospective investors.

      [The Class A notes, the Class B notes and the Class C notes are the only securities that will be issued in respect of the trust that are backed by the housing loans relating to the trust.]

FEES

      The servicer will receive a quarterly fee equal to [ ]% per annum of the aggregate outstanding principal balance of the housing loans on the first day of each quarterly collection period. This fee will be payable in arrears on the related quarterly payment date. The manager will receive a quarterly fee for each quarterly collection period equal to [0.09%] per annum of the aggregate outstanding principal balance of the housing loans on the first day of each quarterly collection period payable in arrears on the related quarterly payment date. The servicer's fees and the manager's fees will be paid from available income, principal draws, liquidity draws and, if necessary, principal collections, prior to payments on the notes.

      In addition, other trust expenses, including fees payable to the to the issuer trustee, the note trustee, the security trustee, the custodian and the
[stand by swap provider], will be paid prior to payments on the notes. See the table set forth under "Description of the Notes--Trust Expenses" in this prospectus supplement.

WITHHOLDING TAX

      Payments of principal and interest on the US$ notes will be reduced by any applicable withholding taxes assessed against the trust. The issuer trustee is not obligated to pay any additional amounts to the US$ noteholders to cover any withholding taxes.

      If the Commonwealth of Australia requires the withholding of amounts from payment of principal or interest to the US$ noteholders or if the issuer trustee ceases to receive the total amount of interest payable by borrowers on the housing loans due to taxes, duties, assessments or other governmental charges the manager may direct the issuer trustee to redeem all of the notes. However,
US$ noteholders owning 75% of the aggregate outstanding principal balance of the
US$ notes may direct the issuer trustee not to redeem the notes. See
"Description of the Notes--Redemption of the Notes for Taxation or Other
Reasons" in the prospectus.

                                      S-15

U.S. TAX STATUS

      In the opinion of Mayer, Brown, Rowe & Maw LLP, special tax counsel for the manager, the US$ notes will be characterized as debt for U.S. federal income tax purposes. Each US$ noteholder, by acceptance of a US$ note, agrees to treat the notes as indebtedness. See "United States Federal Income Tax Matters" in the
prospectus.

LEGAL INVESTMENT

      The US$ notes will not constitute "mortgage-related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984. No
representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by regulatory authorities. You are urged to consult with your own legal advisors concerning the status of the US$ notes as legal investments for you.
See "Legal Investment Considerations" in the prospectus.

ERISA CONSIDERATIONS

      Subject to the considerations in "ERISA Considerations" in the prospectus and this prospectus supplement, the US$ notes will be eligible for purchase by retirement plans subject to the U.S. Employee Retirement Income Security Act of
1974, as amended ("ERISA") or Section 4975 of the U.S. Internal Revenue Code of
1986, as amended (the "CODE"). Investors should consult their counsel with respect to the consequences under ERISA and the Code of the plan's acquisition and ownership of the US$ notes.

DENOMINATIONS

      The US$ notes will be issued in minimum denominations of US$100,000 and
US$1 in excess thereof.

BOOK-ENTRY REGISTRATION

      Persons acquiring beneficial ownership interests in the US$ notes will hold their US$ notes through the Depository Trust Company in the United States or Clearstream, Luxembourg or Euroclear outside of the United States. Transfers within the Depository Trust Company, Clearstream, Luxembourg or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through the Depository Trust Company, on the one hand, and persons holding directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other hand, will take place in the Depository Trust Company through the relevant depositories of Clearstream, Luxembourg or Euroclear.

COLLECTIONS

      The issuer trustee will receive for each monthly and quarterly collection period the following amounts, which are known as collections:

      o   payments of interest, principal and fees and prepayments of principal under the housing loans;

      o   proceeds from the enforcement of the housing loans and registered mortgages relating to those housing loans;

      o   amounts received under mortgage insurance policies;

      o   amounts received from the seller, servicer or custodian for breaches

                                      S-16

          of representations or undertakings; and

      o   interest on amounts in the collection account.

      Collections will be allocated between income and principal. Collections attributable to interest, less some amounts, are known as available income. The collections attributable to principal, less some amounts, are known as principal collections.

      Available income is normally used to pay fees, expenses and interest on the notes. Principal collections are normally used to pay principal on the notes. However, if there is not enough available income to pay fees, expenses and interest on the notes, principal collections will be treated as income and applied in the income stream to pay unpaid fees, expenses and interest on the notes. If there is an excess of available income after payment of fees, expenses and interest on the notes, the excess income will be used to reimburse any principal charge offs on the notes.

INTEREST ON THE NOTES

      Interest on the notes is payable quarterly in arrears on each quarterly payment date. If payments are made by the issuer trustee to the principal paying agent after 1:00 p.m. New York time in the case of the US$ notes on a quarterly payment date, then payments by the principal paying agent to the applicable
Class A noteholders will not be made on the quarterly payment date, but will be made on the next business day after that quarterly payment date. Interest will be paid pro rata between the Class A-1 notes and the Class A-2 notes. Interest will be paid on the Class B notes and the Class C notes only after the payments of interest on the Class A-1 notes and the Class A-2 notes are made. Interest on a note in a class of notes (or, in the case of any note in book-entry form, interest on the beneficial ownership interest in a class of notes held by each beneficial owner of such note) is calculated for each interest period as follows:

      o   at the interest rate for notes of that class;

      o   on the aggregate principal amount of all notes of that class at the beginning of that interest period; and

      o   on the basis of the actual number of days in that interest period and a year of 360 days for the Class A-1 notes or 365 days for the Class
          A-2 notes, the Class B notes and the Class C notes,

allocated ratably in accordance with the principal amount of such note (or, in the case of any note in book-entry form, the principal amount of the beneficial ownership interest in such class of notes held by each beneficial owner of such note).

PRINCIPAL ON THE NOTES

      Principal on the notes will be payable on each quarterly payment date to the extent of funds available to be applied for that purpose. If funds are available, but if payments are made by the issuer trustee to the principal paying agent after 1:00 p.m. New York time in the case of the US$ notes on a quarterly payment date, then payments by the principal paying agent to the applicable Class A noteholders will not be made on the quarterly payment date, but will be made on the next business day after that quarterly payment date. Up to the stepdown date or if a trigger event exists, principal will be paid pari passu and rateably between each class of Class A notes. Before the stepdown date or if a trigger event exists, the Class B notes will not receive any principal

                                      S-17

payments unless all of the Class A notes have been repaid in full and the Class
C notes will not receive any principal payments unless all the Class B notes have been repaid in full. On and after the stepdown date, and for so long as a trigger event does not exist, principal will be paid to each class of the notes, consistent with satisfying the minimum credit enhancement levels of each class of the notes determined pursuant to the applicable principal payment amount for that class of notes. On each quarterly payment date, the outstanding principal balance of each note will be reduced by the amount of the principal payment made on that date on that note. The outstanding principal balance of each note will also be reduced by the amount of principal losses on the housing loans allocated to that note. If the security trust deed is enforced after an event of default, the proceeds from the enforcement will be paid pro rata among the Class A-1 notes and the Class A-2 notes prior to any payments to the Class B notes or the
Class C notes.

ALLOCATION OF CASH FLOWS

      On each quarterly payment date, the issuer trustee will repay principal and interest to each noteholder to the extent that there are collections received for those payments on that date. The charts on the next two pages summarize the flow of payments.

                                      S-18

             DISTRIBUTION OF TOTAL AVAILABLE FUNDS ON A PAYMENT DATE
  TOTAL AVAILABLE FUNDS = AVAILABLE INCOME + PRINCIPAL DRAWS + LIQUIDITY DRAWS

-------------------------------            On quarterly payment dates
   Pay to St.George Bank the     -----------------------------------------------
  Accrued Interest Adjustment     Pay the fixed-floating rate swap provider any
-------------------------------     break fees received from borrowers or the
                                                mortgage insurer
                                 -----------------------------------------------
                                                       |
                                                       |
                                 -----------------------------------------------
   On monthly payment                          Pay Trust Expenses
   dates (other than             -----------------------------------------------
   quarterly payment                                   |
         dates)                                        |
                                 -----------------------------------------------
                                       Pay fees under the redraw facility
                                 -----------------------------------------------
                                                       |
                                                       |
                                 -----------------------------------------------
                                 Pay any unpaid amounts from previous quarterly
                                 payment dates (other than amounts referred to
------------------------------   in the fifth to tenth boxes below)
 Pay interest owed under the     -----------------------------------------------
       redraw facility                                 |
------------------------------                         |

                                 -----------------------------------------------
                                 Pay pari passu and rateably among themselves:
                                 o   interest under redraw facility
                                 o   payments under the currency swap relating
                                     to interest on the US$ notes
                                 o   payments of interest on the Class A-2 notes
                                 o   net payments under the fixed-floating rate
                                     swap
                                 o   net payments under the basis swap
                                 o   payment of fee due to standby basis swap
                                     provider
                                 o   payment of fee due to standby
                                     fixed-floating rate swap provider
                                 -----------------------------------------------
                                                       |
                                                       |
                                 -----------------------------------------------
                                     Pay any unpaid amounts owing under the
                                     above box on previous quarterly payment
                                                      dates
                                 -----------------------------------------------
                                                       |
                                                       |
                                 -----------------------------------------------
                                        Pay interest on the Class B notes
                                 -----------------------------------------------
                                                       |
                                                       |
                                 -----------------------------------------------
                                   Pay any unpaid amounts owing to the Class B
                                 noteholders on previous quarterly payment dates
                                 -----------------------------------------------
                                                       |
                                                       |
                                 -----------------------------------------------
                                        Pay interest on the Class C notes
                                 -----------------------------------------------
                                                       |
                                                       |
                                 -----------------------------------------------
                                   Pay any unpaid amounts owing to the Class C
                                 noteholders on previous quarterly payment dates
                                 -----------------------------------------------
                                                       |
                                                       |
                                 -----------------------------------------------
                                 Apply any Excess Available Income to reimburse
                                 in the following order:
                                 o   Principal charge offs for that quarterly
                                     collection period
                                 o   Liquidity Draws not previously repaid
                                 o   To repay all principal draws
                                 o   Pari passu and rateably as among themselves
                                     the Carryover Class A Charge Offs and
                                     Carryover Redraw Charge Offs
                                 o   Carryover Class B Charge Offs
                                 o   Carryover Class C Charge Offs
                                 -----------------------------------------------
                                                       |
                                                       |
                                 -----------------------------------------------
                                 Distribute any remaining amount to the residual
                                                income beneficiary
                                 -----------------------------------------------

                                      S-19

               PAYMENT OF PRINCIPAL COLLECTIONS ON A PAYMENT DATE

                -----------------------------------------
                 Allocate any required principal draw to        On monthly and
                          Total Available Funds                quarterly payment
               ------------------------------------------            dates
                                   |
                                   |
            -------------------------------------------------
             Retain in the collection account funds to cover    On monthly and
                       any anticipated shortfalls              quarterly payment
            -------------------------------------------------        dates
                                   |
                                   |
On quarterly    ----------------------------------------
payment dates     Repay the seller for any redraws and
                 further advances it has funded and not
                               been repaid
                ----------------------------------------
                                   |
                                   |
              --------------------------------------------
               [Repay any principal outstanding under the
                            redraw facility]
              --------------------------------------------
                                   |
                                   |
                 ---------------------------------------
                  Retain the Redraw Retention Amount in
                         the collection account
                 ---------------------------------------

Quarterly payment date before                      Quarterly payment date on
    Stepdown Date or if a                                and after the
   Trigger Event subsists                           Stepdown Date (provided
                                                  no Trigger Event subsists)

---------------------------------              ---------------------------------
To the Liquidity Account until it              To the Liquidity Account until it
   equals the Liquidity Limit                     equals the Liquidity Limit
---------------------------------              ---------------------------------
                |                                              |
                |                                              |
---------------------------------              ---------------------------------
Pari passu and rateably among                  Pari passu and rateably among
themselves:                                    themselves of the Class A
o  payments under the currency                 Principal Distribution Amount:
   swap relating to principal due              o  payments under the currency
   on the US$ notes                               swap in respect of the
o  payments of principal due on                   principal due on the US$ notes
   the Class A-2 notes                         o  payments of principal due on
                                                  the Class A-2 notes
---------------------------------              ---------------------------------
                |                                              |
                |                                              |
---------------------------------              ---------------------------------
Payments of principal due on the                    Payments due to Class B
          Class B notes                         noteholders out of the Class B
---------------------------------                Principal Distribution Amount
                |                              ---------------------------------
                |                                              |
                |                                              |
---------------------------------              ---------------------------------
Payments of principal due on the                    Payments due to Class C
          Class C notes                         noteholders out of the Class C
---------------------------------                Principal Distribution Amount
                                               ---------------------------------

                                      S-20

                                  RISK FACTORS

      The US$ notes are complex securities issued by a foreign entity and secured by property located in a foreign jurisdiction. You should consider the following risk factors in deciding whether to purchase the US$ notes.

 THE NOTES WILL BE PAID ONLY FROM      The notes are debt obligations of the issuer trustee only in its
 THE ASSETS OF THE TRUST               capacity as trustee of the trust. The notes do not represent an interest in or obligation of any of the other parties to the transaction. The assets of the trust will be the sole source of payments on the notes. The issuer trustee's other assets will only be available to make payments on the notes if the issuer trustee is negligent, commits fraud or in some circumstances where the issuer trustee fails to comply with an obligation expressly imposed upon it under the documents or a written direction from the manager. Therefore, if the assets of the trust are insufficient to pay the interest and principal on your notes when due, there will be no other source from which to receive these payments and you may not get back your entire investment or the yield you expected to receive.

 THE RATINGS ON THE NOTES SHOULD BE    The security ratings of the notes should be evaluated
 EVALUATED INDEPENDENTLY               independently from similar ratings on other types of notes or securities. A security rating by a rating agency is not a
                                       recommendation to buy, sell or hold securities and may be subject to revision, suspension, qualification or withdrawal at any time by the relevant rating agency. A revision, suspension,
                                       qualification or withdrawal of the rating of the notes may adversely affect the price of the notes. In addition, the
                                       ratings of the notes do not address the expected timing of principal repayments under the notes, only that principal will be received no later than the maturity date.

 INVESTMENT IN THE NOTES MAY NOT BE    The notes are not a suitable investment for any investor that
 SUITABLE FOR ALL INVESTORS            requires a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

                                      S-21

                                       Mortgage-backed securities, like the notes, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the housing loans and produce less returns of principal when market interest rates rise above the interest rates on the housing loans. If borrowers refinance their housing loans as a result of lower interest rates,
                                       noteholders will receive an unanticipated payment of principal.
                                       As a result, noteholders are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the notes and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the notes. Holders will bear the risk that the timing and amount of payments on the notes will prevent you from attaining the desired yield.

 THE YIELD TO MATURITY ON THE NOTES    The pre-tax yield to maturity on the notes is uncertain and will
 IS UNCERTAIN AND MAY BE AFFECTED BY   depend on a number of factors. One such factor is the uncertain
 MANY FACTORS                          rate of return of principal. The amount of payments of principal on the notes and the time when those payments are received depend on the amount and the times at which borrowers make principal payments on the housing loans. The principal payments may be regular scheduled payments or unscheduled payments resulting from prepayments of the housing loans.

 YOU FACE AN ADDITIONAL POSSIBILITY    Although St.George Bank could have legally assigned the title to
 OF LOSS BECAUSE THE ISSUER TRUSTEE    the housing loans to the issuer trustee, initially it will assign
 DOES NOT HOLD LEGAL TITLE TO THE      only equitable title to the housing loans to the issuer trustee.
 HOUSING LOANS                         The housing loans will be legally assigned to the issuer trustee only upon the occurrence of a title perfection event, as
                                       described in "Description of the Trusts--Transfer and Assignment
                                       of the Housing Loans" in the prospectus. Because the issuer trustee does not hold legal title to the housing loans you will be subject to the following risks, which may lead to a failure to receive collections on the housing loans, delays in receiving the collections or losses to you:

                                       o   the issuer trustee's interest in a housing loan may be
                                           impaired by the creation or existence of an equal or higher ranking security interest over the related mortgaged property created after the creation of the issuer trustee's equitable interest but prior to it

                                      S-22

                                           acquiring a legal interest in the housing loans;

                                       o   until a borrower has notice of the assignment, that borrower is not bound to make payments under its housing loan to
                                           anyone other than the seller. Until a borrower receives
                                           notice of the assignment, any payments the borrower makes
                                           under his or her housing loan to the seller will validly
                                           discharge the borrower's obligations under the borrower's
                                           housing loan even if the issuer trustee does not receive the payments from the seller. Therefore, if the seller does not deliver collections to the issuer trustee, for whatever
                                           reason, neither the issuer trustee nor you will have any
                                           recourse against the related borrowers for such collections;
                                           and

                                       o   the issuer trustee may not be able to initiate any legal
                                           proceedings against a borrower to enforce a housing loan
                                           without the involvement of the seller.

 THE SELLER AND SERVICER MAY           Before the seller or the servicer remits collections to the
 COMMINGLE COLLECTIONS ON THE          collection account, the collections may be commingled with the
 HOUSING LOANS WITH THEIR ASSETS       assets of the seller or servicer. If the seller or the servicer becomes insolvent, the issuer trustee may only be able to claim those collections as an unsecured creditor of the insolvent company. This could lead to a failure to receive the collections on the housing loans, delays in receiving the collections, or losses to you.

 THERE IS NO WAY TO PREDICT THE        The rate of principal and interest payments on pools of housing
 ACTUAL RATE AND TIMING OF PAYMENTS    loans varies among pools, and is influenced by a variety of
 ON THE HOUSING LOANS                  economic, demographic, social, tax, legal and other factors, including prevailing market interest rates for housing loans and the particular terms of the housing loans. Australian housing loans have features and options that are different from housing loans in the United States, and thus will have different rates and timing of payments from housing loans in the United States.
                                       There is no guarantee as to the actual rate of prepayment on the housing loans, or that the actual rate of prepayments will conform to any model described in this prospectus supplement.
                                       The rate and timing of principal and interest payments and the ability to redraw principal on the housing loans, to obtain a further advance or the election of an interest based repayment option will affect the rate and timing of payments of principal and interest on your notes. Unexpected prepayment rates could have the following negative

                                      S-23

                                       effects:

                                       o   if you bought your notes for more than their face amount, the yield on your notes will drop if principal payments occur at a faster rate than you expect; or

                                       o   if you bought your notes for less than their face amount, the yield on your notes will drop if principal payments occur at a slower rate than you expect.

 LOSSES AND DELINQUENT PAYMENTS ON     If borrowers fail to make payments of interest and principal
 THE HOUSING LOANS MAY AFFECT THE      under the housing loans when due and the credit enhancement
 RETURN ON YOUR NOTES                  described in this prospectus supplement is not enough to protect your notes from the borrowers' failure to pay, then the issuer trustee may not have enough funds to make full payments of interest and principal due on your notes. Consequently, the yield on your notes could be lower than you expect and you could suffer losses.

 ENFORCEMENT OF THE HOUSING LOANS      Substantial delays could be encountered in connection with the
 MAY CAUSE DELAYS IN PAYMENT AND       liquidation of a housing loan, which may lead to shortfalls in
 LOSSES                                payments to you to the extent those shortfalls are not covered by a mortgage insurance policy.

                                       If the proceeds of the sale of a mortgaged property, net of preservation and liquidation expenses, are less than the amount due under the related housing loan, the issuer trustee may not have enough funds to make full payments of interest and principal due to you, unless the difference is covered under a mortgage insurance policy.

 UNREIMBURSED REDRAWS AND FURTHER      Unreimbursed redraws and further advances will rank ahead of your
 ADVANCES WILL BE PAID BEFORE          notes with respect to payment of principal prior to enforcement
 PRINCIPAL ON YOUR NOTES               of the charge under the security trust deed, and you may not receive full repayment of principal on your notes.

 THE CLASS B AND CLASS C NOTES         The amount of credit enhancement provided through the
 PROVIDE ONLY LIMITED PROTECTION       subordination of the Class B and the Class C notes to the Class A
 AGAINST LOSSES                        notes is limited and could be depleted prior to the payment in full of the Class A notes. If the principal amount of the
                                       Class B and the Class C notes is reduced to zero, you may suffer losses on your notes.

                                      S-24

 THE MORTGAGE INSURANCE POLICIES       The mortgage insurance policies are subject to some exclusions
 MAY NOT BE AVAILABLE TO COVER         from coverage and rights of termination which are described in
 LOSSES ON THE HOUSING LOANS           "The Mortgage Insurance Policies."  Furthermore, [             ]
                                       is acting as a mortgage insurance provider with respect to
                                       approximately [*]% of the housing loan pool, [              ] is
                                       acting as a mortgage insurance provider with respect to
                                       approximately [*]% of the housing loan pool, [              ] is
                                       acting as a mortgage insurance provider with respect to
                                       approximately [*]% of the housing loan pool and the [        ] is
                                       acting as a mortgage insurance provider with respect to
                                       approximately [*]% of the housing loan pool. The availability of funds under these mortgage insurance policies will ultimately be dependent on the financial strength of these entities. Therefore, a borrower's payments that are expected to be covered by the mortgage insurance policies may not be covered because of these exclusions or because of financial difficulties impeding the mortgage insurer's ability to perform its obligations. If such circumstances arise the issuer trustee may not have enough money to make timely and full payments of principal and interest on your notes.

 YOU MAY NOT BE ABLE TO RESELL YOUR    The underwriters are not required to assist you in reselling your
 NOTES                                 notes. A secondary market for your notes may not develop. If a secondary market does develop, it might not continue or might not be sufficiently liquid to allow you to resell any of your notes readily or at the price you desire. The market value of your notes is likely to fluctuate, which could result in significant losses to you.

 THE TERMINATION OF ANY OF THE         The issuer trustee will exchange the interest payments from the
 SWAPS MAY SUBJECT YOU TO LOSSES       fixed rate housing loans for variable rate payments based upon
 FROM INTEREST RATE OR CURRENCY        the three-month Australian bank bill rate. If the fixed-floating
 FLUCTUATIONS                          rate swap is terminated or the fixed-floating rate swap provider fails to perform its obligations, you will be exposed to the risk that the floating rate of interest payable on the notes will be greater than the discretionary fixed rate set by the servicer on the fixed rate housing loans, which may lead to losses to you.

                                       The issuer trustee will exchange the interest payments from the variable rate housing loans for variable rate payments based upon the three-month Australian bank

                                      S-25

                                       bill rate. If the basis swap is terminated, the manager will direct the servicer to set the interest rate on the variable rate housing loans at a rate high enough to cover the payments owed by the trust. If the rates on the variable rate housing loans are set above the market interest rate for similar variable rate housing loans, the affected borrowers will have an incentive to refinance their loans with another institution, which may lead to higher rates of principal prepayment than you initially expected, which will affect the yield on your notes.

                                       The issuer trustee will receive payments from the borrowers on the housing loans and the fixed-floating rate swap and the basis swap providers in Australian dollars (calculated, in the case of payments by those swap providers, by reference to the Australian bank bill rate) and make payments to US$ noteholders in U.S.
                                       dollars (calculated, in the case of payments of interest, by reference to LIBOR).

                                       Under the currency swap, the currency swap provider will exchange
                                       Australian dollar obligations for U.S. dollars, and in the case of interest, amounts calculated by reference to the Australian bank bill rate for amounts calculated by reference to LIBOR. If the currency swap provider fails to perform its obligations or if the currency swap is terminated, the issuer trustee might have to exchange its Australian dollars for U.S. dollars, and its
                                       Australian bank bill rate obligations for LIBOR obligations, at an exchange rate that does not provide sufficient U.S. dollars to make payments to you in full.

 PREPAYMENTS DURING A COLLECTION       If a prepayment is received on a housing loan during a collection
 PERIOD MAY RESULT IN YOU NOT          period, interest on the housing loan will cease to accrue on that
 RECEIVING YOUR FULL INTEREST          portion of the housing loan that has been prepaid, starting on
 PAYMENTS                              the date of prepayment. The amount prepaid will be invested in investments that may earn a rate of interest lower than that paid on the housing loan. If it is less, the issuer trustee may not have sufficient funds to pay you the full amount of interest due to you on the next quarterly payment date.

 PAYMENT HOLIDAYS MAY RESULT IN YOU    If a borrower prepays principal on his or her loan, the borrower
 NOT RECEIVING YOUR FULL INTEREST      is not required to make any payments, including interest
 PAYMENTS                              payments, until the outstanding principal balance of the housing loan plus unpaid interest equals the scheduled principal
                                       balance. If a

                                      S-26

                                       significant number of borrowers take advantage of this feature at the same time and principal draws do not provide enough funds to cover the interest payments on the housing loans that are not received, the issuer trustee may not have sufficient funds to pay you the full amount of interest on the notes on the next
                                       quarterly payment date.

 THE PROCEEDS FROM THE ENFORCEMENT     If the security trustee enforces the security interest over the
 OF THE SECURITY TRUST DEED MAY BE     assets of the trust after an event of default under the security
 INSUFFICIENT TO PAY AMOUNTS DUE TO    trust deed, there is no assurance that the market value of the
 YOU                                   assets of the trust will be equal to or greater than the
                                       outstanding principal and interest due on the notes, or that the security trustee will be able to realize the full value of the assets of the trust. The issuer trustee, the security trustee, the note trustee, the swap providers and other service providers will generally be entitled to receive the proceeds of any sale of the assets of the trust, to the extent they are owed fees and expenses, before you. Consequently, the proceeds from the sale of the assets of the trust after an event of default under the security trust deed may be insufficient to pay you principal and interest in full.

 IF THE MANAGER DIRECTS THE ISSUER     If the manager directs the issuer trustee to redeem the notes
 TRUSTEE TO REDEEM THE NOTES EARLIER,  earlier as described in "Description of the Offered
 YOU COULD SUFFER LOSSES AND THE       Notes--Optional Redemption of the Notes" in the prospectus and
 YIELD ON YOUR NOTES COULD BE          principal charge offs have occurred, noteholders owning all of
 LOWER THAN EXPECTED                   the outstanding principal balance of the notes may consent to receiving an amount equal to the outstanding principal balance of the notes, less principal charge offs, plus accrued interest. As a result, you may not fully recover your investment. In
                                       addition, the purchase of the housing loans will result in the early retirement of your notes, which will shorten their average lives and potentially lower the yield on your notes.

 TERMINATION PAYMENTS RELATING TO      If the issuer trustee is required to make a termination payment
 THE CURRENCY SWAP MAY REDUCE          to the currency swap provider upon the termination of the
 PAYMENTS TO YOU                       currency swap, the issuer trustee will make the termination payment from the assets of the trust. Prior to enforcement of the security trust deed, these termination payments will be paid in priority to payments on the notes. After enforcement of the security trust deed, these termination payments will be paid pari passu with payments to the holders of the Class

                                      S-27

                                       A notes. Thus, if the issuer trustee makes a termination payment, there may not be sufficient funds remaining to pay interest on your notes on the next quarterly payment date, and the principal on your notes may not be repaid in full.

 THE IMPOSITION OF A WITHHOLDING TAX   If a withholding tax is imposed on payments of interest on your
 WILL REDUCE PAYMENTS TO YOU AND       notes, you will not be entitled to receive grossed-up amounts to
 MAY LEAD TO AN EARLY REDEMPTION OF    compensate for such withholding tax. Thus, you will receive less
 THE NOTES                             interest than is scheduled to be paid on your notes.

                                       If the option to redeem the notes affected by a withholding tax is exercised, you may not be able to reinvest the redemption payments at a comparable interest rate.

 ST.GEORGE BANK'S ABILITY TO SET THE   The interest rates on the variable rate housing loans are not
 INTEREST RATE ON VARIABLE RATE        tied to an objective interest rate index, but are set at the sole
 HOUSING LOANS MAY LEAD TO INCREASED   discretion of St.George Bank. If St.George Bank increases the
 DELINQUENCIES OR PREPAYMENTS          interest rates on the variable rate housing loans, borrowers may be unable to make their required payments under the housing loans, and accordingly, may become delinquent or may default on their payments. In addition, if the interest rates are raised above market interest rates, borrowers may refinance their loans with another lender to obtain a lower interest rate. This could cause higher rates of principal prepayment than you expected and affect the yield on your notes.

 THE FEATURES OF THE HOUSING LOANS     The features of the housing loans, including their interest
 MAY CHANGE, WHICH COULD AFFECT THE    rates, may be changed by St.George Bank, either on its own
 TIMING AND AMOUNT OF PAYMENTS TO      initiative or at a borrower's request. Some of these changes may
 YOU                                   include the addition of newly developed features which are not described in this prospectus supplement. As a result of these changes and borrower's payments of principal, the concentration of housing loans with specific characteristics is likely to change over time, which may affect the timing and amount of payments you receive.

                                       If St.George Bank changes the features of the housing loans, borrowers may elect to refinance their loan with another lender to obtain more favorable features. In addition, the housing loans included in the trust are not permitted to have some features. If a borrower opts to

                                      S-28

                                       add one of these features to his or her housing loan, the housing loan will be removed from the trust. The refinancing or removal of housing loans could cause you to experience higher rates of principal prepayment than you expected, which could affect the yield on your notes.

 THE SERVICER MAY WAIVE FEES OR        Subject to the standards for servicing set forth under
 RIGHTS IN RESPECT OF THE HOUSING      "Description of the Transaction Documents--The Servicing
 LOANS, WHICH COULD AFFECT THE         Agreement--Servicing of Housing Loans" in the prospectus, the
 TIMING AND AMOUNT OF PAYMENTS TO      servicer has the express power, among other things, to waive any
 YOU                                   fees and break costs which may be collected in the ordinary course of servicing the housing loans or arrange the rescheduling of interest due and unpaid following a default under any housing loans, or to waive any right in respect of the housing loans and mortgages in the ordinary course of servicing the housing loans and mortgages. Those waivers may affect the timing and amount of payments you receive.

 SOME OF THE HOUSING LOANS ARE         Some of the housing loans are seasoned housing loans and were
 SEASONED HOUSING LOANS                generally originated in accordance with the underwriting and operations procedures of St.George Bank. Because the housing loans are seasoned, they may not conform to the current
                                       underwriting and operations procedures or documentation
                                       requirements of St.George Bank.

 THERE ARE LIMITS ON THE AMOUNT OF     If the interest collections during a collection period are
 AVAILABLE LIQUIDITY TO ENSURE         insufficient to cover fees, expenses and the interest payments
 PAYMENTS OF INTEREST TO YOU           due on the notes on the next payment date, principal collections collected during the collection period may be used to cover these amounts. If principal collections are insufficient for this purpose, Liquidity Draws may be made. In the event that there is not enough money available from principal collections and the
                                       Liquidity Account, you may not receive a full payment of interest on that payment date, which will reduce the yield on your notes.

                                      S-29

 THE USE OF PRINCIPAL COLLECTIONS OR   If principal collections or the Liquidity Account are drawn upon
 A DRAW UPON THE LIQUIDITY ACCOUNT     to cover shortfalls in interest collections, and there is
 TO COVER LIQUIDITY SHORTFALLS MAY     insufficient excess interest collections in succeeding collection
 LEAD TO PRINCIPAL LOSSES              periods to repay those principal draws or Liquidity Draws (as the case may be), you may not receive full repayment of principal on your notes.

 A DECLINE IN AUSTRALIAN ECONOMIC      The Australian economy has been experiencing a prolonged period
 CONDITIONS MAY LEAD TO LOSSES ON      of expansion with relatively low and stable interest rates and a
 YOUR NOTES                            strong stock market. If the Australian economy were to
                                       experience a downturn, a substantial increase in interest rates, a sharp fall in property values or any combination of these factors, delinquencies or losses on the housing loans may
                                       increase, which may cause losses on your notes.

 CONSUMER PROTECTION LAWS AND CODES    Some of the borrowers may attempt to make a claim to a court
 MAY AFFECT THE TIMING OR AMOUNT OF    requesting changes in the terms and conditions of their housing
 INTEREST OR PRINCIPAL PAYMENTS TO     loans or compensation or penalties from the seller for breaches
 YOU                                   of any legislation relating to consumer credit and the Australian
                                       Code of Banking Practice. Any changes which allow the borrower to pay less principal or interest under his or her housing loan may delay or decrease the amount of payments to you.

                                       In addition, if the issuer trustee obtains legal title to the housing loans, the issuer trustee will be subject to the
                                       penalties and compensation provisions of the applicable consumer protection laws instead of the seller. To the extent that the issuer trustee is unable to recover any such liabilities under the consumer protection laws from the seller, the assets of the trust will be used to indemnify the issuer trustee prior to payments to you. This may delay or decrease the amount of
                                       collections available to make payments to you.

 THE CONCENTRATION OF HOUSING LOANS    If the trust contains a high concentration of housing loans
 IN SPECIFIC GEOGRAPHIC AREAS MAY      secured by properties located within a single state or region
 INCREASE THE POSSIBILITY OF LOSS ON   within Australia, any deterioration in the real estate values or
 YOUR NOTES                            the economy of any of those states or regions could result in higher rates of delinquencies, foreclosures and loss than
                                       expected on the housing loans. In addition, these states or regions may experience natural disasters, which may not be fully insured against and which may result in property damage and losses on the housing loans. These events may in turn have a disproportionate impact on funds

                                      S-30

                                       available to the trust, which could cause you to suffer losses.
                                       [Concentrations material to an individual offering will be disclosed.]

 THE CONTINUING UNCERTAINTY OVER       Since July 1, 2000, a goods and services tax ("GST") is payable
 THE INTERPRETATION OF THE NEW GOODS   by all entities which make taxable supplies in Australia. Some
 AND SERVICES TAX IN AUSTRALIA MAY     service providers to the issuer trustee may be subject to GST in
 DECREASE THE FUNDS AVAILABLE TO THE   respect of the services provided to the trust and may pass on
 TRUST TO PAY YOU                      that additional cost to the issuer trustee. The Australian
                                       Taxation Office ("ATO") has recently issued a public ruling to the effect that the issuer trustee would not be entitled to claim a reduced input tax credit for most of the GST borne by it in respect of services provided to it by the servicer. However, the
                                       ATO is currently reviewing its position in this regard. The issuer trustee may also be subject to GST on services provided by
                                       it. To the extent that it has a net GST liability, the issuer trustee will have less trust funds available to meet its
                                       obligations, and you may suffer losses. See "Australian Tax
                                       Matters" in the prospectus.

 CHANGES OF LAW MAY IMPACT THE         The structure of the transaction and, inter alia, the issue of
 STRUCTURE OF THE TRANSACTION AND      the notes and ratings assigned to the notes are based on
 THE TREATMENT OF THE NOTES            Australian law, tax and administrative practice in effect at the date hereof, and having due regard to the expected tax treatment of all relevant entities under such law and practice. No
                                       assurance can be given that Australian law, tax or administrative practice will not change after the closing date or that such change will not adversely impact the structure of the transaction and the treatment of the notes.

 YOU WILL NOT RECEIVE PHYSICAL NOTES   Your ownership of the notes will be registered electronically
 REPRESENTING YOUR NOTES, WHICH CAN    through DTC, Euroclear and/or Clearstream, Luxembourg. You will
 CAUSE DELAYS IN RECEIVING PAYMENTS    not receive physical notes, except in limited circumstances. The
 AND HAMPER YOUR ABILITY TO PLEDGE     lack of physical certificates could:
 OR RESELL YOUR NOTES
                                       cause you to experience delays in receiving payments on the notes because the principal paying agent will be sending distributions on the notes to DTC instead of directly to you;

                                       o   limit or prevent you from using your notes as collateral and

                                       o   hinder your ability to resell the notes or reduce the

                                      S-31

                                           price that you receive for them.

 RECENTLY PROPOSED CHANGES TO          On February 14, 2005, the Australian Prudential Regulatory
 REGULATORY REQUIREMENTS MAY AFFECT    Authority ("APRA") outlined changes to its proposed reforms to
 THE FINANCIAL PERFORMANCE OF          the capital and reporting framework for lenders mortgage
 LENDERS MORTGAGE INSURERS             insurers. The proposed reforms aim to strengthen the capital framework for lenders mortgage insurers and increase
                                       risk-sensitivity, while reducing inconsistencies in prudential requirements. Subject to consultations, APRA intends for the proposed reforms to be implemented on January 1, 2006 and will apply to all lenders mortgage insurers. APRA will consider transitional arrangements, where appropriate, at its discretion.
                                       Although management of the respective lenders mortgage insurers do not believe that these regulatory changes will have a
                                       materially adverse affect on operations, the potentially more stringent capital adequacy requirements, and in the case of
                                       [                 ], the implications, costs and expenses
                                       associated with re-domiciling in Australia, could affect the financial strength of these entities. If any of these entities encounter financial difficulties which impede or prohibit the performance of their obligations as provided herein, the issuer trustee may not have sufficient funds to timely pay principal and interest on the notes.

 BECAUSE THE MANAGER AND THE ISSUER    Each of Crusade Management Limited and Perpetual Trustees
 TRUSTEE ARE AUSTRALIAN ENTITIES,      Consolidated Limited is an Australian public company and has
 THERE REMAINS UNCERTAINTY AS TO THE   agreed to submit to the jurisdiction of New York State court and
 ENFORCEABILITY OF JUDGMENTS           federal courts of the United States of America located in the
 OBTAINED BY US$ NOTEHOLDERS IN U.S.   Southern District of New York for purposes of any suit, action or
 COURTS BY AUSTRALIAN COURTS           proceeding arising out of the offering of the US$ notes.
                                       Generally, a final and conclusive judgment obtained by
                                       noteholders in U.S. courts would be recognized and enforceable against the manager or the issuer trustee, as the case may be, in the relevant Australian court without reexamination of the merits of the case. However, because of the foreign location of the manager and the issuer trustee and their directors, officers and employees (and their respective assets), it may be difficult for noteholders to effect service of process over these persons or to enforce against them judgments obtained in United States courts based upon the civil liability provisions of the U.S. federal securities laws. See "Enforcement of Foreign Judgments in
                                       Australia" in the

                                      S-32

                                       prospectus.

 THE AVAILABILITY OF VARIOUS SUPPORT   St.George Bank Limited is acting in the capacities of seller,
 FACILITIES WITH RESPECT TO PAYMENT    servicer, [redraw facility provider, standby fixed-floating rate
 ON THE NOTES WILL ULTIMATELY BE       swap provider and standby basis swap provider], St.George
 DEPENDENT ON THE FINANCIAL            Custodial Pty Limited is acting in the capacity as custodian and
 CONDITION OF ST.GEORGE BANK           [             ] is acting as a mortgage insurance provider with
 LIMITED, ST.GEORGE CUSTODIAL PTY      respect to approximately [*]% of the housing loan pool.
 LIMITED AND [          ]              Accordingly, the availability of these various support facilities with respect to the notes will ultimately be dependent on the financial strength of St.George Bank Limited, St.George Custodial
                                       Pty Limited and [ ]. If any of these entities encounter financial difficulties which impede or prohibit the performance of their obligations under the various support facilities, the issuer trustee may not have sufficient funds to timely pay the full amount of principal and interest due on the notes.

 EUROPEAN UNION DIRECTIVE ON THE       The EUROPEAN UNION has adopted a Directive (2003/48/EC)
 TAXATION OF SAVINGS INCOME            regarding the taxation of savings income. Since July 1, 2005 member states have been required to provide to the tax
                                       authorities of other member states details of payments of
                                       interest and other similar income paid by a person WITHIN ITS
                                       JURISDICTION to an individual in another member state, except that Austria, Belgium and Luxembourg instead impose a withholding system for a transitional period (unless during such period they elect otherwise). A NUMBER OF NON-EUROPEAN UNION COUNTRIES AND
                                       TERRITORIES INCLUDING SWITZERLAND HAVE AGREED TO ADOPT SIMILAR
                                       MEASURES (A WITHHOLDING SYSTEM IN THE CASE OF SWITZERLAND) WITH
                                       EFFECT FROM THE SAME DATE.

 PROPOSED CHANGES TO THE BASEL         IN JUNE 1999, THE BASEL COMMITTEE ON BANKING SUPERVISION (THE
 CAPITAL ACCORD ("BASEL II")           "BASEL COMMITTEE") ISSUED PROPOSALS FOR REFORM OF THE 1988
                                       CAPITAL ACCORD AND PROPOSED A NEW CAPITAL ADEQUACY FRAMEWORK
                                       WHICH PLACES ENHANCED EMPHASIS ON MARKET DISCIPLINE. FOLLOWING
                                       AN EXTENSIVE CONSULTATION PERIOD ON ITS PROPOSALS, THE BASEL
                                       COMMITTEE ANNOUNCED ON MAY 11, 2004 THAT IT HAD ACHIEVED
                                       CONSENSUS ON THE FRAMEWORK OF THE "NEW BASEL CAPITAL ACCORD".
                                       THE TEXT OF THE NEW BASEL CAPITAL ACCORD WAS PUBLISHED ON JUNE
                                       26, 2004. THIS TEXT WILL SERVE AS THE BASIS FOR NATIONAL AND
                                       SUPRA-NATIONAL RULEMAKING AND

                                      S-33

                                       APPROVAL PROCESSES TO CONTINUE AND FOR BANKING ORGANIZATIONS TO
                                       COMPLETE THEIR PREPARATION FOR THE IMPLEMENTATION OF THE NEW
                                       BASEL CAPITAL ACCORD AT YEAR END 2006. CONSEQUENTLY, RECIPIENTS
                                       OF THIS OFFERING CIRCULAR SHOULD CONSULT THEIR OWN ADVISERS AS TO
                                       THE CONSEQUENCES TO AND EFFECT ON THEM OF THE POTENTIAL
                                       APPLICATION OF THE NEW BASE1 CAPITAL ACCORD PROPOSALS.

                                      S-34

                                CAPITALIZED TERMS

      The capitalized terms used in this prospectus supplement, unless defined elsewhere in this prospectus supplement, have the meanings set forth in the
Glossary starting on page [*] or, if not defined in this prospectus supplement, in the Glossary in the accompanying prospectus.

                            U.S. DOLLAR PRESENTATION

      In this prospectus supplement, references to "U.S. dollars" and "US$" are references to U.S. currency, references to "Australian dollars" and "A$" are references to Australian currency. Unless otherwise stated in this prospectus supplement, any translations of Australian dollars into U.S. dollars have been made at a rate of US$[*] - A$1.00, the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the
Federal Reserve Bank of New York on [*]. Use of such rate is not a representation that Australian dollar amounts actually represent such U.S.
dollar amounts or could be converted into U.S. dollars at that rate.

                                 ISSUING ENTITY

      The manager and the issuer trustee will establish Crusade Global Trust No.
[*] of [*] by executing a notice of creation of trust. See "Description of the
Trusts" in the prospectus. The trust will be governed by the laws of New South
Wales, Australia. Under the master trust deed and the supplementary terms notice, the trust's powers to acquire assets is limited to borrowings for the purpose of and in connection with, the making of, investment in, acquisition of, or funding of assets underlying, the housing loans, or other receivables and receivable securities, investment in other Authorized Investments in relation to the foregoing or the continued funding of any investment in receivables, receivable securities or other Authorized Investments. The governing documents of the trust may be modified as set forth under "Description of the Transaction
Documents--Modifications" in the prospectus. The servicer has discretion with respect to the administration of the housing loans relating to the trust. See
"Description of the Transaction Documents--The Servicing Agreement" in the
prospectus. The manager will have full and complete power of management of the trust, including the administration and servicing of the assets, which are not serviced by the servicer, borrowings and other liabilities of the trust and the operation of the trust. See "Description of the Transaction Documents--The
Manager" in the prospectus. The fiscal year end of the trust will be [September
30].

      On the closing date, the issuer trustee on behalf of the trust may acquire housing loans offered to it by the seller. See "Description of the
Trusts--Transfer and Assignment of the Housing Loans" in the prospectus. [The trust will not have any additional equity.] The issuer trustee's equitable title to the housing loans and related mortgages will not be perfected unless a Title
Perfection Event has occurred and the issuer trustee has directed the servicer to take action to effect such perfection. See "Description of the Transaction
Documents--The Servicing Agreement--Undertakings by the Servicer" in the
prospectus.

      The issuer trustee will grant a first ranking floating charge over all of the trust assets in favor of the security trustee. See "Description of the
Transaction Documents--The Security Trust Deed" in the prospectus.

                                      S-35

                           DESCRIPTION OF THE TRUSTEES

THE ISSUER TRUSTEE

      PERPETUAL TRUSTEES CONSOLIDATED LIMITED WILL SERVE AS TRUSTEE OF THE TRUST
AND, IN SUCH CAPACITY, AS ISSUER OF THE NOTES UNDER THE TERMS SET FORTH IN THE
TRANSACTION DOCUMENTS. PERPETUAL TRUSTEES CONSOLIDATED LIMITED WAS INCORPORATED
ON JULY 30, 1887 AS NATIONAL TRUSTEES EXECUTORS AND AGENCY COMPANY AUSTRALASIA
LIMITED UNDER THE COMPANIES STATUTE 1864 OF VICTORIA AS A PUBLIC COMPANY. AFTER
NAME CHANGES IN 1987, 1999 AND 2000, PERPETUAL TRUSTEES CONSOLIDATED LIMITED NOW
OPERATES AS A LIMITED LIABILITY PUBLIC COMPANY UNDER THE CORPORATIONS ACT 2001
(CTH), WITH ITS REGISTERED OFFICE AT LEVEL 12, 123 PITT STREET, SYDNEY, NEW
SOUTH WALES, AUSTRALIA. PERPETUAL TRUSTEES CONSOLIDATED LIMITED'S PRINCIPAL
BUSINESS IS THE PROVISION OF FIDUCIARY, TRUSTEE AND OTHER COMMERCIAL SERVICES.
PERPETUAL TRUSTEES CONSOLIDATED LIMITED IS AN AUTHORIZED TRUSTEE CORPORATION
UNDER THE CORPORATIONS ACT 2001 (CTH).

      PERPETUAL TRUSTEE COMPANY LIMITED, A RELATED BODY CORPORATE OF THE ISSUER
TRUSTEE, HAS OBTAINED AN AUSTRALIAN FINANCIAL SERVICES LICENSE UNDER PART 7.6 OF
THE CORPORATIONS ACT 2001 (CTH) (AUSTRALIAN FINANCIAL SERVICES LICENSE NO.
236643). PERPETUAL TRUSTEE COMPANY LIMITED HAS APPOINTED PERPETUAL TRUSTEES
CONSOLIDATED LIMITED TO ACT AS ITS AUTHORIZED REPRESENTATIVE UNDER THAT LICENSE
(AUTHORIZED REPRESENTATIVE NO. 264840).

      THE ISSUER TRUSTEE IS A WHOLLY-OWNED SUBSIDIARY OF PERPETUAL TRUSTEES
AUSTRALIA LIMITED (ABN 86 000 431 827). PERPETUAL TRUSTEES AUSTRALIA LIMITED
ACQUIRED THE SHARES IN THE ISSUER TRUSTEE ON OCTOBER 1, 2000.

      Perpetual Trustees Consolidated Limited has issued [31,127,695] shares as of the date of this prospectus supplement. There are [29,072,305] fully paid ordinary shares of A$1.00, [1,500,000] partly paid ordinary shares of A$1.00
(with an unpaid amount of A$0.90) and [555,390] partly paid ordinary shares of
A$1.00 (with an unpaid amount of A$0.50) giving total share capital of
A$[29,500,000].

      Perpetual Trustees Consolidated Limited has acted as issuer trustee for []
trusts established under St. George Bank's Crusade Euro Trust Programme since
1998. For additional or different information with respect to the issuer trustee, see "Description of the Trustees--The Issuer Trustee" in the
accompanying prospectus supplement.

DIRECTORS

      The directors of the issuer trustee are as follows:

NAME                            BUSINESS ADDRESS          PRINCIPAL ACTIVITIES
-----------------------   -----------------------------   --------------------

[Phillip Andrew Vernon]   Level 7, 1 Castlereagh Street   Director
                          Sydney, NSW, Australia

[Ivan Douglas Holyman]    Level 6, 39 Hunter Street       Director
                          Sydney, NSW, Australia

[Scott Conrad Riedel]     Level 2, 1 Castlereagh Street   Director
                          Sydney, NSW, Australia

[Patrick John Nesbitt]    Level 6, 39 Hunter Street       Director
                          Sydney, NSW, Australia

                                      S-36

      For a further description of the issuer trustee, see "The Issuer Trustee"
in the prospectus.

THE SECURITY TRUSTEE

      P.T. LIMITED, OF LEVEL 12, 123 PITT STREET, SYDNEY, NEW SOUTH WALES,
AUSTRALIA, A WHOLLY-OWNED SUBSIDIARY OF PERPETUAL TRUSTEE COMPANY LIMITED, IS
THE SECURITY TRUSTEE FOR THE TRUST. P.T. LIMITED IS A PUBLIC COMPANY
INCORPORATED UNDER THE AUSTRALIAN CORPORATIONS ACT. P.T. LIMITED HAS BEEN
APPOINTED BY PERPETUAL TRUSTEE COMPANY LIMITED AS IT AUTHORIZED REPRESENTATIVE
(AUTHORIZED REPRESENTATIVE NO. 266797) UNDER ITS AUSTRALIAN FINANCIAL SERVICES
LICENSE (AUSTRALIAN FINANCIAL SERVICES LICENSE NO. 236643).

      P.T. LIMITED'S PRINCIPAL ACTIVITIES ARE THE PROVISION OF SERVICES AS
TRUSTEE, EXECUTORS, ADMINISTRATORS, ATTORNEYS AND AGENTS AND OTHER FIDUCIARY
SERVICES.

      P.T. LIMITED HAS SERVED AS SECURITY TRUSTEE FOR ALL TRUSTS FORMED UNDER
ST.GEORGE BANK'S CRUSADE EURO TRUST PROGRAMME AFTER NOVEMBER 2000. PRIOR TO
NOVEMBER 2000, NATIONAL MUTUAL LIFE NOMINEES LIMITED SERVED AS SECURITY TRUSTEE
FOR TRUSTS ESTABLISHED UNDER THE CRUSADE TRUST PROGRAMME AND CRUSADE EURO TRUST
PROGRAMME. NATIONAL MUTUAL LIFE NOMINEES LIMITED WAS REPLACED BY P.T. LIMITED AS
SECURITY TRUSTEE AFTER NATIONAL MUTUAL LIFE NOMINEES LIMITED'S PARENT, AXA
TRUSTEE LIMITED, WAS PURCHASED BY PERPETUAL TRUSTEES CONSOLIDATED LIMITED.

      SEE "DESCRIPTION OF THE TRANSACTION DOCUMENTS--THE SECURITY TRUST DEED" IN
THE PROSPECTUS SUPPLEMENT.

THE NOTE TRUSTEE

      [_____] WILL SERVE AS NOTE TRUSTEE FOR THE OFFERED NOTES. [_____] IS A
[___] BANKING CORPORATION, AND HAS SERVED AS NOTE TRUSTEE FOR TRUSTS FORMED
UNDER ST.GEORGE BANK'S CRUSADE EURO TRUST PROGRAMME SINCE [DATE]. THE CORPORATE
TRUST OFFICES OF THE NOTE TRUSTEE RESPONSIBLE FOR THE ADMINISTRATION OF THE
TRUST IS LOCATED AT [_____]. FOR ADDITIONAL INFORMATION WITH RESPECT TO THE ROLE
AND RESPONSIBILITIES OF A NOTE TRUSTEE, SEE "DESCRIPTION OF THE TRANSACTION
DOCUMENTS--THE NOTE TRUSTEE" IN THE PROSPECTUS.

                              SPONSOR AND SERVICER

      St.George Bank Limited, together with its subsidiaries, comprise the
St.George Bank Group. The St.George Bank Group's primary business is providing personal banking services, including residential mortgage loans for owner occupied and investment housing and retail call and term deposits. The St.George
Bank Group's other significant businesses are the provision of personal wealth management services and institutional and business banking services.

      The St.George Bank Group commenced operations as a small group of building societies in 1937. Incorporated as a permanent building society in 1951,
St.George Bank Limited adopted the name of St.George Building Society Ltd in
1976. On July 1, 1992, St.George Building

                                      S-37

Society Ltd converted into St.George Bank Limited, a public company now registered in New South Wales under the Australian Corporations Act 2001 (Cth).
On January 1, 1994, St.George Bank Limited acquired the commercial banking business of Barclays Bank Australia Limited. On January 29, 1997, St.George Bank
Limited acquired Advance Bank Australia Limited, then the seventh largest bank in Australia.

      The banking activities of St.George Bank Limited come under the regulatory supervision of the Australian Prudential Regulation Authority, which is responsible (with the Reserve Bank of Australia) for the maintenance of overall financial system stability. St.George Bank Limited's registered office is at
4-16 Montgomery Street, Kogarah, New South Wales, Australia. St.George Bank
Limited maintains a World Wide Web site at the address
"http://www.stgeorge.com.au".

      On March 1, 2004, St.George Bank obtained an Australian Financial Services
License under Part 7.6 of the Corporations Act 2001 (Cth) (Australian Financial
Services License No. 240997).

      St.George Bank has been engaged in the securitization of assets through
Australian Crusade Trust and Crusade Euro Trust programs since 1997. St.George
Bank has sponsored an aggregate of approximately A$[26.1] in principal amount of mortgage-backed securities through [17] issues under these programs. St.George is the servicer of a residential mortgage loan portfolio of approximately
A$[_____] in outstanding principal amount at [_______] [__], [20___] and approximately A$[___] in outstanding principal amount at [_______] [__],
[20___]. See also "Description of the Trusts--St.George Bank Securitization
Trust Programme" in the prospectus.

      St.George Bank is responsible for originating and servicing the housing loans relating to the trusts, and participates in structuring each transaction.
For a description of the origination activities of St.George Bank, see
"St.George Residential Loan Program" in the prospectus. For a description of the activities of St.George Bank as servicer for the trusts, see "Description of the
Transaction Documents--The Servicing Agreement" in the prospectus. In the event of an insolvency or the removal of St.George Bank, as servicer of a housing loan pool, a replacement servicer would need to be installed and the relevant housing loans serviced thereunder transferred to another servicer and its servicing system. Such an event may have an adverse impact on the housing loans included in a trust and may cause a delay in payments on the related notes. However, these risks are mitigated because St.George Bank is a highly rated entity and therefore such risks are remote. For a description of continuing duties of
St.George Bank, as seller, after the issuance of notes in respect of a trust, see "Description of the Trusts--Breach of Representations and Warranties,"
"Description of the Transaction Documents--The Servicing Agreement--Undertakings
by the Seller" and "Description of the Transaction Documents--The Seller Loan
Agreement" in the prospectus. An affiliate of St. George Bank is the manager of the trusts. See "The Manager" herein and "Description of the Transaction
Documents--The Manager" in the prospectus.

      St.George Bank Limited, together with its subsidiaries, comprise the
St.George Bank Group which is the fifth largest banking group in Australia in terms of total assets. At [March 31, 2005], the St.George Bank Group had total assets of A$[74.30] billion and shareholders' equity of A$[5.20] billion.

                                      S-38

                                   THE MANAGER

      The manager, Crusade Management Limited, is a wholly-owned subsidiary of
St.George Bank. The manager is a limited liability company incorporated under the Corporations Act of Australia. Its principal business activity is the management of securitization trusts established under St.George Bank's Crusade
Trust and Crusade Euro Trust Programmes. The manager also acts as a counterparty in derivative products entered into with the trustee of a trust, which are designed to hedge the interest rate risk and basis risk of the underlying cashflows of a trust.

      Crusade Management Limited was established in 1997 with the commercial purpose of managing the securitization programmes of St.George Bank Limited. The manager has extensive experience managing issues in the Australian, European and
U.S. SEC-regulated markets. Crusade Management Limited currently manages [14]
trusts, of which [10] are registered with the Securities and Exchange
Commission.

      In the current transaction, the manager, will participate in the selection of the housing loan pool, prepare various reports and negotiate transaction documents. The manager will calculate all income and expenses allocated to the trust, in accordance with the allocation of cashflows described in this prospectus supplement. The manager will also manage all ongoing reporting requirements of the trust as required by the transaction documents and regulations.

      On July 1, 2005, the manager obtained an Australian Financial Services
License under Part 7.6 of the Corporations Act 2001 (Cth) (Australian Financial
Services License No. 286595). The manager's registered office is Level 4, 4-16
Montgomery Street, Kogarah, New South Wales 2217, Australia.

                                      S-39

                     AFFILIATIONS AMONG TRANSACTION PARTIES

      The diagram below illustrates the ownership structure among the affiliated transaction parties.

                          -----------------------------
                             St.George Bank Limited
                          -----------------------------
                                        |
                                        |
                                        |
  -----------------------    --------------------    ------------------------
    St.George Custodial       Crusade Management       St.George Insurance
            Ltd                    Limited                   Pte Ltd
  -----------------------    --------------------    ------------------------

                     DESCRIPTION OF THE ASSETS OF THE TRUST

      The assets of the trust will include the following:

      o   the pool of housing loans, including all:

            o   principal payments paid or payable on the housing loans at any time from and after the cut-off date; and

            o   interest and fee payments paid or payable on the housing loans after the closing date;

      o   rights of the issuer trustee under any mortgage insurance policies
          issued by, or transferred to, [          ], [          ], [          ]
          and [          ] and the individual property insurance policies
          covering the mortgaged properties relating to the housing loans;

      o   amounts on deposit in the accounts established in connection with the creation of the trust and the issuance of the notes, including the collection account, and any instruments in which these amounts are invested;

      o   the issuer trustee's rights under the transaction documents; and

      o   rights under any form of credit enhancement relating to the trust.

      The housing loans were selected for inclusion of the housing loan pool from among housing loans originated in connection with the St.George Residential
Loan Program, described under "St.George Residential Loan Program" in the prospectus, based on the sponsor's assessment of investor preferences and rating agency criteria, but subject to the sponsor's/seller's compliance with the regulations of the Australian Prudential Regulatory Authority from time to time.

                                      S-40

      The issuer trustee will grant a first ranking floating charge over all of the trust assets of the trust in favor of the security trustee. The floating charge will secure the issuer trustee's obligations in respect of the trust to the noteholders, the manager, the security trustee, the servicer, the note trustee, the underwriters, the note registrar, each paying agent, the calculation agent, the seller with respect to the Accrued Interest Adjustment, redraws and further advances and each provider of a support facility, each of these a secured party. See "Description of the Transaction Documents--The
Security Trust Deed" in the prospectus.

                        DETAILS OF THE HOUSING LOAN POOL

      The information in the following tables sets out various details relating to the housing loans to be offered to the issuer trustee on the closing date.
The information is provided as of the close of business on [*]. All amounts have been rounded to the nearest Australian dollar. The sum in any column may not equal the total indicated due to rounding.

      Note that these details may not reflect the housing loan pool as of the closing date because the seller may substitute loans proposed for sale with other eligible housing loans or add additional eligible housing loans. The seller may do this if, for example, the loans originally selected are repaid early.

                            HOUSING LOAN INFORMATION
                               SEASONING ANALYSIS*

                                            BALANCE        AVERAGE       % BY        % BY
RANGE OF MONTHS                NUMBER     OUTSTANDING      BALANCE      NUMBER      BALANCE
OF SEASONING                  OF LOANS        (A$)           (A$)      OF LOANS   OUTSTANDING
---------------------------   --------   --------------   ----------   --------   -----------

01 - 03....................              $                $                   %             %
04 - 06....................              $                $                   %             %
07 - 09....................              $                $                   %             %
10 - 12....................              $                $                   %             %
13 - 24....................              $                $                   %             %
25 - 36....................              $                $                   %             %
37 - 48....................              $                $                   %             %
49 - 60....................              $                $                   %             %
61+........................              $                $                   %             %
                                         --------------   ----------   --------   -----------

TOTAL......................              $                $                   %             %
                              ========   ==============   ==========   ========   ===========

*Totals may not sum exactly due to rounding.

                                      S-41

                    POOL PROFILE BY GEOGRAPHIC DISTRIBUTION*

                                                                               % BY        % BY
                                              NUMBER OF        TOTAL        NUMBER OF      TOTAL
REGION                                        PROPERTIES   VALUATION (A$)   PROPERTIES   VALUATION
-------------------------------------------   ----------   --------------   ----------   ---------

Australian Capital Territory - Inner City..                $                         %           %
Australian Capital Territory - Metro.......                $                         %           %
                                              ----------   --------------   ----------   ---------
                                                           $                         %           %
                                              ==========   ==============   ==========   =========

New South Wales - Inner City...............                $                         %           %
New South Wales - Metro....................                $                         %           %
New South Wales - Non-Metro................                $                         %           %
                                              ----------   --------------   ----------   ---------
                                                           $                         %           %
                                              ==========   ==============   ==========   =========

Queensland - Inner City....................                $                         %           %
Queensland - Metro.........................                $                         %           %
Queensland - Non-Metro.....................                $                         %           %
                                              ----------   --------------   ----------   ---------
                                                           $                         %           %
                                              ==========   ==============   ==========   =========

South Australia - Inner City...............                $                         %           %
South Australia - Metro....................                $                         %           %
South Australia - Non-Metro................                $                         %           %
                                              ----------   --------------   ----------   ---------
                                                           $                         %           %
                                              ==========   ==============   ==========   =========

Victoria - Inner City......................                $                         %           %
Victoria - Metro...........................                $                         %           %
Victoria - Non-Metro.......................                $                         %           %
                                              ----------   --------------   ----------   ---------
                                                           $                         %           %
                                              ==========   ==============   ==========   =========

Western Australia - Metro..................                $                         %           %
Western Australia - Non-Metro..............                $                         %           %
                                              ----------   --------------   ----------   ---------
                                                           $                         %           %
                                              ==========   ==============   ==========   =========

Northern Territory - Inner City............                $                         %           %
Northern Territory - Non-Metro.............                $                         %           %
                                              ----------   --------------   ----------   ---------
                                                           $                         %           %
                                              ==========   ==============   ==========   =========

Tasmania - Inner City......................                $                         %           %
Tasmania - Metro...........................                $                         %           %
Tasmania - Non-Metro.......................                $                         %           %
                                              ----------   --------------   ----------   ---------
                                                           $                         %           %
                                              ==========   ==============   ==========   =========

TOTAL......................................                $                         %           %
                                              ==========   ==============   ==========   =========

The number of properties is greater than the number of housing loans because some housing loans are secured by more than one property.

* Totals may not sum exactly due to rounding.

                                      S-42

                        POOL PROFILE BY REPAYMENT METHOD*

                                            BALANCE     AVERAGE     % BY        % BY
                                NUMBER    OUTSTANDING   BALANCE    NUMBER      BALANCE
AMORTIZATION TYPE              OF LOANS      (A$)        (A$)     OF LOANS   OUTSTANDING
----------------------------   --------   -----------   -------   --------   -----------

Principal & Interest........              $             $                %             %
Interest Based Repayment....              $             $                %             %
                               --------   -----------   -------   --------   -----------
TOTAL.......................              $             $                %             %
                               ========   ===========   =======   ========   ===========

*Totals may not sum exactly due to rounding.

                      POOL PROFILE BY BALANCE OUTSTANDING*

                                                                        % BY
                                   NUMBER      BALANCE     WEIGHTED   NUMBER       % BY
                                  OF LOAN    OUTSTANDING   AVERAGE    OF LOAN     BALANCE
CURRENT BALANCE (A$)               GROUPS       (A$)       LVR (%)    GROUPS    OUTSTANDING
-------------------------------   --------   -----------   --------   -------   -----------

0.01         -    20,000.00 ...              $                    %         %             %
20,000.01    -    30,000.00 ...              $                    %         %             %
30,000.01    -    50,000.00 ...              $                    %         %             %
50,000.01    -   100,000.00 ...              $                    %         %             %
100,000.01   -   150,000.00 ...              $                    %         %             %
150,000.01   -   200,000.00 ...              $                    %         %             %
200,000.01   -   250,000.00 ...              $                    %         %             %
250,000.01   -   300,000.00 ...              $                    %         %             %
300,000.01   -   350,000.00 ...              $                    %         %             %
350,000.01   -   400,000.00 ...              $                    %         %             %
400,000.01   -   450,000.00 ...              $                    %         %             %

                                      S-43

450,000.01   -   500,000.00 ...              $                    %         %             %
500,000.01   -   550,000.00 ...              $                    %         %             %
550,000.01   -   600,000.00 ...              $                    %         %             %
600,000.01   -   650,000.00 ...              $                    %         %             %
650,000.01   -   700,000.00 ...              $                    %         %             %
700,000.01   -   750,000.00 ...              $                    %         %             %
750,000.01   -   800,000.00 ...              $                    %         %             %
800,000.01   -   850,000.00 ...              $                    %         %             %
850,000.01   -   900,000.00 ...              $                    %         %             %
900,000.01   -   950,000.00 ...              $                    %         %             %
950,000.01   - 1,000,000.00 ...              $                    %         %             %
1,000,000.01 - 1,050,000.00 ...              $                    %         %             %
1,050,000.01 - 1,100,000.00 ...              $                    %         %             %
1,100,000.01 - 1,150,000.00 ...              $                    %         %             %
1,150,000.01 - 1,200,000.00 ...              $                    %         %             %
                                  --------   -----------   --------   -------   -----------
TOTAL .........................              $                    %         %             %
                                  ========   ===========   ========   =======   ===========

*Totals may not sum exactly due to rounding.

                                      S-44

                         POOL PROFILE BY OCCUPANCY TYPE*

                                                      AVERAGE                    % BY
                         NUMBER        BALANCE        BALANCE   % BY NUMBER     BALANCE
OCCUPANCY TYPE          OF LOANS   OUTSTANDING (A$)    (A$)      OF LOANS     OUTSTANDING
---------------------------------------------------   -----------------------------------

Owner-Occupied.......              $                  $                   %             %
Investment...........              $                  $                   %             %
                        --------   ----------------   -------   -----------   -----------

TOTAL................              $                  $                   %             %
                        ========   ================   =======   ===========   ===========

*Totals may not sum exactly due to rounding.

                              POOL PROFILE BY LVR*

                                                                 % BY
                        NUMBER                       WEIGHTED   NUMBER       % BY
                        OF LOAN       BALANCE        AVERAGE    OF LOAN     BALANCE
CURRENT LVR (%)         GROUPS    OUTSTANDING (A$)   LVR (%)    GROUPS    OUTSTANDING
---------------------   -------   ----------------   --------   -------   -----------

00.01 - 30.00........             $                         %         %             %
30.01 - 35.00........             $                         %         %             %
35.01 - 40.00........             $                         %         %             %
40.01 - 45.00........             $                         %         %             %
45.01 - 50.00........             $                         %         %             %
50.01 - 55.00........             $                         %         %             %
55.01 - 60.00........             $                         %         %             %
60.01 - 65.00........             $                         %         %             %
65.01 - 70.00........             $                         %         %             %
70.01 - 75.00........             $                         %         %             %
75.01 - 80.00........             $                         %         %             %
80.01 - 85.00........             $                         %         %             %
85.01 - 90.00........             $                         %         %             %
90.01 - 95.00........             $                         %         %             %
                        -------   ----------------   --------   -------   -----------

TOTAL  ..............             $                         %         %             %
                        =======   ================   ========   =======   ===========

*Totals may not sum exactly due to rounding.

                                      S-45

                        POOL PROFILE BY YEAR OF MATURITY*

                                                  AVERAGE     % BY        % BY
                NUMBER OF   BALANCE OUTSTANDING   BALANCE    NUMBER      BALANCE
MATURITY YEAR     LOANS            (A$)            (A$)     OF LOANS   OUTSTANDING
-------------   ---------   -------------------   -------   --------   -----------

    2006                    $                     $                %             %
    2007                    $                     $                %             %
    2008                    $                     $                %             %
    2009                    $                     $                %             %
    2010                    $                     $                %             %
    2011                    $                     $                %             %
    2012                    $                     $                %             %
    2013                    $                     $                %             %
    2014                    $                     $                %             %
    2015                    $                     $                %             %
    2016                    $                     $                %             %
    2017                    $                     $                %             %
    2018                    $                     $                %             %
    2019                    $                     $                %             %
    2020                    $                     $                %             %
    2021                    $                     $                %             %
    2022                    $                     $                %             %
    2023                    $                     $                %             %
    2024                    $                     $                %             %
    2025                    $                     $                %             %
    2026                    $                     $                %             %
    2027                    $                     $                %             %
    2028                    $                     $                %             %
    2029                    $                     $                %             %
    2030                    $                     $                %             %
    2031                    $                     $                %             %
    2032                    $                     $                %             %
    2033                    $                     $                %             %
    2034                    $                     $                %             %
    2035                    $                     $                %             %
                ---------   -------------------   -------   --------   -----------

TOTAL .......               $                     $          100.00%       100.00%
                            ===================   =======   ========   ===========

*Totals may not sum exactly due to rounding.

                                      S-46

                      DISTRIBUTION OF CURRENT COUPON RATES*

                                             BALANCE     AVERAGE     % BY         % BY
RANGE OF CURRENT                 NUMBER    OUTSTANDING   BALANCE    NUMBER      BALANCE
COUPON RATES (%)                OF LOANS      (A$)         (A$)    OF LOANS   OUTSTANDING
---------------------------     --------   -----------   -------   --------   -----------

5.01 - 5.50................                $             $                %             %
5.51 - 6.00................                $             $                %             %
6.01 - 6.50................                $             $                %             %
6.51 - 7.00................                $             $                %             %
7.01 - 7.50................                $             $                %             %
7.51 - 8.00................                $             $                %             %
8.01 - 8.50................                $             $                %             %
                                --------   -----------   -------   --------   -----------

TOTAL......................                $             $                %             %
                                ========   ===========   =======   ========   ===========

*Totals may not sum exactly due to rounding.

                            POOL PROFILE BY PRODUCT*

                                             BALANCE     AVERAGE     % BY         % BY
                                 NUMBER    OUTSTANDING   BALANCE    NUMBER      BALANCE
LOAN PRODUCT                    OF LOANS      (A$)         (A$)    OF LOANS   OUTSTANDING
---------------------------     --------   -----------   -------   --------   -----------

1 Year Fixed...............                $             $                %             %
2 Year Fixed...............                $             $                %             %
3 Year Fixed...............                $             $                %             %
4 Year Fixed...............                $             $                %             %
5 Year Fixed...............                $             $                %             %
St.George Essential/Great
   Australian Home Loan....                $             $                %             %
Standard Variable..........                $             $                %             %
Other Variable.............                $             $                %             %
                                --------   -----------   -------   --------   -----------

TOTAL......................                $             $                %             %
                                ========   ===========   =======   ========   ===========

*Totals may not sum exactly due to rounding.

                                      S-47

                  DISTRIBUTION OF MONTHS REMAINING TO MATURITY*

                                NUMBER     BALANCE     AVERAGE     % BY         % BY
RANGE OF MONTHS                   OF     OUTSTANDING   BALANCE    NUMBER      BALANCE
REMAINING TO MATURITY           LOANS       (A$)         (A$)    OF LOANS   OUTSTANDING
---------------------------     ------   -----------   -------   --------   -----------

  1 -  36..................              $             $                %             %
 37 -  48..................              $             $                %             %
 49 -  60..................              $             $                %             %
 61 -  72..................              $             $                %             %
 73 -  84..................              $             $                %             %
 85 -  96..................              $             $                %             %
 97 - 108..................              $             $                %             %
109 - 120..................              $             $                %             %
121 - 132..................              $             $                %             %
133 - 144..................              $             $                %             %
145 - 156..................              $             $                %             %
157 - 168..................              $             $                %             %
169 - 180..................              $             $                %             %
181 - 192..................              $             $                %             %
193 - 204..................              $             $                %             %
205 - 216..................              $             $                %             %
217 - 228..................              $             $                %             %
229 - 240..................              $             $                %             %
241 - 252..................              $             $                %             %
253 - 264..................              $             $                %             %
265 - 276..................              $             $                %             %
277 - 288..................              $             $                %             %
289 - 300..................              $             $                %             %
301 - 312..................              $             $                %             %
313 - 324..................              $             $                %             %
325 - 336..................              $             $                %             %
337 - 348..................              $             $                %             %
349 - 360..................              $             $                %             %
                                ------   -----------   -------   --------   -----------

TOTAL......................              $             $                %             %
                                ======   ===========   =======   ========   ===========

*Totals may not sum exactly due to rounding.

                                      S-48

     DISTRIBUTION OF MONTHS REMAINING TO INTEREST BASED REPAYMENT END DATE*

RANGE OF MONTHS                NUMBER     BALANCE     AVERAGE     % BY        % BY
REMAINING TO INTEREST BASED      OF     OUTSTANDING   BALANCE    NUMBER      BALANCE
REPAYMENT END DATE             LOANS       (A$)        (A$)     OF LOANS   OUTSTANDING
---------------------------    ------   -----------   -------   --------   -----------

  1 - 12...................             $             $                %             %
 13 - 24...................             $             $                %             %
 25 - 36...................             $             $                %             %
 37 - 48...................             $             $                %             %
 49 - 60...................             $             $                %             %
 61 - 72...................             $             $                %             %
 73 - 96...................             $             $                %             %
 97 - 108..................             $             $                %             %
109 - 120..................             $             $                %             %
121 - 132..................             $             $                %             %
133 - 144..................             $             $                %             %
145 - 156..................             $             $                %             %
157 - 168..................             $             $                %             %
169 - 180..................             $             $                %             %
                               ------   -----------   -------   --------   -----------

TOTAL......................             $             $                %             %
                               ======   ===========   =======   ========   ===========

*Totals may not sum exactly due to rounding.

                        DISTRIBUTION OF MORTGAGE INSURER*

                                                                   % BY
                               NUMBER      BALANCE     WEIGHTED   NUMBER       % BY
                               OF LOAN   OUTSTANDING   AVERAGE    OF LOAN     BALANCE
MORTGAGE INSURER               GROUPS       (A$)       LVR (%)    GROUPS    OUTSTANDING
---------------------------    -------   -----------   --------   -------   -----------

                                         $                    %         %             %
                                         $                    %         %             %
                                         $                    %         %             %
                                         $                    %         %             %
                                         $                    %         %             %
                                         $                    %         %             %
                                         $                    %         %             %
                                         $                    %         %             %
                               -------   -----------   --------   -------   -----------
TOTAL......................              $                    %         %             %
                               =======   ===========   ========   =======   ===========

* Totals may not sum exactly due to rounding.

                                      S-49

STATIC POOL INFORMATION

      Current static pool data with respect to housing loans serviced by
St.George Bank is available on the internet at [www.__________] (the "STATIC
POOL DATA"). Static pool information provided on the website for periods before
January 1, 2006 is not deemed to be part of this prospectus supplement or the registration statement for the notes.

      As used in the Static Pool Data, a housing loan is considered to be "31 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the applicable monthly installment due date. The determination as to whether a housing loan falls into this category is made as of the close of business on the last business day of each month. Grace periods and partial payments do not affect these determinations.

      From time to time, the servicer will modify a housing loan, recasting monthly payments for delinquent borrowers who have experienced financial difficulties. Generally such borrowers make payments under the modified terms for a trial period, before the modifications become final. During any such trial period, delinquencies are reported based on the housing loan's original payment terms. The trial period is designed to evaluate both a borrower's desire to remain in the mortgaged property and, in some cases, a borrower's capacity to pay a higher monthly payment obligation. The trial period generally may extend to up to six months before a modification is finalized. Once the modifications become final delinquencies are reported based on the modified terms. Generally if a borrower fails to make payments during a trial period, the housing loan goes into normal collection processes, which may lead to foreclosure.

      Losses on a housing loan are taken only when the servicer has determined that it has received all payments or cash recoveries which the servicer reasonably and in good faith expects to be finally recoverable with respect to any housing loan.

      For a further discussion regarding the delinquencies, losses and uncollectible accounts, including the effect of payment holidays or partial payments, see "Description of the Transaction Documents--The Servicing
Agreement", "The Servicer" and "St.George Residential Loan Program--Special
Features of the Housing Loans--Payment Holiday" in the prospectus.

      There can be no assurance that the delinquency and loss experience set forth in the Static Pool Data will be representative of the results that may be experienced with respect to the housing loans included in the trust.

DELINQUENCY AND LOSS EXPERIENCE ON THE HOUSING LOANS

      For a discussion regarding the calculation of delinquencies, charge-offs and uncollectible accounts, including the effect of payment holidays or partial payments, refer to the discussion above under "--Static Pool Information" as it applies to delinquency and loss experience on this housing loan pool.

      The following table sets forth the delinquency, loss and foreclosure experience of the housing loans:

                                      S-50

                                    PERFORMANCE CHARACTERISTICS OF THE HOUSING LOAN POOL*

Three Month Period Ending:             MARCH       JUNE     SEPTEMBER   DECEMBER    MARCH       JUNE     SEPTEMBER   DECEMBER
                                      31, 2001   30, 2001   30, 2001    31, 2001   30, 2002   30, 2002   30, 2002    31, 2002
                                      --------   --------   ---------   --------   --------   --------   ---------   --------

Housing Loan Pool At:
Outstanding Balance (A$000's)......
Number of Loans Outstanding........
Percentage of Delinquent Loans:
    31 to 60 days
       No. of Loans................
       Balance.....................
       Percentage of Period Pool
       Balance.....................
    61 to 90 days
       No. of Loans................
       Balance.....................
       Percentage of Period Pool
       Balance.....................
    91 to 120 days
       No. of Loans................
       Balance.....................
       Percentage of Period Pool
       Balance.....................
   121 to 150 days
       No. of Loans................
       Balance.....................
       Percentage of Period Pool
       Balance.....................
   151 to 180 days
       No. of Loans................
       Balance.....................
       Percentage of Period Pool
       Balance.....................
   181 days or more
       No. of Loans................
       Balance.....................
       Percentage of Period Pool
       Balance.....................
Total Delinquencies
       No. of Loans................
       Balance.....................
       Percentage of Period Pool
       Balance.....................
Foreclosures
       No. of Loans................
       Balance.....................
       Percentage of Period Pool

                                      S-51

Three Month Period Ending:             MARCH       JUNE     SEPTEMBER   DECEMBER    MARCH       JUNE     SEPTEMBER   DECEMBER
                                      31, 2001   30, 2001   30, 2001    31, 2001   30, 2002   30, 2002   30, 2002    31, 2002
                                      --------   --------   ---------   --------   --------   --------   ---------   --------

       Balance.....................
Loss and Recovery Data
    Cumulative Net Losses..........
    Cumulative Net Losses as % of
    Period
    Pool Balance**.................
    3 Month CDR (Constant Default
    Rate)..........................
    6 Month CDR....................
    12 Month CDR...................
    Cumulative Severity %..........
Total Delinquencies and
   Foreclosures
       No. of Loans................
       Balance.....................
       Percentage of Period Pool
       Balance.....................

*     Totals may not sum exactly due to rounding.

**    Loan losses for each period were annualized and are expressed as a percentage of the average outstanding balance for the period

                                      S-52

                                    PERFORMANCE CHARACTERISTICS OF THE HOUSING LOAN POOL*

Three Month Period 1Ending:            MARCH       JUNE     SEPTEMBER   DECEMBER    MARCH       JUNE     SEPTEMBER   DECEMBER
                                      31, 2003   30, 2003   30, 2003    31, 2003   30, 2004   30, 2004   30, 2004    31, 2004
                                      --------   --------   ---------   --------   --------   --------   ---------   --------

Housing Loan Pool At:
Outstanding Balance (A$000's)......
Number of Loans Outstanding........
Percentage of Delinquent Loans:
    31 to 60 days
       No. of Loans................
       Balance.....................
       Percentage of Period Pool
       Balance.....................
    61 to 90 days
       No. of Loans................
       Balance.....................
       Percentage of Period Pool
       Balance.....................
    91 to 120 days
       No. of Loans................
       Balance.....................
       Percentage of Period Pool
       Balance.....................
   121 to 150 days
       No. of Loans................
       Balance.....................
       Percentage of Period Pool
       Balance.....................
   151 to 180 days
       No. of Loans................
       Balance.....................
       Percentage of Period Pool
       Balance.....................
    181 days or more
       No. of Loans................
       Balance.....................
       Percentage of Period Pool
       Balance.....................
Total Delinquencies
       No. of Loans................
       Balance.....................
       Percentage of Period Pool
       Balance.....................
Foreclosures
       No. of Loans................
       Balance.....................
       Percentage of Period Pool
       Balance.....................
Loss and Recovery Data

                                      S-53

Three Month Period 1Ending:            MARCH       JUNE     SEPTEMBER   DECEMBER    MARCH       JUNE     SEPTEMBER   DECEMBER
                                      31, 2003   30, 2003   30, 2003    31, 2003   30, 2004   30, 2004   30, 2004    31, 2004
                                      --------   --------   ---------   --------   --------   --------   ---------   --------

    Cumulative Net Losses..........
    Cumulative Net Losses as % of
    Period
    Pool Balance**.................
    3 Month CDR (Constant Default
    Rate)..........................
    6 Month CDR....................
    12 Month CDR...................
    Cumulative Severity %..........
Total Delinquencies and
   Foreclosures
       No. of Loans................
       Balance.....................
       Percentage of Period Pool
       Balance.....................

*     Totals may not sum exactly due to rounding.

**    Loan losses for each period were annualized and are expressed as a percentage of the average outstanding balance for the period.

                                      S-54

             PERFORMANCE CHARACTERISTICS OF THE HOUSING LOAN POOL*

Three Month Period Ending:             MARCH       JUNE     SEPTEMBER   DECEMBER
                                      31, 2005   30, 2005   30, 2005    31, 2005
                                      --------   --------   ---------   --------
Housing Loan Pool At:
Outstanding Balance (A$000's)......
Number of Loans Outstanding........
Percentage of Delinquent Loans:
    31 to 60 days
       No. of Loans................
       Balance.....................
       Percentage of Period Pool
       Balance.....................
    61 to 90 days
       No. of Loans................
       Balance.....................
       Percentage of Period Pool
       Balance.....................
    91 to 120 days
       No. of Loans................
       Balance.....................
       Percentage of Period Pool
       Balance.....................
   121 to 150 days
       No. of Loans................
       Balance.....................
       Percentage of Period Pool
       Balance.....................
   151 to 180 days
       No. of Loans................
       Balance.....................
       Percentage of Period Pool
       Balance.....................
    181 days or more
       No. of Loans................
       Balance.....................
       Percentage of Period Pool
       Balance.....................
Total Delinquencies
       No. of Loans................
       Balance.....................
       Percentage of Period Pool
       Balance.....................
Foreclosures
       No. of Loans................
       Balance.....................
       Percentage of Period Pool
       Balance.....................
Loss and Recovery Data

                                      S-55

Three Month Period Ending:             MARCH       JUNE     SEPTEMBER   DECEMBER
                                      31, 2005   30, 2005   30, 2005    31, 2005
                                      --------   --------   ---------   --------
    Cumulative Net Losses..........
    Cumulative Net Losses as % of
    Period
    Pool Balance**.................
    3 Month CDR (Constant Default
    Rate)..........................
    6 Month CDR....................
    12 Month CDR...................
    Cumulative Severity %..........
Total Delinquencies and
   Foreclosures
       No. of Loans................
       Balance.....................
       Percentage of Period Pool
       Balance.....................

*     Totals may not sum exactly due to rounding.

**    Loan losses for each period were annualized and are expressed as a percentage of the average outstanding balance for the period

                                      S-56

REPRESENTATIONS AND WARRANTIES

      In addition to those set forth in the prospectus, St.George Bank, in its capacity as seller, will make various representations and warranties to the issuer trustee as of the closing date, unless another date is specified, with respect to the housing loans equitably assigned by it to the issuer trustee, including that:

      o     [each housing loan (other than the reverted housing loans, if any)
            with an LVR greater than 80% (or greater than 75%, in the case of a housing loan with a loan amount in excess of A$1 million secured by a single property) at the time of origination is the subject of a mortgage insurance policy issued by a specified mortgage insurer;]

      o     [there is a lenders mortgage insurance policy with a specified mortgage insurer in place for those housing loans (other than the reverted housing loans, if any) with an LVR of 80% or below (or 75%
            or less, in the case of a housing loan with a loan amount in excess of A$1 million secured by a single property) at the time of origination;] and

      o     as of the cut-off date, each housing loan satisfies the following eligibility criteria:

                  o     [it has an LVR less than or equal to 95% for owner
                        occupied properties (and non-owner-occupied properties
                        for housing loans which were approved on or after July
                        25, 2005); or 90% for non-owner-occupied properties for
                        housing loans approved prior to July 25, 2005;]

                  o     [the borrower does not owe more than A$1,500,000 under
                        the housing loan;] and

                  o     [it is subject to the terms and conditions of: St.George
                        Bank's Fixed Rate Loans, which bear a fixed rate of
                        interest for up to 5 years as of the relevant cut-off
                        date; its Great Australian Home Loan product; its
                        Essential Home Loan product; or its Standard Variable
                        Rate Home Loan product, including sub products of
                        Loyalty Loans, which are entitled to a "loyalty" rate
                        due to a home loan relationship with St.George Bank of 5
                        years or more and Discount Variable Rate Home Loans and
                        Introductory Fixed Rate Home Loans, which are available
                        only for new borrowers to St.George Bank.]

      See "Description of the Trusts--Representations, Warranties and
Eligibility Criteria" in the prospectus. A breach of any of these representations and warranties may result in a repurchase of the applicable housing loans. See "Description of the Trusts--Breach of Representations and
Warranties" in the prospectus.

ADDITIONAL INFORMATION

      The description in this prospectus supplement of the housing loan pool and the mortgaged properties is based upon the housing loan pool as constituted at the close of business on the cut-off date. Prior to the issuance of the offered notes, housing loans may be removed

                                      S-57

from the housing loan pool as a result of incomplete or defective documentation, or if it determined that the housing loan does not satisfy the characteristics described in this prospectus supplement. A limited number of other housing loans may be added to the housing loan pool prior to the issuance of the offered notes in substitution for removed housing loans. The information in this prospectus supplement will be substantially representative of the characteristics of the housing loan pool as it will be constituted at the time the offered notes are issued, although the range of mortgage rates and maturities and some other characteristics of the housing loans in the housing loan pool may vary. In the event housing loans are removed from or added to the housing loan pool after the date hereof, but prior to the closing and consequently any material pool characteristics of the actual housing loan pool differ by 5% or more from the description of the housing loan pool in this prospectus supplement, a current report on Form 8-K describing the final housing loan pool will be filed with the
Securities and Exchange Commission within four business days of the closing date.

      A current report on Form 8-K will be available to purchasers of the offered notes and will be filed by the issuing entity, in its own name, together with the note trust deed, supplementary terms notice and security trust deed, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered notes.

                         THE MORTGAGE INSURANCE POLICIES

GENERAL

      Those housing loans (other than the Reverted Housing Loans (as defined herein)) with an LVR in excess of 80% (or in excess of 75%, in the case of a housing loan with a loan amount greater than A$1 million secured by a single property) at the time of origination are each insured under a specific mortgage insurance policy by [St.George Insurance Pte Ltd], [__________] or [__________].
The seller and the issuer trustee have entered into a lenders' mortgage insurance policy for those housing loans (other than the Reverted Housing Loans
(as defined herein)) with an LVR of 80% or below (or 75% or below, in the case of a housing loan with a loan amount greater than A$1 million secured by a single property) at the time of origination with each of [__________] and
[St.George Insurance Pte Ltd]. Approximately [____]% of the housing loans, which have previously been securitized but which have reverted to the seller (the
"REVERTED HOUSING LOANS"), are insured under specific mortgage insurance policies by [__________] or [__________]. The benefit of each of the specific mortgage insurance policies will be assigned with any housing loan. This section is a summary of the general provisions of the mortgage insurance policies.

SPECIFIC INSURANCE POLICIES

      The seller has entered into a number of specific mortgage insurance policies in relation to each of the housing loans (other than the Reverted
Housing Loans) which had an LVR of over 80% (or over 75%, in the case of a housing loan with a loan amount greater than A$1 million secured by a single property) on the date it was originated, each an "LVR SPECIFIC INSURANCE
POLICY". In addition, the seller has the benefit of specific mortgage insurance policies in relation to each of the Reverted Housing Loans, each a "REVERTED
HOUSING LOAN SPECIFIC INSURANCE POLICY", and together with the LVR Specific
Insurance Policies, each a "SPECIFIC INSURANCE

                                      S-58

POLICY". Each LVR Specific Insurance Policy was provided by any one of
[St.George Insurance Pte Ltd], [__________] or [__________], each an "LVR
SPECIFIC INSURER". Each Reverted Housing Loan Specific Insurance Policy was
provided by [__________] or [__________], each a "REVERTED HOUSING LOAN SPECIFIC
INSURER", and together with an LVR Specific Insurer, each a "SPECIFIC INSURER".

      If the issuer trustee (at the direction of the manager) accepts the seller's offer, the seller will assign in equity its interest in each Specific
Insurance Policy to the issuer trustee on the closing date when it assigns the relevant housing loan and mortgage. The consent of the relevant insurer is required for that assignment, and also for the servicer to service the insured housing loans. The seller is required to ensure that these consents are obtained on or before the closing date.

LVR SPECIFIC INSURANCE POLICIES

Amounts Recoverable

      The amount recoverable under each LVR Specific Insurance Policy will generally be the amount owing in relation to the relevant housing loan
(including unpaid principal, accrued interest at any non-default rate, proper tax, amounts paid by the seller in respect of maintenance and preservation of the property, reasonable enforcement costs, certain limitations and reasonable sale costs (subject in certain instances to the LVR Specific Insurer's consent or to maximum claim thresholds)), less all amounts recovered from enforcement of the mortgage and housing loan and any amounts previously received from the LVR
Specific Insurer.

      Generally, a further advance under a housing loan will only be covered by an LVR Specific Insurance Policy if it is a redraw, complies with the restrictions set out in the prospectus under "St.George Residential Loan
Program--Special Features of the Housing Loans--Further Advances" or if the
relevant insurer has previously consented to that advance. The actual amounts recoverable, and the amounts to be deducted, vary between the policies. For example, rent on the mortgaged property and insurance proceeds not spent on restoration or repair which are received by the issuer trustee may reduce amounts payable by the insurer under an LVR Specific Insurance Policy.

      There are a number of requirements and restrictions imposed on the insured under each LVR Specific Insurance Policy which may entitle the relevant insurer to cancel the policy or reduce the amount of a claim. Depending on the LVR
Specific Insurance Policy, these may include:

      o     the existence of an encumbrance or other interest which affects or has priority over the relevant mortgage;

      o     the relevant mortgage, the relevant housing loan or a guarantee or indemnity relating to the housing loan ceasing to be effective;

      o     if there is a material omission or misstatement by the insured in relation to the policy;

      o     that any premium is not paid when due or within the relevant grace period (if any);

                                      S-59

      o     if there is physical damage to the relevant mortgaged property;

      o     a breach by the insured of the policy; and

      o     certain circumstances which affect the insured's rights or recoveries under the relevant housing loan or mortgage.

Exclusions

      An LVR Specific Insurance Policy may not, depending on its terms, cover any loss arising from specified events, such as war, nuclear occurrence, contamination and requisition by or under the order of any Government authority.

Undertaking

      Under an LVR Specific Insurance Policy, the insured may have an obligation to, among other things:

      o     report arrears or other defaults on the relevant housing loan;

      o     report amounts outstanding under that relevant housing loan;

      o     report the insolvency or bankruptcy of any borrower or guarantor of a housing loan;

      o     report any material physical damage to the property which could result in a claim;

      o     report procedures being taken in respect of a defaulted housing loan
            (including enforcement of the relevant mortgage or the taking of possession of any relevant mortgaged property);

      o     make all claims within a particular period and in a particular form;
            and

      o     ensure that the terms of the relevant housing loan require that a general insurance policy is in place in respect of the relevant mortgaged property.

Variance Between Policies

      Each LVR Specific Insurance Policy has different provisions. The above is a summary of certain provisions - some may not relate to, or may differ from, a particular LVR Specific Insurance Policy. In particular, some LVR Specific
Insurance Policies have an aggregate limit on the total amount which may be claimed by the insured under all LVR Specific Insurance Policies with the relevant LVR Specific Insurer. Furthermore, for the purpose of determining
[St.George Insurance Pte Ltd's] liability under an LVR Specific Insurance Policy for all housing loans assigned to the trust, its limit of liability shall be 5%
of the sum of the original principal balances of all housing loans insured under that LVR Specific Insurance Policy with [St.George Insurance Pte Ltd].

                                      S-60

Servicer Undertakings with Respect to Insurance Policies

      Under the servicing agreement, the servicer undertakes to:

      o     act in accordance with the terms of any mortgage insurance policy;

      o     not do or omit to do anything that would prejudicially affect the rights of the issuer trustee under a mortgage insurance policy; and

      o     promptly make claims and notify the manager when claims are made.

      Under the various insurance policies, the servicer also has certain obligations to report to the insurers in respect of the housing loans (including outstanding principal balance and scheduled principal balance), defaults and proceedings under the Consumer Credit Legislation.

REVERTED HOUSING LOAN SPECIFIC INSURANCE POLICIES

General

      There are [seven] Reverted Housing Loan Specific Insurance Policies with respect to the Reverted Housing Loans. Each Reverted Housing Loan Specific
Insurance Policy was provided by [__________] or [__________].

      Each Reverted Housing Loan Specific Insurance Policy is different.
However, they cover the following matters.

Period of Cover

      The issuer trustee has the benefit of the relevant Reverted Housing Loan
Specific Insurance Policy in respect of each relevant housing loan from the date the relevant Reverted Housing Loan Specific Insurance Policy was entered into by it in respect of the housing loan until the earliest of:

      o     the date the housing loan is repaid in full;

      in the case of the Reverted Housing Loan Specific Insurance Policies from
      [__________] and [__________], the issuer trustee has the benefit of the policy in respect of each relevant housing loan from the date the policy is assigned to it in respect of the housing loan until the earliest of:

      o     the date the housing loan or mortgage securing the housing loan is assigned, transferred or mortgaged (other than under the security trust deed) to a person other than to a person who is or becomes an insured;

      o     the date the housing loan ceases to be secured by the mortgage
            (other than in the case where the mortgage is discharged by the operation of a compulsory acquisition or sale by a government for public purposes);

                                      S-61

      o     the original expiry date of the housing loan or as extended with the consent of the relevant Reverted Housing Loan Specific Insurer or as varied by a court under the Credit Code; or

      o     the date the policy is cancelled in respect of the relevant housing loan in accordance with the policy;

      in the case of all but [one] of the Reverted Housing Loan Specific
      Insurance Policies from [__________], the issuer trustee has the benefit of the policy in respect of each relevant housing loan from the date the policy is assigned to it in respect of the housing loan until the earliest of:

      o     the date (if any) specified as the date on which the insurance expires in relation to the housing loan (unless a claim is notified to the insurer within 14 days after that expiry date, in which case the Reverted Housing Loan Specific Insurance Policy continues in relation to that claim). No such date has been specified in relation to any housing loan;

      o     the date on which a claim is paid by the insurer in relation to that housing loan; or

      o     the date on which the insurance is cancelled in accordance with the
            Insurance Contracts Act 1984. That Act allows an insurer to cancel a policy if, among other things, the insured breaches its duty of utmost good faith, made a misrepresentation during negotiations for the policy, fails to comply with the policy or makes a fraudulent claim under any policy subsisting at that time.

Cover for Losses

      In the case of the Reverted Housing Loan Specific Insurance Policies from
[__________] and [__________], each Reverted Housing Loan Specific Insurer is obliged to pay to the issuer trustee the loss in respect of a housing loan, equal to the aggregate of:

      o     the balance of the housing loan at the loss date together with any interest and certain fees or charges outstanding at the loss date
            (as described below);

      o     fees and charges paid or incurred by the insured on or before the loss date; and

      o     such other amounts which the relevant Reverted Housing Loan Specific
            Insurer, in its absolute discretion, approves,

which the issuer trustee is entitled to recover under the housing loan contract or any mortgage guarantee,

less deductions including:

      o     the sale price of, or compensation for (in the case of compulsory acquisition), the relevant mortgaged property;

                                      S-62

      o     any amount received by the issuer trustee under any collateral security;

      o     rents and other profits or proceeds in relation to the relevant mortgaged property;

      o     sums received under any policy of insurance relating to the relevant mortgaged property not applied in restoration or repair;

      o     the value of the issuer trustee's interest in the relevant mortgaged property in the case of foreclosure;

      o     any interest whether capitalized or not that exceeds interest at the lesser of the rate on the such other amounts (including fines or penalties) and the rate, if any, prescribed by Consumer Credit
            Legislation;

      o     any fees or charges whether capitalized or not, that are not of the type or which exceed the maximum amounts specified below:

                  o     premiums for general insurance policies, levies and
                        other charges payable to a body corporate under a strata
                        title system, rates, taxes and other statutory charges;

                  o     reasonable and necessary legal and other fees and
                        disbursements of enforcing or protecting the issuer
                        trustee's rights under the housing loan contract, up to
                        the maximum amount stated in the schedule to the
                        Reverted Housing Loan Specific Insurance Policy;

                  o     repair, maintenance and protection of the mortgaged
                        property, up to the maximum amount or proportion of the
                        value of the property stated in the schedule to the
                        Reverted Housing Loan Specific Insurance Policy;

                  o     reasonable costs of the sale of the mortgaged property
                        by the issuer trustee, up to the maximum amount stated
                        in the schedule to the Reverted Housing Loan Specific
                        Insurance Policy,

                        provided that if the Consumer Credit Code applies to the
                        housing loan then fees and charges that exceed the fees
                        and charges recoverable under the Consumer Credit Code
                        (less any amount that must be accounted for to the
                        borrower and the mortgagor) shall be excluded;

      o     losses directly arising out of the physical damage to the property other than:

                  o     losses arising from fair, wear and tear; or

                  o     losses which were recovered and applied in the
                        restoration or repair of the mortgaged property prior to
                        the loss date or which were recovered under a policy of
                        insurance and were applied to reduce the amount
                        outstanding under the housing loan;

                                      S-63

      o     any amounts by which a claim may be reduced under that Reverted
            Housing Loan Specific Insurance Policy; and

      o     any deductible or other amount specified in the schedule in respect of the housing loan.

      In the case of the Reverted Housing Loan Specific Insurance Policies from
[__________], the insurer is obliged to pay to the issuer trustee the loss in respect of a housing loan, equal to the aggregate of:

      o     the balance of the housing loan on the day the relevant mortgaged property is sold;

      o     interest on the balance of the housing loan on the date the relevant mortgaged property is sold, for a maximum of 30 days; and

      o     certain costs on sale of the relevant mortgaged property, including insurance premiums, break costs (in respect of one policy), rates, land tax, reasonable and necessary legal fees and disbursements (up to a maximum of A$5,000 in respect of one policy), reasonable commissions and advertising and valuation costs, reasonable and necessary costs of maintenance (but not restoration) up to A$1,500, or A$1,000 in respect of one policy (or greater with the insurer's consent), certain amounts for goods and services tax,

less deductions including:

      o     any gross proceeds of sale of the relevant mortgaged property or compensation for resumption or compulsory acquisition of the relevant mortgaged property or any collateral security;

      o     except with respect to [three] Reverted Housing Loan Specific
            Insurance Policies, from [__________], any amount received by the issuer under any collateral security;

      o     rents and other profits in relation to the relevant mortgaged property or collateral security;

      o     sums received under any policy of insurance relating to the relevant mortgage property not applied in restoration;

      o     except with respect to [one] Reverted Housing Loan Specific
            Insurance Policy, from [_____], all amounts recovered from the exercise of the insured's rights relating to any collateral security;

      o     any other amounts received in relation to the relevant mortgage or collateral security, including any amounts received from the relevant borrower or guarantor; and

      o     except with respect to [one] Reverted Housing Loan Specific
            Insurance Policy, from [_____], any amount incurred by the issuer trustee in respect of any goods and services tax to the extent a credit is available to the issuer trustee for that tax.

                                      S-64

      The loss date for a housing loan includes the date on which the relevant mortgaged property is sold, the date on which the relevant mortgaged property is foreclosed on, or such date as the relevant Reverted Housing Loan Specific
Insurer otherwise agrees. Under the Reverted Housing Loan Specific Insurance
Policies from [__________] and [__________], the loss date also includes where the relevant mortgaged property is compulsorily acquired or sold by a government for public purposes.

      In addition, under the Reverted Housing Loan Specific Insurance Policies from [__________] and [__________], the amount payable by the insured in respect of a housing loan will not exceed the amount required to pay out that housing loan in accordance with the Consumer Credit Legislation on the last date prior to the relevant loss date on which such payment could be made.

Issuer Trustee's Interest Extinguished

      Under [two] Reverted Housing Loan Specific Insurance Policies from
[__________], if the issuer trustee assigns its equitable interest in a housing loan to the seller then the seller will be entitled to the benefit of the related Reverted Housing Loan Specific Insurance Policy in so far as it applies to the relevant housing loan.

Refusal or Reduction in Claim

      Under the Reverted Housing Loan Specific Insurance Policies from
[__________] and [__________] and [one] policy from [__________], the amount of a claim may be refused or reduced by the relevant Reverted Housing Loan Specific
Insurer for any loss in respect of a housing loan by the amount that fairly represents the extent to which the interest of the relevant Reverted Housing
Loan Specific Insurer has been prejudiced by St.George Bank's or the issuer trustee's (or the manager on its behalf) failure to comply with any condition, provision or requirement of the policy.

      Under the remaining Reverted Housing Loan Specific Insurance Policy from
[__________], the amount of a claim may be reduced or cancelled by [__________]
in the following circumstances:

      o     the once-only fee is not paid by the seller;

      o     the relevant mortgage or housing loan is not enforceable;

      o     there ceases to be a servicer approved by [________] to service the housing loans for the issuer trustee;

      o     the loss arises because the issuer trustee has consented to:

                  o     the creation of any lease, license, easement,
                        restriction or other notification affecting mortgaged
                        property; or

                                      S-65

                  o     an increase in or acceleration of the payment obligation
                        of the relevant borrower under any security interest
                        which has priority over the insured mortgage;

      o     the loss arises because of any false or misleading statement, assurance or representation to the relevant borrower or any relevant guarantor; or

      o     there is any non-disclosure or misrepresentation arising from information in relation to the Reverted Housing Loan Specific
            Insurance Policy or the duty of disclosure under the Reverted
            Housing Loan Specific Insurance Policy is breached.

Undertakings

      Under the Reverted Housing Loan Specific Insurance Policies from
[__________] and [__________], the issuer trustee, or the manager on its behalf, is required, among other things, to:

      o     pay any premium within 28 days of the date of that Reverted Housing
            Loan Specific Insurance Policy;

      o     not make any misrepresentation or breach the duty of disclosure;

      o     ensure there is a mortgage manager in respect of the housing loan at all times and, in certain circumstances, replace that mortgage manager;

      o     ensure there is a condition in the loan contract for a housing loan that the mortgaged property is kept insured under an approved general insurance policy;

      o     where a mortgage is not a first mortgage, take such action as the relevant Reverted Housing Loan Specific Insurer may require with respect to that prior mortgage;

      o     if a housing loan is for the purpose of (either solely or partly) or in connection with, the construction, refurbishment or renovation of any building the issuer trustee must not, other than in accordance with the lending guidelines, make any advance:

                  o     before the borrower (and the mortgagor if not the
                        borrower) and the builder have entered into a contract
                        which precludes the borrower (and the mortgagor if not
                        the borrower) from being charged more than a specified
                        price inclusive of all expenses;

                  o     intended to be paid to the builder before the building
                        has been inspected in accordance with the relevant
                        Reverted Housing Loan Specific Insurance Policy to
                        ensure that construction is sound and substantially in
                        accordance with plans and specifications;

                  o     after a default without the approval of the relevant
                        Reverted Housing Loan Specific Insurer;

                                      S-66

      o     notify the relevant Reverted Housing Loan Specific Insurer of any additional advance made on the security of the mortgaged property, and where the additional advance is approved under the relevant
            Reverted Housing Loan Specific Insurance Policy, pay any additional premium required by the relevant Reverted Housing Loan Specific
            Insurer;

      o     ensure the mortgage has been duly registered with the land titles office in the State or Territory in which the property is situated
            (or the mortgage has been lodged for registration in accordance with the normal practice of the jurisdiction and it has not been rejected); and

      o     ensure the loan contract for the housing loan, any mortgage guarantee or any collateral security is duly stamped in each relevant State or Territory (or all steps required by the relevant
            State or Territory stamp office have been taken and the issuer trustee pays stamp duty when it falls due).

      Under all but [one] of the Reverted Housing Loan Specific Insurance
Policies from [__________], the issuer trustee, or the manager on its behalf, is required to, among other things:

      o     administer and manage each housing loan, or appoint the servicer to do so on its behalf;

      o     seek the insurer's consent to advance additional amounts under a housing loan (except for any redraw);

      o     follow the procedures of a prudent lender in preparing,
            administering and managing any insured mortgage, collateral security and housing loan;

      o     not vary an insured mortgaged or housing loan only with the insurer's consent (including any variation involving capitalization or deferment of installments; partial discharge, release or substitution of security and change of borrower or guarantor);

      o     protect its rights under each insured mortgage, including
            maintaining and not deferring its right to take action to recover loan amounts, maintain enforceability of the insured mortgage and not discharge an insured mortgage;

      o     do everything reasonable to protect its interest in the relevant mortgaged property;

      o     notify the insurer immediately on becoming aware that the relevant mortgaged property is defective, damaged, has been vacated or is contaminated;

      o     ensure that the relevant terms of a housing loan require the borrower to take out and maintain a general insurance policy in relation to the relevant mortgaged policy; and

      o     an event occurs in relation to a housing loan, the issuer trustee must follow the procedures of a prudent lender in administering and managing that housing loan and the relevant insured mortgage and any collateral security. The issuer trustee must report certain events of default to the insurer within 14 days of their occurrence, and

                                      S-67

            must consult with the insurer following any default. The insurer must also be informed of information relating to enforcement of insured mortgages.

      Under the remaining Reverted Housing Loan Specific Insurance Policy from
[__________], the issuer trustee, or the manager on its behalf, is required to, among other things:

      o     if there are building works in the course of construction on any mortgaged property or any mortgaged property is in the course of subdivision, retain an adequate proportion of the housing loan sufficient to ensure that the work may be completed (and the insurer may require the completion of such construction or subdivision before any claim may be made under the Reverted Housing Loan
            Specific Insurance Policy, in which case any amounts expended by in excess of the principal sum of the insured mortgage must not be included in the claim and will not be recoverable);

      o     ensure that all property subject to any collateral security is at all times insured under a general insurance policy in the name of the owner of that property, with the mortgagee's interest noted on the policy, against damage by fire, storm and tempest, impact, malicious damage and other hazards usually the subject of insurance;

      o     if any mortgaged property suffers any material physical loss or damage from any cause whatsoever, no claim other than cash flow cover under the Reverted Housing Loan Specific Insurance Policy may
            be made unless that property has been restored to its condition immediately before such loss or damage or the insurer otherwise consents to the making of that claim. The costs of restoration shall not be included in any claim and shall not be recoverable;

      o     to the extent reasonably practicable ensure that the borrower has complied with all conditions of the insured mortgage and to the insurer's approval of the insured mortgage for insurance under the
            Reverted Housing Loan Specific Insurance Policy;

      o     notify the insurer within 14 days after becoming aware of any material physical loss or damage to any mortgaged property;

      o     not be entitled to enforce any claim under the Reverted Housing Loan
            Specific Insurance Policy unless any proceedings are commenced within two years after the default; and

      o     appoint such person as the insurer shall approve to manage the insured mortgage and all other collateral security, instead of the servicer.

Actions Requiring Consent

      Under the Reverted Housing Loan Specific Insurance Policies from
[__________] and [__________], neither the issuer trustee nor the manager on its behalf, shall, without the prior approval of the relevant Reverted Housing Loan
Specific Insurer, among other things:

      o     make any additional advance (in certain circumstances) upon the security of the property that ranks for payment ahead of the housing loan;

                                      S-68

      o     materially alter the terms of the housing loan contract, any mortgage guarantee or any collateral security; or

      o     allow its rights to be reduced against the borrower, the mortgagor, any mortgage guarantor, any provider of any collateral security or the mortgaged property.

      o     approve any transfer or assignment of the mortgaged property without full discharge of the housing loan;

      o     contravene any provision of the relevant Reverted Housing Loan
            Specific Insurance Policy; or

      o     consent to a further advance by an approved prior mortgagee upon the security of the approved prior mortgage.

      Under all but [one] of the Reverted Housing Loan Specific Insurance
Policies from [__________], neither the issuer trustee nor the manager on its behalf shall, without the prior approval of the insurer, among other things:

      o     discharge the insured mortgage of any collateral security, either in whole or in part; or

      o     accept a sale price for the insured property that will result in a claim.

      Under the [remaining] Reverted Housing Loan Specific Insurance Policy from
[__________], neither the issuer trustee nor the manager on its behalf shall, without the prior approval of the insurer, among other things:

      o     advance any additional moneys (in certain circumstances) secured by any collateral security, other than for payment of the maintenance or protection of any mortgaged property or for payments of any security after a default;

      o     postpone any collateral security;

      o     vary any right of recovery against the borrower or any other security provider or grant any time or other indulgence to any of them; or

      o     vary the terms or conditions of the insured mortgage or any collateral security or consent to the variation of the terms or conditions of any mortgage or other security having priority to any collateral security.

Exclusions

      The Reverted Housing Loan Specific Insurance Policies from [__________]
and [__________] do not cover any loss arising from:

      o     any war or warlike activities;

                                      S-69

      o     the use, existence or escape of nuclear weapons material or ionizing radiation from or contamination by radioactivity from any nuclear fuel or nuclear waste from the nuclear fuel;

      o     the existence or escape of any pollution or environmentally hazardous material;

      o     the fact that the housing loan, any mortgage or guarantee or any collateral security is void or unenforceable; or

      o     where Consumer Credit Legislation applies, any failure of the housing loan contract, any mortgage or guarantee or Collateral
            Security to comply with the requirements of the Consumer Credit
            Legislation.

      With the exception of [one] policy, each of the Reverted Housing Loan
Specific Insurance Policies from [__________] do not cover any loss arising from:

      o     interest charged in advance;

      o     default interest;

      o     early repayment fees;

      o     higher rate interest payable because of failure to make prompt payment (only in respect of [two] of these policies);

      o     break costs;

      o     fines, fees or charges debited to the housing loan;

      o     costs of restoration following damage to or destruction of the relevant mortgaged property;

      o     costs of removal, clean up and restoration arising from
            contamination of the relevant mortgaged property;

      o     additional funds advanced to the relevant borrower without the insurer's consent other than any redraw;

      o     amounts paid to complete improvements;

      o     cost overruns (only in respect of [two] of these policies);

      o     any civil and criminal penalties imposed under legislation, including the Consumer Credit Code; and

      o     amounts attributable to any breach or noncompliance of the Managed
            Investments Act 1998 of Australia and/or a managed investments scheme as defined in that Act (only in respect of [two] policies).

                                      S-70

      The remaining Reverted Housing Loan Specific Insurance Policy from
[__________] does not cover any loss arising from:

      o     a claim being made under, the requirement for material expenditure under, or the cessation or alteration of any business or activity conducted or to be conducted on any secured property because of, any environmental law;

      o     there being any contaminant on or affecting any mortgaged property;

      o     any collateral security not having or ceasing to have the priority it is specified as having in the Reverted Housing Loan Specific
            Insurance Policy or, if no such priority is specified, first ranking priority;

      o     any collateral security not being validly registered;

      o     any physical loss or damage to any mortgaged property;

      o     any fine or penalty or liability to pay damages or compensation of any kind;

      o     the fact that the housing loan, any mortgage or guarantee or any collateral security not being or ceasing to be valid and enforceable according to its terms or any moneys not being or ceasing to be recoverable;

      o     war, invasion, act of foreign enemy, hostilities (whether war is declared or not), civil war, rebellion, revolution, insurrection or the use of the military or usurped power;

      o     any order of any government public or local authority involving the confiscation, nationalisation, requisition or damage of any property; and

      o     ionising radiations or contamination by radioactivity from any nuclear waste or from the combustion of nuclear fuel, including nuclear.

Claims

      Under the Reverted Housing Loan Specific Insurance Policies from
[__________] and [__________], a claim for a loss in respect of an insured loan must be lodged within 28 days after the loss date unless in its absolute discretion the relevant Reverted Housing Loan Specific Insurer otherwise agrees.
Where a claim is not lodged within 28 days after the loss date the claim shall be reduced for any loss and damage the relevant Reverted Housing Loan Specific
Insurer suffers by reason of the delay in lodgment of the claim.

      Under the Reverted Housing Loan Specific Insurance Policies from
[__________], a claim may be made under a Reverted Housing Loan Specific
Insurance Policy:

      o     when the relevant mortgaged property has been sold;

      o     when the insurer so requests, prior to the sale; or

      o     where a prior ranking mortgagee has sold the relevant mortgaged property.

                                      S-71

      Claims are payable within 14 days of receipt by the relevant Reverted
Housing Loan Specific Insurer of the completed claim form.

      After making a claim, [__________] or [__________], as applicable, may require an assignment to it by the issuer trustee of the relevant insured mortgage, mortgage guarantee and any collateral security, require the issuer trustee to appoint [__________] or [__________], as applicable, as its attorney to exercise the rights of the issuer trustee in relation to the insured mortgage, mortgage guarantee and any collateral security, require the issuer trustee to take such action (including legal proceedings) in relation to the relevant insured mortgage, mortgage guarantee or collateral security as the relevant insurer requests, or require the issuer trustee to undertake and certify that the relevant insured mortgage, mortgage guarantee or collateral security is valid.

      After making a claim, [__________] may require an assignment to it by the issuer trustee of the relevant insured mortgage and any collateral security
(only in respect of [two] of these policies) or require the issuer trustee to appoint [__________] as its attorney to take action in relation to the insured mortgage and any collateral security.

After a Claim

      In the case of the Reverted Housing Loan Specific Insurance Policies from
[__________] and [__________], any amount received by the issuer trustee in relation to a housing loan which is subject to a claim under a Reverted Housing
Loan Specific Insurance Policy must be notified to the relevant Reverted Housing
Loan Specific Insurer immediately and will be:

      o     immediately paid to the relevant Reverted Housing Loan Specific
            Insurer, to the extent that the relevant Reverted Housing Loan
            Specific Insurer has wholly or partly paid a claim; or

      o     applied to reduce the balance of the amount payable by the insurer, to the extent that the claim has not been paid.

      Any such amount received will be held on trust for the relevant Reverted
Housing Loan Specific Insurer pending such payment.

      In the case of the Reverted Housing Loan Specific Insurance Policies from
[__________], any amount received by the issuer trustee in relation to a housing loan after a claim has been paid under the relevant Reverted Housing Loan
Specific Insurance Policy is payable to the insurer, except (in the case of all but [one] of these policies) if a loss remains after that claim in which case amounts recovered are to be shared pro rata between the insurer and the issuer trustee.

LENDERS MORTGAGE INSURANCE POLICIES

GENERAL

      The seller has entered into a lender's mortgage insurance policy with each of [St.George Insurance Pte Ltd] and [__________], the "LMI POLICIES", to cover housing loans that had an

                                      S-72

LVR of 80% or below (or 75% or below, in the case of a housing loan with a loan amount greater than A$1 million) as of the date on which they were originated.
Under the LMI Policies, [St.George Insurance Pte Ltd] and [__________], each an
"LMI INSURER", will insure the issuer trustee with effect from the closing date for losses and in respect of the housing loans which are covered by the LMI
Policies. Each LMI Policy attaches a list of the insured housing loans.

PERIOD OF COVER

      The issuer trustee has the benefit of the relevant LMI Policy in respect of each relevant housing loan from the date the relevant LMI Policy is assigned to it in respect of the housing loan until the earliest of:

      o     the date the housing loan is repaid in full; or

      in the case of the LMI Policy from [St.George Insurance Pte Ltd], the issuer trustee has the benefit of the policy in respect of each relevant housing loan from the date the policy is assigned to it in respect of the housing loan until the earliest of:

      o     the date the housing loan or mortgage securing the housing loan is assigned, transferred or mortgaged (other than under the security trust deed) to a person other than to a person who is or becomes an insured;

      o     the date the housing loan ceases to be secured by the mortgage
            (other than in the case where the mortgage is discharged by the operation of a compulsory acquisition or sale by a government for public purposes);

      o     the original expiry date of the housing loan or as extended with the consent of the LMI Insurer or as varied by a court under the Credit
            Code; or

      o     the date the policy is cancelled in respect of the relevant housing loan in accordance with the policy;

      in the case of the LMI Policy from [__________], the issuer trustee has the benefit of the policy in respect of each relevant housing loan from the date the policy is assigned to it in respect of the housing loan until the earliest of:

      o     the date (if any) specified as the date on which the insurance expires in relation to the housing loan (unless a claim is notified to the insurer within 14 days after that expiry date, in which case the LMI Policy continues in relation to that claim). No such date has been specified in relation to any housing loan;

      o     the date on which a claim is paid by the insurer in relation to that housing loan;

      o     the date on which the insurance is cancelled in accordance with the
            Insurance Contracts Act 1984; or

                                      S-73

      o     immediately and automatically if at any time a redraw or a further advance is allowed in respect of the housing loan which does not comply with the terms set forth in the LMI Policy from [__________].

COVER FOR LOSSES

      In the case of the LMI Policy from [St.George Insurance Pte Ltd], the insurer is obliged to pay to the issuer trustee the loss in respect of a housing loan, equal to the aggregate of:

      o     the balance of the housing loan at the loss date together with any interest and certain fees or charges outstanding at the loss date
            (as described below);

      o     fees and charges paid or incurred by the insured on or before the loss date; and

      o     such other amounts which the insurer, in its absolute discretion, approves,

which the issuer trustee is entitled to recover under the housing loan contract or any mortgage guarantee,

less deductions including:

                  o     the sale price of, or compensation for (in the case of
                        compulsory acquisition), the relevant mortgaged
                        property;

                  o     any amount received by the issuer trustee under any
                        collateral security;

                  o     rents and other profits or proceeds in relation to the
                        relevant mortgaged property;

                  o     sums received under any policy of insurance relating to
                        the relevant mortgaged property not applied in
                        restoration or repair;

      o     the value of the issuer trustee's interest in the relevant mortgaged property in the case of foreclosure;

      o     any interest whether capitalized or not that exceeds interest at the lesser of the rate on the such other amounts (including fines or penalties) and the rate, if any, prescribed by Consumer Credit
            Legislation;

      o     any fees or charges whether capitalized or not, that are not of the type or which exceed the maximum amounts specified below:

                  o     premiums for general insurance policies, levies and
                        other charges payable to a body corporate under a strata
                        title system, rates, taxes and other statutory charges;

                  o     reasonable and necessary legal and other fees and
                        disbursements of enforcing or protecting the issuer
                        trustee's rights under the housing loan contract, up to
                        the maximum amount stated in the schedule to the LMI
                        Policy;

                                      S-74

                  o     repair, maintenance and protection of the mortgaged
                        property, up to the maximum amount or proportion of the
                        value of the property stated in the schedule to the LMI
                        Policy;

                  o     reasonable costs of the sale of the mortgaged property
                        by the issuer trustee, up to the maximum amount stated
                        in the schedule to the LMI Policy,

                        provided that if the Consumer Credit Code applies to the
                        housing loan then fees and charges that exceed the fees
                        and charges recoverable under the Consumer Credit Code
                        (less any amount that must be accounted for to the
                        borrower and the mortgagor) shall be excluded;

      o     losses directly arising out of the physical damage to the property other than:

                  o     losses arising from fair, wear and tear; or

                  o     losses which were recovered and applied in the
                        restoration or repair of the mortgaged property prior to
                        the loss date or which were recovered under a policy of
                        insurance and were applied to reduce the amount
                        outstanding under the housing loan;

      o     any amounts by which a claim may be reduced under that LMI Policy;
            and

      o     any deductible or other amount specified in the schedule in respect of the housing loan.

      In the case of the LMI Policy from [__________], the insurer is obliged to pay to the issuer trustee the loss in respect of a housing loan, equal to the aggregate of:

      o     the balance of the housing loan on the day the relevant mortgaged property is sold;

      o     interest on the balance of the housing loan on the date the relevant mortgaged property is sold, for a maximum of 30 days; and

      o     certain costs on sale of the relevant mortgaged property, including insurance premiums, rates, land tax, reasonable and necessary legal fees and disbursements, reasonable commissions and advertising and valuation costs, reasonable and necessary costs of maintenance (but not restoration) up to A$1,500 (or greater with the insurer's consent), certain amounts for goods and services tax,

less deductions including:

      o     any gross proceeds of sale of the relevant mortgaged property or compensation for resumption or compulsory acquisition of the relevant mortgaged property or any collateral security;

      o     any amount received by the issuer under any collateral security;

                                      S-75

      o     rents and other profits in relation to the relevant mortgaged property or collateral security;

      o     sums received under any policy of insurance relating to the relevant mortgage property not applied in restoration;

      o     all amounts recovered from the exercise of the insured's rights relating to any collateral security;

      o     any other amounts received in relation to the relevant mortgage or collateral security, including any amounts received from the relevant borrower or guarantor; and

      o     any amount incurred by the issuer trustee in respect of any goods and services tax to the extent a credit is available to the issuer trustee for that tax.

      The loss date for a housing loan includes the date on which the relevant mortgaged property is sold or such date as the relevant insurer otherwise agrees. Under the LMI Policy from [St.George Insurance Pte Ltd], the loss date also includes the date on which the relevant mortgaged property is foreclosed
on.

      In addition, under the LMI Policy from [St.George Insurance Pte Ltd], the amount payable by the insured in respect of a housing loan will not exceed the amount required to pay out that housing loan in accordance with the Consumer
Credit Legislation on the last date prior to the relevant loss date on which such payment could be made.

ISSUER TRUSTEE'S INTEREST EXTINGUISHED

      Under the LMI Policy from [St.George Insurance Pte Ltd], if the issuer trustee assigns its equitable interest in a housing loan to the seller then the seller will be entitled to the benefit of the LMI Policy in so far as it applies to the relevant housing loan.

REFUSAL OR REDUCTION IN CLAIM

      Under the LMI Policies, the amount of a claim may be refused or reduced by the relevant LMI Insurer for any loss in respect of a housing loan by the amount that fairly represents the extent to which the interest of the relevant LMI
Insurer has been prejudiced by St.George Bank's or the issuer trustee's (or the manager on its behalf) failure to comply with any condition, provision or requirement of the policy.

      Under the LMI Policy from [__________], the amount of a claim may be reduced or cancelled by [__________] in the following circumstances:

      o     the once-only fee is not paid by the seller;

      o     the relevant mortgage or housing loan is not enforceable;

      o     there ceases to be a servicer approved by [__________] to service the housing loans for the issuer trustee;

                                      S-76

      o     the loss arises because the issuer trustee has consented to:

                  o     the creation of any lease, license, easement,
                        restriction or other notification affecting mortgaged
                        property; or

                  o     an increase in or acceleration of the payment obligation
                        of the relevant borrower under any security interest
                        which has priority over the insured mortgage;

      o     the loss arises because of any false or misleading statement, assurance or representation to the relevant borrower or any relevant guarantor; or

      o     there is any non-disclosure or misrepresentation arising from information in relation to the LMI Policy or the duty of disclosure under the LMI Policy is breached.

UNDERTAKINGS

      Under the LMI Policy from [St.George Insurance Pte Ltd], the issuer trustee, or the manager on its behalf, is required, among other things, to:

      o     pay any premium within 28 days of the date of the LMI Policy;

      o     not make any misrepresentation or breach the duty of disclosure;

      o     ensure there is a mortgage manager in respect of the housing loan at all times and, in certain circumstances, replace that mortgage manager;

      o     ensure there is a condition in the loan contract for a housing loan that the mortgaged property is kept insured under an approved general insurance policy;

      o     where a mortgage is not a first mortgage, take such action as
            [St.George Insurance Pte Ltd] may require with respect to that prior mortgage;

      o     if a housing loan is for the purpose of (either solely or partly) or in connection with, the construction, refurbishment or renovation of any building the issuer trustee must not, other than in accordance with the lending guidelines, make any advance:

                  o     before the borrower (and the mortgagor if not the
                        borrower) and the builder have entered into a contract
                        which precludes the borrower (and the mortgagor if not
                        the borrower) from being charged more than a specified
                        price inclusive of all expenses;

                  o     intended to be paid to the builder before the building
                        has been inspected in accordance with the LMI Policy to
                        ensure that construction is sound and substantially in
                        accordance with plans and specifications;

                  o     after a default without the approval of [St.George
                        Insurance Pte Ltd];

                                      S-77

      o     notify the insurer of any additional advance made on the security of the mortgaged property, and where the additional advance is approved under the LMI Policy pay any additional premium required by the insurer;

      o     ensure the mortgage has been duly registered with the land titles office in the State or Territory in which the property is situated
            (or the mortgage has been lodged for registration in accordance with the normal practice of the jurisdiction and it has not been rejected); and

      o     ensure the loan contract for the housing loan, any mortgage guarantee or any collateral security is duly stamped in each relevant State or Territory (or all steps required by the relevant
            State or Territory stamp office have been taken and the issuer trustee pays stamp duty when it falls due).

      Under the LMI Policy from [__________], the issuer trustee, or the manager on its behalf, is required, among other things:

      o     to administer and manage each housing loan, or appoint the servicer to do so on its behalf;

      o     to seek the insurer's consent to advance additional amounts under a housing loan (except as otherwise provided with respect to certain redraws and further advances);

      o     to follow the procedures of a prudent lender in preparing, administering and managing any insured mortgage, collateral security and housing loan;

      o     not to vary an insured mortgaged or housing loan only with the insurer's consent (including any variation involving capitalization or deferment of installments; partial discharge, release or substitution of security and change of borrower or guarantor);

      o     to protect its rights under each insured mortgage, including maintaining and not deferring its right to take action to recover loan amounts, maintain enforceability of the insured mortgage and not discharge an insured mortgage;

      o     to do everything reasonable to protect its interest in the relevant mortgaged property;

      o     to notify the insurer immediately on becoming aware that the relevant mortgaged property is defective, damaged, has been vacated or is contaminated;

      o     to ensure that the relevant terms of a housing loan require the borrower to take out and maintain a general insurance policy in relation to the relevant mortgaged policy; and

      o     if an event occurs in relation to a housing loan, the issuer trustee must follow the procedures of a prudent lender in administering and managing that housing loan and the relevant insured mortgage and any collateral security. The issuer trustee must report certain events of default to the insurer within 14 days of their occurrence, and

                                      S-78

            must consult with the insurer following any default. The insurer must also be informed of information relating to enforcement of insured mortgages.

ACTIONS REQUIRING CONSENT

      Under the LMI Policy from [St.George Insurance Pte Ltd], neither the issuer trustee nor the manager on its behalf, shall, without the prior approval of the insurer, among other things:

      o     make any additional advance (in certain circumstances) upon the security of the property that ranks for payment ahead of the housing loan;

      o     materially alter the terms of the housing loan contract, any mortgage guarantee or any collateral security; or

      o     allow its rights to be reduced against the borrower, the mortgagor, any mortgage guarantor, any provider of any collateral security or the mortgaged property.

      o     approve any transfer or assignment of the mortgaged property without full discharge of the housing loan;

      o     contravene any provision of the LMI Policy; or

      o     consent to a further advance by an approved prior mortgagee upon the security of the approved prior mortgage.

      Under the LMI Policy from [__________], neither the issuer trustee nor the manager on its behalf shall, without the prior approval of the insurer, among other things:

      o     discharge the insured mortgage of any collateral security, either in whole or in part; or

      o     accept a sale price for the insured property that will result in a claim.

EXCLUSIONS

      The LMI Policy from [St.George Insurance Pte Ltd] does not cover any loss arising from:

      o     any war or warlike activities;

      o     the use, existence or escape of nuclear weapons material or ionizing radiation from or contamination by radioactivity from any nuclear fuel or nuclear waste from the nuclear fuel;

      o     the existence or escape of any pollution or environmentally hazardous material;

      o     the fact that the housing loan, any mortgage or guarantee or any collateral security is void or unenforceable; or

                                      S-79

      o     where Consumer Credit Legislation applies, any failure of the housing loan contract, any mortgage or guarantee or Collateral
            Security to comply with the requirements of the Consumer Credit
            Legislation.

      The LMI Policy from [__________] does not cover certain amounts in relation to a housing loan, including:

      o     interest charged in advance;

      o     default interest;

      o     early repayment fees;

      o     higher rate interest payable because of failure to make prompt payment;

      o     break costs;

      o     fines, fees or charges debited to the housing loan;

      o     costs of restoration following damage to or destruction of the relevant mortgaged property;

      o     costs of removal, clean up and restoration arising from
            contamination of the relevant mortgaged property;

      o     additional funds advanced to the relevant borrower without the insurer's consent (other than redraws and further advances made in accordance with the terms of the LMI Policy);

      o     amounts paid to complete improvements;

      o     cost overruns;

      o     any civil and criminal penalties imposed under legislation, including the Consumer Credit Code; and

      o     amounts attributable to any breach or noncompliance of the Managed
            Investments Act 1998 of Australia and/or a managed investments scheme as defined in that Act.

CLAIMS

      Under the LMI Policy from [St.George Insurance Pte Ltd], a claim for a loss in respect of an insured loan must be lodged within 28 days after the loss date unless in its absolute discretion the insurer otherwise agrees. Where a claim is not lodged within 28 days after the loss date the claim shall be reduced for any loss and damage the insurer suffers by reason of the delay in lodgment of the claim.

      Under the LMI Policy from [__________], a claim may be made under the LMI
Policy:

                                      S-80

      o     when the relevant mortgaged property has been sold;

      o     when the insurer so requests, prior to the sale; or

      o     where a prior ranking mortgagee has sold the relevant mortgaged property.

      A claim should be lodged within 30 days of sale of the relevant mortgaged property, or on request by the insurer together with supporting documents and information.

      Claims are payable within 14 days of receipt by [__________] of the completed claim form.

      After making a claim, [__________] may require an assignment to it by the issuer trustee of the relevant insured mortgage and any collateral security or require the issuer trustee to appoint [__________] as its attorney to take action in relation to the insured mortgage and any collateral security.

AFTER A CLAIM

      In the case of the LMI Policy from [St.George Insurance Pte Ltd], any amount received by the issuer trustee in relation to a housing loan which is subject to a claim under the LMI Policy must be notified to [St.George Insurance
Pte Ltd] immediately and will be:

      o     immediately paid to [St.George Insurance Pte Ltd], to the extent that [St.George Insurance Pte Ltd] has wholly or partly paid a claim; or

      o     applied to reduce the balance of the amount payable by [St.George
            Insurance Pte Ltd] to the extent that the claim has not been paid.

      Any such amount received will be held on trust for [St.George Insurance
Pte Ltd] pending such payment.

      In the case of the LMI Policy from [__________], any amount received by the issuer trustee in relation to a housing loan after a claim has been paid under the LMI Policy is payable to the insurer, except if a loss remains after that claim in which case amounts recovered are to be shared pro rata between the insurer and the issuer trustee.

DESCRIPTION OF THE MORTGAGE INSURERS

ST.GEORGE INSURANCE PTE LTD

      St.George Insurance Pte Ltd is a wholly owned subsidiary of St.George Bank
Limited. St.George Insurance Pte Ltd provides mortgage insurance to St.George
Bank Limited for residential lending products and was established for this purpose in 1989.

      St.George Insurance Pte Ltd has an independent board of directors and is domiciled in [Singapore] with three of the directors being external to the
St.George Bank Group. It operates independently from St.George Bank Limited and is responsible for its own profitability and

                                      S-81

returns upon equity. St.George Insurance Pte Ltd currently mortgage insures in excess of A$[20] billion of the St.George Bank Limited residential lending portfolio.

      As of [March 31, 2005] it had shareholders equity of A$[196.950] million, reserves of A$[154.077] million and current assets of A$[252.808] million. The profit after tax for the half year to [March 2005] was A$[27.859] million which represented a return on equity of [32.25]%.

      St.George Insurance Pte Ltd is independently rated [A by S&P, A2 by
Moody's and AA- by Fitch Ratings].

      Following APRA's amendments to the General Insurance Standards, transitional arrangements, a period of two years from January 1, 2006, has been granted to St.George Bank Limited to enable the establishment of a new general insurance entity. The new entity will be a wholly-owned subsidiary of St.George
Bank Limited and will provide its mortgage insurance requirements.

      Upon the establishment and licensing of the new entity, a transaction will take place whereby the new entity will acquire all assets, liabilities and obligations of St.George Insurance Pte Ltd. This transaction is to take place within the approved transition period. Until the transaction takes place,
St.George Insurance Pte Ltd will continue to provide the mortgage insurance requirements of St.George Bank Limited.

      [The business and registered address of St.George Insurance Pte Ltd is 18
Cross Street, #04-00, Marsh & McLennan Centre, Singapore 048423].

[INSERT NAME AND DESCRIPTION OF ANY OTHER MORTGAGE INSURERS IN ACCORDANCE WITH
REGULATION AB]

                            DESCRIPTION OF THE NOTES

GENERAL

      The issuer trustee will issue the US$ notes on the closing date pursuant to a direction from the manager to the issuer trustee to issue the notes pursuant to the terms of the master trust deed, the supplementary terms notice and the note trust deed. The notes will be governed by the laws of New South
Wales. The following summary, together with the summaries in the prospectus, describes material terms of the US$ notes. The summaries do not purport to be complete and are subject to the terms and conditions of the transaction documents.

FORM OF THE US$ NOTES

BOOK-ENTRY REGISTRATION

      The US$ notes will be issued only in permanent book-entry format in minimum denominations of US$100,000 and US$1 in excess thereof. Unless definitive notes are issued, all references to actions by the US$ noteholders will refer to actions taken by the Depository Trust Company ("DTC") upon instructions from its participating organizations and all references in this prospectus supplement to distributions, notices, reports and statements to US$
noteholders

                                      S-82

will refer to distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the US$
notes in accordance with DTC's procedures.

      US$ noteholders may hold their interests in the notes through DTC, in the
United States, or Clearstream Banking, societe anonyme ("CLEARSTREAM,
LUXEMBOURG") or Euroclear Bank S.A./N.V ("EUROCLEAR") as operator of the
Euroclear System (the "EUROCLEAR SYSTEM"), in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Cede & Co., as nominee for DTC will be the registered noteholder of the US$ notes. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants, through customers'
securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in customer's securities accounts in the depositaries' name on the books of DTC.

      Offered notes which are in definitive form, as described in the prospectus under "Description of the Offered Notes--Form of the Offered Notes--Definitive
Notes", will be transferable and exchangeable at the offices of the note registrar, which is initially the principal paying agent located at [______].

PAYMENTS ON THE NOTES

      Collections in respect of interest and principal will be received during each monthly collection period. Collections include the following:

      o     interest and principal receipts from the housing loans;

      o     proceeds from enforcement of the housing loans;

      o     proceeds from claims under the mortgage insurance policies; and

      o     payments by the seller, the servicer or the custodian relating to breaches of their representations or undertakings.

      The issuer trustee will make some payments on a monthly basis on each monthly payment date, which will primarily be to the providers of support facilities to the trust. The issuer trustee will make the majority of its payments on a quarterly basis on each quarterly payment date, including payments to noteholders. On each quarterly payment date, the principal paying agent will distribute, indirectly through DTC and/or the depositaries, principal and interest, if any, to the owners of the US$ notes as of the related quarterly determination date if the US$ notes are held in book-entry form, or, if the US$
notes are held in definitive form, the last day of the prior calendar month. If payments are made by the issuer trustee to the principal paying agent after 1:00
p.m. New York time in the case of the US$ notes on a quarterly payment date, then payments by the principal paying agent to the applicable Class A noteholders will not be made on the quarterly payment date, but will be made on the next business day after that quarterly payment date.

                                      S-83

KEY DATES AND PERIODS

         The following are the relevant dates and periods for the allocation of cashflows and their payments.

MONTHLY COLLECTION PERIOD...................      in relation to a monthly payment date, means the calendar month which precedes the calendar month in which the monthly payment date occurs. However, the first and last monthly collection periods are as follows:

                                                  o   first: period from and excluding the cut-off date to and including [*].

                                                  o   last: period from but excluding the last day of the calendar month preceding the termination date to and including the termination date.

MONTHLY DETERMINATION DATE..................      The date which is 2 business days before a monthly payment date.

MONTHLY PAYMENT DATE........................      [*]th day of each calendar month, or, if the [*]th day is not a business day, then the next business day, unless that business day falls in the next calendar month, in which case the monthly payment date will be the preceding business day, beginning in [*].

QUARTERLY COLLECTION PERIOD.................      in relation to a quarterly payment date, means the three monthly collection periods that precede the calendar month in which the quarterly payment date falls.  However, the first and last quarterly collection periods are as follows:

                                                  o   first: period from and excluding the cut-off date to and including [*];

                                                  o   last: period from but excluding the last day of the prior quarterly collection period to and including the termination date.

QUARTERLY DETERMINATION DATE................      The date which is 2 business days before a quarterly payment date.

QUARTERLY PAYMENT DATE......................      [*]th day of each of [*], [*],[*] and [*] or, if the [*]th day is not a business day, then the next business day, unless that business day falls in the next calendar month, in which case the quarterly payment date will be the preceding business day. The first quarterly payment date will be in [*].

                                      S-84

EXAMPLE CALENDAR

The following example calendar for a quarter assumes that all relevant days are business days:

MONTHLY COLLECTION PERIOD...................      [*] to [*]

MONTHLY DETERMINATION DATE..................      [*]

MONTHLY PAYMENT DATE........................      [*]

MONTHLY COLLECTION PERIOD...................      [*] to [*]

MONTHLY DETERMINATION DATE..................      [*]

MONTHLY PAYMENT DATE........................      [*]

MONTHLY COLLECTION PERIOD...................      [*] to [*]

QUARTERLY COLLECTION PERIOD.................      [*] to [*]

QUARTERLY DETERMINATION DATE................      [*]

QUARTERLY PAYMENT DATE......................      [*]

INTEREST PERIOD.............................      [*] to [*]

CALCULATION OF TOTAL AVAILABLE FUNDS

      On each monthly Determination Date and quarterly Determination Date, the manager will calculate the Available Income, principal draws and liquidity draws for the immediately preceding monthly collection period or quarterly collection period, respectively. The sum of those amounts is the Total Available Funds.

AVAILABLE INCOME

      "AVAILABLE INCOME" for a monthly collection period means the aggregate of:

      o     the "FINANCE CHARGE COLLECTIONS" for that collection period, which are:

      o     the aggregate of all amounts received by or on behalf of the issuer trustee during that collection period in respect of interest, fees and other amounts in the nature of income payable under or in respect of the housing loans and related security and other rights with respect to the housing loans, including:

                  o     amounts on account of interest recovered during that
                        collection period from the enforcement of a housing
                        loan;

                                      S-85

                  o     any payments by the seller to the issuer trustee on the
                        repurchase of a housing loan during that collection
                        period which are attributable to interest;

                  o     any break fees paid by borrowers under fixed rate
                        housing loans received during that collection period;

                  o     any amount paid to the issuer trustee by the seller
                        equal to the amount of any interest which would be
                        payable by the seller to a borrower on amounts standing
                        to the credit of the borrower's loan offset account if
                        interest was payable on that account, to the extent
                        attributable to interest on the housing loan; and

                  o     any interest on collections paid by the seller under
                        clause 5.2(b)(ii) of the servicing agreement and
                        received by the issuer trustee during that collection
                        period;

      o     all other amounts in respect of interest, fees and other amounts in the nature of income, received by or on behalf of the issuer trustee during that collection period including:

                  o     from the seller, servicer or custodian, in respect of
                        any breach of a representation, warranty or undertaking
                        contained in the transaction documents;

                  o     from the seller, servicer or custodian under any
                        obligation under the transaction documents to indemnify
                        or reimburse the issuer trustee for any amount;

                  o     from St.George Bank under the deed of indemnity in
                        respect of any losses arising from a breach by the
                        custodian of its obligations under the custodian
                        agreement;

                  o     from the issuer trustee in its personal capacity in
                        respect of any breach of a representation, warranty or
                        undertaking in respect of which it is not entitled to be
                        indemnified out of the assets of the trust, or any
                        indemnity from the issuer trustee in its personal
                        capacity contained in the transaction documents; and

                  o     from the manager in respect of any breach of a
                        representation, warranty or undertaking of the manager
                        in respect of a breach of which it is not entitled to be
                        indemnified out of the assets of the trust, or any
                        indemnity from the manager, contained in the transaction
                        documents,

                              in each case, which the manager determines to be
                              in respect of interest, fees and other amounts in
                              the nature of income payable under the housing
                              loans and related security and other rights with
                              respect thereto; and

                                      S-86

      o     recoveries in the nature of income received, after a Finance Charge
            Loss or Principal Loss has arisen, by or on behalf of the issuer trustee during that collection period;

                  less:

      o     governmental charges collected by or on behalf of the issuer trustee for that collection period; and

      o     the aggregate of all bank fees and charges due to the servicer or the seller from time to time as agreed by them and consented to by the issuer trustee, that consent not to be unreasonably withheld, and collected by the seller or the servicer during that collection period;

      plus:

      o     to the extent not included in Finance Charge Collections:

                  o     any amount received by or on behalf of the issuer
                        trustee in relation to that collection period on or by
                        the payment date immediately following the end of that
                        collection period with respect to net receipts under the
                        basis swap or the fixed-floating rate swap (and for this
                        purpose net receipts under the basis swap will be
                        determined before any other payments);

                  o     any interest income received by or on behalf of the
                        issuer trustee during that collection period in respect
                        of funds credited to the collection account;

                  o     amounts in the nature of interest otherwise paid by the
                        seller, the servicer or the manager to the issuer
                        trustee during that collection period in respect of
                        collections held by it;

                  o     all other amounts received by or on behalf of the issuer
                        trustee during that collection period in respect of the
                        assets of the trust in the nature of income; and

                  o     all amounts received by or on behalf of the issuer
                        trustee in the nature of interest during that collection
                        period from any provider of a support facility, other
                        than the redraw facility, under a support facility, and
                        which the manager determines should be accounted for in
                        respect of a Finance Charge Loss,

but excluding any interest credited to a collateral account of a support facility or any eligible credit support transferred to the issuer trustee in accordance with the currency swap.

Available Income for a quarterly collection period will be the sum of the
Available Income for the three monthly collection periods included in that quarterly collection period.

                                      S-87

PRINCIPAL DRAWS

      If the manager determines on any Determination Date that the Available
Income of the trust for the collection period ending immediately prior to that
Determination Date is insufficient to meet Total Payments of the trust for that collection period, then the manager will direct the issuer trustee to apply
Principal Collections collected during that collection period to cover the
Payment Shortfall to the extent available. These principal draws will be reimbursed out of any Excess Available Income available for this purpose on subsequent payment dates.

LIQUIDITY RESERVE

      As at the closing date, A$[*] (representing [*]% of the A$ Equivalent of proceeds raised from issuing the notes) will be deposited into the Liquidity
Account. If on any Determination Date the manager determines that Available
Income plus any principal draws will be insufficient to meet the Total Payments for the relevant payment date, the manager must direct the issuer trustee to draw on the Liquidity Account for an amount equal to the lesser of such
Liquidity Shortfall and the amount in the Liquidity Account at that time. This is referred to as a "LIQUIDITY DRAW." A Liquidity Draw for a collection period will constitute part of the Total Available Funds for that collection period.

      The amount in the Liquidity Account is required to equal the "LIQUIDITY
LIMIT", which means at any time, the amount equal to [*]% of the aggregate outstanding principal amount of the housing loans at such time. To the extent that the amount in the Liquidity Account for a quarterly Determination Date exceeds the then current Liquidity Limit, the amount in the Liquidity Account will be reduced by the Surplus Amount in accordance with the cashflow allocation methodology set out below.

DISTRIBUTION OF TOTAL AVAILABLE FUNDS

      In relation to a collection period, all amounts payable by the issuer trustee as described in one of the next two subsections, as applicable, on the payment date relating to that collection period, constitute "TOTAL PAYMENTS".

MONTHLY TOTAL PAYMENTS

      On each monthly payment date, but not a quarterly payment date, based on the calculations, instructions and directions provided to it by the manager, the issuer trustee must pay or cause to be paid out of Total Available Funds, in relation to the monthly collection period ending immediately before that monthly payment date, the following amounts in the following order of priority:

      o     first, an amount up to the outstanding Accrued Interest Adjustment to the seller; and

      o     [second, any interest payable by the issuer trustee under the redraw facility.]

      The issuer trustee will only make a payment under either of the bullet points above if the manager directs it in writing to do so and only to the extent that any Total Available Funds

                                      S-88

remain from which to make the payment after amounts with priority to that payment have been paid.

QUARTERLY TOTAL PAYMENTS

      On each quarterly payment date, based on the calculations, instructions and directions provided to it by the manager, the issuer trustee must pay or cause to be paid out of Total Available Funds, in relation to the quarterly collection period ending immediately before that quarterly payment date, the following amounts in the following order of priority:

      o     first, an amount up to the outstanding Accrued Interest Adjustment to the seller;

      o     second, payment to the fixed-floating rate swap provider under the fixed-floating rate swap of any break fees received by or on behalf of the issuer trustee from a borrower or the mortgage insurer during the quarterly collection period;

      o     third, unless specified later in this paragraph, Trust Expenses which have been incurred prior to that quarterly payment date and which have not previously been paid or reimbursed, in the order set out in the definition of Trust Expenses;

      o     [fourth, any fees payable by the issuer trustee under the redraw facility;]

      o     fifth, without duplication, any amounts that would have been payable under this cashflow, other than amounts which would have been payable sixth to eleventh inclusive under this cashflow, on any previous quarterly payment date, if there had been sufficient Total
            Available Funds, which have not been paid by the issuer trustee, in the order they would have been paid under that prior application of funds as described in this section;

      o     sixth, pari passu and rateably as between themselves:

                  o     any interest payable by the issuer trustee under the
                        redraw facility;

                  o     the payment to the currency swap provider of the A$
                        Class A-1 Interest Amount at that date, which is
                        thereafter to be applied to payments of interest to the
                        Class A-1 noteholders;

                  o     payments to the Class A-2 noteholders of interest
                        accrued on the Class A-2 notes;

                  o     payment to the fixed-floating rate swap provider of the
                        net amount (if any) due to it under the fixed-floating
                        rate swap;

                  o     payment to the standby basis swap provider of the fee
                        due to it as standby basis swap provider under the basis
                        swap;

                  o     payment to the standby fixed-floating rate swap provider
                        of the fee due to it under the fixed-floating rate swap;
                        and

                                      S-89

                  o     payment to the basis swap provider of the net amount (if
                        any) due to it under the basis swap;

      o     seventh, any amounts that would have been payable under the previous bullet point, on any previous quarterly payment date, if there had been sufficient Total Available Funds, which have not been paid by the issuer trustee;

      o     eighth, the payment of the interest on the Class B notes;

      o     ninth, any amounts that would have been payable under the previous bullet point, on any previous quarterly payment date, if there had been sufficient Total Available Funds, which have not been paid by the issuer trustee;

      o     tenth, the payment of interest on the Class C notes; and

      o     eleventh, any amounts that would have been payable under the previous bullet point, on any previous quarterly payment date, if there had been sufficient Total Available Funds, which have not been paid by the issuer trustee.

      The issuer trustee will only make a payment under any of the bullet points above if the manager directs it in writing to do so and only to the extent that any Total Available Funds remain from which to make the payment after amounts with priority to that payment have been paid.

TRUST EXPENSES

      "TRUST EXPENSES" are, in relation to a collection period, in the following order of priority:

      o     first, taxes payable in relation to the trust for that collection period;

      o     second, any expenses relating to the trust for that collection period which are not already covered in the following seven bullet points;

      o     third, pari passu, the issuer trustee's fee, the security trustee's fee and the note trustee's fee for that collection period;

      o     fourth, the servicer's fee for that collection period;

      o     fifth, the manager's fee for that collection period;

      o     sixth, the custodian's fee for that collection period;

      o     seventh, pari passu, any fee or expenses payable to the principal paying agent, any other paying agent or the calculation agent under the agency agreement;

      o     eighth, any costs, charges or expenses, other than fees, incurred by, and any liabilities owing under any indemnity granted to, the underwriters, the manager, the security trustee, the servicer, the note trustee, the note registrar, a paying agent or the

                                      S-90

          calculation agent in relation to the trust under the transaction documents, for that collection period; and

      o   ninth, any amounts payable by the issuer trustee to the currency swap provider upon the termination of the currency swap.

      The following table sets forth all fees and expenses that are payable out of cash flows from the housing loans relating to the trust. All of such fees and expenses are payable prior to payments of interest and principal to the noteholders.

-------------------------------------   ------------------------------------   --------------------------------
Description                             Amount                                 Receiving Party
-------------------------------------   ------------------------------------   --------------------------------

Issuer Trustee / Security Trustee Fee   [[*]% of the housing loan balance      [P.T. Limited]
                                        paid quarterly]
-------------------------------------   ------------------------------------   --------------------------------
Note Trustee Fee                        [A$[*] per annum]                      [The Bank of New York]
-------------------------------------   ------------------------------------   --------------------------------
Servicing Fee                           [0.30%] of the housing loan balance    St. George Bank Limited
                                        period quarterly
-------------------------------------   ------------------------------------   --------------------------------
Manager's Fee                           [0.09%] of the housing loan balance    Crusade Management Limited
                                        paid quarterly
-------------------------------------   ------------------------------------   --------------------------------
Custodial Fee                           [0.015%] of the housing loan balance   St. George Custodial Pty Limited
                                        paid quarterly
-------------------------------------   ------------------------------------   --------------------------------
Redraw Facility Availability Fee        [0.10%] of the Available Redraw        St. George Bank Limited
                                        Amount paid quarterly
-------------------------------------   ------------------------------------   --------------------------------
Standby Basis Swap Fee                  [A$5,000] per quarter                  St. George Bank Limited
-------------------------------------   ------------------------------------   --------------------------------
Standby Interest Rate Swap Fee          [0.03%] of the fixed rate loan         St. George Bank Limited
                                        balance paid quarterly
-------------------------------------   ------------------------------------   --------------------------------

INTEREST ON THE NOTES

CALCULATION OF INTEREST PAYABLE ON THE NOTES

      Up to, but excluding, the Optional Redemption Date, the interest rate for the US$ notes for the related Interest Period will be equal to LIBOR on the quarterly Determination Date immediately prior to the start of that Interest
Period plus [*]%. If the issuer trustee has not redeemed all of the US$ notes on or before the Optional Redemption Date then the interest rate for each related
Interest Period commencing on or after the Optional Redemption Date will be equal to LIBOR on the related quarterly Determination Date plus [*]%.

      The "OPTIONAL REDEMPTION DATE" means the quarterly payment date falling immediately after the quarterly payment date on which the total Stated Amount of all notes is equal to or less than 10% of the total initial principal balance of the notes.

                                      S-91

      The interest rate for the Class A-2 notes, the Class B notes and the Class
C notes for a particular Interest Period will be equal to the Three Month Bank
Bill Rate on the quarterly Determination Date immediately prior to the start of that Interest Period plus a margin. The margin applicable to the Class A-2 notes will increase on and from the Optional Redemption Date if the Class A-2 notes have not been redeemed by that date.

      Up to, but excluding, the Optional Redemption Date, the interest rate for the Class A-2 notes for the related Interest Period will be equal to the Three
Month Bank Bill Rate on the quarterly Determination Date immediately prior to the start of that Interest Period plus [*]%. If the issuer trustee has not redeemed all of the Class A-2 notes on or before the Optional Redemption Date then the interest rate for each related Interest Period commencing on or after the Optional Redemption Date will be equal to the Three Month Bank Bill Rate on the related quarterly Determination Date plus [*]%.

      With respect to any payment date, interest on a note in a class of notes
(or, in the case of any note in book-entry form, interest on the beneficial ownership interest in the class of notes held by each beneficial owner of such note) will be calculated as the product of:

      o   the aggregate Principal Amount of all notes of that class as of the first day of that Interest Period;

      o   at the interest rate for notes of that class; and

      o   a fraction, the numerator of which is the actual number of days in that Interest Period and the denominator of which is 360 days for the
          US$ notes, or 365 days for the Class A-2 notes, the Class B notes and the Class C notes,

      allocated ratably in accordance with the Principal Amount of such note
      (or, in the case of any note in book-entry form, the Principal Amount of the beneficial ownership interest in such class of notes held by each beneficial owner of such note).

      A note will stop earning interest on any date on which the Stated Amount of the note is zero or, if the Stated Amount of the note is not zero on the due date for redemption of the note, then on the due date for redemption, unless, after the due date for redemption, payment of principal is improperly withheld or refused, following which the note will continue to earn interest until the later of the date on which the note trustee or principal paying agent receives the moneys in respect of the notes and notifies the holders of that receipt or the date on which the Stated Amount of the note has been reduced to zero.

      A note will begin earning interest again from and including any date on which its Stated Amount becomes greater than zero.

CALCULATION OF LIBOR

      In respect of the US$ notes, on the second LIBOR Business Day before the beginning of each Interest Period, the calculation agent will determine LIBOR for the next Interest Period.

                                      S-92

EXCESS AVAILABLE INCOME

GENERAL

      On each quarterly Determination Date, the manager must determine the amount, if any, by which the Total Available Funds for the quarterly collection period ending immediately prior to that quarterly Determination Date exceed the
Total Payments for that same quarterly collection period.

PAYMENT OF EXCESS AVAILABLE INCOME

      On each quarterly Determination Date, the manager must apply any Excess
Available Income for the related quarterly collection period in the following order of priority:

      o   first, to reimburse all Principal Charge Offs for that quarterly collection period;

      o   second, towards all Liquidity Draws which have not been repaid as at that quarterly payment date;

      o   third, to repay all principal draws which have not been repaid as of that quarterly payment date;

      o   fourth, pari passu and rateably between themselves, based on the
          Redraw Stated Amount and, in the case of the US$ notes on the Class
          A-1 A$ Equivalent of the Stated Amount of the US$ notes and in the case of the Class A-2 notes on the Stated Amount of the Class A-2 notes:

            o   to pay the currency swap provider the Class A-1 A$ Equivalent of any Carryover Class A Charge Offs in respect of the US$ notes to be paid to the US$ noteholders;

            o   as a payment to the Class A-2 noteholders in or towards
                reinstating the Stated Amount of the Class A-2 notes to the extent of any Carryover Class A Charge Offs in respect of the
                Class A-2 notes; and

            o   to repay the redraw facility, as a reduction of, and to the extent of, any Carryover Redraw Charge Offs;

      o   fifth, reinstatement of an amount equal to the Carryover Class B
          Charge Offs relating to the Class B notes;

      o   sixth, reinstatement of an amount equal to the Carryover Class C
          Charge Offs relating to the Class C notes; and

      o   seventh, at the direction of the manager, to pay the residual income beneficiary any remaining Excess Available Income.

                                      S-93

      The issuer trustee will make a payment described in the preceding clauses only if the manager directs it in writing to do so and only to the extent that any Excess Available Income remains from which to make the payment after amounts with priority to that payment have been paid.

      Any amount applied pursuant to the first six clauses above will be treated as Principal Collections.

      Once distributed to the residual income beneficiary, any Excess Available
Income will not be available to the issuer trustee to meet its obligations in respect of the trust in subsequent periods unless there has been a manifest error in the relevant calculation of the amount distributed to the residual income beneficiary. The issuer trustee will not be entitled or required to accumulate any surplus funds as security for any future payments on the notes.

PRINCIPAL COLLECTIONS

      On each monthly Determination Date and quarterly Determination Date, the manager must determine Principal Collections for the monthly collection period or quarterly collection period, respectively, ending immediately prior to the related monthly Determination Date or quarterly Determination Date. "PRINCIPAL
COLLECTIONS" are the sum of:

      o   all amounts received by or on behalf of the issuer trustee from or on behalf of borrowers under the housing loans in accordance with the terms of the housing loans during that collection period in respect of principal, including principal prepayments;

      o   all other amounts received by or on behalf of the issuer trustee under or in respect of principal under the housing loans and related security and other rights with respect thereto during that collection period, including:

            o   amounts on account of principal recovered from the enforcement of a housing loan, other than under a mortgage insurance policy;

            o   any payments by the seller to the issuer trustee on the
                repurchase of a housing loan under the master trust deed during that collection period which are attributable to principal; and

            o   any amount paid to the issuer trustee by the seller equal to the amount of any interest which would be payable by the seller to a borrower on a housing loan on amounts standing to the credit of the borrower's loan offset account if interest was payable on that account to the extent attributable to principal on the housing loan;

      o   all amounts received by or on behalf of the issuer trustee during that collection period from the mortgage insurer, pursuant to a mortgage insurance policy, or any provider of a support facility, other than the currency swap, under the related support facility and which the manager determines should be accounted for in respect of a Principal
          Loss;

                                      S-94

      o   all amounts received by or on behalf of the issuer trustee during that collection period:

            o   from the seller, the servicer, the manager, Perpetual Trustees
                Consolidated Limited, in its personal capacity, or the custodian in respect of any breach of a representation, warranty or
                undertaking contained in the transaction documents, and in the case of Perpetual Trustees Consolidated Limited, in its personal capacity, and the manager, in respect of a breach of which it is not entitled to be indemnified out of the assets of the trust;
                and

            o   from the seller, the servicer, the indemnifier, the manager or the custodian under any obligation under the transaction
                documents to indemnify or reimburse the issuer trustee for any amount or from Perpetual Trustees Consolidated Limited, in its personal capacity, under any obligation under the transaction documents to indemnify the trust,

          in each case, which the manager determines to be in respect of principal payable under the housing loans and related mortgages;

      o   any amounts in the nature of principal received by or on behalf of the issuer trustee during that collection period pursuant to the sale of any assets of the trust, including any Class A-1 A$ Equivalent of any amount received by the issuer trustee on the issue of the notes which was not used to purchase a housing loan, and which the manager determines is surplus to the requirements of the trust;

      o   any amount of Excess Available Income to be applied to pay or reinstate a Principal Charge Off or a carryover charge off, as applicable, on a note;

      o   any amount of Excess Available Income to be applied to repay principal draws made on a previous payment date;

      o   any Excess Available Income to be applied to repay Liquidity Draws made on a previous payment date;

      o   any Surplus Amount for that payment date; and

      o   any amounts retained from the immediately preceding collection period for anticipated shortfalls in payments or to reimburse further redraws and further advances which have not been applied for those purposes on a payment date,

less any amounts paid by the issuer trustee to replace a housing loan as described in the section titled "Description of the Trusts--Substitution of
Housing Loans" in the prospectus.

      On the closing date, the sum of the Class A-1 A$ Equivalent of the total initial outstanding Principal Amount of the US$ notes and the total initial outstanding Principal Amount of the Class A-2 notes, the Class B notes and the
Class C notes issued by the issuer trustee may exceed the sum of the housing loan principal as of the cut-off date and the balance of

                                      S-95

the liquidity reserve. The amount of this difference, if any, will be treated as a Principal Collection and will be passed through to noteholders on the first quarterly payment date.

INITIAL PRINCIPAL PAYMENTS

MONTHLY PRINCIPAL PAYMENTS

      On any monthly payment date in accordance with the calculations, instructions and directions provided to it by the manager, the issuer trustee must pay or cause to be paid out of Principal Collections, in relation to the monthly collection period ending immediately before that monthly payment date, the following amounts in the following order of priority:

      o   first, to allocate to Total Available Funds any principal draw; and

      o   second, to retain in the collection account as a provision such amount as the manager determines is appropriate to make for any anticipated shortfalls in Total Payments on the following monthly payment date or quarterly payment date.

      The issuer trustee will only make a payment under either of the bullet points above if the manager directs it in writing to do so and only to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been paid.

QUARTERLY PRINCIPAL PAYMENTS

      On each quarterly payment date, and in accordance with the calculations, instructions and directions provided to it by the manager, the issuer trustee must pay or cause to be paid out of Principal Collections, in relation to the quarterly collection period ending immediately before that quarterly payment date, the following amounts in the following order of priority:

      o   first, to allocate to Total Available Funds any principal draws;

      o   second, to retain in the collection account as a provision such amount as the manager determines is appropriate to make up for any anticipated shortfalls in payments on the following monthly payment date or quarterly payment date;

      o   third, subject to the limits described under "The Redraw Facility", to repay pari passu and rateably any redraws and further advances provided by the seller in relation to housing loans to the extent that it has not previously been reimbursed in relation to those redraws and further advances;

      o   [fourth, to repay all principal outstanding under the redraw facility on that payment date;] and

      o   fifth, to retain in the collection account as a provision to reimburse further redraws and further advances an amount up to the Redraw
          Retention Amount for the next quarterly collection period.

                                      S-96

      The issuer trustee will only make a payment under any of the bullet points above if the manager directs it in writing to do so and only to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been paid.

      Only after initial principal payments have been satisfied will Principal
Collections be available to repay the Principal Amount of Class A notes, Class B notes and Class C notes in accordance with the relevant principal allocation methodology set out below.

PRINCIPAL PAYMENTS PRIOR TO THE STEPDOWN DATE OR AFTER A TRIGGER EVENT

      On each quarterly payment date prior to the Stepdown Date, or if a Trigger
Event exists on that quarterly payment date, and in accordance with the calculations, instructions and directions provided to it by the manager, the issuer trustee must pay or cause to be paid out of the Principal Collections remaining after the initial principal payments have been made, in relation to the quarterly collection period ending immediately before that quarterly payment date, the following amounts in the following order of priority:

      o   first, all initial principal payments for that collection period;

      o   second, as a deposit to the Liquidity Account until the amount of funds in the Liquidity Account equals the Liquidity Limit;

      o   third, pari passu and rateably among the US$ notes and the Class A-2 notes:

            o   as a payment to the currency swap provider under the terms of the currency swap, an amount equal to the lesser of:

                o   the US$ noteholders' proportionate share of the amount
                    available for payment; and

                o   the Class A-1 A$ Equivalent of the Principal Amount of all
                    US$ notes;

                which is thereafter to be applied as payments of principal on the US$ notes;

            o   as a payment to the Class A-2 noteholders of principal on the
                Class A-2 notes, an amount equal to the lesser of:

                o   the Class A-2 noteholders' proportionate share of the amount available for payment; and

                o   the Principal Amount of all Class A-2 notes;

      o   fourth, as a payment to the Class B noteholders of principal on the
          Class B notes, an amount equal to the lesser of:

            o   the remaining amount available for payment; and

            o   the Principal Amount of all Class B notes;

                                      S-97

      o   fifth, as a payment to the Class C noteholders of principal on the
          Class C notes, an amount equal to the lesser of:

            o   the remaining amount available for payment; and

            o   the Principal Amount of all Class C notes; and

      o   sixth, on the business day immediately following the date on which all
          Secured Moneys are fully and finally repaid, and only after payment of all amounts referred to in the preceding clauses, the issuer trustee first must pay remaining Principal Collections to the seller in reduction of the principal outstanding under the loan from the seller to the issuer trustee, if any, for the purchase of the housing loans, as a full and final settlement of the obligations of the issuer trustee under that loan and then any remaining amounts to the Residual
          Income Beneficiary as a distribution of capital of the trust.

      The issuer trustee will only make a payment under any of the first five bullet points above if the manager directs it in writing to do so and only to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been paid.

PRINCIPAL PAYMENTS ON AND AFTER THE STEPDOWN DATE FOR SO LONG AS NO TRIGGER
EVENT EXISTS

      On each quarterly payment date on and after the Stepdown Date, for so long as no Trigger Event exists on that quarterly payment date, and in accordance with the calculations, instructions and directions provided to it by the manager, the issuer trustee must pay or cause to be paid out of the Principal
Collections remaining after the initial principal payments have been made, in relation to the quarterly collection period ending immediately before that quarterly payment date, the following amounts in the following order of priority:

      o   first, all initial principal payments for that collection period;

      o   second, as a deposit to the Liquidity Account until the amount of funds in the Liquidity Account equals the Liquidity Limit;

      o   third, pari passu and rateably among the US$ notes and the Class A-2 notes out of the Class A Principal Payment Amount:

            o   as a payment to the currency swap provider under the terms of the currency swap, an amount equal to the lesser of:

                o   the US$ noteholders' proportionate share of the Class A
                    Principal Payment Amount; and

                o   the Class A-1 A$ Equivalent of the Principal Amount of all
                    US$ notes which is to be applied as principal on the US$
                    notes;

                                      S-98

            o   as a payment to the Class A-2 noteholders of principal on the
                Class A-2 notes, an amount equal to the lesser of:

                o   the Class A-2 noteholders' proportionate share of the Class
                    A Principal Payment Amount; and

                o   the Principal Amount of all Class A-2 notes;

      o   fourth, as a payment to the Class B noteholders out of the Class B
          Principal Payment Amount, an amount equal to the lesser of:

                o   the Class B Principal Payment Amount; and

                o   the aggregate Principal Amount of the Class B notes on that payment date;

      o   fifth, as a payment to the Class C noteholders out of the Class C
          Principal Payment Amount, an amount equal to the lesser of:

                o   the Class C Principal Payment Amount; and

                o   the aggregate Principal Amount of the Class C notes on that payment date; and

      o   sixth, on the business day immediately following the date on which all
          Secured Moneys are fully and finally repaid, and only after payment of all amounts referred to in the preceding clauses, the issuer trustee first must pay remaining Principal Collections to the seller in reduction of the principal outstanding under the loan from the seller to the issuer trustee, if any, for the purchase of the housing loans, as a full and final settlement of the obligations of the issuer trustee under that loan and then any remaining amounts to the Residual
          Income Beneficiary as a distribution of capital of the trust.

      The issuer trustee will only make a payment under any of the first five bullet points above if the manager directs it in writing to do so and only to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been paid.

REDRAWS AND FURTHER ADVANCES

      The seller, after receiving confirmation that it may do so from the manager, may make redraws or further advances to borrowers under the housing loans. The seller will be reimbursed for any redraw or further advance for which it has not previously been reimbursed.

      On each quarterly Determination Date the manager will determine an amount, not to exceed [*]% of the outstanding principal balance of the notes, which it reasonably anticipates will be required in addition to any prepayments of principal that it anticipates will be received from borrowers during the quarterly collection period in which that quarterly Determination Date

                                      S-99

occurs, to fund redraws and further advances. The manager will on the day of such determination advise the issuer trustee of the amount so determined.

      In addition to the seller's right of reimbursement, the issuer trustee will, on each business day it receives a direction from the manager to do so, reimburse the seller for redraws or further advances made on or before that business day for which it has not yet received reimbursements but only to the extent of the aggregate of:

      o   the Redraw Retention Amount for that quarterly collection period to the extent it has been funded; and

      o   [any amount which the manager is entitled to direct the issuer trustee to draw under the redraw facility at that time.]

      [If the manager determines on any business day that there is a Redraw
Shortfall, the manager may on that date direct the issuer trustee in writing to make a drawing under the redraw facility on that business day or any other business day up to the amount which the issuer trustee is permitted to draw under the terms of the redraw facility at that time.]

APPLICATION OF PRINCIPAL CHARGE OFFS

ALLOCATING LIQUIDATION LOSSES

      On each quarterly Determination Date, the manager must determine the following, in relation to the aggregate of all Liquidation Losses arising during the related quarterly collection period:

      o   the amount of those Liquidation Losses which are attributable to
          Finance Charge Losses; and

      o   the amount of those Liquidation Losses which are attributable to
          Principal Losses.

The characterization of Liquidation Losses will be made on the basis that all amounts recovered from the enforcement of housing loans actually received by or on behalf of the issuer trustee are applied first against interest, fees and other enforcement expenses, other than expenses related to property restoration, relating to that housing loan, and then against the principal outstanding on the housing loan and expenses related to property restoration relating to that housing loan.

INSURANCE CLAIMS

      If, on any monthly Determination Date, the manager determines that there has been a Liquidation Loss in relation to a housing loan during the immediately preceding monthly collection period, the manager will direct the servicer, promptly, and in any event so that the claim is made within the time limit specified in the relevant mortgage insurance policy without the amount of the claim becoming liable to be reduced by reason of delay, to make a claim under that mortgage insurance policy if it has not already done so.

                                      S-100

      Upon receipt of any amount under a claim, the manager must determine which part of the amount is attributable to interest, fees and other amounts in the nature of income, and which part of the amount is attributable to principal.

      If a claim on account of a Principal Loss may not be made, or is reduced, under the mortgage insurance policy for any reason, including the following:

      o   the maximum amount available under the mortgage insurance policy has been exhausted;

      o   the mortgage insurance policy has been terminated in respect of that housing loan;

      o   the mortgage insurer is entitled to reduce the amount of the claim; or

      o   the mortgage insurer defaults in payment of a claim;

then a "MORTGAGE SHORTFALL" will arise if:

      o   the total amount recovered and recoverable under the mortgage insurance policy attributable to principal; plus

      o   any damages or other amounts payable by the seller or the servicer under or in respect of the master trust deed, the supplementary terms notice or the servicing agreement relating to the housing loan which the manager determines to be on account of principal,

is insufficient to meet the full amount of the Principal Loss.

      The aggregate amount of all Mortgage Shortfalls for a collection period will be applied to reduce the Stated Amounts of the notes as described in the following subsection.

PRINCIPAL CHARGE OFFS

      If the Principal Charge Offs for any quarterly collection period exceed the Excess Available Income calculated on the quarterly Determination Date for that quarterly collection period, the manager must do the following, on and with effect from the quarterly payment date immediately following the end of the quarterly collection period:

      o   reduce pari passu and rateably as between themselves the Stated Amount of the Class C notes by the amount of that excess until the Stated
          Amount of the Class C notes is zero;

      o   if the Stated Amount of the Class C notes is zero and any amount of that excess has not been applied under the preceding paragraph, reduce pari passu and rateably as between themselves the Stated Amount of the
          Class B notes by the amount of that excess until the Stated Amount of the Class B notes is zero; and

                                      S-101

      o   if the Stated Amount of the Class B notes is zero and any amount of that excess has not been applied under the preceding paragraph, reduce pari passu and rateably as between the Class A notes and the redraw facility with respect to the balance of that excess:

            o   rateably as between each of the Class A notes, the Stated Amount of each of the Class A notes (or, where applicable, the US$
                Equivalent of the amount of that excess which is so
                attributable), until the Stated Amount of that Class A note is zero; and

            o   the Redraw Stated Amount under the redraw facility, applied against draws under the redraw facility in reverse chronological order of their drawdown dates, until the Redraw Stated Amount is zero.

PAYMENTS INTO US$ ACCOUNT

      The principal paying agent will open and maintain a US$ account into which the currency swap provider will deposit amounts denominated in US$. The issuer trustee will direct the currency swap provider to pay all amounts denominated in
US$ payable to the issuer trustee by the currency swap provider under the US$
currency swap into the US$ account or to the principal paying agent on behalf of the issuer trustee. If any of the issuer trustee, the manager or the servicer receives any amount denominated in US$ from the currency swap provider under the currency swap, they will also promptly pay that amount to the credit of the US$
account. The principal paying agent is entitled to interest earned on monies credited to such account pursuant to the terms of the agency agreement.

PAYMENTS OUT OF US$ ACCOUNT

      The issuer trustee will, on the direction of the manager or will require that the principal paying agent, on behalf of the issuer trustee, pay the following amounts from the US$ account in accordance with the note trust deed and the agency agreement on each payment date pro rata between the relevant notes and to the extent payments relating to the following amounts were made to the currency swap provider:

      o   interest on the US$ notes;

      o   reinstating the Stated Amount of the US$ notes, to the extent of
          Carryover Class A Charge Offs in respect of the US$ notes; and

      o   principal on the US$ notes, until their outstanding principal balance is reduced to zero.

PRIORITIES UNDER THE SECURITY TRUST DEED

      The proceeds from the enforcement of the security trust deed are to be applied in the order of priority set forth in this subsection, subject to any other priority which may be required by statute or law. Certain federal taxes, unpaid wages, long service leave, annual leave and similar employee benefits and certain auditor's fees, if any, will be paid prior to the Mortgagees.

                                      S-102

Subject to the foregoing, the proceeds from enforcement of the security trust deed over the trust assets will be paid as follows:

      o   first, to pay pro rata:

            o   any fees and other expenses due to the security trustee, the note trustee, the calculation agent, the note registrar or a paying agent;

            o   any unpaid fees and paid expenses incurred in relation to the operation and administration of the trust, including the issuer trustee's fees and expenses; and

            o   the receiver's remuneration;

      o   second, to pay all costs, charges, expenses and disbursements properly incurred in the exercise of any power by the security trustee, the note trustee, a receiver or an attorney and other amounts payable to the security trustee or note trustee under the security trust deed;

      o   third, to pay unpaid Accrued Interest Adjustment due to the seller;

      o   fourth, to pay to the fixed-floating rate swap provider under the fixed-floating rate swap any break fees received by or on behalf of the issuer trustee from a borrower or the mortgage insurer and which have not previously been paid to the fixed-floating rate swap provider;

      o   fifth, to pay, pro rata:

            o   monetary liabilities of the issuer trustee to all providers of support facilities, other than the currency swap provider;

            o   monetary liabilities of the issuer trustee to the Class A
                noteholders;

            o   unreimbursed redraws and further advances, to the seller; and

            o   all monetary liabilities of the issuer trustee to the currency swap provider under the currency swap, but without
                double-counting with payments described above;

      o   sixth, pari passu and rateably, any monetary liabilities of the issuer trustee to Class B noteholders;

      o   seventh, pari passu and rateably, any monetary liabilities of the issuer trustee to Class C noteholders;

      o   eighth, to pay, pari passu and rateably, any amounts not covered in this section owing to any Mortgagee under any transaction document;

                                      S-103

      o   ninth, to pay the holder of any subsequent security interest over the assets charged by the security trust deed of which the security trustee has notice of the amount properly secured by the security interest; and

      o   tenth, to pay any surplus to the issuer trustee to be distributed in accordance with the master trust deed.

      The surplus will not carry interest. If the security trustee pays the surplus to the credit of an account in the name of the issuer trustee with any bank carrying on business in Australia, the security trustee, receiver,
Mortgagee or attorney, as the case may be, will be under no further liability in respect of it.

      With respect to the foregoing, the "A$ EQUIVALENT" of the Principal Amount owed to the US$ noteholders will be determined by the manager and notified to the issuer trustee as being the A$ amount equal to:

      o   if the currency swap is then in full force and effect, the A$ exchange rate (as defined in the supplementary terms notice) multiplied by the aggregate amount of Secured Monies owing with respect to the US$
          notes; or

      o   if the currency swap is not then in full force and effect, the spot rate of exchange advised to the security trustee by the manager which is used for calculation of amounts payable on the occurrence of an early termination date under the currency swap multiplied by the aggregate amount of Secured Monies owing with respect to the US$
          notes.

      Upon enforcement of the security created by the security trust deed, the net proceeds thereof may be insufficient to pay all amounts due on redemption to the noteholders. Any claims of the noteholders remaining after realization of the security and application of the proceeds as aforesaid will, except in limited circumstances, be extinguished.

RESIDUAL INTERESTS

      Crusade Management Limited, an affiliate of St.George Bank, as residual income beneficiary, will be entitled to receive any residual cash flow from the housing loans. Crusade Management Limited, as residual income beneficiary, may transfer its right to receive that residual cash flow to any of its affiliates or to any other person or entity.

REPORTS TO NOTEHOLDERS

      On each quarterly Determination Date, the manager will, on behalf of the issuer trustee, in respect of the collection period ending before that
Determination Date, deliver to the principal paying agent, the note trustee and the issuer trustee, a noteholder's report containing certain information with respect to the composition of the payments being made, the outstanding principal balance of an individual note following the payment and certain other information relating to the notes and the housing loans. The note trustee will make the noteholder report and, at its option, any additional files containing the same information in an alternative format, available to holders of offered notes and other parties to the note trust deed via the note trustee's

                                      S-104

internet website, at www.[_______________]. For purposes of any electronic version of this prospectus supplement, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus supplement was created. In addition, for so long as the issuing entity is required to file reports with the Commission under the Securities
Exchange Act of 1934, the issuing entity's annual report on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports will be made available on such website as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the Commission under file number 333-[____]. See also "Description of the
Offered Notes--Reports to Noteholders" in the prospectus for a more detailed description of noteholder reports.

      The note trustee and principal paying agent will promptly provide that noteholder's report to each registered noteholder.

      Unless and until definitive US$ notes are issued beneficial owners will receive reports and other information provided for under the transaction documents only if, when and to the extent provided by DTC and its participating organizations.

      Unless and until definitive US$ notes are issued, periodic and annual unaudited reports containing information concerning the trust and the US$ notes will be prepared by the manager and sent to DTC. DTC and its participants will make such reports available to the holders of interests in the US$ notes in accordance with the rules, regulations and procedures creating and affecting
DTC. However, such reports will not be sent directly to each beneficial owner while the US$ notes are in book-entry form. Upon the issuance of fully registered, certificated notes, such reports will be sent directly by
[                 ] to each US$ noteholder. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The manager will file with the SEC such periodic reports as are required under the Exchange Act, and the rules and regulations of the SEC thereunder. However, in accordance with the Exchange Act and the rules and regulations of the SEC thereunder, the manager expects that the obligation to file such reports will be terminated following the end of [*] [*]. Unless information relating to changes in the pool of housing loans is included in a report described above, and such report is received by the noteholders, noteholders will not be notified of changes in the pool of housing loans.

                               THE REDRAW FACILITY

REDRAWS AND FURTHER ADVANCES

      If the seller consents to a redraw or a further advance, it will transmit funds in the amount of the redraw or the further advance to the borrower.

      The seller is entitled to be reimbursed for the amount of any redraws and any further advance on any of the housing loans which it pays to borrowers:

      o   first, from Principal Collections available at the time the redraw or the further advance is made;

                                      S-105

      o   second, from any available Redraw Retention Amount; and

      o   [third, from drawings under the redraw facility agreement, to the extent that it is available.]

      The seller will be reimbursed for redraws and further advances from
Principal Collections in priority to principal payments on the notes.

[THE REDRAW FACILITY AGREEMENT

      Under the redraw facility agreement, the redraw facility provider agrees to make advances to the issuer trustee for the purpose of reimbursing redraws and further advances made by the seller to the extent that Principal Collections and the available Redraw Retention Amount are insufficient to fund redraws and further advances. Under the redraw facility, the redraw facility provider agrees to make advances to the issuer trustee up to the redraw limit. The redraw limit is equal to [0.5]% of the aggregate Stated Amount of the notes, as adjusted by the manager on each anniversary of the redraw facility agreement or any other amount as agreed between the redraw facility provider, the issuer trustee and the manager. At the closing date, the redraw limit will be A$[*]. The redraw limit may not be increased without written confirmation from the rating agencies that the increase would not result in a downgrading or withdrawal of the rating for the notes then outstanding. The initial term of the redraw facility is 364 days. The redraw facility provider may cancel all or part of the redraw limit at any time immediately on giving notice to the issuer trustee and the manager.

DRAWING ON THE REDRAW FACILITY

      A drawing may be made under the redraw facility only for the purpose of funding a Redraw Shortfall or to repay a previous draw under the redraw facility. If at any time during the term of the redraw facility, the manager determines that there is a Redraw Shortfall, it may direct the issuer trustee to draw down on the redraw facility for an amount equal to the lesser of:

      o   the Redraw Shortfall; and

      o   the redraw limit less the greater of zero and the Redraw Stated
          Amount, provided that for the purpose of this calculation, it is assumed that all draws under the redraw facility due to be repaid on or before the date of the drawdown have been repaid.

CONDITIONS PRECEDENT TO DRAWING

      The obligations of the redraw facility provider to make available each draw under the redraw facility are subject to the conditions precedent that:

      o   there is currently no event of default under the redraw facility; and

      o   the representations and warranties by the issuer trustee in the redraw facility agreement are true as of the date of the relevant drawdown notice and the relevant drawdown date as though they had been made at that date in respect of the current facts and circumstances.

                                      S-106

AVAILABILITY FEE

      An availability fee accrues daily from the date of the redraw facility agreement at a rate of [0.10%] per annum on an amount equal to the redraw limit, less the Redraw Principal Outstanding. The availability fee is payable on each quarterly payment date and on termination of the redraw facility. The availability fee is calculated on the actual number of days elapsed and a year of 365 days.

INTEREST

      With respect to any draws under the redraw facility made by the redraw facility provider, interest will accrue from day to day on the amount of each such Redraw Advance from the date of its advance at a rate equal to the One
Month Bank Bill Rate plus a margin, calculated on the basis of the actual number of days elapsed since the advance and a year of 365 days. The margin will be
[0.30]% per annum, unless the draw has been outstanding for twelve months or more, at which time the margin will be [0.40]% per annum for that draw. The interest will be payable on each payment date and on termination of the redraw facility. To the extent any interest is not paid on a payment date, the amount of the unpaid interest will be capitalized and interest will accrue on any such unpaid interest from that payment date.

REPAYMENT OF DRAWS ON THE REDRAW FACILITY

      The issuer trustee will, at the direction of the manager, repay unreimbursed draws under the redraw facility on the following payment date and on the date of termination of the redraw facility, to the extent that there are funds available for such payment. It is not an event of default if the issuer trustee does not have funds available to repay the full amount of the unreimbursed draw on the following payment date.

EVENTS OF DEFAULT UNDER THE REDRAW FACILITY AGREEMENT

      It is an event of default under the redraw facility agreement if:

      o   an amount is available for payment to the redraw facility provider under the redraw facility agreement, and the issuer trustee does not pay that amount within 10 business days of its due date;

      o   an Insolvency Event occurs in relation to the trust;

      o   an Insolvency Event occurs in relation to the issuer trustee, and a successor trustee of the trust is not appointed within 30 days of that
          Insolvency Event;

      o   the Termination Date occurs in relation to the trust; or

      o   an event of default under the security trust deed occurs and any action is taken to enforce the security interest under the security trust deed over the assets of the trust.

                                      S-107

CONSEQUENCES OF AN EVENT OF DEFAULT

      At any time after an event of default under the redraw facility agreement, the redraw facility provider may do all or any of the following:

      o   declare all moneys actually or contingently owing under the redraw facility agreement immediately due and payable and the issuer trustee will be required immediately to pay the principal outstanding together with interest, fees and all such other moneys; and

      o   cancel the redraw limit.

TERMINATION

      The redraw facility will terminate on the earliest of the following:

      o   the date on which the notes are redeemed in full;

      o   the date on which the redraw facility provider declares the redraw facility agreement terminated following an event of default under the redraw facility agreement;

      o   the date on which the issuer trustee enters into a replacement redraw facility;

      o   the date on which Crusade Management Limited retires or is removed as manager;

      o   the date on which the issuer trustee has canceled all of the redraw limit;

      o   the date which is one year after the final maturity date of the notes;

      o   the date on which the redraw limit is cancelled in full by the redraw facility provider, which it may do at any time; and

      o   364 days from the date of the redraw facility agreement, unless the redraw facility provider has agreed to extend the term of the redraw facility in accordance with the terms of the redraw facility.]

                              HEDGING ARRANGEMENTS

THE INTEREST RATE SWAPS

FIXED-FLOATING RATE SWAP

      The issuer trustee will enter into a swap governed by an ISDA Master
Agreement, as amended by a supplementary schedule and confirmed by a written confirmation, with the fixed-floating rate swap provider and the standby fixed-floating rate swap provider to hedge the basis risk between the interest rate on the fixed rate housing loans and the floating rate obligations of the trust, including the interest due on the notes. The fixed-floating rate swap will cover the housing loans which bear a fixed rate of interest as of the cut-off date and those variable rate housing loans which at a later date convert to a fixed rate of interest. The

                                      S-108

obligations of the fixed-floating rate swap provider are supported by the standby fixed-floating rate swap provider. The issuer trustee will pay a fee that accrues from day to day and which is calculated at the rate of [0.030]% per annum of the outstanding principal amount of all fixed rate housing loans on the relevant day on each quarterly payment date to the standby fixed-floating rate swap provider, in consideration for it agreeing to act as standby fixed-floating rate swap provider.

      The issuer trustee will pay the fixed-floating rate swap provider on each quarterly payment date an amount equal to the sum of the principal balance of each of the housing loans, including housing loans that are delinquent, which is subject to a fixed rate of interest at the beginning of the quarterly collection period immediately preceding that quarterly payment date, multiplied by the weighted average of those fixed rates of interest at the beginning of that quarterly collection period times the actual number of days in the quarterly collection period divided by 365. The issuer trustee will also pay the fixed-floating rate swap provider all break fees from borrowers with fixed rate loans received during the related quarterly collection period.

      The issuer trustee will receive from the fixed-floating rate swap provider an amount equal to the principal balance of each of the housing loans which is subject to a fixed rate of interest at the beginning of the quarterly collection period immediately preceding that quarterly payment date multiplied by the Three
Month Bank Bill Rate plus an agreed margin. The terms of the fixed-floating rate swap allow for netting of swap payments for transactions under the one confirmation.

      The fixed-floating rate swap, including the obligations of the standby fixed-floating rate swap provider, commences on the date specified in the relevant confirmation and terminates on the final maturity date of the notes, unless terminated earlier in accordance with the fixed-floating rate swap.

BASIS SWAP

      The issuer trustee will enter into a swap governed by an ISDA Master
Agreement, as amended by a supplementary schedule and confirmed by a written confirmation, with the basis swap provider and the standby basis swap provider to hedge the basis risk between the discretionary interest rate applicable on the variable rate housing loans and the floating rate obligations of the trust to the currency swap provider. The basis swap will cover the housing loans which bear a variable rate of interest as of the cut-off date and those fixed rate housing loans which at a later date convert to a variable rate of interest. The issuer trustee will pay a quarterly fee of A$5,000, payable on each quarterly payment date, to the standby basis swap provider in consideration for it agreeing to act as basis swap provider.

      The issuer trustee will pay the basis swap provider on each quarterly payment date an amount based on the applicable daily weighted average of the variable rate on those housing loans which are subject to a variable rate of interest and receive from the basis swap provider the applicable Three Month
Bank Bill Rate plus an agreed margin. The terms of the basis swap allow for netting of swap payments for transactions under the one confirmation.

                                      S-109

      The basis swap commences on the date specified in the relevant confirmation and terminates on the date 364 days later unless the basis swap provider extends the swap in accordance with the terms of the basis swap. The obligations of the standby basis swap provider commence on the same day as the basis swap and terminate 364 days later unless the standby basis swap provider extends its obligations in accordance with the basis swap.

APPLICATION OF INCREASED INTEREST

      After the interest rates on the notes increase after the Optional
Redemption Date, the manager must not direct the issuer trustee to enter into or extend a swap confirmation unless the manager is of the opinion that the amounts payable by the relevant swap provider to the issuer trustee in relation to that confirmation are calculated with reference to that increased interest rate.

STANDBY ARRANGEMENT

      If the basis swap provider or the fixed-floating rate swap provider is obligated to make a payment under the applicable swap and fails to make the required payment, the standby swap provider will make the applicable payment.

      The standby basis swap provider is only obligated to make one payment relating to the basis swap. The standby fixed-floating rate swap provider is obligated to make all the payments under the fixed-floating rate swap that the fixed-floating rate swap provider fails to make.

THRESHOLD RATE

      If at any time the basis swap is terminated, the manager must, on the earlier of three business days after the termination and the Determination Date immediately following the termination, calculate the threshold rate as of that date and notify the issuer trustee, the servicer and the seller of the threshold rate on the relevant payment date. The threshold rate means, at any time,
[0.25]% per annum plus the minimum rate of interest that must be set on all of the housing loans, where permitted under the related loan agreements, which will be sufficient, assuming that all of the parties to the transaction documents and the housing loans comply with their obligations under the transaction documents and the housing loans, when aggregated with the income produced by the rate of interest on all other housing loans, to ensure that the issuer trustee will have sufficient collections to enable it to meet all of the obligations of the trust, including the repayment of any principal draws. The manager must also set the rate on the housing loans, where permitted under the related loan agreement, at the threshold rate for each successive Determination Date for so long as the basis swap has not been replaced by a similar interest hedge, or until the issuer trustee and manager agree that the interest rate on the variable rate housing loans no longer needs to be set at the threshold rate, and that does not result in a downgrading of the notes.

      If the servicer is notified by the manager of the threshold rate, it will, not more than seven business days after termination of the basis swap, ensure that the interest rate payable on each variable rate housing loan is set at a rate not less than the threshold rate, and will promptly notify the relevant borrowers of the change in accordance with the housing loans.

                                      S-110

FIXED-FLOATING RATE SWAP DOWNGRADE

      If the standby fixed-floating rate swap provider's rating falls below:

      o   [a short term rating of F1 or long term rating of A by Fitch Ratings;]

      o   [a short term rating of A-1 by S&P; or]

      o   [a short term rating of P-1 or long term rating of A2 by Moody's,]

            the standby fixed-floating rate swap provider is required, at its cost, to do one of the following:

      o   deposit a cash collateral amount into a cash collateral account;

      o   replace itself as the standby fixed-floating rate swap provider with a party that has a rating greater than or equal to [A-1 by S&P, F1
          (short term) and A (long term) by Fitch Ratings and who is suitably rated so that its appointment as standby fixed-floating rate swap provider does not result in a downgrade of the notes by Moody's]; or

      o   enter into an arrangement which each relevant rating agency confirms in writing will reverse or avoid any note downgrade.

      Where the standby fixed-floating rate swap provider is downgraded to a rating of less than short term [A-1 by S&P, less than F2 (short term) or BBB+
(long term) by Fitch Ratings or less than P-1 short term by Moody's], the relevant time limit is five business days. Otherwise, the relevant time limit is
30 days. [However, if the standby fixed-floating rate swap provider is downgraded below F2 (short term) or BBB+ (long term) by Fitch Ratings, it must either be replaced or enter into an arrangement acceptable to each rating agency that will reverse or avoid any note downgrade.]

      [If, in the case of the fixed-floating rate swap, there is a downgrade of the standby fixed-floating rate swap provider's long term debt rating below BBB-
by S&P, the standby fixed-floating rate swap provider must immediately provide cash collateral sufficient to enable the designated rating agencies to confirm that the downgrade will not cause a reduction in, or withdrawal of, the rating of the notes and must be immediately replaced by a suitably rated swap provider.]

BASIS SWAP DOWNGRADE

      If the standby basis swap provider's rating falls below:

      o   [a short term rating of F1 or long term rating of A by Fitch Ratings;]

      o   [a short term rating of A-1 by S&P; or]

      o   [a short term rating of P-1 or long term rating of A2 by Moody's,]

                                      S-111

and the threshold rate is greater than the mortgage rate (as specified in the basis swap confirmation), the basis swap provider shall pay immediately (and in any event no later than three business days) an amount equal to the next payment due by it into a cash collateral account established in accordance with the basis swap.

      If the standby basis swap provider does not extend the term of its obligations and the basis swap provider receives notice from the manager of any actual or proposed withdrawal or downgrade of the ratings assigned to any class of notes that results or would result in:

      o   [the Class A notes being rated less than AAA by S&P, Aaa by Moody's and AAA by Fitch Ratings;]

      o   [the Class B notes being rated less than AA by S&P and AA by Fitch
          Ratings; or]

      o   [the Class C notes being rated less than A by S&P and AA- by Fitch
          Rating,]

the basis swap provider shall pay immediately (and in any event no later than three business days) an amount equal to the next payment due by it into the cash collateral account established in accordance with the basis swap for so long as the downgrade of the notes subsists and the threshold rate is greater than the mortgage rate (as specified in the basis swap confirmation).

SWAP COLLATERAL ACCOUNT

      If a swap provider (other than the currency swap provider) or standby swap provider provides cash collateral to the issuer trustee, the manager must direct the issuer trustee, and the issuer trustee must as soon as is practicable:

      o   establish and maintain in the name of the issuer trustee a swap collateral account with an Approved Bank; and

      o   the swap provider or standby swap provider must deposit the cash collateral in the swap collateral account.

      The issuer trustee may only make withdrawals from the swap collateral account upon the direction of the manager and only for the purpose of:

      o   entering into a substitute swap;

      o   refunding to the standby swap provider the amount of any reduction in the swap collateral amount, but only if the ratings of the notes are not thereby withdrawn or reduced;

      o   withdrawing any amount which has been incorrectly deposited into the swap collateral account;

      o   paying any applicable bank account taxes or equivalent taxes payable in respect of the swap collateral account; or

                                      S-112

      o   funding the amount of any payment due to be made by that swap provider or standby swap provider under the relevant swap following the failure by that swap provider or standby swap provider to make that payment.

      In this section, Approved Bank means a bank which has a short term rating of at least [A-1+ from S&P, P-1 (short term) and A2 (long term) from Moody's and
F1 (short term) from Fitch Ratings].

INDEMNITY

      Each swap provider agrees to indemnify the relevant standby swap provider against any loss, charge, liability or expense that the standby swap providers may sustain or incur as a direct or indirect consequence of the relevant swap provider's failure to comply with its obligations under a swap, or the manager requiring that standby swap provider to make a payment under the swap.

STANDBY SWAP PROVIDER

      The standby fixed-floating rate swap provider and the standby basis swap provider will be [St.George Bank Limited]. St.George Bank Limited is described under "Sponsor and Servicer" above.

      The manager, as depositor, has determined that the significance percentage of payments under the swap agreement, as calculated in accordance with
Regulation AB under the Securities Act of 1933, [is less than 10%].

THE CURRENCY SWAP

      Collections on the housing loans and under the basis swap and the fixed-floating rate swap will be denominated in Australian dollars. However, the payment obligations of the issuer trustee on the US$ notes are denominated in
United States dollars. To hedge its currency exposure, the issuer trustee will enter into a currency swap with respect to the US$ notes with the currency swap provider.

      The currency swap will be governed by a standard form ISDA Master
Agreement, as amended by a supplementary schedule and credit support annex and confirmed by a related confirmation.

      Under the currency swap, the issuer trustee will pay to the currency swap provider on each quarterly payment date an amount in Australian dollars equal to that portion of Principal Collections and Excess Available Income, if any, to be
paid to the US$ noteholders as a payment of principal on the US$ notes, and the currency swap provider is required to pay to, or at the direction of, the issuer trustee an amount denominated in U.S. dollars which is equivalent to such
Australian dollar payment. The equivalent U.S. dollar payment will be calculated using an exchange rate of US$[_______] = A$1.00, which is fixed for the term of the currency swap.

      In addition, under the currency swap, on each quarterly payment date the issuer trustee will pay to the currency swap provider the A$ Class A-1 Interest
Amount in respect of the US$

                                      S-113

notes, and the currency swap provider will pay to the principal paying agent an amount equal to the interest payable in U.S. dollars to the US$ noteholders.

      If on any quarterly payment date, the issuer trustee is unable to make the full floating rate payment, the US$ floating rate payment to be made by the currency swap provider on such quarterly payment date will be reduced by the same proportion as the reduction in the payment from the issuer trustee.

      The purchase price for the US$ notes will be paid by investors in U.S.
dollars, but the consideration for the purchase by the issuer trustee of equitable title to the housing loans will be in Australian dollars. On the closing date, the issuer trustee will pay to the currency swap provider the net proceeds of the issue of the notes in U.S. dollars. In return the issuer trustee will be paid by the currency swap provider the A$ Equivalent of that U.S. dollar amount.

TERMINATION BY THE CURRENCY SWAP PROVIDER

      With respect to the currency swap, the currency swap provider shall have the right to terminate such currency swap in the following circumstances:

      o   if the issuer trustee fails to make a payment under the currency swap within ten business days of its due date;

      o   an Insolvency Event with respect to the issuer trustee occurs and the currency swap is not novated to a third party within 30 days or the issuer trustee merges into another entity without that entity properly assuming responsibility for the obligations of the issuer trustee under the currency swap;

      o   if due to a change in law it becomes illegal for the currency swap provider to make or receive payments or comply with any other material provision of the currency swap, the currency swap requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the notes. If those efforts are not successful, then the currency swap provider will have the right to terminate the currency swap; or

      o   the currency swap provider has the limited right to terminate where, due to an action of a taxing authority or a change in tax law, it receives payments from which amounts have been withheld, but only if all of the notes will be redeemed at their outstanding principal balance or, if the noteholders have so agreed, at their Stated Amount, plus, in each case, accrued interest.

TERMINATION BY THE ISSUER TRUSTEE

      With respect to the currency swap, there are a number of circumstances in which the issuer trustee has the right to terminate the currency swap. In each of these cases it is only permitted to exercise that right with the prior written consent of the note trustee:

                                      S-114

      o   where the currency swap provider fails to make a payment under the currency swap within ten business days of its due date or the currency swap provider becomes insolvent or merges into another entity without that entity properly assuming responsibility for the obligation of the currency swap provider under the currency swap;

      o   if due to a change in law it becomes illegal for the issuer trustee to make or receive payments or comply with any other material provision of the currency swap, the currency swap requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade or withdrawal of the rating of the notes. If those efforts are not successful, then the issuer trustee will have the right to terminate;

      o   if an event of default occurs under the security trust deed and the security trustee enforces the security (and such event of default resulted from a failure of the currency swap provider to fulfill its obligations under the relevant currency swap); or

      o   if the currency swap provider breaches any obligation to deposit cash collateral with the issuer trustee or transfer or enter into another arrangement required by the rating agencies in accordance with the currency swap in the event it is downgraded.

      The issuer trustee may only terminate the currency swap with the prior written consent of the note trustee. Each party may terminate the currency swap only after consulting with the other party as to the timing of the termination.
The issuer trustee will exercise such right to terminate at the direction of the manager. The currency swap provider acknowledges that the issuer trustee has appointed the manager as manager of the trust and may exercise or satisfy any of the issuer trustee's rights or obligations under the currency swap including entering into and monitoring transactions and executing confirmations.

CURRENCY SWAP DOWNGRADE

      If at any time the currency swap provider does not have the Required
Rating in relation to the currency swap, the currency swap provider must:

      o   within 30 days of a Minor Downgrade or such greater period as is agreed to in writing by the relevant rating agency, at the currency swap provider's cost:

          o       transfer eligible credit support to the issuer trustee in
              accordance with the credit support annex to the currency swap
              (including by the deposit in the relevant swap collateral account, which will be an account with an Approved Bank in the name of the issuer trustee);

          o       procure a novation of the rights and obligations of the
              currency swap provider under the currency swap to a replacement currency swap provider with the Required Rating;

                                      S-115

          o       procure another person to become co-obligor in respect of the obligations of the currency swap provider under the currency swap.
              Such co-obligor may be either:

              o   a person with the Required Rating for the currency swap
                  domiciled in the same legal jurisdiction as the currency swap provider or the issuer trustee; or

              o   a person otherwise acceptable to each of [Moody's, S&P and
                  Fitch Ratings]; or

          o       enter into such other arrangements each of [Moody's, S&P and
              Fitch Ratings] has confirmed will result in the avoidance or reversal of any withdrawal or downgrade of the then current credit ratings assigned by it to the class of notes to which the currency swap relates; or

      o   immediately upon a Major Downgrade, or such greater period as is agreed to in writing by the relevant rating agency, at the currency swap provider's cost, transfer eligible credit support to the issuer trustee in accordance with the credit support annex to the currency swap (including by the deposit in the relevant swap collateral account, which will be an account with an Approved Bank in the name of the issuer trustee). This arrangement must remain in place until such time (no later than 30 days after such Major Downgrade, or such greater period as is agreed to in writing by the relevant rating agency) that, at the currency swap provider's cost, the currency swap provider:

          o       procures a novation of the rights and obligations of the
              currency swap provider under the currency swap to a replacement currency swap provider with the Required Rating;

          o       procures another person to become co-obligor in respect of the obligations of the currency swap provider under the currency swap.
              Such co-obligor may be either:

              o   a person with the Required Rating for the currency swap
                  domiciled in the same legal jurisdiction as the currency swap provider or the issuer trustee; or

              o   a person otherwise acceptable to each of [Moody's, S&P and
                  Fitch Ratings]; or

          o       enters into such other arrangements each of [Moody's, S&P and
              Fitch Ratings] has confirmed will result in the avoidance or reversal of any withdrawal or downgrade of the then current credit ratings assigned by it to the class of notes to which the currency swap relates.

      "DOWNGRADE" means, in relation to the currency swap, the withdrawal or downgrade of the currency swap provider's credit rating by a rating agency resulting in the currency swap provider not having the Required Rating for the currency swap.

                                      S-116

      "MAJOR DOWNGRADE" means a Downgrade resulting in the currency swap provider having:

      o   [a short term credit rating of less than A-1 by S&P;]

      o   [a short term credit rating of less than P-2 or a long term credit rating of less than A-3 by Moody's; or]

      o   [a short term credit rating of less than F2 or a long term credit rating of less than BBB+ by Fitch Ratings.]

      "MINOR DOWNGRADE" means any Downgrade which is not a Major Downgrade.

      "REQUIRED RATING" means a credit rating of not less than:

      o   [A-1+ (short term) by S&P;]

      o   [P-1 (short term) and A2 (long term) by Moody's; and]

      o   [F1 (short term) and A+ (long term) by Fitch Ratings.]

      In this section, "APPROVED BANK" means a bank which has a short term credit rating of [A-1+ from S&P, P-1 from Moody's and F1 from Fitch Ratings].

TERMINATION PAYMENTS

      On the date of termination of the currency swap, a termination payment will be due from the issuer trustee to the currency swap provider or from the currency swap provider to the issuer trustee. The termination of the currency swap is an event of default under the security trust deed unless the currency swap is terminated by the currency swap provider as a result of a call exercised by the issuer trustee in respect of the notes.

      The termination payment in respect of the currency swap will be determined on the basis of quotations from four leading dealers in the relevant market selected by the determining party to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the currency swap.

REPLACEMENT OF THE CURRENCY SWAP

      If the currency swap is terminated prior to the day upon which the notes are repaid in full, the issuer trustee must, at the direction of the manager, enter into one or more replacement currency swaps which replace the currency swap, but only on the condition that:

      o   the termination payment, if any, which is payable by the issuer trustee to the currency swap provider on termination of the currency swap will be paid in full when due in accordance with the
          supplementary terms notice and the currency swap;

      o   the ratings assigned to the notes are not adversely affected; and

                                      S-117

      o   the liability of the issuer trustee under that replacement currency swap is limited to at least the same extent that its liability is limited under the currency swap or the relevant transaction under the currency swap.

      If the preceding conditions are satisfied, the issuer trustee must, at the direction of the manager, enter into the replacement currency swap, and if it does so it must direct the provider of the replacement currency swap to pay any up-front premium to enter into the replacement currency swap due to the issuer trustee directly to the currency swap provider in satisfaction of and to the extent of the issuer trustee's obligation to pay the termination payment to the currency swap provider. To the extent that such premium is not greater than or equal to the termination payment, the balance must be paid by the issuer trustee as a Trust Expense.

CURRENCY SWAP PROVIDER

      The currency swap provider will be [__________].

[INSERT NAME OF CURRENCY SWAP PROVIDER]

      [__________] is a public limited company registered in [__________] under number [______]. The liability of the members of [__________] is limited. It has its registered head office at [__________]. [__________] was incorporated on
[_______________] under the [__________] and on [_______________] was registered as a company limited by shares under [__________]_____. Pursuant to
[__________], on [__________],[__________] was re-registered as a public limited company and its name was changed from "[__________]" to "[__________]".

      [__________] and its subsidiary undertakings (taken together, the
"[__________]") is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The [__________] also operates in many other countries around the world. The whole of the issued ordinary share capital of
[__________] is beneficially owned by [__________], which is the ultimate holding company of the [__________] and one of the largest financial services companies in the world by market capitalization.

      The short term unsecured obligations of [__________] are rated [A-1+ by
Standard & Poor's, P-1 by Moody's and F1+ by Fitch Ratings Limited and the
long-term obligations of [__________] are rated AA by Standard & Poor's, Aa1 by
Moody's and AA+ by Fitch Ratings Limited].

      [From [_____], the [__________] will prepare financial statements on the basis of International Financial Reporting Standards ("IFRS"). Based on the
unaudited interim financial information as at and for the period ended
[_______________], prepared in accordance with IFRS, the [__________] had total assets of [_______] million, total net loans and advances of [_______] million, total deposits of [_______] million, and shareholders' equity (excluding minority interests) of [_______] million. The profit before taxation of the
[__________] for the period ended [_______________] was [_______] million after charging an impairment loss on loans and advances and other credit risk provisions of [_______] million.]

                                      S-118

      The manager, as depositor, has determined that the significance percentage of payments under the swap agreement, as calculated in accordance with
Regulation AB under the Securities Act of 1933, [is less than 10%].

                       PREPAYMENT AND YIELD CONSIDERATIONS

      The following information is given solely to illustrate the effect of prepayments of the housing loans on the weighted average life of the US$ notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced.

GENERAL

      The rate of principal payments and aggregate amount of payments on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the housing loans. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the housing loans (including Interest Based repayment option housing loans) and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and repurchases by the seller. Subject, in the case of fixed rate housing loans, to the payment of applicable fees, the housing loans may be prepaid by the mortgagors at any time.

PREPAYMENTS

      Prepayments, liquidations and purchases of the housing loans, including optional purchase of the remaining housing loans in connection with the termination of the trust, will result in early payments of principal amounts on the notes. Prepayments of principal may occur in the following situations:

      o   refinancing by mortgagors with other financiers;

      o   receipt by the issuer trustee of enforcement proceeds due to a mortgagor having defaulted on its housing loan;

      o   receipt by the issuer trustee of insurance proceeds in relation to a claim under a mortgage insurance policy in respect of a housing loan;

      o   repurchase by the seller as a result of a breach by it of certain representations, less the principal balance of any related substituted loan, if any;

      o   receipt by the trust of any net amount attributable to principal from another trust established under the master trust deed with respect to the substitution of a housing loan;

      o   repurchase of the housing loans as a result of an optional termination or a redemption for taxation or other reasons;

      o   receipt of proceeds of enforcement of the security trust deed prior to the final maturity date of the notes; or

                                      S-119

      o   receipt of proceeds of the sale of housing loans if the trust is terminated while notes are outstanding, for example, if required by law, and the housing loans are then either:

      o   repurchased by St.George Bank under its right of first refusal; or

      o   sold to a third party.

      The prepayment amounts described above are reduced by:

      o   principal draws;

      o   repayment of redraw advances; and

      o   the Redraw Retention Amount retained in the collection account.

      Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

      o   the degree to which a note is purchased at a discount or premium; and

      o   the degree to which the timing of payments on the note is sensitive to prepayments, liquidations and purchases of the housing loans.

      A wide variety of factors, including economic conditions, the availability of alternative financing and homeowner mobility may affect the trust's prepayment experience with respect to the housing loans. In particular, under
Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

WEIGHTED AVERAGE LIVES

      The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date each U.S.
dollar in respect of principal repayable under the note is reduced to zero.

      Usually, greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal payments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the notes.

      The following table is based on a constant prepayment rate model. Constant prepayment rate represents an assumed constant rate of prepayment each month, expressed as a per annum

                                      S-120

percentage of the principal balance of the pool of mortgage loans for that month. Constant prepayment rate does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of housing loans, including the housing loans in your pool. Neither of the seller nor the manager believes that any existing statistics of which it is aware provide a reliable basis for noteholders to predict the amount or timing of receipt of housing loan prepayments.

      The following table is based upon the assumptions in the following paragraph, and not upon the actual characteristics of the housing loans. Any discrepancies between characteristics of the actual housing loans and the assumed housing loans may have an effect upon the percentages of the principal balances outstanding and weighted average lives of the notes set forth in the table. Furthermore, since these discrepancies exist, principal payments on the notes may be made earlier or later than the table indicates.

      For the purpose of the following table, it is assumed that:

      o   the housing loan pool consists of fully-amortizing housing loans having the following approximate characteristics:*

                        REMAINING
                        AGGREGATE                               REMAINING
                        PRINCIPAL              ORIGINAL TERM     TERM TO
                         AMOUNT     INTEREST    TO MATURITY     MATURITY
          POOL NUMBER      A$       RATE %**    IN MONTHS**    IN MONTHS**
          -----------   ---------   --------   -------------   -----------
               1        $                  %
               2        $                  %
               3        $                  %
               4        $                  %
               5        $                  %
               6        $                  %
                        ---------   --------   -------------   -----------
             Total      $                  %
                        =========   ========   =============   ===========

              * TOTALS MAY NOT SUM EXACTLY DUE TO ROUNDING

              ** WEIGHTED AVERAGE

      o   the cut-off date is the close of business on [*];

      o   closing date for the notes is [*];

      o   payments on the notes are made on the quarterly payment date, regardless of the day on which payment actually occurs, commencing in
          [*] and are made in accordance with the priorities described in this prospectus supplement;

      o   the housing loans are subject to a constant rate of principal repayment, that is, the repayment of unscheduled principal (expressed as a rate per annum). Each constant rate of principal repayment assumes a rate of principal repayment of the housing loans of 0% per annum upon origination and thereafter increasing on a linear basis during the first 30 months to a constant rate of principal repayment level set out in the table below. For example, a 30% constant rate of principal repayment assumes a rate of principal prepayment of the housing loans of 1.0% per annum in the initial month

                                      S-121

          following origination and an additional 1.0% per annum in each month thereafter until the thirtieth month following origination from which time 30% constant rate of principal repayment assumes a constant rate of principal prepayment of the housing loans of 30% per annum.

      o   The seasoning of the housing loans is [*] months;

      o   the scheduled monthly payments of principal and interest on the housing loans will be timely delivered on the first day of each month, including in the month of [*], which will have principal payments based on one full month's collections, with no defaults;

      o   there are no redraws, further advances, substitutions or payment holidays with respect to the housing loans;

      o   all prepayments are prepayments in full received on the last day of each month and include 30 days' interest on the prepayment;

      o   principal collections are paid according to the rules of payment set forth in this prospectus supplement;

      o   all payments under the swaps are made as scheduled;

      o   the manager does not direct the issuer trustee to exercise its right of optional redemption of the notes, except with respect to the line titled "Weighted Average Life--To Call (Years)"; and

      o   the exchange rate is US$ [*] = A$1.00.

      It is not likely that the housing loans will pay at any assumed constant prepayment rate to maturity or that all housing loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the housing loans, and the inclusion of Interest Based repayment option housing loans, could produce slower or faster payments of principal than indicated in the tables at the assumed constant prepayment rate specified, even if the weighted average remaining term to maturity of the housing loans is the same as the weighted average remaining term to maturity of the assumptions described in this section.
You are urged to make your investment decisions on a basis that includes your determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus supplement as well as other relevant assumptions.

      In the following table, the percentages have been rounded to the nearest whole number and the weighted average life of a class of notes is determined by the following three step process:

      o   multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related payment date,

      o   summing the results, and

                                      S-122

      o   dividing the sum by the aggregate payments of principal referred to in the first clause above and rounding to two decimal places.

                                      S-123

              PERCENT OF INITIAL PRINCIPAL BALANCE AT THE FOLLOWING
                     CONSTANT PREPAYMENT RATE PERCENTAGES +

                                              CLASS A-1 NOTES
                                              ---------------

DATE                         0%       22%      24%      28%      30%      35%
                            -----    -----    -----    -----    -----    -----
Initial Percent ......

Weighted Average Life --
      To Call (Years)
      To Maturity (Years)

+     Totals may not sum exactly due to rounding.

*     Representing amounts greater than zero and less than 0.50% of the initial bond balance.

                                      S-124

                                 USE OF PROCEEDS

      The proceeds from the sale of the US$ notes, after being exchanged pursuant to the currency swap, will amount to A$ [*] and will be used by the issuer trustee to acquire from the seller equitable title to the housing loans and related mortgages, as well as to fund the liquidity reserve and to acquire other Authorized Investments.

                    UNITED STATES FEDERAL INCOME TAX MATTERS

      The Class A-1 notes will be characterized as debt for U.S. federal income tax purposes. See "United States Federal Income Tax Matters" in the prospectus.

                             AUSTRALIAN TAX MATTERS

      For a description of the material Australian tax consequences for holders of the US$ notes who are not Australian residents of purchasing, holding and disposing of the US$ notes, see "Australian Tax Matters" in the prospectus.

                        EXCHANGE CONTROLS AND LIMITATIONS

      The specific prior approval of the Reserve Bank of Australia or the
Minister for Foreign Affairs of the Commonwealth of Australia must be obtained for certain transactions involving or connected with individuals or entities listed in the relevant Commonwealth Government Gazette as persons or entities identified with terrorism or to which financial sanctions apply, including:

      o   certain Yugoslav entities or individuals;

      o   Jemaah Islamiah;

      o   the Government of Zimbabwe, any public authority or controlled entity of the Government of Zimbabwe and certain other individuals identified by the Reserve Bank of Australia;

      o   the Taliban (also known as the Islamic Emirate of Afghanistan) or any undertaking owned or controlled, directly or indirectly, by the
          Taliban;

      o   Osama bin Laden, the Al-Qaeda organization and certain other individuals identified by the Reserve Bank of Australia as being linked to terrorism; and

      o   the persons whose names are published in the Commonwealth Government
          Gazette Gn42 of 2001 as amended by Commonwealth Government Gazette
          Gn37 of 2002 and Commonwealth Government Gazette Gn49 of 2002, and the
          persons whose names are listed under the Suppression of the Financing of Terrorism Act 2002 (Commonwealth).

      [The Charter of the United Nations (Sanctions--Liberia) Regulations 2002,
as amended in 2005, imposes a freeze on funds, financial assets and economic resources relating to former

                                      S-125

Liberian President Charles Taylor and certain persons and entities associated with him and his former regime.]

                              ERISA CONSIDERATIONS

      Subject to the considerations discussed under "ERISA Considerations" in the prospectus, the US$ notes are eligible for purchase by Benefit Plans (as defined in the prospectus).

                              RATINGS OF THE NOTES

      The issuance of the Class A-1 notes and the Class A-2 notes will be conditioned on obtaining a rating of [AAA by S&P and Fitch Ratings and Aaa by
Moody's]. The issuance of the Class B notes will be conditioned on obtaining a rating of [AA by S&P and Fitch Ratings]. The issuance of the Class C notes will be conditioned on obtaining a rating of [A by S&P and AA- by Fitch Ratings]. You should independently evaluate the security ratings of each class of notes from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities. A rating does not address the market price or suitability of the notes for you. A rating may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date of the notes.
The ratings of the Class A notes will be based primarily on the creditworthiness of the housing loans, the subordination provided by the Class B notes and the
Class C notes with respect to the Class A notes, the availability of excess interest collections after payment of interest on the notes and the trust's expenses, the mortgage insurance policies, the creditworthiness of the swap providers and the mortgage insurer and the foreign currency rating of Australia.
The Commonwealth of Australia's current foreign currency long term debt rating is [AAA by S&P, Aaa by Moody's and AA+ by Fitch Ratings]. In the context of an asset securitization, the foreign currency rating of a country reflects, in general, a rating agency's view of the likelihood that cash flow on the assets in such country's currency will be permitted to be sent outside of that country.
None of the rating agencies have been involved in the preparation of this prospectus supplement or the prospectus.

      The fees paid by [St.George Bank] to the rating agencies at closing include a fee for ongoing surveillance by the rating agencies for so long as the notes are outstanding. However, the rating agencies are under no obligation to continue to monitor or provide a rating on the notes.

                              PLAN OF DISTRIBUTION

UNDERWRITING

      Under the terms and subject to the conditions contained in the underwriting agreement among St.George Bank, the issuer trustee and the manager,
the issuer trustee has agreed to sell to the underwriters, for whom [       ] is
acting as representative, and each underwriter has severally agreed to purchase from the issuer trustee, the following respective Principal Amounts of the US$
notes:

                                      S-126

UNDERWRITER                                                  PRINCIPAL AMOUNT OF
                                                                 CLASS A-1 NOTES
                                                                           (US$)
                                                             -------------------
                                                               $ [*]
                                                               $ [*]
                                                             -------------------
Total                                                          $ [*]
                                                             ===================

      The underwriting agreement provides that the underwriters are obligated to purchase all of the US$ notes if any are purchased. The underwriting agreement also provides that if any underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.
The underwriting agreement will be governed by and construed in accordance with the laws of the State of New York.

      The underwriters propose to offer the US$ notes initially at the public offering prices on the cover page of this prospectus and to selling group members at the price less a concession of [*]% of the principal amount per note.
The underwriters and selling group members may reallow a discount not in excess
[*]% of the principal amount per US$ note on sales to other broker/dealers.
After the initial public offering, the public offering price and concessions and discounts to broker/dealers may be changed by the representative of the underwriters.

      St.George Bank estimates that the out-of-pocket expenses for this offering will be approximately US$ [*]. Certain of these expenses will be reimbursed by the underwriters on the closing date.

      The notes are a new issue of securities with no established trading market. One or more of the underwriters intends to make a secondary market for the notes. However, they are not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.

      St.George Bank and the manager have agreed to indemnify the underwriters against civil liabilities under the Securities Act of 1933, or contribute to payments which the underwriters may be required to make in that respect.

      In connection with the offering of the US$ notes, the underwriters, may engage in over-allotment, stabilizing transactions and syndicate covering transactions.

      o   Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters.

      o   Stabilizing transactions involve bids to purchase the US$ notes in the open market for the purpose of pegging, fixing or maintaining the price of the US$ notes.

      o   Syndicate covering transactions involve purchases of the US$ notes in the open market after the distribution has been completed in order to cover short positions.

                                      S-127

Stabilizing transactions and syndicate covering transactions may cause the price of the US$ notes to be higher than it would otherwise be in the absence of these transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

      In the ordinary course of its business, some of the underwriters and some of their affiliates have in the past and may in the future engage in commercial and investment banking activities with St.George Bank and its affiliates. In
addition, one of the underwriters, [         ], is affiliated with the currency
swap provider, [         ].

      The primary source of information available to investors concerning the offered notes will be the quarterly statements discussed in the prospectus under
"Description of the Offered Notes--Reports to Noteholders" and in this prospectus supplement under "Description of the Notes--Reports to Noteholders,"
which will include information as to the outstanding principal balance of the offered notes. There can be no assurance that any additional information regarding the offered notes will be available through any other source. In addition, the manager is not aware of any source through which price information about the offered notes will be available on an ongoing basis. The limited nature of this information regarding the offered notes may adversely affect the liquidity of the offered notes, even if a secondary market for the offered notes becomes available.

                              OFFERING RESTRICTIONS

THE UNITED KINGDOM

      [Each underwriter has agreed that (a) it has complied with and will comply with all applicable provisions of the FINANCIAL SERVICES AND MARKETS ACT 2000,
AS AMENDED (THE "FSMA") with respect to anything done BY IT in relation to the
US$ notes in, from or otherwise involving the United Kingdom; and (b) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any US$ notes in circumstances in which
Section 21(1) of the FSMA does not apply to the issuer trustee.]

REPUBLIC OF IRELAND

      [Each underwriter has agreed that: (A) it has NOT OFFERED OR SOLD AND WILL
NOT OFFER OR SELL ANY US$ NOTES, EXCEPT IN CONFORMITY WITH THE PROVISIONS OF THE
PROSPECTUS (DIRECTIVE 2003/71/EC) REGULATIONS 2005 (THE PROSPECTUS REGULATIONS)
AND THE provisions of the Irish Companies Acts 1963-2005; (B) IT HAS NOT AND
WILL NOT OFFER OR SELL ANY US$ NOTES OTHER THAN IN COMPLIANCE WITH THE
PROVISIONS OF THE IRISH MARKET ABUSE (DIRECTIVE 2003/6/EU) REGULATIONS 2005; AND
(C) IT WILL NOT UNDERWRITE THE ISSUE OF OR PLACE THE US$ NOTES OTHERWISE THAN IN
CONFORMITY WITH

                                      S-128

THE PROVISIONS OF THE IRISH Investment Intermediaries Act 1995 (as amended), including, without limitation, Sections 9, 23 (INCLUDING ANY ADVERTISING
RESTRICTIONS MADE THEREUNDER) AND SECTION 37 (INCLUDING ANY CODES OF CONDUCT
ISSUED THEREUNDER) AND THE PROVISIONS OF THE IRISH INVESTOR COMPENSATION ACT,
1998, INCLUDING WITHOUT LIMITATION, SECTION 21.]

SINGAPORE

      [Each underwriter has acknowledged that (1) this prospectus supplement and the prospectus have not been and will not be registered as a prospectus with the
Monetary Authority of Singapore and (2) the US$ notes are offered by the issuer trustee pursuant to exemptions invoked under the Securities and Futures Act,
Chapter 289 of Singapore (the "SFA"). Accordingly, each underwriter has represented and agreed that neither this prospectus supplement nor the prospectus nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the US$ notes will be distributed or circulated by it nor will the US$ notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly in Singapore other than to (i) persons in Singapore under circumstances in which any offer, sale or invitation of US$ notes does not constitute an offer, sale or invitation to the public in Singapore; or (ii) the public or any member of the public in Singapore pursuant to, and in accordance with the conditions of, an exemption invoked under Sub-division (4) of Division
1 of Part XIII of or other applicable provision of the SFA and to persons to whom any US$ notes may be offered or sold under any such exemptions.]

HONG KONG

      [Each underwriter has represented and agreed that:

      o   it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any US$ notes other than:

          o   to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent) or to "professional investors" as defined in the Securities and Futures Ordinance
              (Cap. 571) of Hong Kong and any rules made under that ordinance;
              or

          o   in other circumstances which do not result in the document being a
              "prospectus" as defined in the Companies Ordinance (Cap. 32) of
              Hong Kong or which do not constitute an offer to the public within the meaning of that ordinance; and

      o   it has not issued or had in its possession for the purposes of issue, any advertisement, invitation or document relating to the US$ notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of
          Hong Kong (except if permitted to do so under the securities laws of
          Hong Kong) other than with respect to US$ notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures
          Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.]

                                      S-129

AUSTRALIA

      [No offering circular, prospectus or other disclosure document in relation to any US$ notes has been lodged with the Australian Securities and Investments
Commission or the Australian Stock Exchange Limited. The US$ notes may not, in connection with their initial distribution, be offered or sold, directly or indirectly, in the Commonwealth of Australia, its territories or possessions, or to any resident of Australia. Each underwriter has severally represented and agreed that it:

      o   has not, directly or indirectly, offered for issue or sale or invited applications for the issue of or for offers to purchase nor has it sold, the US$ notes;

      o   will not, directly or indirectly, offer for issue or sale or invite applications for the issue of or for offers to purchase nor will it sell the US$ notes; and

      o   has not distributed and will not distribute any draft, preliminary or definitive prospectus, or any advertisement or other offering material relating to any US$ notes,

in Australia, its territories or possessions unless:

      o   the amount payable for the US$ notes on acceptance of the offer by each offeree or invitee is a minimum amount of A$500,000 (or its equivalent in another currency) (disregarding amounts, if any, lent by
          Crusade Management Pty Limited or other person offering the notes or any associate of them) or the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under Part 6D.2 of the Corporations Act 2001 (Cth) and the
          Corporations Regulations made under the Corporations Act 2001 (Cth);
          and

      o   the offer, invitation or distribution complies with all applicable laws, regulations and directives in relation to the offer, invitation or distribution and does not require any document to be lodged with the Australian Securities and Investments Commission or the Australian
          Stock Exchange.

      Each underwriter has agreed that it must offer the US$ notes for which it subscribes for sale within 30 days of the issue of those US$ notes. Such offer must only be by one of the following means (or a combination thereof):

      o   as a result of negotiations being initiated by the underwriter publicly in electronic form on Reuters or the Bloomberg System or any other electronic financial information system which is used by financial markets for dealing in notes such as the US$ notes, specifying in such offer the name of the issuer, the name of the issuer trust, the maturity date of the US$ notes, the principal amount of the US$ notes and the price at which the US$ notes are offered for sale; or

      o   by the underwriter offering those US$ notes for sale to at least 10 persons, each, an "INVESTOR", each of whom must be:

                                      S-130

            o     carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in the
                  financial markets; and

            o     not known or reasonably suspected by the underwriter to be an associate within the meaning of Section 128F of the 1936 Act of any of the others; or

      o   to at least 100 persons who it would be reasonable to regard as either having acquired instruments similar to the US$ notes in the past or as likely to be interested in acquiring US$ notes.

      In addition, each underwriter has agreed that, in connection with the primary distribution of the US$ notes, it will not sell any US$ notes to any person if, at the time of such sale, the employees of the underwriter aware of, or involved in, the sale knew, or had reasonable grounds to suspect that, as a result of such sale, such US$ notes or any interest in such US$ notes were being, or would later be acquired (directly or indirectly) by an Offshore
Associate of the Issuer Trustee other than one acting in the capacity of a dealer, manager or underwriter in relation to the placement of the US$ notes or in the capacity of a clearing house, custodian, funds manager or responsible entity of an Australian registered scheme.]

KINGDOM OF SPAIN

      [Each underwriter has represented and agreed that the US$ notes may not be offered, sold or distributed in the Kingdom of Spain save in accordance with the requirements of the Spanish Securities Market Law of 28 July 1988 (Ley 24/1988,
de 28 de julio, del Mercado de Valores) as amended and restated, and Royal
Decree 291/1992, of 27 March, on Issues and Public Offerings of Securities (Real
Decreto 291/1992, de 27 de marzo, sobre Emisiones y Ofertas Publicas de Venta de
Valores) as amended and restated and the decrees and regulations made thereunder. Neither the US$ notes nor the prospectus have been verified or registered in the administrative registries of the Spanish Securities Markets
Commission (Comision Nacional del Maercado de Valores). Accordingly, the US$
notes may not be sold, offered or distributed in Spain except in circumstances which do not constitute a public offer of securities in Spain within the meaning of the Spanish Securities Market Law and further relevant legislation or without complying with all legal and regulatory requirements in relation thereto.]

OTHER JURISDICTIONS

      The distribution of this prospectus supplement and the prospectus and the offering and sale of the US$ notes in certain other foreign jurisdictions may be restricted by law. The US$ notes may not be offered or sold, directly or indirectly, and neither this prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. Each underwriter has agreed to comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers US$ notes or possesses or distributes this prospectus supplement, the prospectus or any other offering material.

                                      S-131

                               GENERAL INFORMATION

AUTHORIZATION

      The issuer trustee has obtained all necessary consents, approvals and authorizations in connection with the issue and performance of the US$ notes.
The issue of the US$ notes has been authorized by the resolutions of the board of directors of Perpetual Trustees Consolidated Limited passed on [*].

LEGAL PROCEEDINGS

      The issuer trustee is not, and has not been, involved in any litigation or arbitration proceedings that may have, or have had during the twelve months preceding the date of this prospectus supplement, a significant effect on its financial position nor, so far as it is aware, are any such litigation or arbitration proceedings pending or threatened. [Describe briefly any legal proceedings pending against St.George Bank, Crusade Management Limited or any trustee, or of which any property of the foregoing is the subject, that is material to noteholders. Include similar information as to any such proceedings known to be contemplated by governmental authorities.]

DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG

      The US$ notes have been accepted for clearance through DTC, Euroclear and
Clearstream, Luxembourg with the CUSIP number [*], ISIN [*] and Common Code [*].

                                  ANNOUNCEMENT

      By distributing or arranging for the distribution of this prospectus to the underwriters and the persons to whom this prospectus is distributed, the issuer trustee announces to the underwriters and each such person that:

      o   the US$ notes will initially be issued in the form of book-entry notes and will be held by Cede & Co., as nominee of DTC;

      o   in connection with the issue, DTC will confer rights in the US$ notes to the noteholders and will record the existence of those rights; and

      o   as a result of the issue of the US$ notes in this manner, these rights will be created.

                                  LEGAL MATTERS

      Mayer, Brown, Rowe & Maw LLP, New York, New York, will pass upon some legal matters with respect to the US$ notes, including the material U.S. federal income tax matters, for St.George Bank and Crusade Management Limited. Allens
Arthur Robinson, Sydney, Australia, will pass upon some legal matters, including the material Australian tax matters, with respect to

                                      S-132

the US$ notes for St.George Bank and Crusade Management Limited. [             ]
will act as United States legal counsel to the underwriters.

                                      S-133

                                    GLOSSARY

1936 ACT                   means the Income Tax Assessment Act 1936 (Cth)

A$ CLASS A-1 INTEREST      means, for any quarterly payment date, in relation to
AMOUNT                     a confirmation for US$ notes, the amount, in
                           Australian dollars, which is calculated:

                              o   on a daily basis at the applicable rate set
                                  out in the currency swap relating to the US$
                                  notes, which will be AUD-BBR-BBSW, as defined
                                  in the Definitions of the International Swaps
                                  and Derivatives Association, Inc., at the
                                  first day of the Interest Period ending on,
                                  but excluding, that payment date with a
                                  designated maturity of 90 days or, in the case
                                  of the first Interest Period, the rate will be
                                  determined by the linear interpolation of 30
                                  days and 60 days plus a margin;

                              o   on the Class A-1 A$ Equivalent of the
                                  aggregate of the outstanding principal balance
                                  of the US$ notes as of the first day of the
                                  Interest Period ending on, but excluding, that
                                  payment date; and

                              o   on the basis of the actual number of days in
                                  that Interest Period and a year of 365 days.

A$ EQUIVALENT              see page [ ].

APRA                       means the Australian Prudential Regulatory Authority

ARREARS PERCENTAGE         means for any month the unpaid balance of all housing
                           loans which at the end of that month are delinquent
                           for 60 or more consecutive days, divided by the
                           aggregate unpaid balance of all housing loans at the
                           end of that month.

ATO                        see page [ ]

AVAILABLE INCOME           see page [ ].

CARRYOVER CLASS A          means, on any quarterly Determination Date in
CHARGE OFFS                relation to a Class A note, the aggregate of Class A
                           Charge Offs in relation to that Class A note prior to
                           that quarterly Determination Date which have not been
                           reinstated as described in this prospectus
                           supplement.

CARRYOVER CLASS B          means, on any quarterly Determination Date in
CHARGE OFFS                relation to a Class B note, the aggregate of Class B
                           Charge Offs in relation to that Class B note prior to
                           that quarterly Determination Date which have not been
                           reinstated as described in this prospectus
                           supplement.

CARRYOVER CLASS C          means, on any quarterly Determination Date in
CHARGE OFFS                relation to a Class C note, the aggregate of Class C
                           Charge Offs in relation to that Class C note prior to
                           that quarterly Determination Date which have not been

                                      S-134

                           reinstated as described in this prospectus
                           supplement.

CARRYOVER PRINCIPAL        means at any date the aggregate of Carryover Class A
CHARGE OFFS                Charge Offs, Carryover Class B Charge Offs, Carryover
                           Class C Charge Offs and Carryover Redraw Charge Offs
                           at that date.

CARRYOVER REDRAW           means, on any quarterly Determination Date in
CHARGE OFFS                relation to the redraw facility, the aggregate of
                           Redraw Charge Offs prior to that quarterly
                           Determination Date which have not been reinstated as
                           described in this prospectus supplement.

CLASS A CHARGE OFF         means a Principal Charge Off allocated against the
                           Class A notes.

CLASS A-1 A$               means, in relation to an amount denominated or to be
EQUIVALENT                 denominated in US$, the amount converted to and
                           denominated in A$ at the rate of exchange set forth
                           in the currency swap for the exchange of United
                           States dollars for Australian dollars.

CLASS A PRINCIPAL          means, on any payment date on and after the Stepdown
PAYMENT AMOUNT             Date, for so long as no Trigger Event exists, an
                           amount equal to the lesser of:

                              (a) the Principal Collections remaining for
                                  payment; and

                              (b) the greater of:

                                  (i)   the aggregate of the Class A-1 A$
                                        Equivalent of the outstanding principal
                                        balance of the US$ notes and the
                                        outstanding principal balance of the
                                        Class A-2 notes, at the beginning of the
                                        related collection period minus the
                                        product of:

                                        (A) [*]%; and

                                        (B) the aggregate principal balance of
                                            the housing loans as of the last day
                                            of the related collection period;
                                            and

                                  (ii)  zero.

CLASS B CHARGE OFF         means a Principal Charge Off allocated against the
                           Class B notes.

CLASS B PRINCIPAL          means, on any payment date on and after the Stepdown
PAYMENT AMOUNT             Date, for so long as no Trigger Event exists, an
                           amount equal to the lesser of:

                              (a) the Principal Collections remaining for
                                  payment after payment of the Class A Principal
                                  Payment Amount; and

                              (b) the greater of:

                                  (i)   the aggregate of the Class A-1 A$
                                        Equivalent of the outstanding principal
                                        balance of the US$ notes and the

                                      S-135

                                        outstanding principal balance of the
                                        Class A-2 notes (after taking into
                                        account the payment of the Class A
                                        Principal Payment Amount on such payment
                                        date) plus the outstanding principal
                                        balance of the Class B notes at the
                                        beginning of the related collection
                                        period minus the product of:

                                        (A) [*]% and

                                        (B) the aggregate principal balance of
                                            the housing loans as of the last day
                                            of the related collection period;
                                            and

                                  (ii)  zero.

CLASS C CHARGE OFF         means a Principal Charge Off allocated against the
                           Class C notes.

CLASS C PRINCIPAL          means, on any payment date on and after the Stepdown
PAYMENT AMOUNT             Date, for so long as no Trigger Event exists, an
                           amount equal to the lesser of:

                              (a) the Principal Collections remaining for
                                  payment after payment of the Class A Principal
                                  Payment Amount and the Class B Principal
                                  Payment Amount; and

                              (b) the greater of:

                                  (i)   the aggregate of the Class A-1 A$
                                        Equivalent of the outstanding principal
                                        balance of the Class A-1 notes and the
                                        outstanding principal balance of the
                                        Class A-2 notes (after taking into
                                        account the payment of the Class A
                                        Principal Payment Amount on such payment
                                        date) plus the outstanding principal
                                        balance of the Class B notes (after
                                        taking into account the payment of the
                                        Class B Principal Payment Amount on such
                                        payment date) plus the outstanding
                                        principal balance of the Class C notes
                                        at the beginning of the related
                                        collection period minus the product of:

                                        (A) 100% and

                                        (B) the aggregate principal balance of
                                            the housing loans as of the last day
                                            of the related collection period;
                                            and

                                  (ii)  zero.

CODE                       means the U.S. Internal Revenue Code of 1986, as
                           amended

                                      S-136

DETERMINATION DATE         means a monthly Determination Date or a quarterly
                           Determination Date (as relevant).

EXCESS AVAILABLE           see page [ ].
INCOME

FINANCE CHARGE             see page [ ].
COLLECTIONS

FINANCE CHARGE LOSS        means, with respect to any housing loan, Liquidation
                           Losses which are attributable to interest, fees and
                           expenses in relation to the housing loan.

FMSA                       see page [ ].

GST                        see page [ ].

INITIAL PRINCIPAL          means the Principal Amount of the note on its issue
AMOUNT                     date.

INTEREST PERIOD            in relation to a quarterly payment date, means the
                           period from and including the preceding quarterly
                           payment date to but excluding the applicable
                           quarterly payment date. However, the first and last
                           interest periods are as follows:

                              o   first: the period from and including the
                                  closing date to but excluding the first
                                  quarterly payment date;

                              o   last: if the notes are fully retired upon
                                  redemption in full, the period from and
                                  including the quarterly payment date preceding
                                  the date on which the notes are redeemed in
                                  full to but excluding the day on which the
                                  notes are redeemed in full. If the notes are
                                  not fully retired upon redemption in full and
                                  payment of principal is improperly refused,
                                  the last interest period will end on the date
                                  on which the note trustee or principal paying
                                  agent receives the moneys in respect of the
                                  notes and notifies the holders of that receipt
                                  or the date on which the outstanding principal
                                  balance of the note, less charge offs, has
                                  been reduced to zero; provided that interest
                                  on that note will thereafter begin to accrue
                                  from and including any date on which the
                                  outstanding principal balance of that note,
                                  less charge offs, becomes greater than zero.

INVESTED AMOUNT            means for any note on a quarterly determination date:

                              o   the Initial Principal Amount of the note; less

                              o   the aggregate of all principal payments
                                  previously made on the note.

                                      S-137

LIBOR                      means:

                              o   on the second LIBOR Business Day before the
                                  beginning of each Interest Period the rate
                                  applicable to any Interest Period for
                                  three-month (or, in the case of the first
                                  Interest Period, the rate will be determined
                                  by linear interpolation of 1 and 2 months)
                                  deposits in U.S. dollars which appears on the
                                  Telerate Page 3750 as of 11:00 a.m., London
                                  time; or

                              o   if such rate does not appear on the Telerate
                                  Page 3750, the rate for that Interest Period
                                  will be determined as if the issuer trustee
                                  and calculation agent had specified
                                  "USD-LIBOR-Reference Banks" as the applicable
                                  Floating Rate Option under the Definitions of
                                  the International Swaps and Derivatives
                                  Association, Inc.

LIBOR BUSINESS DAY         means any day on which commercial banks are open for
                           business (including dealings in foreign exchange or
                           foreign currency deposits) in London.

LIQUIDATION LOSSES         means, with respect to any housing loan for a
                           collection period, the amount, if any, by which the
                           Unpaid Balance of a liquidated housing loan, together
                           with the enforcement expenses relating to the housing
                           loan, exceeds all amounts recovered from the
                           enforcement of the housing loan and the related
                           mortgage, excluding proceeds of a mortgage insurance
                           policy.

LIQUIDITY ACCOUNT          means an interest bearing account established as a
                           separate ledger in the Collection Account maintained
                           by the issuer trustee.

LIQUIDITY DRAW             see page [ ].

LIQUIDITY LIMIT            means, at any time, the amount equal to [*]% of the
                           aggregate outstanding principal amount of the housing
                           loans at that time.

LIQUIDITY SHORTFALL        means, for any Determination Date, the excess of the
                           Payment Shortfall over the amount available for a
                           principal draw.

MORTGAGE SHORTFALL         see page [ ].

ONE MONTH BANK BILL        on any date means:
RATE

                              o   the rate quoted on the Reuters Screen BBSW
                                  Page at approximately 10:00 a.m., Sydney time,
                                  on that date for each BBSW Reference Bank so
                                  quoting, but not fewer than five, as being the
                                  mean buying and selling rate for a bill, which
                                  for the purpose of this definition means a
                                  bill of

                                      S-138

                                  exchange of the type specified for the purpose
                                  of quoting on the Reuters Screen BBSW Page,
                                  having a tenor of one month;

                              o   eliminating the highest and lowest mean rates;

                              o   taking the average of the remaining mean
                                  rates; and

                              o   if necessary, rounding the resultant figure
                                  upwards to four decimal places.

                           If on such day fewer than five BBSW Reference Banks
                           have quoted rates on the Reuters Screen BBSW Page,
                           the rate for that day will be calculated as above by
                           taking the rates otherwise quoted by five of the BBSW
                           Reference Banks on application by the parties for
                           such a bill of the same tenor. If on that day the
                           rate cannot be determined in accordance with the
                           foregoing procedures, then the rate will mean such
                           rate as is agreed between the manager and the issuer
                           trustee with regard to comparable indices then
                           available, except that, on the first reset date, as
                           defined in the redraw facility, of any draw under the
                           redraw facility, the One Month Bank Bill Rate will be
                           an interpolated rate calculated with reference to the
                           tenor of the relevant period from that reset date to,
                           but not including, the next reset date.

OPTIONAL REDEMPTION        means the quarterly payment date falling immediately
DATE                       after the quarterly payment date on which the total
                           Stated Amount of all notes is equal to or less than
                           10% of the total initial principal balance of the
                           notes.

PAYMENT SHORTFALL          means, for any Determination Date, the excess of
                           Total Payments over Available Income.

PRINCIPAL AMOUNT           means, on a Determination Date in relation to a note,
                           the Initial Principal Amount of that note minus the
                           aggregate of repayments of principal made in respect
                           of the note on or before that Determination Date. In
                           respect of all notes of a class, it means the
                           aggregate of the Principal Amount of all notes of
                           that class (in the case of the Class A-2 notes, the
                           Class B notes or the Class C notes) or the aggregate
                           of the A$ Equivalent of the Principal Amount of all
                           notes of that class (in the case of the Class A-1
                           notes).

PRINCIPAL CHARGE OFF       means, with respect to a collection period, the
                           aggregate amount of Mortgage Shortfalls for that
                           collection period and, in relation to the final
                           quarterly collection period, includes all principal
                           draws and liquidity draws outstanding on the
                           quarterly payment date for that quarterly collection
                           period (after applying all amounts then available
                           towards repaying those principal draws and liquidity
                           draws).

                                      S-139

PRINCIPAL COLLECTIONS      see page [ ].

PRINCIPAL LOSS             for a collection period means, with respect to any
                           housing loan, Liquidation Losses which are
                           attributable to principal in relation to the housing
                           loan.

REDRAW CHARGE OFF          means a Principal Charge Off allocated against the
                           Redraw Principal Outstanding.

REDRAW PRINCIPAL           means, at any time, the total Principal Amount of all
OUTSTANDING                outstanding redraw advances at that time.

REDRAW RETENTION           means, for any quarterly collection period, the
AMOUNT                     amount determined by the manager on the preceding
                           quarterly Determination Date, as described in
                           "Description of the Notes--Redraws and Further
                           Advances".

REDRAW SHORTFALL           means the amount by which Principal Collections and
                           the available Redraw Retention Amount are
                           insufficient to fund redraws and further advances.

REDRAW STATED              means, at any time, the Redraw Principal Outstanding
AMOUNT                     at that time less the Carryover Redraw Charge Offs at
                           that time.

REVERTED HOUSING           see page [63].
LOANS

REVERTED HOUSING           see page [64].
LOAN SPECIFIC
INSURANCE POLICY

REVERTED HOUSING           see page [64].
LOAN SPECIFIC INSURER

STATED AMOUNT              means for any note on a quarterly determination date:

                              o   the initial outstanding principal balance of
                                  the note; less

                              o   the aggregate of all principal payments
                                  previously made on the note; less

                              o   any carryover charge offs on the note; less

                              o   principal to be paid on the note on the next
                                  quarterly payment date; less

                              o   Principal Charge Offs to be applied against
                                  the note on the next quarterly payment date;
                                  plus

                              o   any Excess Available Income to be applied to
                                  reinstating

                                      S-140

                                  any carryover charge offs on the note.

STEPDOWN DATE              means the payment date occurring in [*][*].

SURPLUS AMOUNT             means, on a quarterly payment date, the amount (if
                           any) by which the amount standing to the credit of
                           the Liquidity Account on that quarterly payment date
                           (after application of all amounts on that quarterly
                           payment date) exceeds the Liquidity Limit at that
                           time, as determined by the manager.

THREE MONTH BANK           on any date means:
BILL RATE
                              o   the rate quoted on the Reuters Screen BBSW
                                  Page at approximately 10:00 a.m., Sydney time,
                                  on that date for each BBSW Reference Bank so
                                  quoting, but not fewer than five, as being the
                                  mean buying and selling rate for a bill, which
                                  for the purpose of this definition means a
                                  bill of exchange of the type specified for the
                                  purpose of quoting on the Reuters Screen BBSW
                                  Page, having tenor of three months (or, in the
                                  case of the first Interest Period, the rate
                                  will be determined by linear interpolation of
                                  one month and two months);

                              o   eliminating the highest and lowest mean rates;

                              o   taking the average of the remaining mean
                                  rates; and

                              o   if necessary, rounding the resultant figure
                                  upwards to four decimal places.

                           If on such day fewer than five BBSW Reference Banks
                           have quoted rates on the Reuters Screen BBSW Page,
                           the rate for that date will be calculated as above by
                           taking the rates otherwise quoted by five of the BBSW
                           Reference Banks on application by the parties for
                           such a bill of the same tenor. If on that day the
                           rate cannot be determined in accordance with the
                           foregoing procedures, then the rate will mean such
                           rate as is agreed between the manager and St.George
                           Bank having regard to comparable indices then
                           available.

TOTAL AVAILABLE FUNDS      means, for a collection period, the sum of Available
                           Income, principal draws and the Liquidity Draws for
                           that collection period.

TOTAL PAYMENTS             means all amounts payable by the issuer trustee on a
                           payment date, as described on page [ ].

TRIGGER EVENT              exists on a payment date if:

                           (a)  the aggregate of the Stated Amounts for the
                           Class B notes and the Class C notes, divided by the
                           aggregate of the Stated Amounts for

                                      S-141

                           all notes on that Payment Date, is less than [*]%;

                           (b)  the average of the Arrears Percentages for the
                                12 months preceding that payment date (or, where
                                that payment date occurs within 12 months of the
                                closing date, the period commencing on the
                                closing date and ending on that payment date)
                                exceeds [*]%;

                           (c)  cumulative Mortgage Shortfalls up to and
                                including that payment date exceed [*]% of the
                                aggregate Initial Principal Amounts of the Class
                                B notes and the Class C notes; or

                           (d)  the issuer trustee does not exercise its option
                                to redeem all notes outstanding where the A$
                                Equivalent of the total Stated Amount of all
                                notes is equal to or less than [10]% of the A$
                                Equivalent of the aggregate of the Initial
                                Principal Amount of all notes.

TRUST EXPENSES             see page [ ].

US$ EQUIVALENT             means, in relation to an amount denominated or to be
                           denominated in Australian dollars, that amount
                           converted to (and denominated in) US$ at the US$
                           Exchange Rate; or in relation to an amount
                           denominated in US$, the amount of US$.

US$ EXCHANGE RATE          means, in relation to the currency swap, or a Class
                           A-1 note, on any date, the rate of exchange (set as
                           at the commencement of the currency swap) applicable
                           under the currency swap for the exchange of
                           Australian dollars for US$.

USD LIBOR                  means that the rate for an Interest Period will be
REFERENCE BANKS            determined on the basis of the rates at which
                           deposits in U.S. dollars are offered by the reference
                           banks--being four major banks in the London interbank
                           market agreed to by the calculation agent and the
                           currency swap provider--at approximately 11:00 a.m.,
                           London time, on the second LIBOR Business Day before
                           the beginning of each Interest Period to prime banks
                           in the London interbank market for a period of three
                           months (or, in the case of the first Interest Period,
                           the rate will be determined by linear interpolation
                           of 1 and 2 months) commencing on the first day of the
                           Interest Period and in a Representative Amount, as
                           defined in the Definitions of the International Swaps
                           and Derivatives Association, Inc. The calculation
                           agent will request the principal London office of
                           each of the Reference Banks to provide a quotation of
                           its rate. If at least two such quotations are
                           provided, the rate for that Interest Period will be
                           the arithmetic mean of the quotations. If fewer than
                           two quotations are provided as requested, the rate
                           for that Interest Period will be the arithmetic mean
                           of the rates quoted by not less than two major banks
                           in London, selected by the calculation agent and the
                           currency swap provider, at approximately 11:00 a.m.,
                           London time, on the first day of that

                                      S-142

                           Interest Period for loans in U.S. dollars to leading
                           European banks for a period of three months (or, in
                           the case of the first Interest Period, the rate will
                           be determined by linear interpolation of 1 and 2
                           months) commencing on the first day of the Interest
                           Period and in a Representative Amount. If no such
                           rates are available in London, then the rate for such
                           Interest Period will be the most recently determined
                           rate in accordance with this paragraph.

                                      S-143

                           CRUSADE MANAGEMENT LIMITED
                              (ABN 90 072 715 916)
                                     MANAGER

                              MORTGAGE BACKED NOTES
                      ISSUABLE IN SERIES BY SEPARATE TRUSTS

EACH SERIES OF NOTES:                    EACH  TRUST:

o     will consist of one or more        o     will own a pool of housing loans
      classes of mortgage backed               secured by first (or lower)
      floating or fixed rate notes             ranking mortgages on owner
      secured over the assets of a             occupied and non-owner occupied
      trust;                                   residential properties located in
                                               Australia;
o     may consist of notes denominated
      in US dollars, Australian          o     may have rights under insurance
      dollars or any other currency            policies relating to the housing
      specified in the accompanying            loans, to amounts on deposit in
      prospectus supplement for a              the trust accounts and income
      trust;                                   earned on those deposits and to
                                               authorized investments of that
o     will receive principal and               particular trust; and
      interest only from payments
      collected on the assets of the     o     will include the issuer trustee's
      related trust; and                       rights under the transaction
                                               documents for that particular
o     will not be insured or                   trust.
      guaranteed by any government
      agency or instrumentality, will
      not be the personal obligations
      of the entity acting as issuer
      trustee of the trust or any of
      its affiliates, and will not
      represent interests in or
      obligations of Crusade
      Management Limited, St.George
      Bank Limited or any of their
      affiliates.

                           ___________________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE NOTES OR DETERMINED IF THIS
PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                    The date of this prospectus is ________.

                                                                            PAGE
                                                                            ----
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

                                       -i-

                                   (continued)

                                                                            PAGE
                                                                            ----

                                      -ii-

                                   (continued)

                                                                            PAGE
                                                                            ----

                                      -iii-

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND EACH
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

      We describe a series of offered notes in two separate documents that provide progressively more detail: (1) this prospectus, which provides general information, some of which may not apply to that particular series of offered notes; and (2) the accompanying prospectus supplement, which describes the specific terms of that series of offered notes.

      Neither this prospectus nor any prospectus supplement will contain all of the information included in the registration statement. The registration statement also includes copies of various agreements referred to in this prospectus and any prospectus supplement. You may obtain copies of these documents for review. See "Available Information."

      Each prospectus supplement will include the following information regarding the related series of offered notes:

      o   the principal amount, interest rate, authorized denominations and maturity date of each class of offered notes;

      o   the method for calculating the amount of interest and principal to be paid to each class of notes, and the timing and order of priority of such interest and principal payments on the offered notes;

      o   information concerning the pool of housing loans and other assets of the relevant trust;

      o   information regarding the risk factors relating to the offered notes;
          and

      o   the particulars of the plan of distribution for the offered notes.

      We include cross-references in this prospectus and in the prospectus supplement to captions where further related discussions appear. The preceding
Table of Contents and the Table of Contents included in the prospectus supplement provide the pages on which these captions are located.

      The term "notes" when used in this prospectus will mean any of the notes issued by the issuer trustee in its capacity as trustee of a particular trust.
The term "offered notes" when used in this prospectus will mean the notes issued in respect of a particular trust that have been registered and publicly offered in the United States pursuant to the accompanying prospectus supplement.

      In this prospectus the terms "we," "us" and "our" refer to Crusade
Management Limited (ABN 90 072 715 916).

         Statutory liability arising under the Securities Act of 1933, as amended, is applicable to St.George Bank Limited, the underwriters and other parties to the applicable transaction.

                                        1

                                   DISCLAIMERS

o     The notes do not represent deposits or other liabilities of St.George Bank
      Limited or associates of St.George Bank Limited.

o     The holding of the notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

o     Neither St.George Bank Limited, any associate of St.George Bank Limited,
      Perpetual Trustees Consolidated Limited, P.T. Limited, the note trustee, principal paying agent, calculation agent or note registrar, nor any underwriter in any way stands behind the capital value or the performance of the notes or the assets of a trust except to the limited extent, if any, provided in the transaction documents for a trust.

o     None of St.George Bank Limited, in its individual capacity and as seller, servicer, a swap provider (if applicable) and a standby swap provider (if applicable), Perpetual Trustees Consolidated Limited, as issuer trustee,
      Crusade Management Limited, as manager, basis swap provider (if applicable) and fixed-floating rate swap provider (if applicable), the security trustee, the note trustee, the principal paying agent, the calculation agent, the note registrar, the custodian, the currency swap provider or any of the underwriters guarantees the payment of interest or the repayment of principal due on the notes.

o     None of the obligations of Perpetual Trustees Consolidated Limited, in its
      capacity as issuer trustee of the trust, or Crusade Management Limited, as manager, are guaranteed in any way by St.George Bank Limited or any associate of St.George Bank Limited or by Perpetual Trustees Consolidated
      Limited in its personal capacity or as trustee of any other trust.

                           ___________________________

                                        2

                                CAPITALIZED TERMS

      The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the Glossary starting on page
99.

                               THE ISSUER TRUSTEE

      Unless otherwise specified in the accompanying prospectus supplement,
Perpetual Trustees Consolidated Limited will act as the issuer trustee for each series of notes.

                                       3

                             ST.GEORGE BANK LIMITED

      Unless otherwise specified in the accompanying prospectus supplement,
St.George Bank Limited ("ST.GEORGE BANK"), an affiliate of the manager, will act as the sponsor and servicer for each series of notes.

                                   THE MANAGER

      Crusade Management Limited, a wholly-owned subsidiary of St.George Bank, will act as the manager for each series of notes.

                            DESCRIPTION OF THE TRUSTS

ST.GEORGE BANK SECURITIZATION TRUST PROGRAMME

      St.George Bank established its Crusade Euro Trust Programme pursuant to a master trust deed dated March 14, 1998 for the purpose, among other things, of enabling Perpetual Trustees Consolidated Limited, as trustee of trusts established pursuant to the Crusade Euro Trust Programme, to invest in pools of assets originated or purchased from time to time by St.George Bank, in whole or in part using the proceeds of the issue of notes. The master trust deed provides for the creation of an unlimited number of trusts. The master trust deed establishes the general framework under which trusts may be established from time to time. It does not actually establish any trusts. Each trust established under the Crusade Euro Trust Programme will be separate and distinct from any other trust established under the master trust deed. The assets of a trust will not be available to meet the liabilities of any other trust. The issuer trustee may issue multiple classes of notes in relation to each trust that differ among themselves as to priority of payment and ratings.

      The accompanying prospectus supplement will provide material information concerning the types and characteristics of the housing loans included in the related trust as of the related cut-off date. A current report on Form 8-K will be available on request to holders of the related series of offered notes and will be filed, together with the related note trust deed, supplementary terms notice and security trust deed, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered notes. In the event housing loans are removed from or added to the related housing loan pool after the date of the applicable prospectus supplement but prior to the related closing date and consequently any material pool characteristics of the actual housing loan pool differ by 5% or more from the description of the housing loan pool in the applicable prospectus supplement, a current report on Form 8-K describing the final housing

                                        4

loan pool will be filed with the Securities and Exchange Commission within four business days of the related closing date.

ESTABLISHING THE TRUSTS

      The detailed terms of each trust will be as set out in the master trust deed and the supplementary terms notice relating to that trust. To establish a trust, the manager and the issuer trustee will execute a notice of creation of trust.

      The supplementary terms notice, which supplements the general framework under the master trust deed with respect to the relevant trust, does the following:

      o   specifies the details of the notes;

      o   establishes the cash flow allocation;

      o   sets out the various representations and undertakings of certain parties specific to the housing loans, which supplement those in the master trust deed; and

      o   amends the master trust deed to the extent necessary to give effect to the specific aspects of that trust and the issue of the notes relating to that trust.

ASSETS OF THE TRUSTS

      The assets of a trust may include any or all of the following:

      o   a pool of housing loans, including all:

              o   principal payments paid or payable on the housing loans at any time from and after the cut-off date specified in the
                  prospectus supplement; and

              o   interest and fee payments paid or payable on the housing loans after the closing date specified in the prospectus supplement;

      o   rights of the issuer trustee under any mortgage insurance policies and individual property insurance policies covering the mortgaged properties relating to the housing loans;

      o   amounts on deposit in the accounts established in connection with the creation of the trust and the issuance of the related notes, including the related collection account, and any instruments in which these amounts are invested;

      o   the issuer trustee's rights under the transaction documents for that trust; and

      o   rights under any form of credit enhancement.

      The prospectus supplement for each series of offered notes will include information describing the assets of the related trust.

                                        5

THE HOUSING LOANS

      The housing loans included in the assets of a trust will be secured by registered first ranking mortgages (or lower ranking mortgages, as described below) on properties located in Australia. The housing loans will be from
St.George Bank's general residential mortgage product pool and have been originated by St.George Bank in its own name and certain business names in the ordinary course of its business from, among other things, new loan applications and refinancing of acceptable current St.George Bank housing loans. Each housing loan may have some or all of the features described in the "St.George
Residential Loan Program--Special Features of the Housing Loans." The
accompanying prospectus supplement may also describe additional features and options of the housing loans or additional loan products. The housing loans will be either fixed rate or variable rate loans or a combination of both. Each housing loan may be secured by a registered first ranking mortgage over the related mortgaged property or, if the relevant mortgage is not a first ranking mortgage, the seller may equitably assign to the issuer trustee all other prior ranking registered mortgages relating to that housing loan, as specified in the accompanying prospectus supplement. Alternatively, a housing loan may be secured by a registered mortgage which is lower ranking than a first ranking mortgage over the related mortgaged property, as specified in the accompanying prospectus supplement. The mortgaged properties will consist of one-to-four family owner-occupied properties and one-to-four family non-owner-occupied properties, but do not include mobile homes which are not permanently affixed to the ground, commercial properties or unimproved land. Because some of the housing loans may be seasoned housing loans, these housing loans may not conform to the current underwriting and operations procedures or documentation requirements of
St.George Bank.

      The accompanying prospectus supplement will provide information with respect to the housing loans that are assets of the related trust as of the cut-off date specified in such prospectus supplement.

TRANSFER AND ASSIGNMENT OF THE HOUSING LOANS

      The seller will be St.George Bank, as the originator of the housing loans.
During the period between the cut-off date specified in the prospectus supplement and the closing date specified in the prospectus supplement, the seller will continue to own the housing loans. Further, the purchase price for the housing loans excludes accrued interest for this period. However, the servicer will collect payments during this period on behalf of the trust and will not remit those collections to the seller. If specified in the prospectus supplement, following the closing date, on each payment date, the issuer trustee will pay to the seller the Accrued Interest Adjustment as a priority payment from total available funds (as such term is described in the accompanying prospectus supplement) to reimburse the seller for accrued interest and fees during such period until the Accrued Interest Adjustment has been paid in full.

      On the closing date for a trust, the housing loans offered to the issuer trustee by the seller will be specified in a sale notice from St.George Bank, in its capacity as seller of the housing loans, to the issuer trustee. The issuer trustee need not accept the offer contained in the sale notice, but if it does accept the offer it must do so in respect of all such housing loans.

                                        6

      If the seller's offer in a sale notice is accepted, the seller will equitably assign the housing loans, the mortgages securing those housing loans and the mortgage insurance policies and insurance policies on the mortgaged properties relating to those housing loans to the issuer trustee pursuant to the sale notice. After this assignment, the issuer trustee will be entitled to receive collections on the housing loans. If a Title Perfection Event occurs, the issuer trustee must use the irrevocable power of attorney granted to it by
St.George Bank to take the actions necessary to obtain legal title to the housing loans.

      The seller may in some instances equitably assign a housing loan to the issuer trustee, as trustee of a trust, secured by an "all moneys" mortgage, which may also secure financial indebtedness that has not been sold to the issuer trustee, as trustee of that trust, but is instead retained by the seller.
The issuer trustee will hold the proceeds of enforcement of the related mortgage, as described in "Legal Aspects of the Housing Loans--Enforcement of
Registered Mortgages," to the extent they exceed the amount required to repay the assigned housing loan, as bare trustee without any other duties or obligations, in relation to that other financial indebtedness. The mortgage will secure the housing loan equitably assigned to that trust in priority to that other financial indebtedness.

      Unless otherwise specified in the accompanying prospectus supplement, if a housing loan is secured on the closing date for a trust by a first mortgage over one property and a second mortgage over a second property, the seller will assign to that trust both the first and second mortgages over that second property. The housing loan included in that trust will then have the benefit of security from both properties ahead of any financial indebtedness owed to
St.George Bank which is secured by the second property.

REPRESENTATIONS, WARRANTIES AND ELIGIBILITY CRITERIA

      St.George Bank, in its capacity as seller, will make various representations and warranties to the issuer trustee as of the closing date for a trust, unless another date is specified in the accompanying prospectus supplement, with respect to the housing loans being equitably assigned by it to the issuer trustee, including, unless otherwise specified in the accompanying prospectus supplement that:

      o   the housing loans are assignable and all consents required for the assignment have been obtained;

      o   each housing loan is legally valid, binding and enforceable against the related borrower(s) in all material respects, except to the extent that it is affected by laws relating to creditors' rights generally or doctrines of equity;

      o   each reverted housing loan, if any (as set forth in the accompanying prospectus supplement), is the subject of a mortgage insurance policy issued by a specified mortgage insurer;

      o   each housing loan was originated in the ordinary course of the seller's business and entered into in compliance in all material respects with the seller's underwriting and operations procedures, as agreed upon with the manager;

                                        7

      o   at the time each housing loan was entered into and up to and including the related closing date, it complied in all material respects with applicable laws and codes, including the Consumer Credit Legislation, if applicable;

      o   the performance by the seller of its obligations in respect of each housing loan and related security, including its variation, discharge, release, administration, servicing and enforcement, up to and including the related closing date, complied in all material respects with applicable laws and codes including the Consumer Credit
          Legislation, if applicable;

      o   each housing loan is denominated and payable only in Australian dollars in Australia;

      o   the seller's standard form of loan agreement or terms of the mortgage for each housing loan includes a clause to the effect that the borrower waives all rights of set-off as between the borrower and the seller; and

      o   as of the related cut-off date, each housing loan satisfies the following eligibility criteria:

              o   it is from the seller's general residential housing loan
                  product pool;

              o   it is secured by a mortgage which constitutes a first ranking
                  (or lower ranking, if specified in the accompanying prospectus supplement) mortgage over residential owner-occupied or
                  investment land situated in capital city metropolitan areas or regional centers in Australia, which mortgage is or will be registered under the relevant law relating to the
                  registration, priority or effectiveness of any mortgage over land in any Australian jurisdiction. Unless otherwise
                  specified in the accompanying prospectus supplement, where a mortgage is not, or will not be when registered, a first
                  ranking mortgage, the sale notice includes an offer from the seller to the issuer trustee of all prior ranking registered mortgages;

              o   it is secured by a mortgage over a property which has erected on it a residential dwelling and which is required under the terms of the mortgage to be covered by general insurance by an insurer approved in accordance with the relevant transaction documents for a trust;

              o   it was not purchased by the seller, but was approved and
                  originated by the seller in the ordinary course of its
                  business;

              o   the borrower is required to repay such loan within 30 years of the related cut-off date;

              o   no payment from the borrower is in arrears for more than 30 consecutive days;

              o   the sale of an equitable interest in the housing loan, or the sale of an equitable interest in any related mortgage or
                  guarantee, does not contravene or conflict with any law;

                                        8

              o   together with the related mortgage, it has been or will be stamped, or has been taken by the relevant stamp duties
                  authority to be stamped, with all applicable duty;

              o   it amortizes in full by the end of its term;

              o   it is or has been fully drawn;

              o   it complies in all material respects with applicable laws and codes, including, if applicable, the Consumer Credit
                  Legislation; and

              o   it has a maturity date of at least one (1) year before the maturity date of the related notes of a series; and

      o   other representations and warranties or eligibility criteria specified in the accompanying prospectus supplement.

      The issuer trustee has not investigated or made any inquiries regarding the accuracy or completeness of these representations and warranties and has no obligation to do so. The issuer trustee is entitled to rely entirely upon the representations and warranties being correct, unless an officer of the issuer trustee involved in the administration of the related trust has actual notice to the contrary.

BREACH OF REPRESENTATIONS AND WARRANTIES

      If St.George Bank, the manager or the issuer trustee becomes aware that a representation or warranty from St.George Bank relating to any housing loan or mortgage is incorrect, it must notify the other parties and the rating agencies not later than five business days after or such other period specified in the accompanying prospectus supplement St.George Bank, the manager or the issuer trustee becomes aware that a representation or warranty from St.George Bank relating to any housing loan or mortgage is incorrect. If that notice is received not later than 10 business days or such other period specified in the accompanying prospectus supplement before 120 days or such other period specified in the accompanying prospectus supplement after the closing date specified in the prospectus supplement, and the breach is not waived or remedied to the satisfaction of the manager and the issuer trustee within 10 business days of such notice or such longer time as the issuer trustee and manager permit then, without any action being required by either party, St.George Bank will be obligated to repurchase the affected housing loan and mortgage for an amount equal to its Unpaid Balance.

      Upon payment of the Unpaid Balance, the issuer trustee will cease to have any interest in the affected housing loan and mortgage and St.George Bank will hold both the legal and beneficial interest in such housing loan and mortgage and be entitled to all interest and fees that are paid in respect of them from, and including, the date of repurchase.

      If the breach of a representation or warranty is notified later than 10 business days before 120 days or such other period specified in the accompanying prospectus supplement from the closing date specified in the accompanying prospectus supplement, the issuer trustee will only have

                                        9

a claim for damages which will be limited to an amount equal to the Unpaid
Balance of that housing loan at the time St.George Bank pays the damages.

SUBSTITUTION OF HOUSING LOANS

SELLER SUBSTITUTION

      The issuer trustee must, at the manager's direction and option, at any time replace a housing loan which has been repurchased by the seller following a breach of representation using the funds received from the repurchase to purchase a substitute housing loan from the seller. The seller may elect to sell a substitute housing loan to the issuer trustee, which the issuer trustee will acquire if the manager directs it to do so, provided the substitute housing loan satisfies the following requirements:

      o   it complies with the eligibility criteria and is selected in accordance with certain other selection criteria;

      o   at the time of substitution, the substitute housing loan has a maturity date no later than the date being two years prior to the final maturity date of the notes;

      o   the mortgage insurer has confirmed that the substitute housing loan will be insured under the mortgage insurance policy; and

      o   the substitution will not adversely affect the rating of the notes,

or as otherwise specified in the prospectus supplement relating to the relevant trust.

OTHER SUBSTITUTIONS

      The issuer trustee must, at the manager's direction, at any time:

      o   replace a housing loan;

      o   allow a borrower to replace the property securing a housing loan; or

      o   allow a borrower to refinance a housing loan to purchase a new property, provided all of the following conditions are met:

            o   the same borrower continues to be the borrower under the new housing loan;

            o   either the replacement mortgage or the replacement property does not result in the related housing loan failing to comply with the eligibility criteria or the refinanced housing loan
                satisfies the eligibility criteria, as the case may be;

            o   any such replacement or refinancing occurs simultaneously with the release of the previous mortgage, property or housing loan, as the case may be; and

                                       10

            o   the principal outstanding under the related housing loan is, after the replacement or refinancing, the same as before that replacement or refinancing,

or as otherwise specified in the prospectus supplement relating to the relevant trust.

SELECTION CRITERIA

      The manager will apply the following criteria, in descending order of importance, when selecting a substitute housing loan or approving a substitution:

      o   an outgoing housing loan originated under "full documentation"
          features will be replaced by another housing loan originated under
          "full documentation" features;

      o   the substitute housing loan will have an Unpaid Balance within
          A$30,000 of the outgoing housing loan's Unpaid Balance, as determined at the time of substitution;

      o   an outgoing housing loan secured by an owner-occupied or
          non-owner-occupied property will be replaced by another housing loan secured by an owner-occupied or non-owner-occupied property, as the case may be;

      o   the substitute housing loan will have a current LVR no more than 5%
          greater than the outgoing housing loan's current LVR, as determined at the time of substitution;

      o   an outgoing housing loan will be replaced by a housing loan with a mortgage over a property located in the same state or territory;

      o   an outgoing housing loan will be replaced by a housing loan with a mortgage over a property with the same or similar postcode; and

      o   in the case of a selection of substitute housing loan, the substitute housing loan will have the closest possible original loan amount to that of the outgoing housing loan,

or as otherwise specified in the prospectus supplement relating to the relevant trust.

NO INDEPENDENT VERIFICATION

      There will not be any independent verification of the manager's determinations, as to eligibility or other matters, with respect to substitutions of housing loans.

OTHER FEATURES OF THE HOUSING LOANS

      The housing loans will have the following features unless otherwise specified in the accompanying prospectus supplement:

      o   Interest will be calculated daily and charged monthly in arrears.

      o   Payments can be on a monthly, twice monthly or weekly basis. Payments will be made by borrowers using a number of different methods, including cash payments at

                                       11

          branches, checks and in most cases automatic transfer. Unless a borrower requests monthly statements, the servicer sends statements to a borrower once every four months, or in some cases, borrowers are provided with coupon books annually, in which case no statements are sent separately.

      o   They are governed by the laws of the Commonwealth of Australia and one of the following Australian States or Territories:

              o   New South Wales;

              o   Victoria;

              o   Western Australia;

              o   Queensland;

              o   South Australia;

              o   Tasmania;

              o   Northern Territory; or

              o   the Australian Capital Territory.

                       ST.GEORGE RESIDENTIAL LOAN PROGRAM

ORIGINATION PROCESS

      St.George Bank sources its housing loans through its national branch network, the national telemarketing center, accredited mortgage brokers, mobile lenders and through the internet. Housing loans are originated by St.George Bank in its own name and under certain business names, for example, Bank SA, a division of St.George Bank Limited. References herein to St.George Bank as an originator include those housing loans originated by St.George Bank in its own name and under certain business names.

APPROVAL AND UNDERWRITING PROCESS

      The following is a description of the underwriting processes employed by
St.George Bank. The prospectus supplement relating to a series of offered notes will contain a description of any changes to the underwriting process relating to the new housing loans to be included in the assets of the related trust.

      Each lending officer of St.George Bank must undertake a formal training program conducted by St.George Bank and pass an examination to obtain an approval authority limit. The lending officer's performance and approval authority is constantly monitored and reviewed by St.George Bank. Approvals above the lending officer's authority limit are referred to credit for approval.
This ensures that housing loans are approved by a lending officer with the proper authority level and that the quality of the underwriting process by each individual lending officer is maintained.

                                       12

      Housing loans processed by St.George Bank will either be approved or declined by a lending officer or referred to a credit specialist. A housing loan will generally be referred to a credit specialist for approval where the lending proposal exceeds the lending officer's delegated authority, or does not meet
St.George Bank's standard credit policy.

      All housing loan applications, including the applications relating to the housing loans included in the assets of a trust, must satisfy St.George Bank's credit policy and procedures described in this section. St.George Bank, like other lenders in the Australian residential housing loan market, does not divide its borrowers into groups of differing credit quality for the purposes of setting standard interest rates for its residential housing loans. All borrowers must satisfy St.George Bank's underwriting criteria described in this section.
Borrowers are not charged different rates of interest based on their credit quality.

      The approval process consists of determining the value of each proposed security property, verifying the borrower's details and ensuring these details satisfy St.George Bank's underwriting criteria. St.George Bank conducts this process. Once it is established that the loan application meets St.George Bank's credit standards, only an authorized bank officer may approve the loan.

      St.George Bank uses the following methods to determine a security property value. Some specialized product or product features vary from the standards described below:

      o   (RATE NOTICES) St.George Bank will accept an original (or certified copy of ) current financial year rate notice showing the unimproved or improved capital value of the property unless the LVR is greater than a specified percentage, the total loan amount secured is greater than a specified amount, the total exposure to the same borrower exceeds a specified amount, lender's mortgage insurance is required, or when certain types of security, loan purposes or loan types are involved.
          This method is not permitted for a Low Doc (Stated Income) Home Loan where the loan amount exceeds a certain percentage of the value shown on the rates notice, or a specific amount.

      o   (PURCHASE PRICE) The purchase price of a property may be used unless the loan amount is greater than a specified percentage, the total exposure to the same borrower exceeds a specified amount, lender's mortgage insurance is required, when certain types of security, loan purposes or loan types are involved, or where the contract price is out of character for the type and location of the property being purchased. This method is not permitted for a Low Doc (Stated Income)
          Home Loan.

     o    (Electronic Market Value Estimate ("E-Val")) An E-Val is an electronic valuation method that uses statistical modeling to determine a property value estimate. No valuer is involved with the preparation of an E-Val. St.George Bank will accept E-Vals unless the LVR is greater than a specified percentage, the total loan amount secured is greater than a specified amount, the total exposure to the same borrower exceeds a specified amount, lender's mortgage insurance is required, or when certain types of security, loan purposes or loan types are involved. This method is not permitted for a Low Doc (Stated Income)
          Home Loan.

     o    (Desktop Market Value Assessment ("Desktop Valuation")) A Desktop
          Valuation is a valuation method where a qualified valuer will determine the value of a property without any physical inspection, by downloading site photographs, aerial photographs, using statistical data, comparable sales evidence and in most cases through contact with the customer. St.George Bank will accept Desktop Valuations unless the
          LVR is greater than a specified percentage, the total loan amount secured is greater than a specified amount, the total exposure to the same borrower exceeds a specified amount, lender's mortgage insurance is required, or when certain types of security, loan purposes or loan types are involved. This method is not permitted for a Low Doc (Stated
          Income) Home Loan where the LVR exceeds a certain specified percentage, and is not permitted for certain postcodes.

      o   (RESTRICTED VALUATION) St.George Bank requires valuers to be members of the Australian Property Institute. The panel valuer provides an opinion based on an external inspection of the property giving an indicative market value range. St.George Bank uses the mid point of this range in circumstances where the rates notice, purchase price or existing security value cannot be used, or if the range exceeds a specified percentage and/or a specified amount. This method cannot be used if the total

                                       13

          amount secured is over a specified amount, the customer believes the market value of the property being purchased is above a specified amount, lender's mortgage insurance is required, or for certain types of security, loan purposes, loan types or where the valuer has recommended a valuation be prepared. This method is not permitted for a Low Doc (Stated Income) Home Loan where the LVR exceeds a certain specified percentage.

      o   (VALUATION) A valuation is required when lender's mortgage insurance is required, the total amount secured exceeds amounts permitted and which define the use of a restricted valuation, purchase price and/or council rates notices for certain types of security, loan purposes and loan types, and where other methods of security value cannot be used.

      o   (EXISTING VALUE SECURITY) Value for existing security property determined by the above methods may be used except where lender's mortgage insurance is required and the valuation report is older than
          12 months.

      St.George Bank requires panel valuers to be members of the Australian
Property Institute. In some Bank SA loans, valuations have been undertaken by internal bank valuers. These valuations are prepared by internal bank valuers who are supervised by a St.George Bank employee who is a member of the
Australian Property Institute. A housing loan may be secured by more than one property, in which case the combined value of the properties is considered. The
LVR may not exceed a specified percentage for any housing loan, other than Low
Doc (Stated Income) Home Loans where the LVR may not exceed a lower specified percentage. For housing loans approved on or after February 23, 2004, the amount of any premium for mortgage insurance which may be capitalized to the borrower's housing loan principal is excluded when calculating the LVR of that housing loan
(although when calculating LVR for the purposes of the eligibility criteria, to allow a housing loan to be equitably assigned to the issuer trustee, this premium is taken into account).

      Verification of an applicant's information is central to the approval process. St.George Bank verifies all income on all "full documentation" loan applications by procedures such as employment checks, including a review of the applicant's last two years of employment history and tax returns. It also conducts credit checks and enquiries through a credit reporting agency in accordance with current credit criteria. A statement of the applicant's current assets and liabilities is also obtained.

      The prospective borrower must have a satisfactory credit history and stable employment, and, on loans where lender's mortgage insurance is required, some evidence of a genuine savings pattern and a specified deposit in genuine savings.

      St.George Bank requires all borrowers to satisfy a minimum disposable income level after all commitments, including allowances for living expenses and the proposed housing loan, with an allowance for interest rate increases. This is to ensure that the applicant has the capacity to repay loans from his or her current income.

                                       14

      All borrowers in respect of housing loans are natural persons or corporations. Housing loans to corporations may also be secured by guarantees from directors. Guarantees will also be obtained in other circumstances.

      St.George Bank conducts a review of a sample of approved housing loans on a monthly basis to ensure individual lending officers maintain all policy standards. Once a verified application is accepted, St.George Bank provides each loan applicant with a loan agreement comprised of a loan offer document together with a general terms and conditions booklet. Upon receipt of the signed acceptance of this offer from all borrowers under the particular loan, the loan will proceed to execution of the mortgage documentation and certification of title. When St.George Bank or its solicitors have received these documents, the loan advance is drawn/made and settlement will occur. Upon settlement, the mortgage is registered and the documents stored at St.George Bank's Head Office at Kogarah, Sydney or in interstate branch offices, or another location as agreed to by the trustee from time to time. A condition of settlement is that the mortgagor establishes and maintains full replacement property insurance on the security property for the duration of the loan contract's term.

      If specified in the accompanying prospectus supplement, some housing loans may have been originated under "limited documentation," "stated documentation"
or " no documentation" features that require less documentation and verification than do traditional "full documentation" products. Under a limited documentation, stated documentation or no documentation program options, minimal investigation into the mortgagor's credit history and income profile is undertaken by the originator and the underwriting may be based primarily or entirely on an appraisal of the mortgaged property and the LVR at origination.

      St.George Bank's credit policies and approval procedures are subject to constant review. Updates in procedures are continuous. Credit policy may change from time to time due to business conditions and legal or regulatory changes.

      All St.George Bank lending officers who have a "designated risk authority", can approve a loan within that authority, otherwise the loan application must be escalated for assessment by a credit specialist. In certain circumstances, such credit specialists may approve a loan application that falls outside stated policy.

      Any material changes to credit policy must be approved by St.George Bank's
Group Credit business unit, reviewed by all other affected business units and approved by the Board Risk Management Committee of St.George Bank Limited.

ST.GEORGE BANK'S PRODUCT TYPES

      The following is a description of St.George Bank's product types. The prospectus supplement for a trust may specify additional, new product types to be included in the assets of a trust or set forth changes to existing product types discussed herein, to be included in the assets of that trust.

                                       15

STANDARD VARIABLE RATE HOME LOAN

      This type of loan is St.George Bank's traditional standard variable rate product. There is not a stated or defined explicit link to the interest rates in the financial markets, although, in general, the interest rate does follow movements in the financial markets. Standard Variable Rate Home Loans may be converted to a Fixed Rate Loan product or other product at the borrower's request, subject to payment of a "switch fee" and St.George Bank's consent.

      Additional sub products of the Standard Variable Rate Home Loan product are available. They include the St.George Bank Loyalty Loan where existing and previous St.George Bank home loan customers with a St.George Bank home loan relationship of five years or more are entitled to a "loyalty" rate whenever their loan is at the Standard Variable Rate Home Loan interest rate. New
St.George Bank customers and former Advance Bank home loan customers are not entitled to the "loyalty" rate. The "loyalty" discount rate is guaranteed to be a specified percentage, established from time to time by St.George Bank, below the Standard Variable Rate Home Loan.

      Another sub product is the Discount Variable Rate Home Loan Product, which is only available for new borrowers to St.George Bank. It commences with a discounted interest rate for the first year, which reverts to the Standard
Variable Rate Home Loan interest rate at the end of that period. This product has an early termination fee, which is payable if the loan is discharged within the first two years of settlement. For loans approved after March 16, 2003, the early termination fee is payable if the loan is discharged within the first three years of settlement.

      Customers that meet loan size or defined contribution thresholds may also be eligible for "Professional Pricing" that provides for discounts of up to current "Professional Package" discounts of a specified percentage, established from time to time by St.George Bank, off the Standard Variable Home Loan interest rate for the life of the loan.

ST.GEORGE GREAT AUSTRALIAN HOME LOAN

      The St.George Great Australian Home Loan product has a variable interest rate which is not linked to, and historically has been lower than, St.George
Bank's Standard Variable Rate Home Loan product. Consistent with the Standard
Variable Rate Home Loan, the interest rates set under the St.George Great
Australian Home Loan product have no stated or explicit link to interest rates in the financial markets. Further, the interest rate of a St.George Great
Australian Home Loan could fluctuate independently of other variable rates.

      The St.George Great Australian Home Loan product may be converted to a
Fixed Rate Loan or another St.George residential loan product at the borrower's request, and if agreed to by St.George Bank, subject to the payment of a "switch fee." Lump sum payments are permitted under the St.George Great Australian Home
Loan product at any time without penalty. Partial interest offset is available, however, 100% interest offset is not permitted under this product. See
"--Interest Offset" below. Loan payments may be made monthly, every two weeks or weekly and must be made by automatic transfer from a St.George Bank transaction account or by direct debit from an account held at an external financial institution approved by St.George Bank. This product was removed from sale on
August 25, 2001 when the St.George Essential Home Loan, as described below, was introduced.

                                       16

ST.GEORGE ESSENTIAL HOME LOAN

      The St.George Essential Home Loan product has a variable interest rate that is not linked to St.George Bank's Standard Variable Rate Home Loan product.
Consistent with the Standard Variable Rate Home Loan product, the interest rates set under the St.George Essential Home Loan product have no stated or explicit link to interest rates in the financial markets. Further, the interest rate of the St.George Essential Home Loan product could fluctuate independently of other variable rates.

      The St.George Essential Home Loan product may be converted to a Fixed Rate
Loan or another St.George residential loan product at the borrower's request, and if agreed to by St.George Bank, subject to the payment of a "switch fee."

FIXED RATE LOAN

      A Fixed Rate Loan is a loan where the interest rate is fixed for a selected period of one, two, three, four or five years. Generally St.George Bank also offers a One-Year Introductory Fixed Rate Home Loan which is only available to new borrowers of St.George Bank. At the end of the fixed rate period, the loans will automatically convert to the Standard Variable Rate Home Loan interest rate. Economic break-costs may apply for Fixed Rate Loans that are prepaid or changed before the end of the fixed interest period.

      In addition to economic break-costs that may be payable, as with the
Discount Variable Rate Home Loan, the One Year Introductory Fixed Rate Home Loan
has an early termination fee, which is payable if the housing loan is discharged within the first two years of settlement. For housing loans approved after March
16, 2003, the early termination fee is payable if the housing loan is discharged within the first three years of settlement.

      The servicer will not allow the interest rate on a Fixed Rate Loan product to be re-fixed at the end of its fixed rate term if it will result in a downgrade or withdrawal of the rating of the related notes. All requests for interest rates to be re-fixed at the end of the current fixed rate term are subject to St.George Bank's agreement, and where applicable, payment of a fee.

                                       17

SPECIAL FEATURES OF THE HOUSING LOANS

      A housing loan in any trust may have some or all of the features described in this section. In addition, during the term of any housing loan, St.George
Bank may agree to change any of the terms of that housing loan from time to time at the request of the borrower.

SWITCHING INTEREST RATES

      St.George Bank will consider requests from borrowers to change from a
Fixed Rate Loan product to a variable interest rate loan product, or vice versa.
The servicer will not allow the conversion of a housing loan if it will result in a downgrade or withdrawal of the rating of the notes. Any variable rate loan product converting to a Fixed Rate Loan product will be matched by an increase in the fixed-floating rate swap to hedge the fixed rate exposure. Prior to
August 2003, the "Professional Pricing" product provided for discounts of up to
0.10% off the standard Fixed Rate Loan interest rate for the term of the fixed rate period for new borrowers that meet loan size or defined contribution thresholds. Although St.George Bank no longer offers the Professional Pricing product on fixed rate loans, there may be some fixed rate housing loans which have the benefit of this product. Economic break-costs may apply for Fixed Rate
Loans that are prepaid or changed before the end of the fixed interest rate period.

INTEREST BASED REPAYMENT OPTION

      In addition to standard principal and interest repayments, borrowers may also choose an "Interest Based" repayment option on Discount Variable Rate,
Standard Variable Rate, Essential, One Year Introductory Fixed Rate, Fixed Rate
Home Loans and Low Doc (Stated Income) Home Loans. Each Interest Based repayment is calculated by St.George Bank by taking the interest rate specified in the repayment notice notifying the borrower of the amount of the Interest Based repayment, calculating one year's interest charges at that rate on the balance owing on the loan account as of a specified date and dividing such amount by 12 and adding any monthly administration fee. The Interest Based repayment amount does not vary according to the number of days in a month. In shorter months, the repayment amount may be

                                       18

greater than the actual interest accrued whereby such excess reduces the balance owed on the loan account. In longer months, the repayment amount may be slightly less than the actual interest accrued and such amount of accrued but unpaid interest is added to the balance owed on the loan account and is capitalized. A borrower is permitted to make additional repayments, which may be subject to economic break-costs in the case of a fixed rate loan, on its Interest Based repayment loan. A borrower may have an Interest Based repayment period of up to
15 years throughout the term of the loan with St.George Bank. Interest Based repayment loans always convert to principal and interest for at least one year before the end of the loan's term to ensure repayment of the loan. A borrower may change between Interest Based and principal and interest repayment options throughout the loan term, so long as the borrower does not exceed the maximum
Interest Based term of 15 years and provided that the borrower is not changing repayment options during a fixed rate term. Repayment offset is also available for borrowers on certain housing loans with Interest Based repayments. See
"--Interest Offset" below.

LOW DOC (STATED INCOME) HOME LOAN

      Low Doc (Stated Income) Home Loans do not require St.George Bank to verify the applicant's income. Instead, prior to approval, St.George Bank requires that the borrower complete a self-assessment of affordability and provide a signed affordability statement to confirm that the borrower is able to support the loan. In the case of self-employed borrowers, St.George Bank verifies (using
Australian Business Number details) that the borrower has been in business for a minimum of two years. Individuals in business in Australia must be registered with the tax office so that their income can be tracked. For salaried borrowers,
St.George Bank obtains an employment confirmation, and verifies, from information contained in the application, that the borrower has been employed for 30 months over the past three years. For salaried borrowers, an independent assessment of affordability is completed by St.George Bank to confirm that the resulting minimum policy ratios using the stated income conform to St.George
Bank's minimum policy requirements.

      Lender's mortgage insurance is required at a lower LVR than for standard loans, and Low Doc (Stated Income) Home Loans are written at a lower maximum LVR and loan size than standard loans. Low Doc (Stated Income) Home Loans are available as a standard variable rate product, as a fixed rate or as a line of credit and are priced in line with St.George Bank's standard rates, however no interest rate discounts are currently available.

                                       19

FURTHER ADVANCES

      A borrower may, if the terms of their housing loan so allow, request a further advance from St.George Bank which amount if approved and drawn takes the outstanding principal balance of their housing loan above the scheduled amortized principal balance of their housing loan. Such an advance is to be distinguished from a redraw (described below), which is for an amount up to the scheduled amortized principal balance. Such an advance may be used by the borrower for any purpose.

      Where a further advance which is not a redraw is requested by a borrower, that advance may (at the borrower's option) be treated as either:

      o   a separate loan; or

      o   an increase to the principal balance of the relevant housing loan held by the issuer trustee.

      Some of the housing loans in the housing loan pool as of the cut-off date were originated as these separate loans. All of these separate loans will be assigned to the trust, together with each related housing loan, and form part of the assets of the trust.

      If the advance takes the form of a separate loan and is sought by the borrower after the cut-off date, and the aggregate of the existing housing loan and the separate loan meets the eligibility and servicing criteria, the separate loan will be approved and settled by St.George Bank.

      St.George Bank will provide the funding for the separate loan, which will be secured by the existing mortgage. In the event, however, that it becomes necessary to enforce the separate loan or the mortgage, the master trust deed requires that any proceeds of that enforcement be applied in satisfaction of all amounts owing actual or contingent, under the housing loan included in the assets of the applicable trust, before any amounts may be applied in satisfaction of the new loan.

      Under the master trust deed, the servicer will, at the direction of the manager, in the event of enforcement of a housing loan, distribute the proceeds to the issuer trustee of all housing loans which are assets of the applicable trust in priority to any separate loan advanced by St.George Bank after the related cut-off date.

      If the further advance takes the form of an increase in the principal balance of the existing housing loan above the scheduled principal balance of the housing loan and St.George Bank's applicable underwriting and credit criteria are satisfied, then (i) if certain restrictions (as discussed below)
are satisfied, St.George Bank may make such further advance and will be reimbursed by the issuer trustee for such further advance or (ii) otherwise,
St.George Bank will arrange to have that housing loan removed as an asset of the applicable trust in consideration of payment to the issuer trustee of an amount equal to the then Unpaid Balance of that housing loan.

                                       20

      St.George Bank may not make such a further advance, unless, in addition to satisfying the applicable underwriting and credit criteria:

      o   the further advance is made not more than a specified period, after the closing date specified in the accompanying prospectus supplement;

      o   the aggregate amount of that further advance and other further advances made on or before the relevant funding date, does not exceed
          5% of the total initial principal amount of all notes;

      o   no carryover charge offs subsist at the relevant funding date;

      o   the aggregate outstanding principal balance of housing loans which are
          60 days or more in arrears as at the relevant funding date is less than 4% of the aggregate outstanding principal balance of all housing loans at that time;

      o   following the further advance, the weighted average LVR of all housing loans is less than or equal to the weighted average LVR of all housing loans when acquired by the issuer trustee on the closing date;

      o   if following the further advance, the LVR of the relevant housing loan is greater than a specified percentage, an LVR specific insurance policy (as described in the accompanying prospectus supplement), if any, is entered into by the issuer trustee in respect of that housing loan; and

      o   after the further advance is made, the housing loan satisfies the eligibility criteria,

or as otherwise specified in the prospectus supplement relating to the relevant trust.

There will not be any independent verification as to whether the housing loan satisfies the eligibility criteria for the purpose of making a further advance.

SUBSTITUTION OF SECURITY

      A borrower may apply to the servicer to achieve the following:

      o   substitute a different property in place of the existing mortgaged property; or

      o   release a mortgaged property under an existing loan contract.

      If the servicer's credit criteria are satisfied and another property is substituted for the existing security for the housing loan, the mortgage which secures the existing housing loan may be discharged without the borrower being required to repay the housing loan after the substituted security is registered.

      If all of the following conditions occur, then the housing loan will remain in the housing loan pool, secured by the new mortgage:

                                       21

      o   a new property subject to a mortgage satisfies the eligibility criteria;

      o   the principal outstanding under the housing loan does not increase;

      o   the purchase of the new property by the borrower occurs simultaneously with the discharge of the original mortgage; and

      o   the new property is acceptable to the relevant mortgage insurer.

      If any of the following conditions occur, then the Unpaid Balance will be repaid by St.George Bank and the housing loan will cease to be an asset of the trust:

      o   the new property does not satisfy the eligibility criteria;

      o   the principal outstanding under the housing loan will change (i.e., increase); or

      o   settlement does not occur simultaneously with discharge.

      That payment of the Unpaid Balance will form part of the collections for the relevant collection period.

REDRAW

      The general terms and conditions of the variable rate housing loans allow the borrower to request a redraw of principal repayments made in excess of scheduled principal repayments during the period in which the relevant housing loan is charged a variable rate of interest. As of June 23, 2004, there is no minimum redraw amount. Borrowers may request a redraw at any time, but its availability is always at the discretion of St.George Bank. The borrower is required to pay a fee to St.George Bank in connection with a redraw. Currently,
St.George Bank does not permit redraws on fixed rate housing loans. A redraw will not result in the related housing loan being removed from a trust.

PAYMENT HOLIDAY

      The borrower may be allowed a payment holiday where the borrower has prepaid principal, creating a difference between the outstanding principal balance of the housing loan and the scheduled amortized principal balance of the housing loan. The servicer may agree that a borrower does not need to make any payments, including payments of interest, until the outstanding principal balance of the housing loan plus unpaid interest equals the scheduled amortized principal balance. The failure by the borrower to make payments during a payment holiday would not lead the related housing loan to be considered delinquent.

EARLY REPAYMENT

      A borrower will not incur break fees if an early repayment or partial prepayment of principal occurs under a variable rate or an introductory variable rate housing loan contract approved from November 1, 1996 to January 7, 2001 inclusive. However, in the case of loans

                                       22

approved prior to November 1, 1996, the equivalent of one month's interest may be payable as an early repayment fee.

      A borrower may incur break fees if an early repayment or partial prepayment of principal occurs on a Fixed Rate Loan product. Any housing loan approved after November 1, 1996 and before May 15, 1999 and on a fixed rate at the time of the break will be subject to an economic break fee which will not exceed:

      o   three months' interest, if the housing loan had an original fixed rate term of one to three years;

      o   four months' interest, if the housing loan had an original fixed rate term of four years; or

      o   five months' interest, if the housing loan had an original fixed rate term of five years.

      Any housing loan approved on or after May 16, 1999 or if approved before this date and the loan only became subject to a fixed rate on or after February
1, 2000 and the loan is currently on a fixed rate at the time of the break, it will not be subject to these limits on break fees.

      Currently the servicer's policy is not to charge break fees in respect of a fixed rate housing loan if prepayments for that housing loan are less than
A$20,000 in any 12 month period while the interest rate is fixed. Where break fees are payable, payment of the break fee is required upon receipt of the prepayment or discharge. In some circumstances, the break fees will be capitalized.

      From February 1, 2000 regardless of the date of origin of a housing loan, if the housing loan is switched to a Fixed Rate Loan product from that time, the economic break fee will apply without any limit.

      With the Introductory Variable Rate and Introductory One-Year Fixed Rate
loans approved from January 8, 2001, an early repayment fee, currently of up to
A $1,000, may be payable if the loan is repaid before the second anniversary of the drawdown.

      With the Introductory Variable Rate and Introductory One-Year Fixed Rate
loans approved from March 16, 2003, an early termination fee, currently of 0.9%
of the balance owing on the day of discharge, may be payable if the loan is repaid before the third anniversary of the drawdown.

SWITCHING TO AN INVESTMENT OR OWNER-OCCUPIED HOUSING LOAN

      A borrower may elect to switch the use of the mortgaged property from owner-occupied property to investment or vice versa. St.George Bank must ensure that following any switch, the related housing loans in the pool of the related trust still satisfy the eligibility criteria. St.George Bank requires notification from the borrower, and St.George Bank reserves the right to change the interest rate or the fees charged with respect to the housing loan.

                                       23

CAPITALIZED FEES

      A borrower may request St.George Bank to provide product features under its housing loan contract without having to pay the usual up-front fee relating to that product. In those cases, St.George Bank may capitalize the fee, which will thus constitute part of the principal to be amortized over the remaining term of the housing loan.

COMBINATION OR "SPLIT" HOUSING LOANS

      A borrower may elect to split a loan into separate funding portions which may, among other things, be subject to different types of interest rates. Each part of the housing loan is effectively a separate loan contract, even though all the separate loans are secured by the same mortgage.

      If a housing loan is split, each separate loan will remain in the applicable trust as long as each individual loan matures before the final maturity date of the notes issued by the issuer trustee as trustee of that trust. If any loan matures after the final maturity date of the notes, that loan will be removed from the trust and the Unpaid Balance of the loan will be paid to the issuer trustee by St.George Bank. The other segments of the "split" loan which mature before the final maturity date of the notes will remain in the trust.

INTEREST OFFSET

      St.George Bank offers borrowers two interest offset features which may be linked to the borrower's housing loan which reduce (offset) interest charged to the housing loan account. One option is called "partial offset" and offsets the interest notionally accrued in the borrower's linked savings account against the interest calculated on the borrower's housing loan and charged on a monthly basis. It has only been available on Interest Based Fixed Rate Loans since March
2003. The second option is called "100% interest offset" and the amount of interest charged on the housing loan is calculated on the difference between the housing loan balance and the balance in the linked savings account. This feature is available on Standard Variable Rate Home Loans, Discount Variable Rate Home
Loans, Introductory Fixed Rate Home Loans and Loc Doc Home Loans (variable rate only). St.George Bank does not actually pay interest on the balance(s) held in the linked savings account, but reduces the amount of interest which is payable by the borrower under the borrower's housing loan. The borrower continues to make the borrower's scheduled mortgage payment under the housing loan with the result that the portion allocated to principal is increased by the amount of interest offset.

      As of February 2004, an additional option, "repayment offset," is available for borrowers with 100% interest offset attached to an investment housing loan with Interest Based repayments. Repayment offset allows a borrower to have their housing loan repayment reduced by the amount of the interest offset benefit, so the offset reduces their repayment, not the housing loan principal. This feature is only available for investment/non-regulated housing loans.

      St.George Bank will pay to each trust the aggregate of all interest amounts offset in respect of housing loans in such trust on a monthly basis.
These amounts will constitute finance charge

                                       24

collections and principal collections for the relevant period. Only one nominated borrower to the housing loan needs to have ownership status of the linked savings account.

      If, following a Title Perfection Event, the issuer trustee as trustee of a trust obtains legal title to a housing loan, St.George Bank will no longer be able to offer an interest offset arrangement for that housing loan.

NO SET OFF AGAINST AMOUNTS OWING TO ST.GEORGE BANK

      Under the housing loan documentation, borrowers have waived their right to set off against all deposits held with St.George Bank.

ADDITIONAL FEATURES

      St.George Bank may from time to time offer additional features in relation to a housing loan which are not described in the preceding section. However, before doing so, St.George Bank must satisfy the manager that the additional features would not affect any mortgage insurance policy covering the housing loan and would not cause a downgrade or withdrawal of the rating of any notes.
In addition, except for the interest rate and the amount of fees, St.George Bank generally does not change any of the terms of a housing loan without the related borrower's consent.

      The prospectus supplement for a trust may specify additional loan features or changes to existing loan features, or different product types, in relation to that trust.

                        DESCRIPTION OF THE OFFERED NOTES

      The following summary, together with the description of the offered notes in the prospectus supplement, describes material terms of the offered notes. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the terms and conditions of the offered notes and the provisions of the transaction documents.

GENERAL

      The issuer trustee will issue the offered notes on the applicable closing date pursuant to a direction from the manager to the issuer trustee to issue the notes in respect of the related trust pursuant to the terms of the master trust deed, a supplementary terms notice and a note trust deed. Notes of a trust are also referred to as notes of a "series".

CLASSES OF NOTES

      Each series of notes will be issued in one or more classes. Each class of notes may have different rights to receive or not receive payments of principal and interest on each payment date as specified in the prospectus supplement.
Each class of notes may have different credit ratings. The

                                       25

prospectus supplement for each series will outline these classes, their rights and the timing and priority of payments and credit rating, if any.

SOURCE OF FUNDS FOR PAYMENT

      The notes of a series will be entitled to payment only from the assets of the trust issuing that series of notes, including the proceeds from the housing loans included in that trust. Noteholders will not be entitled to payments from the housing loans included in any other trust. The notes are not obligations of the issuer trustee in its personal capacity, the manager or any of their affiliates. The notes will not be guaranteed by any person (including any governmental agency).

      Noteholders may experience delays in payments on the notes or losses on the notes if delinquent payments or losses on defaulted housing loans are not paid from any credit enhancement arrangement in the related trust.

PAYMENTS

      Payments on the notes of each series will be made on each payment date, in the case of offered notes as specified in the prospectus supplement. Payment dates for interest and principal may be monthly, quarterly, semi-annually or at another interval, as specified in the prospectus supplement. The timing and priority of payment, interest rate and amount of or method of determining payments of interest and principal on each class of offered notes of a given series will be described in the accompanying prospectus supplement. The initial payment date will be specified in the accompanying prospectus supplement. The rights of holders of any class of notes to receive payments of principal and interest may be senior, subordinate or equal to the rights of holders of any other class or classes of notes of such series, as described in the prospectus supplement.

PAYMENTS OF INTEREST

      Each class of offered notes of a series, other than any classes of specified notes entitled only to principal payments, will accrue interest from the date, and at the interest rate set forth in the prospectus supplement. Each class of notes of a series may have a different interest rate, which in each case may be fixed, variable or adjustable, or any combination of the foregoing.
The prospectus supplement will specify the interest rate or, in the case of a variable or adjustable rate, the method for determining the interest rate, for each class of offered notes. To the extent funds are available, the issuer trustee will pay interest accrued on the payment dates specified in the prospectus supplement. If specified in the prospectus supplement, a class of offered notes will no longer earn interest if losses on the housing loans in the related trust that are allocated to that class of offered notes exceed the outstanding principal amount, or in the case of an interest-only class, the aggregate notional balance, of the class of offered notes. The prospectus supplement may specify that interest accrues and/or is paid differently from the description in this paragraph.

PAYMENTS OF PRINCIPAL

      Each class of notes of each series, other than any classes of specified notes entitled only to interest payments, will be entitled to receive principal payments. The prospectus supplement will

                                       26

specify the manner in which principal payments on the notes are calculated and allocated among the classes of notes entitled to payments of principal on each payment date. To the extent and in the manner specified in the prospectus supplement, the principal balance of a class or classes of notes may be reduced by allocating losses of principal to their outstanding principal balances that occur in connection with liquidation of housing loans in the related trust. If specified in the prospectus supplement, if the principal charge-offs allocated to a class of notes exceed a specified amount, the notes will no longer be entitled to any payments of interest or principal. If specified in the prospectus supplement, holders of notes that had previously been allocated a principal charge-off may receive payments representing a recovery of that charge-off if the servicer subsequently recovers an amount in respect of that housing loan, or out of excess income collections in relation to the relevant pool of housing loans. To the extent a note has been transferred, the holder that receives a payment in respect of a recovery of a principal charge-off may be different from the holder who was allocated the principal charge-off.

      Payments of principal with respect to one or more classes of notes may be made at a rate that is faster, and in some cases substantially faster, than the rate at which payments or other collections of principal are received on the housing loans in the related trust. Payments of principal with respect to one or more classes of notes may not commence until a specified date or the occurrence of certain events, including the redemption in full of one or more other classes of notes of the same series or may be made at a rate that is slower, and in some cases substantially slower, than the rate at which payments or other collections of principal are received on the housing loans in the related trust. Payments of principal with respect to one or more classes of notes may be made, subject to available funds, based on a specified principal payment schedule. Payments of principal with respect to one or more classes of notes may be contingent on the specified principal payment schedule of another class of the same series and the rate at which payments or other collections of principal on the housing loans in the related trust are received.

      In addition, the prospectus supplement will specify whether all or a portion of principal collected on the housing loans may be retained by the issuer trustee or the servicer and held in temporary investments prior to being used to pay payments of principal to noteholders, purchase additional assets for the trust, including housing loans or fund redraws. The result of any retention and temporary investment of principal by the issuer trustee or servicer would be to slow the repayment rate of the related notes relative to the repayment rate of the related housing loans, or to attempt to match the repayment rate of the related notes to a repayment schedule established at the time the notes are issued. Any feature of this type applicable to any notes may terminate, resulting in the current funding of principal payments to the related noteholders and an acceleration of the repayment of those notes upon the occurrence of specified events described in the accompanying prospectus supplement.

FORM OF THE OFFERED NOTES

      Each class of offered notes will be issued in minimum denominations specified in the accompanying prospectus supplement. As specified in the accompanying prospectus supplement, one or more classes of offered notes may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of The Depository Trust Company ("DTC").

                                       27

      In addition, the accompanying prospectus supplement for a series of offered notes, not denominated in US dollars, will set forth different or additional provisions regarding such offered notes as necessary.

BOOK-ENTRY REGISTRATION

      If book-entry notes are issued, all references to actions by the noteholders will refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus to payments, notices, reports and statements to noteholders will refer to payments, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the offered notes in accordance with DTC's procedures.

      Noteholders may hold their interests in the offered notes through DTC, in the United States, Clearstream Banking, societe anonyme ("CLEARSTREAM,
LUXEMBOURG") or Euroclear Bank S.A./N.V. ("EUROCLEAR"), as operator of the
Euroclear System (the "EUROCLEAR SYSTEM"), in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. If specified in the prospectus supplement, a noteholder may also hold its interest in the offered notes through another clearing organization, such as the Austraclear System ("AUSTRACLEAR"). Cede & Co., as nominee for DTC, will be the registered noteholder of the offered notes. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in Clearstream,
Luxembourg's and Euroclear's names on the books of their respective depositaries. The depositaries, in turn, will hold the positions in customers'
securities accounts in the depositaries' name on the books of DTC.

      DTC has advised the manager that it is:

      o   a limited-purpose trust company organized under the New York Banking
          Law;

      o   a "banking organization" within the meaning of the New York Banking
          Law;

      o   a member of the Federal Reserve System;

      o   a "clearing corporation" within the meaning of the New York Uniform
          Commercial Code; and

      o   a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

      DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

                                       28

      Transfers between participants on the DTC system will occur in accordance with DTC rules. Transfers between participants on the Clearstream, Luxembourg system and participants on the Euroclear system will occur in accordance with their rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream,
Luxembourg participants or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by that system's depositary. However, these cross-market transactions will require delivery of instructions to the relevant
European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines,
European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.
Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to their system's depositary.

      Because of time-zone differences, credits of securities in Clearstream,
Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a
Euroclear participant to a DTC participant will be received and available on the
DTC settlement date. However, it will not be available in the relevant
Clearstream, Luxembourg or Euroclear cash account until the business day following settlement in DTC.

      Purchases of offered notes held through the DTC system must be made by or through DTC participants, which will receive a credit for the offered notes on
DTC's records. The ownership interest of each actual noteholder is in turn to be recorded on the DTC participants' and indirect participants' records. Holders of the offered notes will not receive written confirmation from DTC of their purchase. However, holders of the offered notes are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the holder of the offered notes entered into the transaction.
Transfers of ownership interests in the offered notes are to be accomplished by entries made on the books of DTC participants acting on behalf of the offered noteholders. Offered noteholders will not receive offered notes representing their ownership interest in offered notes unless use of the book-entry system for the offered notes is discontinued.

      To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co.
The deposit of securities with DTC and their registration in the name of Cede &
Co. effects no change in beneficial ownership. DTC has no knowledge of the actual holders of the offered notes; DTC's records reflect only the identity of the DTC participants to whose accounts the offered notes are credited, which may or may not be the actual beneficial owners of the offered notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

                                       29

      Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to holders of offered notes will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor Cede & Co. will consent or vote on behalf of the offered notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer trustee, security trustee or note trustee as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the offered notes are credited on the record date, identified in a listing attached to the proxy.

      Principal and interest payments on the offered notes will be made to DTC.
DTC's practice is to credit its participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that payment date.
Standing instructions, customary practices, and any statutory or regulatory requirements as may be in effect from time to time will govern payments by DTC participants to holders of offered notes. These payments will be the responsibility of the DTC participant and not of DTC, the issuer trustee, the note trustee or the principal paying agent. Payment of principal and interest to
DTC is the responsibility of the issuer trustee, disbursement of the payments to
DTC participants is the responsibility of DTC, and disbursement of the payments to offered noteholders is the responsibility of DTC participants and indirect participants.

      DTC may discontinue providing its services as securities depositary for the offered notes at any time by giving reasonable notice to the principal paying agent. Under these circumstances, if a successor securities depositary is not obtained, definitive notes are required to be printed and delivered.

      According to DTC, the foregoing information about DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

      Clearstream, Luxembourg is a company with limited liability incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of notes.
Transactions may be settled in Clearstream, Luxembourg in multiple currencies, including US dollars.

      Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a
Clearstream, Luxembourg participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry

                                       30

delivery against payment. This eliminates the need for physical movement of notes. Transactions may be settled in multiple currencies, including US dollars.

      The Euroclear System is owned by Euroclear Clearance System Public Limited
Company and operated through a license agreement by Euroclear. Euroclear is regulated and examined by the Belgian Banking and Finance Commission and the
National Bank of Belgium.

      Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related
Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments for securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. Euroclear acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

      Payments on the offered notes held through Clearstream, Luxembourg or
Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These payments must be reported for tax purposes in accordance with United States tax laws and regulations. Clearstream, Luxembourg or Euroclear, as the case may be, will take any other action permitted to be taken by a holder of an offered note on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its rules and procedures, and depending on its depositary's ability to effect these actions on its behalf through DTC.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of offered notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

      None of the issuer trustee, the manager, the servicer, the note trustee, the calculation agent, the principal paying agent, the note registrar or the paying agent, if any, will have responsibility for any aspect of the records relating to or payments made on account of ownership interests of book-entry notes held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to ownership interests.

DEFINITIVE NOTES

      Offered notes issued in definitive form are referred to in this prospectus as "definitive notes." Offered notes will be issued as definitive notes, rather than in book-entry form to DTC or its nominees, only if specified in the prospectus supplement or if one of the following events occurs:

                                       31

      o   the principal paying agent advises the manager in writing, that DTC is no longer willing or able to discharge properly its responsibilities as depository for the offered notes, and the manager is not able to locate a qualified successor; or

      o   after the occurrence of an event of default, the note trustee, at the written direction of noteholders holding a majority of the outstanding principal balance of the offered notes, advises the issuer trustee and the principal paying agent, that the continuation of a book-entry system is no longer in the best interest of the holders of such notes.

      If any of these events occurs, the issuer trustee, at the direction of the manager, must within 30 days of such event instruct DTC (or its replacement) to notify all of the beneficial owners of the relevant offered notes of the occurrence of the event and of the availability of definitive notes. DTC will then surrender the relevant book-entry notes and provide the relevant registration instructions to the issuer trustee. The issuer trustee will then issue and execute and the note trustee will authenticate and deliver definitive notes of the same aggregate principal balance as those book-entry notes. Offered notes will be serially numbered if issued in definitive form.

      No holder of an offered note will be entitled to receive a definitive note representing its interest, except as described in the preceding paragraph.

      Definitive notes will be transferable and exchangeable as described in the accompanying prospectus supplement. No service charge will be imposed for any registration of transfer or exchange, but an amount sufficient to cover any tax or other governmental charge may be required. There will be no requirement to register the transfer or exchange of definitive notes within the thirty days preceding a payment date for the definitive notes.

      The accompanying prospectus supplement for a trust may specify different or additional provisions regarding definitive notes for that trust.

WITHHOLDING OR TAX DEDUCTIONS

      Unless otherwise specified in the accompanying prospectus supplement, all payments in respect of the notes will be made without withholding or tax deduction for, or on account of, any present or future taxes, duties or charges of whatever nature unless the issuer trustee or any paying agent is required by applicable law to make any such payment in respect of the notes subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature. In the event that the issuer trustee or a paying agent, as the case may be, makes such payment after such withholding or deduction has been made, it will account to the relevant authorities for the amount so required to be withheld or deducted. Neither the issuer trustee nor any paying agent will be obligated to make any additional payments to holders of the notes with respect to that withholding or deduction.

                                       32

REDEMPTION OF THE NOTES FOR TAXATION OR OTHER REASONS

      If the manager satisfies the issuer trustee and the note trustee, immediately prior to giving the notice to the noteholders as described in this section, that either:

      o   on the next quarterly payment date, or such other payment date if otherwise specified in the accompanying prospectus supplement, the issuer trustee or a paying agent would be required to deduct or withhold from any payment of principal or interest in respect of the notes or a currency swap in respect of any notes any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities; or

      o   the total amount payable in respect of interest in relation to the housing loans for a collection period ceases to be receivable, whether or not actually received by the issuer trustee during such collection period (but, for the avoidance of doubt, this bullet point does not apply to the failure by the issuer trustee to receive any interest on any housing loan merely by reason of the failure by the relevant borrower to pay required interest in breach of the relevant housing loan arrangement),

then the issuer trustee must, when so directed by the manager, at the manager's option, provided that the issuer trustee will be in a position on such payment date to discharge, and the manager will so certify to the issuer trustee and the note trustee, all its liabilities in respect of those notes and any amounts required under the security trust deed to be paid in priority to or pari passu with those notes redeem all, but not some, of such class at their outstanding principal amount, or at the option of the holders of 75% of the outstanding principal amount of those notes at their stated amount (as such term is described in the accompanying prospectus supplement), together, in each case, with accrued interest to the date of redemption on any subsequent payment date.
If holders of notes agree to redemption of their notes at an amount less than the outstanding principal amount of the notes, any amounts recovered on the housing loans after such redemption will not be paid to the noteholders of that trust.

      Noteholders must be given notice of a redemption not more than 60 nor less than 25 days, or such other period specified in the accompanying prospectus supplement, prior to the date of redemption. The holders of 75% of the outstanding principal amount of a class of offered notes may elect, in accordance with the terms of the relevant note trust deed, and the note trustee will notify the issuer trustee and the manager, that they do not require the issuer trustee to redeem their class of notes in the circumstances described in this section. All amounts ranking prior to or equal with respect to a class of notes must be redeemed concurrently with such class.

REDEMPTION OF THE NOTES UPON AN EVENT OF DEFAULT

      If an event of default occurs under the relevant security trust deed while the notes of the applicable trust are outstanding, the security trustee may, subject in some circumstances to the prior written consent of the Noteholder
Mortgagees in accordance with the provisions of the security trust deed, and will, if so directed by the Noteholder Mortgagees where they are the only Voting
Mortgagees, or, otherwise by a resolution of 75% of the Voting Mortgagees (or as otherwise

                                       33

provided in the relevant security trust deed), enforce the security created by the security trust deed. That enforcement can include the sale of some or all of the housing loans. There is no guarantee that the security trustee will be able to sell the housing loans for their then unpaid balance. Accordingly, the security trustee may not be able to realize the full value of the housing loans which may adversely affect the issuer trustee's ability to repay all amounts outstanding in relation to the notes of that trust. If a trust terminates while notes relating to that trust are outstanding, St.George Bank has a right of first refusal to acquire the housing loans. Any proceeds from the enforcement of the security will be applied in accordance with the order of priority of payments as set out in the security trust deed and supplementary terms notice.
See "Description of the Transaction Documents--The Security Trust Deed."

OPTIONAL REDEMPTION OF THE NOTES

      At the manager's direction, the issuer trustee must purchase or redeem all of the notes by repaying the outstanding principal amount, or, if the noteholders owning 75% of the outstanding principal amount of the notes so agree, the stated amount (as such term is described in the accompanying prospectus supplement), of the notes, together, in each case, with accrued interest to, but excluding, the date of repurchase or redemption, on any payment date specified in the accompanying prospectus supplement falling on or after the date of the occurrence of certain event or events specified in that prospectus supplement; provided that the manager certifies to the issuer trustee and the note trustee that the issuer trustee will be in a position on that payment date to discharge all its liabilities in respect of the notes, at their outstanding principal amount or their stated amount (as such term is described in the accompanying prospectus supplement) if so agreed by the specified percentage of noteholders, and any amounts which would be required under the related security trust deed to be paid in priority to or equal with the notes if the security for the notes were being enforced. The manager, on behalf of the issuer trustee, will give not more than 60 nor less than 25 days', or such other period specified in the accompanying prospectus supplement, notice to noteholders of this redemption in accordance with the applicable conditions of the notes. If holders of notes agree to redemption of their notes based on an amount less than their outstanding principal amount, any amounts recovered on the housing loans after such redemption will not be paid to the noteholders.

      To the extent specified in the prospectus supplement, the issuer trustee will redeem a class of notes prior to the final maturity date of that class at the time and in the manner specified in the prospectus supplement.

FINAL MATURITY DATE

      The issuer trustee must pay the stated amount (as such term is described in the accompanying prospectus supplement) and accrued and unpaid interest, if any, in relation to each note on or by the final maturity date relating to that note. The failure of the issuer trustee to pay the stated amount (as such term is described in the accompanying prospectus supplement) and accrued and unpaid interest, if any, within 10 business days of the due date for payment, or within any

                                       34

other applicable grace period agreed upon with the Mortgagees (or as otherwise provided in the relevant security trust deed), will be an event of default under the security trust deed.

FINAL REDEMPTION OF THE NOTES

      Each offered note in a series will be finally redeemed, and the obligations of the issuer trustee with respect to the payment of the principal amount of that note will be finally discharged, upon the first to occur of:

      o   the date on which the outstanding principal amount of the note is reduced to zero;

      o   the date upon which the relevant noteholder renounces in writing all of its rights to any amounts payable under or in respect of that note;

      o   the date on which all amounts received by the note trustee with respect to the enforcement of the security trust deed are paid to the principal paying agent;

      o   the payment date immediately following the date on which the issuer trustee completes a sale and realization of all of the assets of the applicable trust in accordance with the master trust deed and the supplementary terms notice; and

      o   the final maturity date of that note specified in its terms of issue.

TERMINATION OF THE TRUST

TERMINATION EVENTS

      A trust will continue until, and will terminate on the later of:

      o   its Termination Date;

      o   the date on which the assets of the trust have been sold or realized upon, which shall be within 180 days after the Termination Date so far as reasonably practicable and reasonably commercially viable; and

      o   the date on which the issuer trustee ceases to hold any housing loans or mortgages in relation to the trust.

REALIZATION OF TRUST ASSETS

      On the occurrence of a Termination Date of a trust, subject to St.George
Bank's right of first refusal, the issuer trustee, in consultation with the manager or the residual income beneficiary, to the extent that either has title to the assets of the trust, must sell and realize the assets of the trust within
180 days. During the 180 day period, performing housing loans relating to that trust may not be sold for less than their Unpaid Balance, and non -performing housing loans relating to that trust may not be sold for less than the fair market value of such housing loans and their related security, as agreed upon by the issuer trustee, based on appropriate expert advice, and the seller; provided that the issuer trustee may not sell any performing housing loan within the 180 day period

                                       35

for less than its fair market value without the consent of the holders of 75% of the aggregate outstanding principal amount of the notes. The servicer will determine whether a housing loan is performing or non -performing.

SELLER'S RIGHT OF FIRST REFUSAL

      As soon as practical after the Termination Date of a trust, the manager will direct the issuer trustee to offer, by written notice to St.George Bank, irrevocably to extinguish in favor of St.George Bank, or if the issuer trustee has perfected its title, to equitably assign to St.George Bank, its entire right, title and interest in and to the housing loans relating to that trust for their Unpaid Balance, for performing housing loans, and their fair market value, for non -performing housing loans; provided that, if the fair market value of a housing loan is less than its Unpaid Balance, the sale requires the consent of the holders of 75% of the aggregate outstanding principal amount of the notes.

      The issuer trustee is not entitled to sell any housing loans unless
St.George Bank has failed to accept the offer within 180 days after the occurrence of the Termination Date for the related trust by paying to the issuer trustee the purchase price. St.George Bank must pay all costs and expenses relating to the repurchase of any housing loans. If St.George Bank does not accept the offer within 180 days, the costs and expenses relating to the sale of the housing loans will be a Trust Expense.

DISTRIBUTION OF PROCEEDS FROM REALIZATION OF TRUST ASSETS

      After deducting expenses, the manager shall direct the issuer trustee to distribute the proceeds of realization of the assets of a trust in accordance with the cashflow allocation methodology set out in the prospectus supplement and in accordance with any directions given to it by the manager. If all of the notes of a trust have been fully redeemed and the trust's other creditors have been paid in full, the issuer trustee shall distribute the assets of the trust to the residual income beneficiary.

PRESCRIPTION

      An offered note will be void in its entirety if not surrendered for payment within 10 years of the relevant date in respect of any payment on such offered note, the effect of which would be to reduce the stated amount (as such term is described in the accompanying prospectus supplement) of such offered note to zero. The relevant date is the date on which a payment first becomes due but, if the full amount of the money payable has not been received by the principal paying agent or the note trustee on or prior to that date, it means the date on which the full amount of such money has been so received and notice to that effect is duly given in accordance with the terms of the relevant offered note. After the date on which an offered note becomes void in its entirety, no claim may be made in respect of it.

VOTING AND CONSENT OF NOTEHOLDERS

      The note trust deed for a trust contains provisions for each class of relevant offered noteholders to consider any matter affecting their interests.
In general, the holders of a majority of the aggregate outstanding principal amount of a class of offered notes may take or consent

                                       36

to any action permitted to be taken by such class of noteholders under a note trust deed. Notwithstanding the foregoing, the written consent of holders of 75%
of the aggregate A$ Equivalent outstanding principal amount of the relevant class or classes of offered notes will be required to accomplish the following:

      o   direct the note trustee on behalf of that class of noteholders to direct the security trustee to enforce the security under the relevant security trust deed;

      o   override on behalf of that class of noteholders any waiver by the note trustee of a breach of any provisions of the relevant transaction documents or an event of default under the relevant security trust deed;

      o   removal of the current note trustee or appointment of a new note trustee; and

      o   approve the basis of incurring any costs, disbursements, outgoings and expenses of the note trustee incurred in enforcing rights under, or prosecuting lawsuits related to, the transaction documents for which the note trustee is entitled to be indemnified (unless the note trustee reasonably considers the incurring of those costs
          disbursements, outgoings and expenses to be necessary).

REPORTS TO NOTEHOLDERS

      The manager or the servicer, as applicable, will forward or cause to be forwarded to each holder of an offered note of record, or will make available to each holder of an offered note of record in the manner described in the accompanying prospectus supplement, a statement or statements with respect to the related trust setting forth the information described in the related note trust deed. Except as otherwise provided in the related note trust deed, the information will include the following (as applicable):

      o   the applicable record date, determination date and payment date;

      o   the aggregate amount of payments received with respect to the housing loans, including prepayment amounts;

      o   the available income;

      o   the total available funds;

      o   the aggregate of all redraws and further advances made during the collection period;

      o   the redraw shortfall, if any;

      o   the payment shortfall, if any;

      o   the principal draw, if any, for that collection period, together with all principal draws made before the start of that collection period and not repaid;

      o   the bond factor for each class of notes;

                                       37

      o   the principal charge offs, if any, and charge offs for each class of notes and redraw charge offs, if any;

      o   all carryover charge offs, if any;

      o   if required, the threshold rate at that determination date;

      o   the relevant interest rate, as of the first day of the related interest period;

      o   the servicing fee payable to the servicer and, if any, the subservicer;

      o   the amount of any other fees or expenses paid, and the identity of the party receiving such fees or expenses;

      o   the amount, if any, of the payment allocable to principal on each class of notes;

      o   the amount, if any, of the payment allocable to interest and the amount, if any, of any shortfall in the amount of interest and principal on each class of notes;

      o   the outstanding principal amount or notional amount of each class of notes before and after giving effect to the payment of principal on that payment date;

      o   updated pool composition information, including weighted average interest rate and weighted average remaining term;

      o   the balance of any reserve funds, if any, at the opening of business and the close of business on that payment date;

      o   the percentage of the outstanding principal amounts of the senior notes, if applicable, after giving effect to the payments on that payment date;

      o   in the case of notes benefiting from alternative credit enhancement arrangements described in a prospectus supplement, the amount of coverage under alternative arrangements as of the close of business on the applicable determination date and a description of any credit enhancement substituted therefor;

      o   the aggregate unpaid principal balance of the housing loans, both fixed rate and variable rate housing loans, after giving effect to the payment of principal on that payment date, and the number of housing loans at the beginning and end of the collection period;

      o   delinquency and loss information relating to the housing loans, including the number and aggregate principal balance of housing loans in the related trust that are delinquent (a) 31-60 days, (b) 61-90 days and (c) 91 or more days, and that are in foreclosure;

      o   the amount of any losses on the housing loans during the collection period;

                                       38

      o   information about the amount, terms and general purpose of any advances made or reimbursed during the collection period;

      o   any material modifications, extensions or waivers to the housing loan terms, fees, penalties or payments during the collection period or that have cumulatively become material over time; and

      o   any material breaches of representations or warranties or covenants in the supplementary terms notice relating to any housing loan.

      In addition to the information described above, reports to noteholders will contain any other information as is described in the applicable note trust deed, which may include, without limitation, as applicable, information as to advances, reimbursements to a subservicer, if any, and the servicer and losses borne by the related trust.

      In addition, within a reasonable period of time after the end of each calendar year, the manager or servicer, as applicable, will furnish on request a report to each person that was a holder of record of any class of notes at any time during that calendar year. The report will include information describing the aggregate principal and interest payments for that calendar year or, if the person was a holder of record of a class of notes during a portion of that calendar year, for the applicable portion of that year.

                               CREDIT ENHANCEMENT

TYPES OF ENHANCEMENTS

      If stated in the prospectus supplement, credit enhancement may be provided for one or more classes of notes of the related trust. Credit enhancement is intended to enhance the likelihood of full payment of principal and interest due and to decrease the likelihood that noteholders will experience losses. To the extent specified in the prospectus supplement, the credit enhancement for a class or series of notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal amount and accrued interest. If losses occur that exceed the amount covered by any credit enhancement or that are not covered by any credit enhancement, noteholders of any class or series will bear their allocated share of losses, as described in the prospectus supplement. Credit enhancement may be in one or more of the following forms:

      o   the subordination of one or more classes of the notes of the series;

      o   primary mortgage insurance on all or a portion of the housing loans;

      o   a pool mortgage insurance policy on all or a portion of the housing loans;

      o   excess available income;

                                       39

      o   the establishment of one or more reserve funds;

      o   overcollateralization;

      o   a letter of credit;

      o   a minimum principal payment agreement;

      o   a deposit agreement; or

      o   other insurance instruments or agreements and guarantees.

SUBORDINATION

      If specified in the prospectus supplement, a series of notes may provide for the subordination of payments to one or more subordinate classes of notes.
In this case, scheduled payments of principal, principal prepayments, interest or any combination of these items that otherwise would have been payable to holders of one or more classes of subordinate notes will instead be payable to holders of one or more classes of senior notes under the circumstances and to the extent specified in the prospectus supplement. If specified in the prospectus supplement, losses on defaulted housing loans may be borne first by the various classes of subordinate notes and thereafter by the various classes of senior notes.

PRIMARY MORTGAGE INSURANCE POLICY

      Unless otherwise specified in the prospectus supplement, St.George Bank requires that housing loans with an LVR greater than such percentage specified in the accompanying prospectus supplement at the time of origination obtain primary mortgage insurance. St.George Bank will equitably assign its interest in these policies, if any, to the issuer trustee after receiving the consent of the insurers.

      The mortgage insurance policies will be from the mortgage insurers, and will be subject to policy limits, exclusions from coverage and rights of termination, as described in the applicable prospectus supplement.

POOL MORTGAGE INSURANCE POLICY

      The issuer trustee may, if specified in the prospectus supplement, obtain one or more pool mortgage insurance policies. The pool mortgage insurance policy will cover the housing loans specified in the prospectus supplement subject to the limitations described in the prospectus supplement. However, the pool mortgage insurance policy will not cover housing loans in a pool which have the benefit of a primary mortgage insurance policy. The policy will cover loss by reason of default in payments on the housing loans up to the amounts specified in the prospectus

                                       40

supplement and for the periods specified in the prospectus supplement. However, the pool mortgage insurance policy is not a blanket policy against loss. Claims under a pool mortgage insurance policy may only be made regarding a loss by reason of default insofar as the insurance policy applies to the relevant housing loan, and only upon satisfaction of specific conditions precedent as described in the prospectus supplement.

      To the extent specified in the prospectus supplement, the original amount of coverage under any pool mortgage insurance policy will be reduced over the life of the related series of notes by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool mortgage insurer upon the disposition of all foreclosed properties. The amount of claims paid will include expenses incurred by the servicer on the foreclosed properties.
Accordingly, if aggregate net claims paid under any pool mortgage insurance policy reach the original policy limit, coverage under that pool mortgage insurance policy may be exhausted and any further losses may be borne by one or more classes of noteholders.

EXCESS AVAILABLE INCOME

      If specified in the prospectus supplement, the issuer trustee will apply interest collections on the housing loans, and other income collections, that are not required to pay specified payments to reimburse noteholders for charge offs allocated to the notes. These reimbursements will be allocated to the class or classes of notes in the manner described in the prospectus supplement.

RESERVE FUND

      If specified in the prospectus supplement, a reserve fund will be established for the related series of notes with an entity specified in the prospectus supplement. The prospectus supplement will state whether or not the reserve fund will be part of the assets of the trust. The reserve fund may be funded with an initial cash or other deposit or from collections on the housing loans or other sources, in either case in the manner specified in the prospectus supplement. The prospectus supplement will specify the manner and timing of payments from the amounts in a reserve fund.

OVERCOLLATERALIZATION

      If specified in the prospectus supplement, credit enhancement for a series of notes may be provided by overcollateralization. Principal and/or interest collections on the housing loans may exceed principal and/or interest payments on the notes for the related payment date. These excess amounts may be deposited into a reserve fund or applied as a payment of principal on the notes. To the extent these amounts are applied as principal payments on the notes, the effect will be to reduce the principal amount of the notes relative to the outstanding balance of the housing loans in a trust.

LETTER OF CREDIT

      If specified in the prospectus supplement, credit enhancement for a series of notes may be provided by the issuance of a letter of credit by a bank or financial institution specified in the prospectus supplement. The maximum obligation of the issuer of the letter of credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments

                                       41

under the letter of credit, equal to the percentage described in the prospectus supplement of the aggregate principal balance on the related cut-off date of the housing loans evidenced by each series. The duration of coverage and the amount and frequency and circumstances of any reduction in coverage provided by the letter of credit for a series of notes will be described in the prospectus supplement.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

      If specified in the prospectus supplement, the issuer trustee will enter into a minimum principal payment agreement with an entity under which agreement that entity will provide payments on the notes in the applicable series in the event that aggregate scheduled principal payments and/or prepayments on the assets of the trust for that series are not sufficient to make payments on those notes of that series.

DEPOSIT AGREEMENT

      If specified in a prospectus supplement, the issuer trustee or the note trustee or the paying agent, if any, for a series of notes will enter into a deposit agreement, such as a guaranteed investment contract or an investment agreement, with the entity specified in such prospectus supplement on or before the issue of that series of notes. Pursuant to the deposit agreement, all or a portion of the amounts held in the collection account or in any reserve account would be invested with the entity specified in the prospectus supplement. The purpose of a deposit agreement would be to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future payments on one or more classes of notes. The note trustee or paying agent, if any, would be entitled to withdraw amounts invested pursuant to a deposit agreement, plus interest at a rate equal to the assumed reinvestment rate, in the manner specified in the prospectus supplement. The prospectus supplement for a series of notes pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

OTHER INSURANCE INSTRUMENTS OR AGREEMENTS AND GUARANTEES

      If specified in the prospectus supplement, a trust may also include insurance instruments or agreements or guarantees (including without limitation a surety bond or a financial guarantee insurance policy) for the purpose of:

      o   maintaining timely payments or providing protection against losses on the assets included in a trust;

      o   paying administrative expenses; or

      o   establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets of a trust.

      These arrangements may include agreements under which noteholders are entitled to receive amounts deposited in various accounts held by either
St.George Bank, the note trustee or the paying agent, as applicable, based on the terms specified in the prospectus supplement. In addition, unless to the extent specified in the prospectus supplement, at any time a surety bond,

                                       42

letter of credit or other form of credit enhancement described herein may be substituted for the credit support arrangement in effect initially for the series to the extent permitted by the rating agency or agencies rating the series of notes, without resulting in a downgrading or withdrawal of the then current rating of the notes of that series.

                OTHER FINANCIAL OBLIGATIONS RELATED TO THE NOTES

PURCHASE OBLIGATIONS

      Some types of housing loans and some classes of notes of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the repurchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation may apply to the housing loans or to a class of notes of the related series. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. The accompanying prospectus supplement will specify whether each purchase obligation will be evidenced by an instrument delivered to the issuer trustee for the benefit of the applicable noteholders of the related series. The accompanying prospectus supplement will specify whether each purchase obligation for housing loans will be payable solely to the issuer trustee for the benefit of the noteholders of the related series. Other purchase obligations may be payable to the issuer trustee or directly to the holders of the notes to which the obligations relate.

SWAP AGREEMENTS

         The issuer trustee may enter into one or more currency swaps, variable rate basis swaps and fixed rate basis swaps with one or more currency swap providers and interest rate swap providers, as applicable. The actual swap agreements may vary for each trust depending upon the currency denomination of the payment obligations of the issuer trustee on the offered notes and the types of housing loan products included in that trust. See "Description of the
Transaction Documents--Interest Rate Swaps and "--Currency Swaps" in this prospectus.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

      The following summary, together with the summaries in the prospectus supplement, describes material terms of the transaction documents for a series, other than the underwriting agreement. The summary does not purport to be complete and is subject to the provisions of the transaction documents. All of the transaction documents, except the relevant note trust deed and each relevant currency swap, are governed by the laws of New South Wales, Australia, unless otherwise provided for in the prospectus supplement. The relevant note trust deed is governed by the laws of New South Wales, Australia and the administration of the trust created under the relevant note trust deed is governed by the laws of the State of New York, unless otherwise provided for in the prospectus supplement. The underwriting agreement will be governed by the laws of the State of New York, unless otherwise provided for in the prospectus supplement. A currency swap may be governed by the laws of England and Wales, the laws of New South Wales, Australia, or such other law as is specified in the accompanying prospectus supplement. A copy of the master trust deed and the servicing agreement and a form of each of the other material transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part.

                                       43

TRUST ACCOUNTS

      The issuer trustee will establish and maintain the collection account for a trust. Unless otherwise provided in a prospectus supplement, the collection account will be established with an Australian bank, which has a minimum short
-term rating as required by each rating agency rating the related notes. The bank account shall be opened by the issuer trustee in its name and in its capacity as trustee of the related trust. This account will not be used for any purpose other than for the related trust. This account will be an interest-bearing account.

      The manager shall have the discretion and duty to recommend to the issuer trustee, in writing, the manner in which any moneys held in any account of a trust shall be invested in Authorized Investments and what purchases, sales, transfers, exchanges, collections, realizations or alterations of assets of a trust shall be effected and when and how the same should be effected. Each investment of moneys on deposit in such trust's account shall be in Authorized
Investments that will mature not later than the business day preceding the applicable payment date.

PREFUNDING

      If so specified in the prospectus supplement relating to a trust, the issuer trustee may, on behalf of the trust, establish a pre-funding account relating to that trust. The issuer trustee may deposit all or a portion of the proceeds received by the issuer trustee in connection with the sale of one or more classes of notes in the pre-funding account. The amount that may be initially deposited into a pre-funding account may be up to 50% of the aggregate principal amount of the notes issued in respect of that trust. The amounts on deposit in any pre-funding account may be invested as described in the prospectus supplement. The amounts on deposit in the pre-funding account will be used by the issuer trustee to purchase additional housing loans that could not be delivered by the seller or have not formally completed the origination process following the closing date for the related trust, which will be specified in the prospectus supplement. The specific period for the acquisition by the issuer trustee of additional housing loans, which will be specified in the prospectus supplement, will not exceed one year from the closing date for that trust. Any funds in the pre-funding account that are not used to purchase additional housing loans by the end of the specified period will be applied as a prepayment of the related class or classes of notes as specified in the prospectus supplement.

REVOLVING PERIOD

      As may be described in the prospectus supplement relating to any trust, the related trust may have a revolving period. During the revolving period, all or a portion of the principal collected on the housing loans included in the assets of the trust may be used by the issuer trustee to purchase additional housing loans during a specified period. This may result in the related notes possessing an interest-only period, which may be followed by a repayment period.
Any interest-only or revolving period may, upon the occurrence of specified events to be described in the prospectus supplement, terminate prior to the end of the specified period and result in the earlier than expected repayment of the related notes. The period of acquisition by the issuer trustee of additional housing loans, which will be specified in the prospectus supplement, will not exceed three years from the closing date for the applicable trust. Any principal collections during the revolving period that are

                                       44

not used to purchase additional housing loans by the end of the specified period will be applied as a prepayment of the related class or classes of notes as specified in the prospectus supplement.

ISSUANCE OF ADDITIONAL NOTES

      The issuer trustee may, if specified in the prospectus supplement, issue additional notes (including Redraw Funding Securities referred to below) secured by the assets of the trust at the direction of the manager at the times and in the manner specified in the prospectus supplement. The issuer trustee will be permitted to issue additional notes only if each of the applicable rating agencies has confirmed that the issuance of the additional notes will not cause any of the rating agencies to reduce, withdraw or qualify the then-current rating of each class of notes relating to that trust. Additional notes may be issued in Australia, the European markets, the United States, or elsewhere, as specified in the prospectus supplement.

REDRAWS

GENERAL

      Redraws are described under "St.George Residential Loan Program--Special
Features of the Housing Loans--Redraw." The servicer will be reimbursed for redraws as described in the prospectus supplement. Sources available to reimburse the servicer for redraws relating to housing loans included in the assets of a trust will be described in the prospectus supplement and may include collections, drawings under a redraw facility, and other sources.

REDRAW FACILITY

      If specified in the prospectus supplement, a redraw facility provider under a redraw facility will agree to make advances for the purpose of funding redraws, or reimbursing the servicer for funded redraws, relating to housing loans that are assets of the related trust, to the extent such redraws are not funded from other sources. The prospectus supplement will set forth the specifics of any redraw facility.

REDRAW FUNDING SECURITIES

      If specified in the prospectus supplement, the manager may direct the issuer trustee to issue additional debt securities known as redraw funding securities ("RFS") to provide the issuer trustee with funds to pay for any redraws under the relevant housing loans.

      The manager must obtain written confirmation from the relevant rating agencies that the issuance of RFS will not result in the downgrading or withdrawal of the then-current rating of any notes of the related trust before giving a direction to issue a series of RFS. The prospectus supplement will specify the timing and priority of interest and principal payments on the RFS and the rights of the holders of the RFS.

RFS NOTES

      The prospectus supplement for each trust that provides for the issuance of
RFS will describe the circumstances, if any, under which RFS will convert to RFS notes, the timing and priority of interest and principal payments on the RFS notes and the rights of the holders of the RFS notes.

                                       45

FORM OF RFS AND RFS NOTES

      The RFS and the RFS notes will be evidenced by a notation in a register maintained by the issuer trustee, denominated in A$ and will be issued in
Australia to Australian resident investors only. The RFS and RFS notes will not be offered by this prospectus or any prospectus supplement.

LIQUIDITY RESERVE OR LIQUIDITY FACILITY

      If specified in the prospectus supplement, the issuer trustee will establish a liquidity reserve or will establish a liquidity facility with a liquidity facility provider. If established, the issuer trustee may fund payment shortfalls in the trusts for any series from a liquidity reserve or by drawings under a liquidity facility up to the liquidity limit specified in the prospectus supplement.

LIQUIDITY RESERVE

      If specified in the prospectus supplement, the issuer trustee, at the direction of the manager, will establish the liquidity reserve by depositing funds in a liquidity account. The amount of the liquidity reserve may be reduced on each determination date to a specified percentage of the aggregate Unpaid
Balance of the housing loans as the manager determines from time to time. To the extent that the liquidity reserve amount decreases as a consequence of a decrease in the aggregate Unpaid Balance of the housing loans, the manager may direct the issuer trustee to withdraw from the liquidity account an amount not exceeding the excess of the credit balance of the liquidity account over the liquidity reserve. Any funds withdrawn from the liquidity account in these circumstances will be distributed as specified in the prospectus supplement. The terms and mechanics of any liquidity reserve will be specified in the prospectus supplement.

LIQUIDITY FACILITY

      If specified in the prospectus supplement, a liquidity facility provider under a liquidity facility will agree to make advances to the issuer trustee for the purpose of funding payment shortfalls in the related trust. The terms and mechanics of any liquidity facility will be specified in the prospectus supplement.

INTEREST RATE SWAPS

      If specified in the prospectus supplement, the issuer trustee will enter into one or more variable rate basis swaps and fixed rate basis swaps with one or more interest rate swap providers. The actual swap agreements may vary for each trust depending upon the types of housing loan products included in that trust. The interest rate swaps may be used, among other things, to swap the fixed rate of return on housing loans, if any, to enable the issuer trustee to meet its floating rate returns under the relevant floating rate notes, or to swap floating rate receipts on the housing loans to enable the issuer trustee to meet its fixed rate returns under any fixed rate notes issued in relation to a trust, or to swap the receipts on the housing loans for a trust into a fixed rate of return. The prospectus supplement for each trust will identify the interest rate swaps for that trust and the terms for each interest rate swap. If so stated in the prospectus supplement, St.George Bank or an affiliate of
St.George Bank, including the manager, may be the interest rate swap provider for one or more of the interest rate swaps.

                                       46

CURRENCY SWAPS

      If specified in the prospectus supplement, the issuer trustee will enter into one or more currency swaps with one or more currency swap providers.
Collections on the housing loans will be denominated in Australian dollars and payable at a specified rate and amounts received under any variable rate basis swap and any fixed rate basis swaps may be denominated in Australian dollars and payable at a specified rate. However, in most instances, and to the extent stated in the accompanying prospectus supplement, the payment obligations of the issuer trustee on the offered notes will be denominated in United States dollars or another non-A$ currency and payable at a different specified rate. In these cases, to hedge its currency and basis exposure, the issuer trustee may enter into one or more swap agreements with the currency swap providers. The actual swap agreements may vary for each series of offered notes. The prospectus supplement for each trust will identify and describe the currency swaps and currency swap providers for that series and the terms for each currency swap. If stated in the prospectus supplement, St.George Bank or an affiliate of St.George
Bank may be the swap provider for one or more of the currency swaps.

MODIFICATIONS

      The issuer trustee, the manager and the servicer, with respect to the master trust deed and the supplementary terms notice, or the note trustee, with respect to the note trust deed or any other transaction document, may by way of supplemental deed alter, add to or modify the master trust deed, the supplementary terms notice, the note trust deed or any other transaction document so long as such alteration, addition or modification was effected upon consent of the noteholders or residual income beneficiary as described in the following paragraph in the case of the master trust deed or supplementary terms notice or is:

            o   to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

            o   necessary to comply with the provisions of any law or regulation or with the requirements of any Australian governmental agency;

            o   appropriate or expedient as a consequence of an amendment to any law or regulation or altered requirements of the government of any jurisdiction, any department, commission, office of any government or any corporation owned or controlled by any
                government, including, without limitation, an alteration,
                addition or modification which is appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the
                Australian Commissioner or Deputy Commissioner of Taxation or
                any governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the
                Crusade Securitization Programme trusts;

            o   any modification, except a basic terms modification of, or waiver or authorization of any breach or proposed breach of the offered notes or any of the transaction documents which is not, in the opinion of the note trustee, materially

                                       47

                prejudicial to the interests of the noteholders of the offered notes or any class of noteholders of the offered notes. A "basic terms modification" is any modification which serves to alter, add, or modify the terms and conditions of such class of notes or the provisions of any of the transaction documents, if such alteration, addition or modification is, in the opinion of the note trustee, materially prejudicial or likely to be materially prejudicial to the noteholders as a whole or the class of
                noteholders. A basic terms modification requires the sanction of all noteholders of the offered notes. A similar sanction is required in relation to any modification to the date of maturity of the class of notes, or a modification which would have the effect of postponing any day for payment of interest in respect of the class of notes, reducing or canceling the amount of principal payable in respect of the class of notes or the rate of interest applicable to the class of notes or altering the percentage of the aggregate outstanding principal amount
                required to consent to any action or altering the currency of payment of the class of notes or an alteration of the date or priority of redemption of the class of notes; or

            o   in the opinion of the issuer trustee, desirable to enable the provisions of the master trust deed to be more conveniently, advantageously, profitably or economically administered or is otherwise desirable for any reason, including to give effect, in the manager's reasonable opinion, to an allocation of expenses.

      Unless a higher percentage is required by the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), except for an alteration, addition or modification as described in the preceding section, where in the reasonable opinion of the issuer trustee a proposed alteration, addition or modification to the master trust deed, the supplementary terms notice and the note trust deed is prejudicial or likely to be prejudicial to the interests of the noteholders or a class of noteholders or the residual income beneficiary, such alteration, addition or modification may only be effected by the issuer trustee with the prior consent of the holders of 75% of the aggregate A$ Equivalent outstanding principal amount of the relevant class or classes of notes or with the prior written consent of the residual income beneficiary, as the case may be.

THE ISSUER TRUSTEE

      Unless a different issuer trustee is specified in the accompanying prospectus supplement, Perpetual Trustees Consolidated Limited will act as issuer trustee of each trust and, in such capacity, as issuer of the notes on the terms set out in the master trust deed and the supplementary terms notice for the related trust.

POWERS

      The issuer trustee has all the rights, powers and discretions over and in respect of the assets of a trust in accordance with the transaction documents provided that it will take no action or omit to take an action without the direction of the manager, that could reasonably be expected to adversely affect the ratings of the offered notes. The manager will be required to give to the issuer trustee all directions necessary to give effect to its recommendations and proposals, and the issuer trustee will not be required to take any action unless it receives a direction from the manager.

                                       48

DUTIES

      The issuer trustee must act honestly and in good faith and comply with all relevant material laws in performance of its duties and in exercising its discretions under the master trust deed, use its best endeavors to carry on and conduct its business in so far as it relates to the master trust deed in a proper and efficient manner and to exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the master trust deed.

      Under the master trust deed, each noteholder and the residual income beneficiary acknowledges that:

      o   the noteholder cannot require the issuer trustee to owe to the noteholder, or to act in a manner consistent with, any fiduciary obligation in any capacity;

      o   the issuer trustee has no duty, and is under no obligation, to investigate whether a Manager's Default, a Servicer Transfer Event or a Title Perfection Event has occurred in relation to a trust other than where it has actual notice;

      o   the issuer trustee is required to provide the notices referred to in the master trust deed in respect of a determination of a Material
          Adverse Effect only if it is actually aware of the facts giving rise to the Material Adverse Effect; and

      o   in making any such determination, the issuer trustee will seek and rely on advice given to it by its advisers in a manner contemplated by the master trust deed;

      o   in the absence of actual knowledge to the contrary, the issuer trustee is entitled to rely conclusively on, and is not required to investigate any notice, report, certificate, calculation or representation of or by the seller, servicer or manager.

      The issuer trustee will be considered to have knowledge or notice of or be aware of any matter or thing if the issuer trustee has knowledge, notice or awareness of that matter or thing by virtue of the actual notice or awareness of the officers or employees of the issuer trustee who have day-to-day responsibility for the administration of the trust.

ANNUAL COMPLIANCE STATEMENT

      The manager, on behalf of the issuer trustee, will deliver to the note trustee annually a written statement as to the fulfillment of the issuer trustee's obligations under the transaction documents. See also, "--The
Servicing Agreement--Evidence as to Compliance" herein.

DELEGATION

      In exercising its powers and performing its obligations and duties under the master trust deed, the issuer trustee may, with the approval of the manager, delegate any or all of the duties, powers, discretion or other functions of the issuer trustee under the master trust deed or otherwise in relation to a trust, to a related company of the issuer trustee which is a trustee company or trustee

                                       49

corporation for the purposes of any legislation of any State or Territory of
Australia governing the operation of trustee companies.

ISSUER TRUSTEE AND SECURITY TRUSTEE FEES AND EXPENSES

      The issuer trustee and security trustee are entitled to a combined monthly fee based on a percentage (agreed to in writing between the parties) of the aggregate outstanding principal balance of the housing loans of the related trust on the first day of each monthly collection period, payable in arrears on the related monthly payment date, or such other payment date if otherwise specified in the accompanying prospectus supplement.

      If the issuer trustee is required at any time to undertake duties which relate to the enforcement of the terms of any transaction document by the issuer trustee upon a default by any other party under the terms of that transaction document, the issuer trustee will be entitled to such additional remuneration as may be agreed between the issuer trustee and the manager or, failing agreement, such amount as is determined by a merchant bank (acting as an expert and not as an arbitrator) selected by the issuer trustee. The determination of such merchant bank will be conclusive and binding on the manager and the issuer trustee so far as the law allows.

      The issuer trustee will be reimbursed out of the assets of each applicable trust for all expenses incurred in connection with the performance of its obligations in respect of that trust, but not general overhead costs and expenses. This reimbursement will be made from the cash flow that otherwise would be used to pay amounts on the relevant offered notes. These expenses will be "TRUST EXPENSES" as such term is further defined in the accompanying prospectus supplement.

REMOVAL OF THE ISSUER TRUSTEE

      The issuer trustee is required to retire as trustee after a direction from the manager in writing following an Issuer Trustee's Default.

      A direction given by the manager requiring the issuer trustee to retire must specify a date for the retirement of the issuer trustee which is no less than six months from the date of the direction. Alternatively, the manager may pay to the issuer trustee an amount equal to the fees that the issuer trustee would earn for that six month period in lieu of that notice. The costs of the issuer trustee, to the extent that they are properly and reasonably incurred, will be paid out of the assets of the trust as a Trust Expense, except as described in the next paragraph. This payment will be made from the cash flow that otherwise would be used to pay the notes.

      The issuer trustee will bear the reasonable costs of its removal if the issuer trustee does not resign as directed and the manager is required to remove it following an event under the first four bullet points in the definition of
Issuer Trustee's Default. The issuer trustee will indemnify the manager and each applicable trust for these costs. These costs are not payable out of the assets of the trust. Except as described in this paragraph, the expenses associated with changing from one issuer trustee to another issuer trustee will be paid out of the assets of the applicable trust as a Trust Expense.

                                       50

      The manager, subject to giving prior notice to the rating agencies, is entitled to appoint a replacement issuer trustee on removal or retirement of the issuer trustee if that appointment will not in the reasonable opinion of the manager materially prejudice the interests of noteholders. Until the appointment is completed the manager must act as issuer trustee and will be entitled to the issuer trustee's fee for the period it so acts as issuer trustee.

VOLUNTARY RETIREMENT OF THE ISSUER TRUSTEE

      The issuer trustee may resign on giving to the manager, with a copy to the rating agencies, not less than three months' notice in writing, or such other period as the manager and the issuer trustee may agree, of its intention to do
so.

      Before retirement, the issuer trustee must appoint a successor trustee who is approved by the manager, or who may be the manager, and whose appointment will not materially prejudice the interests of noteholders. If a successor trustee has not been appointed by the end of the three months' notice period, the manager will act as trustee until a successor trustee is appointed.

LIMITATION OF THE ISSUER TRUSTEE'S LIABILITY

      The issuer trustee will not be liable personally for any losses, costs, liabilities or claims arising from the failure to pay moneys on the due date for payment to any noteholders, the residual income beneficiary, the manager or any other person or for any loss howsoever caused in respect of a trust or to any noteholder, the residual income beneficiary, the manager or any other person, except to the extent caused by the fraud, negligence or Default on the issuer trustee's part, or on the part of the officers and employees of the issuer trustee or any of its agents or delegates in respect of whom the issuer trustee is liable.

      The issuer trustee acts as trustee and issues the notes of a trust only in its capacity as trustee of that trust and in no other capacity. A liability arising under or in connection with the transaction documents or a trust can be enforced against the issuer trustee only to the extent to which it can be satisfied out of the assets of that trust which are available to satisfy the right of the issuer trustee to be exonerated or indemnified for the liability.
Subject to the following sentence, this limitation of the issuer trustee's liability applies despite any other provision of the transaction documents and extends to all liabilities and obligations of the issuer trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the master trust deed, the notes, the conditions or the trust. The limitation will not apply to any obligation or liability of the issuer trustee to the extent that it is not satisfied because under a transaction document or by operation of law there is a reduction in the extent of the issuer trustee's exoneration or indemnification out of the assets of the applicable trust as a result of the issuer trustee's fraud, negligence or
Default.

      The master trust deed also contains other provisions which regulate the issuer trustee's liability to noteholders, other creditors and the residual income beneficiary. These include, but are not limited to, the following:

      o   subject to the master trust deed, the issuer trustee is not liable to any person for any losses, costs, liabilities or expenses arising out of the exercise or non-exercise of its

                                       51

          discretion, or by the manager of its discretions, or for acting on any instructions or directions given to it;

      o   the issuer trustee is not liable for any event associated with the retirement of the manager, a Servicer Transfer Event or a Title
          Perfection Event; and

      o   the issuer trustee is not liable for any act, omission or default of the manager, the servicer, the currency swap provider, the custodian, the note trustee, the principal paying agent or any of their successors or assigns, in relation to their respective duties or obligations under the transaction documents, or any other person's failure to carry out an agreement with the issuer trustee with respect to a trust.

      The foregoing provisions do not apply to the extent that the relevant act is caused by the issuer trustee's fraud, negligence or Default.

RIGHTS OF INDEMNITY OF ISSUER TRUSTEE

      The issuer trustee will be indemnified out of the assets of a trust against all losses and liabilities properly incurred by the issuer trustee in performing any of its duties or exercising any of its powers under the transaction documents in relation to that trust except for fraud, negligence or
Default.

      The issuer trustee will be indemnified out of the assets of the applicable trust against certain payments it may be liable to make under any Consumer
Credit Legislation. The servicer will also indemnify the issuer trustee in relation to such payments and the issuer trustee will be required to first call on the indemnity from the servicer before calling on the indemnity from the assets of the trust. The issuer trustee will also be indemnified by St.George
Bank under a deed of indemnity against any action, loss, cost, damage or expense arising out of any actions relating to any incorrect, misleading or deceptive statements in this prospectus, the offer of the notes so far as it relates to any incorrect, misleading or deceptive statements in the prospectus or a failure by St.George Bank in relation to the due diligence procedures agreed with the issuer trustee.

THE MANAGER

POWERS

      The manager will have full and complete powers of management of each trust, including the administration and servicing of the assets which are not serviced by the servicer, borrowings and other liabilities of a trust and the operation of a trust.

      The issuer trustee has no duty to supervise the manager in the performance of its functions and duties, or the exercise of its discretions.

      The manager has the absolute discretion to recommend Authorized
Investments to the issuer trustee and direct the issuer trustee in relation to those Authorized Investments.

                                       52

DELEGATION

      The manager may, in carrying out and performing its duties and obligations contained in the master trust deed, delegate to any of the manager's officers and employees, all acts, matters and things, whether or not requiring or involving the manager's judgment or discretion, or appoint any person to be its attorney, agent, delegate or sub-contractor for such purposes and with such powers as the manager thinks fit.

MANAGER'S FEES, EXPENSES AND INDEMNIFICATION

      The manager is entitled to a fee described in the prospectus supplement.

      The manager will be indemnified out of the assets of each applicable trust for any liability, cost or expense properly incurred by it in its capacity as manager of the trust, other than general overhead costs and expenses.

REMOVAL OR RETIREMENT OF THE MANAGER

      The manager will retire as manager of a trust if the issuer trustee so directs in writing following a Manager's Default. The manager will bear the costs of its removal after a Manager's Default. The manager has agreed to indemnify the issuer trustee and the applicable trusts for those costs.

      The manager may resign on giving to the issuer trustee and the note trustee, with a copy to the rating agencies, not less than 90 days, or another period as the manager and the issuer trustee may agree, notice in writing of its intention to do so.

      On retirement or removal of the manager for a trust, the issuer trustee may appoint another manager for that trust on such terms as the issuer trustee sees fit, including the amount of the manager's fee, provided the appointment will not have an adverse effect on the rating of the relevant notes. Until a replacement manager is appointed, the manager must continue as manager. If a replacement manager is not appointed within 90 days of the issuer trustee electing to appoint a new manager, the issuer trustee will be the new manager.

LIMITATION OF MANAGER'S LIABILITY

      The principal limitations on the manager's liability are set out in full in the master trust deed. These include the following limitations:

      o   the manager will be indemnified out of a trust in respect of any liability, cost or expense properly incurred by it in its capacity as manager of that trust; and

      o   subject to the master trust deed, the manager is not responsible for any act, omission, misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence on the part of the issuer trustee, the servicer or any agent appointed by the issuer trustee or the manager or on whom the manager is entitled to rely under the master trust deed, other than a related company, attorney, banker, receiver, barrister, solicitor, agent or

                                       53

          other person acting as agent or adviser to the issuer trustee or the manager, except to the extent of losses, costs, claims or damages caused or contributed to by the breach of its obligations under any transaction documents.

THE NOTE TRUSTEE

GENERAL

      The note trustee under each note trust deed will be specified in the accompanying prospectus supplement.

      The note trustee will be entitled to execute any of its trusts or powers under a note trust deed either directly or through agents or attorneys. The note trustee and every other person properly appointed by it under the note trust deed will be entitled to indemnification from the assets of the applicable trust against all loss, liability, expense, costs, damages, actions, proceedings, claims and demands incurred by, or made against, the note trustee in connection with its execution of the trusts under the note trust deed, provided that the indemnification will not extend to any loss, liability or expense arising from any fraud, negligence or willful default by the note trustee. That indemnification will be paid from the cash flow that otherwise would be used to pay the offered notes.

      The note trustee will at all times be a corporation or association, organized and doing business under the laws of the United States of America, any individual state or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital of US$50,000,000, as set forth in its most recent published annual report of condition, and subject to supervision or examination by federal or state authority. The note trustee may also, if permitted by the Securities and Exchange Commission, be organized under the laws of a jurisdiction other than the United States, provided that it is authorized under such laws to exercise corporate trust powers and is subject to examination by authority of such jurisdictions substantially equivalent to the supervision or examination applicable to a trustee in the United States.

      The note trustee may resign after giving three months' written notice to the issuer trustee, the manager, the security trustee and each rating agency.
The issuer trustee may also remove the note trustee in the following circumstances:

      o   if the note trustee becomes insolvent;

      o   if the note trustee ceases its business;

      o   if the note trustee fails to comply with any of its obligations under any transaction document to which it is a party and the issuer trustee determines that this failure has had, or if continued, will have, a
          Material Adverse Effect, and if capable of remedy, the note trustee does not remedy this failure within 14 days after the earlier of the following:

            o   the note trustee becoming aware of this failure; and

                                       54

            o   receipt by the note trustee of written notice with respect to this failure from either the issuer trustee or the manager; or

      o   if the note trustee fails to satisfy any obligation imposed on it under the Trust Indenture Act with respect to the applicable trust or the note trust deed.

      Holders of 75% of the aggregate A$ Equivalent outstanding principal amount of the offered notes may require the issuer trustee to remove the note trustee for the related trust unless such other percentage is specified in the prospectus supplement for a related trust.

      The resignation, removal or retirement of any note trustee will not become effective until a successor note trustee is appointed that meets the requirements set forth in the relevant note trust deed.

      The expenses associated with changing from one note trustee to another note trustee will be paid out of the assets of the applicable trust as a Trust
Expense, unless such removal is due to a default by the note trustee.

NOTE TRUSTEE'S FEES AND EXPENSES

      The issuer trustee will reimburse the note trustee for all costs and expenses of the note trustee properly incurred in acting as the note trustee and in connection with any legal proceedings brought by the note trustee to enforce any obligation under the relevant note trust deed and the offered notes for a trust.

      If, at any time, the note trustee undertakes any of the acts contemplated in the fourth paragraph under "--The Note Trustee as Voting Mortgagee" below or it undertakes duties which it considers expedient or necessary under the relevant note trust deed or, it is requested to undertake (by the issuer trustee) duties which are exceptional or beyond the scope of its normal duties, the note trustee will be entitled to additional remuneration as provided under the note trust deed. The reimbursement and remuneration described above will be paid from cash flow that otherwise would be used to pay the relevant offered notes.

INDEMNIFICATION

      Without prejudice to the right of indemnity by law given to trustees and subject to the relevant transaction documents, the issuer trustee has agreed to indemnify the note trustee from and against all losses, cost, liability, expenses and damages arising out of or in connection with the execution of the note trust, except to the extent that they result from the fraud, negligence or willful default on the part of the note trustee or its appointees for a trust.
This indemnification will be paid from the cash flow that otherwise would be used to pay the offered notes.

THE SECURITY TRUST DEED

GENERAL

      Unless a different security trustee is specified in the accompanying prospectus supplement, P.T. Limited

                                       55

will serve as security trustee for each series under a security trust deed. For additional information with respect to the security trustee, see "Description of the Trustees--The Security Trustee" in the accompanying prospectus supplement.

      The issuer trustee will grant a first ranking floating charge, registered with the Australian Securities and Investments Commission, over all of the trust assets of each trust in favor of the security trustee. The floating charge will secure the issuer trustee's obligations in respect of that trust to the applicable noteholders, the manager, the security trustee, the servicer, the note trustee, the underwriters, the note registrar, each paying agent, the calculation agent, the seller with respect to the Accrued Interest Adjustment, redraws and further advances, each provider of a support facility and any other parties specified in the accompanying prospectus supplement. These secured parties are collectively known as the "MORTGAGEES."

NATURE OF THE CHARGE

      A company may not deal with its assets over which it has granted a fixed charge without the consent of the relevant mortgagee. Fixed charges are usually given over real property, marketable securities and other assets which will not be dealt with by the company.

      A floating charge, like that created by the security trust deed, does not attach to specific assets but instead "floats" over a class of assets which may change from time to time. The company granting the floating charge may deal with those assets and give third parties title to those assets free from any encumbrance, provided such dealings and transfers of title are in the ordinary course of the company's business. The issuer trustee has agreed not to dispose of or create interests in the assets of a trust subject to the floating charge except in the ordinary course of its business and the manager has agreed not to direct the issuer trustee to take any such actions. If the issuer trustee disposes of any of the trust assets, including any housing loan, in the ordinary course of its business, the person acquiring the property will take it free of the floating charge. The floating charge granted over the trust assets will
"crystallize", which means it becomes a fixed charge, upon the occurrence of specific events set out in the security trust deed, including notice to the issuer trustee following an event of default under the security trust deed. On crystallization of the floating charge, the charge will become a fixed charge and so the issuer trustee may not deal with the assets of the trust without the consent of the security trustee.

THE SECURITY TRUSTEE

      The security trustee is appointed to act as trustee on behalf of the
Mortgagees and holds the benefit of the charge over a trust's assets in trust for each Mortgagee on the terms and conditions of

                                       56

the relevant security trust deed. If there is a conflict between the duties owed by the security trustee to any Mortgagees or class of Mortgagees, the security trustee must give priority to the interests of the noteholders, as determined by the noteholders or the note trustee acting on behalf of the holders of offered notes of a series. In addition, the security trustee will give priority to the interests of a senior class of notes if, in the security trustee's opinion, there is a conflict between the interests of the senior noteholders and the interests of the noteholders of a subordinated class of notes or other
Mortgagees. The security trustee does not guarantee the success of any class of notes of a series nor the payment of principal or interest on any class of notes of a series.

DUTIES AND LIABILITIES OF THE SECURITY TRUSTEE

      Each security trust deed contains a range of provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

      o   The security trustee is not responsible for the adequacy or enforceability of a security trust deed or other transaction documents of a series.

      o   The security trustee is not required to monitor compliance by the issuer trustee or manager with the transaction documents of a series or their other activities.

      o   Unless required by a transaction document, the security trustee need not give Mortgagees information concerning the issuer trustee which comes into the possession of the security trustee.

      o   The security trustee has no duties or responsibilities except those expressly set out in a security trust deed or any collateral security.

      o   Any action taken by the security trustee under a security trust deed or any collateral security binds all the Mortgagees.

      o   The security trustee in its capacity as a Mortgagee can exercise its rights and powers as such as if it were not acting as the security trustee. It and its associates may engage in any kind of business with the issuer trustee, the manager, the relevant Mortgagees and others as if it were not security trustee and may receive consideration for services in connection with any transaction document of a series or otherwise without having to account to the relevant Mortgagees.

EVENTS OF DEFAULT

      Unless otherwise specified in the accompanying prospectus supplement, each of the following is an event of default under the security trust deed with respect to a trust:

      o   the issuer trustee fails to pay:

            o   any interest within 10 business days of the payment date on which the interest was due to be paid to noteholders of that trust; or

                                       57

            o   any other amount owing to a Mortgagee for that trust within 10 business days of the due date for payment, or within any
                applicable grace period agreed with the relevant Mortgagee, or where the Mortgagee is a noteholder of an offered note, with the note trustee;

          provided, that no event of default shall have occurred pursuant to the two immediately preceding bullet points if the amounts which the issuer trustee failed to pay were subordinated to the payment of amounts due to the senior noteholders while any amounts remain owing to senior noteholders or to any other person, which rank in priority to amounts due to senior noteholders;

      o   the issuer trustee fails to perform or observe any other provisions, other than the obligations already referred to in this section, of a transaction document for that trust where such failure will have a material and adverse effect on the amount or timing of any payment to be made to any noteholder for that trust, and that default is not remedied within 30 days after written notice (or such longer period as may be specified in the notice) from the security trustee requiring the failure to be remedied;

      o   an Insolvency Event occurs relating to the issuer trustee, in its capacity as trustee of the trust;

      o   the charge created by the security trust deed is not or ceases to be a first ranking charge over the assets of the trust, or any other obligation of the issuer trustee, other than as mandatorily preferred by law, ranks ahead of or equal with any of the moneys secured by the security trust deed;

      o   any security interest over the trust assets is enforced;

      o   all or any part of any transaction document for that trust, other than the basis swap, the redraw facility or a currency swap, in respect of a termination because of an action of a taxing authority or a change in tax law, is terminated or is or becomes void, illegal, invalid, unenforceable or of limited force and effect, or a party becomes entitled to terminate, rescind or avoid all or part of any transaction document for that trust, other than the basis swap, the redraw facility or a currency swap; or

      o   without the prior consent of the security trustee, that consent being subject in accordance with the terms of the security trust deed to the prior written consent of the Noteholder Mortgagees:

            o   the trust is wound up, or the issuer trustee is required to wind up the trust under the master trust deed or applicable law, or the winding up of the trust commences;

            o   the trust is held or is conceded by the issuer trustee not to have been constituted or to have been imperfectly constituted;
                or

                                       58

            o   unless another trustee is appointed to the trust under the transaction documents, the issuer trustee ceases to be
                authorized under the trust to hold the property of the trust in its name and to perform its obligations under the transaction documents.

      Where the security trustee has notified the rating agencies, obtained the written consent of the relevant Noteholder Mortgagees and, in its reasonable opinion, considers that it would not be materially prejudicial to the interests of the Mortgagees for a trust, it may elect to treat an event that would otherwise be an event of default for a trust as not being an event of default for the purpose of the relevant security trust deed. Unless the security trustee has made such an election and providing that the security trustee is actually aware of the occurrence of an event of default, the security trustee must promptly convene a meeting of the relevant Voting Mortgagees at which it shall seek directions from the Voting Mortgagees by way of extraordinary resolution of
Voting Mortgagees regarding the action it should take as a result of that event of default.

MEETINGS OF VOTING MORTGAGEES

      Each security trust deed contains provisions for convening meetings of the
Voting Mortgagees to enable the Voting Mortgagees to direct or consent to the security trustee taking or not taking certain actions under the security trust deed, including directing the security trustee to enforce the security trust deed. "VOTING MORTGAGEES" are:

      o   the Noteholder Mortgagees for the relevant trust alone for as long as amounts outstanding under their notes are 75% or more of the total
          Secured Moneys, and

      o   otherwise, the note trustee, acting on behalf of the noteholders of the offered notes for that trust, and each other Mortgagee for that trust.

      Neither the security trustee nor the manager may call a meeting of Voting
Mortgagees while the Noteholder Mortgagees are the only Voting Mortgagees unless the Noteholder Mortgagees otherwise consent.

      The security trustee must promptly convene a meeting of the relevant
Voting Mortgagees after it receives notice, or has actual knowledge of, an event of default under the security trust deed for a trust.

VOTING PROCEDURES

      Every question submitted to a meeting of Voting Mortgagees shall be decided in the first instance by a show of hands. If a show of hands results in a tie, the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes, if any, to which he may be entitled as
Voting Mortgagee or as a representative. A representative is, in the case of any noteholder, a person or body corporate appointed as a proxy for that noteholder.
On a show of hands, every person holding, or being a representative holding or representing other persons who hold, Secured Moneys shall have one vote except that the note trustee shall represent each noteholder who has directed the note trustee to vote on its behalf under the note trust deed. On a poll, every person who is present shall have one vote for every US$10,000 or its equivalent (or

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such other amount specified in the accompanying prospectus supplement), but not part thereof, of the Secured Moneys that he holds or in which he is a representative.

      A resolution of all the Voting Mortgagees, including an Extraordinary
Resolution, may be passed, without any meeting or previous notice being required, by an instrument or notes in writing which have been signed by all of the Voting Mortgagees.

ENFORCEMENT OF THE CHARGE

      A resolution passed at a duly convened meeting by a majority consisting of not less than 75% of the votes capable of being cast by Voting Mortgagees present in person or by proxy or a written resolution signed by all of the
Voting Mortgagees is required to direct the security trustee to do any or all of the following:

      o   declare the relevant charge to be enforceable;

      o   declare all relevant Secured Moneys immediately due and payable;

      o   convert the relevant floating charge to a fixed charge over any or all of the trust assets; or

      o   appoint a receiver over the trust assets or itself exercise the powers that a receiver would otherwise have under the security trust deed.

      If the Noteholder Mortgagees are the only Voting Mortgagees for a trust, they may direct the security trustee to do any act which the security trustee is required to do, or may only do, at the direction of an Extraordinary Resolution of Voting Mortgagees, including enforcing the relevant charge.

      Any consent of the Noteholder Mortgagees in relation to a discretion or act of the security trustee requires the approval of the Noteholder Mortgagees representing more than 50% of the A$ Equivalent outstanding principal amount of all the notes for a trust. No Mortgagee is entitled to enforce the charge under a security trust deed, or appoint a receiver or otherwise exercise any power conferred by any applicable law on charges, otherwise than in accordance with the relevant security trust deed.

THE NOTE TRUSTEE AS VOTING MORTGAGEE

      The note trustee may, without the consent of the noteholders, determine that any condition, event or act which with the giving of notice, lapse of time or the issue of a certificate would constitute an event of default under a security trust deed shall not, or shall not subject to specified conditions, be treated as such. The note trustee shall not exercise any of these powers in contravention of any express direction given in writing by holders representing at least 75% of the aggregate A$ Equivalent outstanding principal amount of the offered notes, or such higher percentage as may be required by the Trust
Indenture Act. Any such modification, waiver, authorization or determination shall be binding on the noteholders of the relevant offered notes and, unless the note trustee agrees otherwise, any such modification shall be notified by the manager on

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behalf of the issuer trustee to the relevant noteholders as specified in the relevant transaction documents as soon as practicable thereafter.

      If an event of default under the security trust deed for a trust occurs and is continuing, upon receiving written notice thereof, the note trustee shall deliver to each noteholder of the offered notes of that trust notice of such event of default within 90 days of the date that the note trustee became aware, by having received written notice, of such event of default, provided that, except in the case of a default in payment of interest and principal on the relevant offered notes, the note trustee may withhold such notice if and so long as it determines in good faith that withholding the notice is in the interests of the noteholders of the offered notes.

      The rights, remedies and discretion of the noteholders of the offered notes under a security trust deed, including all rights to vote or give instructions or consents to the security trustee and to enforce its undertakings and warranties, may only be exercised by the note trustee on behalf of the relevant offered noteholders, and the security trustee may rely on any instructions or directions given to it by the note trustee as being given on behalf of the relevant offered noteholders without inquiry about compliance with the relevant note trust deed.

      The note trustee may vote under a security trust deed, or otherwise direct the security trustee under the security trust deed, or take any proceedings, actions or steps under, or any other proceedings pursuant to or in connection with, the relevant security trust deed, the relevant note trust deed, or any relevant offered notes.

      Subject to the note trustee being indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur, the note trustee:

      o   shall only be bound to undertake any of the acts contemplated in the preceding paragraph if it is directed to do so in writing by the holders of at least 75% of the aggregate A$ Equivalent outstanding principal amount of the offered notes (or such higher amount as may be required by the Trust Indenture Act) of the related trust; and

      o   shall, if an Extraordinary Resolution of Voting Mortgagees elects not to direct the security trustee to enforce the relevant security trust deed in circumstances where the security trustee could enforce the relevant security trust deed, at the direction of the noteholders of the offered notes in accordance with the above bullet point, direct the security trustee to enforce the relevant security trust deed on behalf of the noteholders of the relevant offered notes.

      If any of the offered notes of a series remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the relevant offered notes, the note trustee must not vote under the relevant security trust deed to, or otherwise direct the security trustee to, dispose of the relevant mortgaged property unless either:

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      o   a sufficient amount would be realized to discharge in full all amounts owing to the noteholders of the offered notes of the related trust, and any other amounts payable by the issuer trustee ranking in priority to or equal with the relevant offered notes; or

      o   the note trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the note trustee for that trust, that the cash flow receivable by the issuer trustee or the security trustee under the relevant security trust deed will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the issuer trustee, to discharge in full in due course all the amounts referred to in the preceding paragraph for the related trust.

LIMITATIONS OF ACTIONS BY THE SECURITY TRUSTEE

      The security trustee is not obliged to take any action, give any consent or waiver or make any determination under a security trust deed without being directed to do so by the relevant note trustee for a trust or by Extraordinary
Resolution of the relevant Voting Mortgagees in accordance with the security trust deed. The security trustee is not obligated to act unless it obtains an indemnity from the relevant Voting Mortgagees and funds have been deposited on behalf of the security trustee to the extent to which it may become liable for the relevant enforcement actions for a trust.

      If the security trustee convenes a meeting of the relevant Voting
Mortgagees, or is required by an Extraordinary Resolution to take any action under a security trust deed, and advises the relevant Voting Mortgagees that it will not act in relation to the enforcement of a security trust deed unless it is personally indemnified by the relevant Voting Mortgagees to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur in relation to the enforcement of a security trust deed and is put in funds to the extent to which it may become liable, including costs and expenses, and the relevant Voting Mortgagees refuse to grant the requested indemnity, and put the issuer trustee in funds, then the security trustee is not obliged to act in relation to that enforcement under a security trust deed. In those circumstances, those Voting Mortgagees may exercise such of those powers conferred on them by the security trust deed as they determine by Extraordinary
Resolution.

      The security trustee will not be liable for any decline in the value, nor any loss realized upon any sale or other dispositions made under a security trust deed, of any mortgaged property or any other property which is charged to the security trustee by any other person in respect of or relating to the obligations of the issuer trustee or any third party in respect of the issuer trustee or the secured moneys for a trust or relating in any way to the mortgaged property or for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it, except for the fraud, negligence or breach of trust of the security trustee for a trust.

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SECURITY TRUSTEE'S FEES AND EXPENSES

      The issuer trustee will reimburse the security trustee for all costs and expenses of the security trustee properly incurred in acting as security trustee. The combined monthly fee payable to the issuer trustee and the security trustee will be as described in the section titled "Description of the
Transaction Documents--The Issuer Trustee--Issuer Trustee and Security Trustee
Fees and Expenses."

      If, at any time, the security trustee is required to take any action relating to the enforcement of the terms of any transaction documents upon default by any other party, the security trustee will be entitled to additional remuneration. The reimbursement and remuneration described under "-- Security
Trustee's Fees and Expenses" will be paid from cash flow that otherwise would be used to pay the related notes.

INDEMNIFICATION

      The issuer trustee has agreed to indemnify the security trustee from and against all losses, costs, liabilities, expenses and damages arising out of or in connection with any transaction documents, except to the extent that they result from the fraud, negligence or breach of trust on the part of the security trustee. This indemnification will be paid from the cash flow that otherwise would be used to pay the relevant offered notes.

RETIREMENT AND REMOVAL OF THE SECURITY TRUSTEE

      The security trustee may retire in respect of a trust on three months'
notice in writing to the issuer trustee, the manager, the relevant note trustee and the rating agencies if a successor security trustee is appointed.

      Subject to the appointment of a successor security trustee and prior notice being given to each of the rating agencies, an Extraordinary Resolution of the relevant Voting Mortgagees may remove the security trustee at any time and the manager may remove the security trustee in respect of a trust if:

      o   an Insolvency Event occurs in relation to the security trustee in its personal capacity;

      o   the security trustee ceases business;

      o   the security trustee fails to comply with any of its obligations under any relevant transaction document and such action has had, or, if continued will have, a Material Adverse Effect on that trust, and, if capable of remedy, that failure is not remedied within 14 days after the earlier of:

      o   the security trustee's having become actually aware, by virtue of the actual awareness of the officers or employees of the security trustee who have day-to-day responsibility for the administration of the security trust, of that failure; and

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      o   the security trustee's having received written notice with respect thereto from the manager; or

      o   there occurs a change in the control of the security trustee from that existing on the date of the security trust deed, unless approved by the manager.

      Upon notice of resignation or removal of the security trustee, the manager has the right to appoint a successor security trustee who has been previously approved by an Extraordinary Resolution of the relevant Voting Mortgagees and who accepts the appointment. If no successor security trustee is appointed within 30 days after notice, the retiring security trustee may on behalf of the
Mortgagees appoint a successor security trustee, other than St.George Bank or its affiliates. If no person can be found to act as security trustee, the relevant Voting Mortgagees may elect a Voting Mortgagee to act as security trustee.

      Any resignation or removal of the security trustee and appointment of a successor will not become effective until the rating agencies approve the appointment and confirm that it will not cause a downgrade, qualification or withdrawal of the ratings of the notes of the relevant trust.

      The expenses associated with changing from one security trustee to another security trustee will be paid out of the assets of the applicable trust as a
Trust Expense, unless such removal is due to a default by the security trustee.

AMENDMENT

      The issuer trustee and the security trustee may, following at least 10 business days written notice to the rating agencies and with the written approval of the manager and the relevant Noteholder Mortgagees, amend a security trust deed to, among other things, correct a manifest error or ambiguity or which in the opinion of the security trustee is necessary to comply with the provisions of any law or regulation. If the amendment is prejudicial or likely to be prejudicial to the interests of the relevant Mortgagees or a class of relevant Mortgagees, an Extraordinary Resolution, or such greater percentage as may be required by the Trust Indenture Act, of the relevant Voting Mortgagees is required.

THE SERVICING AGREEMENT

SERVICING OF HOUSING LOANS

      The servicer is required to administer the housing loans in the following manner:

      o   in accordance with the servicing agreement;

      o   in accordance with St.George Bank's procedures manual and policies as they apply to those housing loans from time to time; and

      o   with the same degree of diligence and care expected of an
          appropriately qualified servicer of similar financial products.

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      In performing any services under the servicing agreement the servicer will take into account whether its performance of such services does or does not have any Material Adverse Effect on the relevant trust. The servicer's actions in servicing the housing loans in accordance with the relevant procedures manual are binding on the issuer trustee. The servicer is entitled to delegate its duties under the servicing agreement. The servicer at all times remains liable for servicing the housing loans and the acts or omissions of any delegate.

POWERS

      Subject to the standards for servicing set forth in the preceding section, the servicer has the express power, among other things:

      o   to waive any fees and break costs which may be collected in the ordinary course of servicing the housing loans or arrange the rescheduling of interest due and unpaid following a default under any housing loans, or to waive any right in respect of the housing loans and mortgages in the ordinary course of servicing the housing loans and mortgages; and

      o   to extend the maturity date of a housing loan beyond 30 years from the date of origination when required to do so by law or a government agency. These extensions are not subject to the requirement that the action not have a Material Adverse Effect on the relevant trust.

UNDERTAKINGS BY THE SERVICER

      The servicer will undertake, among other things, the following:

      o   If so directed by the issuer trustee following a Title Perfection
          Event, it will promptly take action to perfect the issuer trustee's equitable title to the housing loans and related mortgages in the mortgage pool to full legal title by notifying borrowers of the issuer trustee's interests, registering transfers, delivering documents to the issuer trustee and taking other action required to perfect title or which the issuer trustee requires it to do.

      o   To collect all moneys due under those housing loans and related mortgages and pay them into the collection account not later than the time St.George Bank would be required to do so.

      o   If a material default occurs in respect of a housing loan, it will take action in accordance with its normal enforcement procedures to enforce the relevant housing loan and the related mortgage to the extent it determines to be appropriate.

      o   To act in accordance with the terms of any mortgage insurance policies, not do or omit to do anything which could be reasonably expected to prejudicially affect or limit its rights or the rights of the issuer trustee under or in respect of a mortgage insurance policy, and promptly make a claim under any mortgage insurance policy when it is entitled to do so and notify the manager when each such claim is made.

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      o   It will not consent to the creation or existence of any security interest in favor of a third party in relation to any mortgaged property which would rank before or equal with the related housing loan and mortgage or allow the creation or existence of any other security interest in the mortgaged property unless priority arrangements are entered into with such third party under which the third party acknowledges that the housing loan and the related mortgage ranks ahead in priority to the third party's security interest on enforcement for an amount not less than the Unpaid Balance of the housing loan plus such other amount as the servicer determines in accordance with the servicer's procedures manual or its ordinary course of business.

      o   It will not, except as required by law, release a borrower or otherwise vary or discharge any housing loan or mortgage where it would have a Material Adverse Effect on the relevant trust.

      o   It will set the interest rate on the housing loans in accordance with the requirements of the relevant supplementary terms notice.

      o   It will give notice in writing to the issuer trustee and the relevant rating agencies if it becomes aware of the occurrence of any Servicer
          Transfer Event.

      o   It will maintain in effect all qualifications, consents, licenses, permits, approvals, exemptions, filings and registrations as may be required under any applicable law in order properly to service the housing loans and mortgages and to perform or comply with its obligations under the servicing agreement.

      o   It will notify the issuer trustee and the manager of any event which it reasonably believes is likely to have a Material Adverse Effect on the relevant trust promptly after becoming aware of such event; and
          the manager of anything else which the manager reasonably requires regarding any proposed modification to any housing loan or related mortgage.

      o   It will provide information reasonably requested by the issuer trustee or the manager, with respect to all matters relating to a trust and the assets of that trust, and the issuer trustee or the manager believes reasonably necessary for it to perform its obligations under the transaction documents, and upon reasonable notice and at reasonable times permit the issuer trustee to enter the premises and inspect the data and records in relation to a trust and the housing loan agreements, mortgages, certificates of title and other documents related to the housing loans.

EVIDENCE AS TO COMPLIANCE

      Pursuant to the terms of the relevant supplementary terms notice, the servicer is required to deliver to the manager, on or before the date in each year specified in such supplementary terms notice, and if required, file with the SEC a part of a report on Form 10-K filed on behalf of each issuing entity, the following documents:

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      o   a report regarding its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in relevant SEC regulations with respect to asset-backed securities transactions taken as a whole involving the servicer that are backed by the same types of assets as those backing the notes, as well as similar reports on assessment of compliance received from certain other parties participating in the servicing function as required by relevant SEC regulations;

      o   with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant SEC regulations; and

      o   a servicer compliance certificate, signed by an authorized officer of the servicer, to the effect that:

              o   A review of the servicer's activities during the reporting period and of its performance under the applicable servicing agreement has been made under such officer's supervision.

              o   To the best of such officer's knowledge, based on such review, the servicer has fulfilled all of its obligations under the servicing agreement in all materials respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

      The servicer's obligation to deliver to the manager any assessment or attestation report described above and, if required, to file the same with the
SEC, is limited to those reports prepared by the servicer and, in the case of reports prepared by any other party, those reports actually received by the servicer on or before September 30 in each year. In addition, each servicer or subservicer, if any, participating in the servicing function with respect to more than 5% of the housing loans will provide the foregoing assessment reports with respect to itself and each servicer or subservicer of at least 10% of the housing loans will provide the compliance certificate described above with respect to its servicing activities.

UNDERTAKINGS BY THE SELLER

      St.George Bank, in its capacity as seller, will undertake, among other things, the following under the servicing agreement:

      o   It will maintain in effect all qualifications, consents, licenses, permits, approvals, exemptions, filings and registrations as may be required under any applicable law in relation to its ownership of any housing loan or mortgage in order to perform or comply with its obligations under the servicing agreement; and will comply with all laws in connection with its ownership of any housing loans and mortgages where failure to do so would have a Material Adverse Effect on the relevant trust.

      o   It will act in accordance with the terms of any mortgage insurance policies, and not do or omit to do anything which could be reasonably expected to prejudicially affect or

                                       67

          limit the rights of the issuer trustee under or in respect of a mortgage insurance policy to the extent those rights relate to a housing loan and the mortgage.

      o   It will not consent to the creation or existence of any security interest in favor of a third party in relation to any mortgaged property which would rank before or equal with the relevant housing loan and mortgage or allow the creation or existence of any other security interest in the mortgaged property unless priority arrangements are entered into with such third party under which the third party acknowledges that the housing loan and the mortgage ranks ahead in priority to the third party's security interest on enforcement for an amount not less than the Unpaid Balance of the housing loan plus such other amount as the servicer determines in accordance with the seller's procedures manual or its ordinary course of business.

      o   It will not, except as required by law, release a borrower from any amount owing in respect of a housing loan or otherwise vary or discharge any housing loan or mortgage or enter into any agreement or arrangement which has the effect of altering the amount payable in respect of a housing loan or mortgage where it would have a Material
          Adverse Effect.

      o   It will release any housing loan or mortgage, reduce the amount outstanding under or vary the terms of any housing loan or grant other relief to a borrower, if required to do so by any law or if ordered to do so by a court, tribunal, authority, ombudsman or other entity whose decisions are binding on the servicer. If the order is due to the servicer breaching any applicable law, then the servicer must indemnify the issuer trustee for any loss the issuer trustee may suffer by reason of the order. The amount of the loss is to be determined by agreement with the issuer trustee or, failing this, by the servicer's external auditors.

COLLECTIONS

      The servicer will receive collections on the housing loans from borrowers in its general collection account. The servicer shall deposit any collections in its possession or control into the relevant collection account within two business days following its receipt of the collections, less any amount for taxes payable in relation to the collections or any amount the servicer may retain under the relevant supplementary terms notice.

      There will not be any independent verification of deposits into or transfers out of the servicer's general collection account. The seller or the servicer will be entitled to retain any investment income or other earnings on collections prior to the time such collections are transferred to an account established for the benefit of the trust.

SERVICING COMPENSATION AND EXPENSES

      The servicer will receive a fee, as set forth in the accompanying prospectus supplement, for servicing the housing loans for a trust.

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      The servicer must pay from such fee all expenses incurred in connection with servicing the housing loans, except for expenses relating to the enforcement of a housing loan or its related mortgaged property or any amount repaid to a liquidator or trustee in bankruptcy pursuant to any applicable law, binding code, order or decision of any court, tribunal or the like or based on advice of the servicer's legal advisers.

LIABILITY OF THE SERVICER

      The servicer will fully indemnify the issuer trustee against all losses, liabilities, costs and expenses incurred as a result of the failure by the servicer to perform its duties under the servicing agreement or any action or conduct undertaken or not taken by the servicer, including as a consequence of a
Servicer Transfer Event. The servicer may rely upon any statement by the issuer trustee or the manager that any action or inaction on its part is reasonably likely to, or will, have a Material Adverse Effect on the relevant trust. The servicer will not be liable for a breach of the servicing agreement, or be liable under any indemnity, in relation to any action or inaction on its part, where it has been notified by the issuer trustee or the manager that the action or inaction is not reasonably likely to, or will not have, a Material Adverse
Effect on the relevant trust.

REMOVAL, RESIGNATION AND REPLACEMENT OF THE SERVICER

      The issuer trustee must terminate the servicer's appointment in relation to a trust if the issuer trustee determines that any of the following "SERVICER
TRANSFER EVENTS" occur:

      o   the servicer suffers an Insolvency Event;

      o   the servicer fails to pay any amount in relation to that trust within
          10 business days of receipt of a notice to do so;

      o   the servicer fails to comply with any of its other obligations under any transaction document for that trust and such action has had, or, if continued will have, a Material Adverse Effect on that relevant trust, as determined by the issuer trustee and that failure is not remedied within the earlier of 30 days after the servicer becomes aware of that failure and receipt of a notice from either the issuer trustee or the manager;

      o   any representation, warranty or certification made by the servicer in relation to that trust is incorrect when made and is not waived by the issuer trustee or remedied to the issuer trustee's reasonable satisfaction within 45 days after notice from the issuer trustee, and the issuer trustee determines that breach would have a Material
          Adverse Effect on the relevant trust;

      o   it becomes unlawful for the servicer to perform the services under the servicing agreement in relation to that trust; or

      o   the servicer merges with, or it is proposed that the servicer merge with, any entity, or all of the assets or business of the servicer are or are to be acquired by any entity, and any rating agency confirms that the merger or acquisition would result in a downgrade or withdrawal of rating of any note for that trust.

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      The servicer will indemnify the issuer trustee against any losses, liabilities, costs and expenses resulting from a Servicer Transfer Event.

RESIGNATION

      The servicer may voluntarily resign in respect of a trust after giving 90 days notice to the relevant rating agencies, the manager and the issuer trustee.

REPLACEMENT OF THE SERVICER

      The manager and the issuer trustee will use reasonable efforts to find an eligible successor servicer. Until a successor servicer is appointed, the servicer must continue to act as the servicer and will be paid the servicing fee. An eligible successor servicer means any suitably qualified person whose appointment as servicer under the servicing agreement will not materially prejudice the interests of the noteholders and, if required by any relevant mortgage insurance policy, approved by the relevant mortgage insurer. If an eligible successor servicer is not appointed by the expiration of the 90-day notice period, the issuer trustee itself will act as servicer and be entitled to the servicing fee. Any successor servicer may negotiate a servicing agreement which entitles such successor servicer to additional fees, which may be borne by the related trust.

TERMINATION OF SERVICING AGREEMENT

      The servicing agreement with respect to a trust will terminate on the earlier of:

      o   the date on which the servicing agreement is terminated pursuant to a
          Servicer Transfer Event;

      o   the date which is one month after the notes of the related trust have been redeemed in full in accordance with the transaction documents and the issuer trustee ceases to have any obligation to any creditor in relation to any trust;

      o   the date on which the issuer trustee replaces the servicer with a successor servicer; and

      o   the date on which the servicer is replaced after resigning.

AMENDMENT

      The servicer and the issuer trustee may amend the servicing agreement with respect to a trust in writing after giving prior notice of the proposed amendment to the relevant rating agencies and the rating agencies have confirmed that the amendment will not result in an adverse effect on the rating of any notes.

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THE CUSTODIAN AGREEMENT

DOCUMENT CUSTODY

      The custodian is an affiliate of the servicer, and is responsible with respect to each trust, for custody of the title documents for each mortgaged property, including the loan agreement, mortgage document and certificate of title for the housing loans on behalf of the issuer trustee for a trust, exercising the degree of diligence and care expected of an appropriately qualified custodian of documents and in accordance with the custodial procedures approved in advance by the issuer trustee, the manager and the rating agencies.
The custodian may, from time to time, delegate or outsource its custodial functions to affiliated or unaffiliated entities, including the servicer.
However, any such delegation or outsourcing will not relieve the custodian of any of its responsibilities or liabilities under the custodian agreement.

      The custodian's duties and responsibilities include:

      o   holding each title document in accordance with the custodial procedures as if the title documents were beneficially owned by the custodian;

      o   ensuring that each title document is capable of identification and kept in a security packet in a security vault separate from other documents held by the custodian for other persons; and

      o   maintaining in safe custody a record of the physical movement of the title documents.

      In performing its services, the custodian must consider if its acts or omissions will have any Material Adverse Effect on the relevant trust.

      The custodian undertakes, among other things:

      o   to comply with applicable laws where the failure to do so would have a
          Material Adverse Effect on the relevant trust;

      o   to comply with the mortgage insurance policies; and

      o   to provide information and access relating to its custodial services if required by the issuer trustee, the manager or the servicer; and
          ensure that the premises holding the documents are appropriately insured for fire and public risks.

AUDIT

      The custodian will be audited by an independent auditor on an annual basis, or more regularly if any audit gives an adverse finding, in relation to its custodial procedures, identification of documents, security and tracking systems.

COMPENSATION OF THE CUSTODIAN

      The custodian will receive a fee based on the aggregate outstanding principal of the housing loans for a trust on the first day of each monthly collection period for the trust. This fee

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will be payable in arrears on the monthly payment date, or such other payment date if otherwise specified in the accompanying prospectus supplement, for the trust following the end of the monthly collection period for the trust.

INDEMNITY

      The custodian will also indemnify the issuer trustee against all losses, liabilities, costs and expenses incurred by the issuer trustee as a result of a breach by the custodian of its obligations under the custodian agreement with respect to a trust. This indemnity is limited to the extent further described in the custodian agreement. Under the deed of indemnity, St.George Bank will also indemnify the issuer trustee in respect of all liability arising as a result of a breach by the custodian of its obligations under the custodian agreement and any money payable under the custodian agreement which is not recoverable from the custodian.

REMOVAL AND RETIREMENT OF THE CUSTODIAN

      The issuer trustee may terminate a custodian's appointment with respect to a trust if the issuer trustee determines that:

      o   the custodian has suffered an Insolvency Event;

      o   if the custodian is a related company of the seller, either

              o   the long -term rating of the seller falls below:

                  o   BBB from Fitch Ratings, or

                  o   Baa2 from Moody's, or

                  o   BBB from Standard & Poor's, or

              o   a Title Perfection Event has occurred;

      o   the custodian has failed to comply with the custodial procedures or any of its other obligations under any other transaction document and such action has had, or if continued will have, a Material Adverse
          Effect on that trust and, if capable of remedy, the custodian does not remedy that failure within 30 days after the earlier of the custodian becoming aware of that failure and receipt of a notice from either the issuer trustee or the manager;

      o   any representation, warranty or certification made by the custodian with respect to that trust is incorrect when made and is not waived by the issuer trustee, or if capable of remedy, is not remedied to the issuer trustee's reasonable satisfaction within 45 days after notice from the issuer trustee, and the issuer trustee determines that breach will or may have a Material Adverse Effect on that trust;

      o   it has become unlawful for the custodian to perform its custodial services for that trust;

      o   a Servicer Transfer Event has occurred; or

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      o   the custodian has not complied with the requirements of the custodian agreement with respect to that trust to the satisfaction of its auditor and a further audit also results in an adverse finding by the auditor.

      The custodian will indemnify the issuer trustee against any losses, liabilities, costs and expenses resulting from its termination. If the custodian is removed, it must deliver at its expense the title documents and all other documents and records relating to the housing loans to, or at the direction of the issuer trustee. If the custodian has not done so within 10 business days of the date of termination or such longer period as the issuer trustee in its reasonable discretion permits, the issuer trustee must, with the assistance of the manager, enter the premises where the title documents are kept, take possession of and remove the title documents. The issuer trustee may, to the extent that it has information available to it to do so, lodge caveats in respect of the housing loans and related mortgages for which it does not hold the title documents. A caveat is a notice which is put on the relevant land title register to provide notice of a party's interest in the property.

THE SELLER LOAN AGREEMENT

      If the net proceeds received by the issuer trustee from the issuance of a series of notes is less than the purchase price for the housing loans, the seller will lend the balance of the consideration to the issuer trustee. This loan will not bear interest and will not have the benefit of a security trust deed. The issuer trustee will be required to repay any outstanding principal under the loan, if any, after the Secured Moneys of a trust have been fully and finally paid, to the extent that moneys are available to pay that principal, as a full and final settlement of the obligations of the issuer trustee under the loan.

                                  THE SERVICER

SERVICING OF HOUSING LOANS

      Under the servicing agreement, St.George Bank will be appointed as the initial servicer of the housing loans for each trust. The day to day servicing of the housing loans will be performed by the servicer at St.George Bank's head office in Kogarah and at St.George Bank's retail branches and telephone banking and marketing centers. Servicing procedures include managing customer inquiries, monitoring compliance with the loan features and rights applicable to these loans, and the arrears management of overdue loans. Servicing procedures include responding to customer inquiries, managing and servicing the features and facilities available under the housing loans and the management of delinquent housing loans. See "Description of the Transaction Documents--The Servicing
Agreement."

COLLECTION AND ENFORCEMENT PROCEDURES

      Pursuant to the terms of the housing loans, borrowers must make the minimum repayment due under the terms and conditions of the housing loans, on or before each monthly installment due date. St.George Bank credits repayments to an individual housing loan on the date of its receipt.

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Interest is accrued daily on the balance outstanding after close of business and charged monthly to each relevant loan account.

      When a housing loan is 1 day delinquent, it is identified in the mortgage service system. At 7 days delinquent, or in the case of a Low Doc (Stated
Income) Home Loan, 1 day delinquent, the accounts are transferred to the collection system. The collection system identifies all accounts which are overdue and provides detailed lists of those loans for action and follow-up.

      The collection system allocates overdue loans to designated collection officers within St.George Bank. The loans that have been delinquent longer are allocated to the more experienced collection officers.

      Actions taken by the bank in relation to delinquent accounts will vary depending on the following elements and, if applicable, with the input of the mortgage insurer:

      o   arrears history;

      o   product type;

      o   equity in the property; and

      o   arrangements made with the borrower to meet overdue payments.

      If satisfactory arrangements cannot be made to rectify a delinquent housing loan, St.George Bank will issue legal notices and institute recovery action by enforcing the mortgage security. Collection officers, under legal assistance, manage this process and pursue many sources of recovery including the following:

      o   guarantees;

      o   government assistance schemes;

      o   mortgagee sale; and

      o   claims on mortgage insurance.

      It should be noted that St.George Bank reports all actions that it takes on overdue housing loans to the mortgage insurer in accordance with the terms of the mortgage insurance policies.

COLLECTION AND FORECLOSURE PROCESS

      When a housing loan is 14 days delinquent, a computer generated letter is sent to the borrower advising of the situation and requesting that payment be made to rectify the situation. At 24 days delinquent, a further letter is generated and at around 30 days delinquent phone calls are made.

      When a housing loan is more than 63 days delinquent, a default notice is sent advising the relevant borrower that if the matter is not rectified within a period of 31 days, St.George

                                       74

Bank is entitled to commence enforcement proceedings without further notice. A statement of claim will normally be issued to a borrower on an account which is greater than 120 days delinquent, if satisfactory arrangements are not in place.
At any time a housing loan is more than 150 days delinquent, St.George Bank may apply for judgment in the Supreme Court of the relevant jurisdiction. Generally at greater than 150 days delinquent, St.George Bank applies for a writ of possession and generally when a housing loan is delinquent for 180 days, the sheriff is in a position to set an eviction date.

      Appraisals and valuations are ordered and a reserve price is set for sale via auction or private treaty. In most instances, if the account continues to be in arrears, the relevant mortgaged property is placed on the market and sold via either private treaty or auction. These time frames assume that the relevant borrower has either taken no action or has not honored any commitments made in relation to the delinquency.

      It should also be noted that the mortgagee's ability to exercise its power of sale on the mortgaged property is dependent upon the statutory restrictions of the relevant state or territory as to notice requirements. In addition, there may be factors outside the control of the mortgagee such as whether the mortgagor contests the sale and the market conditions at the time of sale. These issues may affect the length of time between the decision of the mortgagee to exercise its power of sale and final completion of the sale. See also "Legal
Aspects of the Housing Loans--Enforcement of Registered Mortgages."

      Under St.George Bank's housing loan product specifications, housing loans which are subject to a variable rate of interest enable a borrower to have a
"payment holiday" where the borrower has made excess payments. The excess payments are the difference between the total amount paid by the borrower and the amount of the minimum payments required under the relevant housing loan. In accordance with the relevant product specifications, if a borrower with excess payments fails to make some or all of a minimum payment, the servicer will apply the excess payments against that missed payment. As such, the relevant housing loan will not be considered delinquent until such time as and when the amount of missed payments is greater than the excess payments.

      The arrears and security enforcement procedures may change over time as a result of business changes, or legislative and regulatory changes.

                       PREPAYMENT AND YIELD CONSIDERATIONS

      The following discussions of prepayment and yield considerations is intended to be general in nature and reference is made to the discussion in each prospectus supplement for a series regarding prepayment and yield considerations particular to that series.

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GENERAL

      The rate of principal payments and aggregate amount of payments on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the housing loans. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the housing loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and repurchases by the seller.
Subject, in the case of fixed rate housing loans, to the payment of any applicable fees or costs, the housing loans may be prepaid by the mortgagors at any time.

PREPAYMENTS

      Prepayments, liquidations and purchases of the housing loans, including optional purchase of the remaining housing loans in connection with the termination of a trust, will result in early payments of principal amounts on the notes.

      Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, we cannot assure you as to the rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

      o   the degree to which a note is purchased at a discount or premium; and

      o   the degree to which the timing of payments on the note is sensitive to prepayments, liquidations and purchases of the housing loans.

      A wide variety of factors, including economic, demographic, geographic, legal, tax, social and other factors may affect the trust's prepayment experience with respect to the housing loans. For example, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

      There is no assurance that the prepayment of the housing loans included in the related trust will conform to any level of any prepayment standard or model specified in the prospectus supplement.

WEIGHTED AVERAGE LIVES

      The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date the amount in respect of principal repayable under the note is reduced to zero.

      Usually, greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on yield due to principal prepayments occurring at a rate that is faster or slower than the rate anticipated will not be entirely offset by a subsequent similar reduction or increase, as applicable, in the rate of principal payments. The amount and timing of

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delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the notes.

                                 USE OF PROCEEDS

      The proceeds from the sale of the offered notes will be used as described in the prospectus supplement.

                       LEGAL ASPECTS OF THE HOUSING LOANS

      The following discussion is a summary of the material legal aspects of
Australian residential housing loans and mortgages. It is not an exhaustive analysis of the relevant law. Some of the legal aspects are governed by the law of the applicable State or Territory of Australia. Laws may differ between
States and Territories. The summary does not reflect the laws of any particular jurisdiction or cover all relevant laws of all jurisdictions in which a mortgaged property may be situated, although it reflects the material aspects of the laws of New South Wales, without referring to any specific legislation of that State.

GENERAL

      There are two parties to a mortgage. The first party is the mortgagor, who is either the borrower and home owner or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor. The mortgagor grants the mortgage over their property. The second party is the mortgagee, who is the lender. Each housing loan may be secured by a mortgage which has a first (or lower) ranking priority in respect of the mortgaged property over all other mortgages granted by the relevant borrower and over all unsecured creditors of the borrower, except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority. Unless otherwise specified in the accompanying prospectus supplement, if the housing loan is not secured by a first ranking mortgage the seller will equitably assign to the issuer trustee all prior ranking registered mortgages in relation to that housing loan. Each borrower under the housing loans is prohibited under its loan documents from creating another mortgage or other security interest over the relevant mortgaged property without the consent of St.George Bank.

NATURE OF HOUSING LOANS AS SECURITY

      There are a number of different forms of title to land in Australia. The most common form of title in Australia is "Torrens title."

      "Torrens title" land is freehold or leasehold title, interests in which are created by registration in one or more central land registries of the relevant State or Territory of Australia. Each parcel of land is represented by a specific certificate of title. The original certificate is retained by the registry, and in most States and Territories a duplicate certificate is issued to the owner who then provides it to the mortgagee as part of the security for the housing loan. Any

                                       77

dealing with the relevant land is carried out by pro forma instruments which become effective on registration and which normally require production of the duplicate certificate of title for registration.

      Ordinarily the relevant certificate of title, or any registered plan and instruments referred to in it, will reveal the position and dimensions of the land, the present owner, and any registered leases, registered mortgages, registered easements and other registered dealings to which it is subject. The certificate of title is conclusive evidence, except in limited circumstances, such as fraud, of the matters stated in it. Some Torrens title property securing housing loans will be "strata title" or "urban leasehold".

STRATA TITLE

      "Strata title" is an extension of the Torrens title system and was developed to enable the creation of, and dealings with, various parts of multi-story buildings (commonly referred to as apartment units or strata lots)
which are similar to condominiums in the United States, and is governed by the legislation of the State or Territory of Australia in which the property is situated. Under strata title, each proprietor has title to, and may freely dispose of, their strata lot. Certain parts of the property, such as the land on which the building is erected, the stairwells, entrance lobbies and the like, are known as "common property" and are held by an "owners corporation" for the benefit of the individual proprietors. All proprietors are members of the owners corporation, which is vested with the control, management and administration of the common property and the strata scheme generally, for the benefit of the proprietors, including the rules governing the apartment block. Only Torrens title land can be the subject of strata title in this way, and so the provisions referred to in this section in relation to Torrens title apply to the title in an apartment unit held by a strata proprietor.

URBAN LEASEHOLD

      All land in the Australian Capital Territory is owned by the Commonwealth of Australia and is subject to a leasehold system of land title known as urban leasehold. Dealings with these leases are registered under the Torrens title system. Mortgaged property in that jurisdiction comprises a Crown lease and developments on the land are subject to the terms of that lease. Any such lease:

      o   cannot have a term exceeding 99 years, although the term can be extended under a straightforward administrative process in which the only qualification to be considered is whether the land may be required for a public purpose; and

      o   where it involves residential property, is subject to a nominal rent of A$0.05 per annum on demand.

      As with other Torrens title land, the proprietor's leasehold interest in the land is entered in a central register and the proprietor may deal with their leasehold interest, including granting a mortgage over the property, without consent from the government. In all cases where mortgaged property consists of a leasehold interest, the unexpired term of the lease exceeds the term of the housing loan secured by that mortgaged property. Leasehold property may become subject to

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native title claims. Native title was only recognized by the Australian courts in 1992. Native title to particular property is based on the traditional laws and customs of indigenous Australians and is not necessarily extinguished by grants of Crown leases over that property. The extent to which native title exists over property, including property subject to a Crown lease, depends on whether a continuing connection with that land can be demonstrated by the indigenous claimants asserting native title, and whether the native title has been extinguished by the granting of the leasehold interest. If the lease confers the right to exclusive possession over the property, which is typically the case with a residential lease, the current view is that native title over the relevant property will be extinguished.

TAKING SECURITY OVER LAND

      The law relating to the granting of security over real property is made complex by the fact that each State and Territory of Australia has separate governing legislation. The following is a brief overview of some issues involved in taking security over land. Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain both the remedies of a mortgagee granted by statute and the relevant priorities against other secured creditors. To this extent, the mortgagee is said to have a legal or registered title. However, registration does not transfer title in the property and the mortgagor remains as legal owner. Rather, the Torrens title mortgage takes effect as a statutory charge or security only. The Torrens title mortgagee does not obtain an "estate" in the property but does have an interest in the land which is recorded on the register and the certificate of title for the property. A search of the register by any subsequent creditor or proposed creditor will reveal the existence of the prior mortgage.

      In most States and Territories of Australia, a mortgagee will retain a duplicate certificate of title which mirrors the original certificate of title held at the relevant land registry office. Although the certificate is not a document of title as such, the procedure for replacement is sufficiently onerous to act as a deterrent against most mortgagor fraud. Failure to retain the certificate may in certain circumstances constitute negligent conduct resulting in a postponement of the mortgagee's priority to a later secured creditor.

      In Queensland, under the Land Title Act 1994, duplicate certificates of title are no longer issued to mortgagees as a matter of practice. A record of the title is stored on computer at the land registry office and the mortgage is registered on that computerized title. However, a copy of the computer title can be used and held by the mortgagee. In Western Australia, under the Transfer of
Land Act 1893, duplicate certificates of title are optional at the election of the registered proprietor.

      Once the mortgagor has repaid the loan, a discharge of mortgage executed by the mortgagee is lodged with the relevant land registry office by the mortgagor or the mortgagee and the mortgage will then be removed from the certificate of title for the property.

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ST.GEORGE BANK AS MORTGAGEE

      St.George Bank is, and until a Title Perfection Event occurs intends to remain, the registered mortgagee of all the mortgages. The borrowers will not be aware of the equitable assignment of the housing loans and mortgages to the issuer trustee.

      Prior to any Title Perfection Event, St.George Bank, as servicer, will undertake any necessary enforcement action with respect to defaulted housing loans and mortgages. Following a Title Perfection Event, the issuer trustee is entitled, under an irrevocable power of attorney granted to it by St.George
Bank, to be registered as mortgagee of the mortgages. Until that registration is achieved, the issuer trustee or the manager (on behalf of the issuer trustee) is entitled, but not obligated, to lodge caveats on the register publicly to notify its interest in the mortgages.

ENFORCEMENT OF REGISTERED MORTGAGES

      Subject to the discussion in this section, if a borrower defaults under a housing loan, the loan documents should provide that all moneys under the housing loan may be declared immediately due and payable. In Australia, a lender may sue to recover all outstanding principal, interest and fees under the personal covenant of a borrower contained in the loan documents to repay those amounts. In addition, the lender may enforce a registered mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following:

      o   The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

      o   The mortgagee may, in limited circumstances, lease the property to third parties.

      o   The mortgagee may foreclose on the property. Under foreclosure procedures, the mortgagee extinguishes the mortgagor's title to the property so that the mortgagee becomes the absolute owner of the property, a remedy that is, because of procedural constraints, rarely used. If the mortgagee forecloses on the property, it loses the right to sue the borrower under the personal covenant to repay and can look only to the value of the property for satisfaction of the debt.

      o   The mortgagee may appoint a receiver to deal with income from the property or exercise other rights delegated to the receiver by the mortgagee. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters possession of property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it.

      o   The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale is usually expressly contained in the mortgage documents, and is also implied in registered mortgages under the relevant Torrens title legislation in each State or Territory of
          Australia. The Torrens title legislation prescribes certain forms and periods of notice to

                                       80

          be given to the mortgagor prior to enforcement. A sale under a mortgage may be by public auction or private treaty subject to the mortgagee's duty to obtain a fair price. Once registered, the purchaser of property sold pursuant to a mortgagee's power of sale becomes the absolute owner of the property.

      A mortgagee's ability to call in all amounts under a housing loan or enforce a mortgage which is subject to the Consumer Credit Legislation is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given.
Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

PENALTIES AND PROHIBITED FEES

      Australian courts will not enforce an obligation of a borrower to pay default interest on delinquent payments if the court determines that the relevant default interest rate is a penalty. Certain jurisdictions prescribe a maximum recoverable interest rate, although in most jurisdictions there is no specified threshold rate to determine what is a penalty. In those circumstances, whether a rate is a penalty or not will be determined by reference to such factors as the prevailing market interest rates. The Consumer Credit Legislation does not impose a limit on the rate of default interest, but a rate which is too high may entitle the borrower to have the loan agreement re-opened on the ground that it is unjust. Under the Corporations Act 2001 (Cth), the liquidator of a company may avoid a loan under which an extortionate interest rate is levied.

      The Consumer Credit Legislation requires that any fee or charge to be levied by the lender must be provided for in the contract, otherwise it cannot be levied. The regulations under the Consumer Credit Legislation may also from time to time prohibit certain fees and charges. The Consumer Credit Legislation also requires that establishment fees, termination fees and prepayment fees must be reasonable otherwise they may be reduced or set aside.

BANKRUPTCY

      The insolvency of a natural person is governed by the provisions of the
Bankruptcy Act 1966 of Australia, which is a federal statute. Generally, secured creditors of a natural person, such as mortgagees under real property mortgages, stand outside the bankruptcy. That is, the property of the bankrupt which is available for distribution by the trustee in bankruptcy does not include the secured property. The secured creditor may, if it wishes, prove, or file a claim, in the bankruptcy proceeding as an unsecured creditor in a number of circumstances, including if they have realized the related mortgaged property and their debt has not been fully repaid, in which case they can prove for the unpaid balance. Certain dispositions of property by a bankrupt may be avoided by the trustee in bankruptcy. These include where:

      o   the disposition was made to defraud creditors; or

      o   the disposition was made by an insolvent debtor within six months of the petition for bankruptcy and that disposition gave a preference to an existing creditor over at least one other creditor; or

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      o   the transaction involves a transfer within five years of the commencement of the bankruptcy and ending on the date of the bankruptcy for which no consideration or less than market value was given.

      The insolvency of a company is governed by the Corporations Act 2001
(Cth). Again, secured creditors generally stand outside the insolvency. However, a liquidator may avoid a mortgage which is voidable under the Corporations Act
2001 (Cth) because it is an uncommercial transaction, or an unfair preference to a creditor or a transaction for the purpose of defeating creditors, and that transaction occurred:

      o   when the company was insolvent, or an act is done to give effect to the transaction when the company is insolvent, or the company becomes insolvent because of the transaction or the doing of an act to give effect to the transaction; and

      o   within a prescribed period prior to the commencement of the winding up of the company.

ENVIRONMENTAL

      Real property which is mortgaged to a lender may be subject to unforeseen environmental problems, including land contamination. Environmental legislation which deals with liability for such problems exists at both State and Federal levels, although the majority of relevant legislation is imposed by the States.
No Australian statutes expressly imposes liability on "passive" lenders or security holders for environmental matters, and some States expressly exclude such liability. However, liability in respect of environmentally damaged land, which liability may include the cost of rectifying the damage, may attach to a person who is, for instance, an owner, occupier or person in control of the relevant property. In some but not all States, mortgagees who do not assume active management of the property are specifically excluded from the definitions of one or more of these categories.

      Merely holding security over property will not convert a lender into an occupier. However, a lender or receiver who takes possession of contaminated mortgaged property or otherwise enforces its security may be liable as an occupier.

      Some environmental legislation provides that security interests may be created in favor of third parties over contaminated or other affected property to secure payment of the costs of any necessary rectification of the property.
These security interests may have priority over pre-existing mortgages. To the extent that the issuer trustee or a receiver appointed on its behalf incurs any such liabilities, it will be entitled to be indemnified out of the assets of the trust.

INSOLVENCY CONSIDERATIONS

      The current transaction is designed to mitigate insolvency risk. For example, the equitable assignment of the housing loans by St.George Bank to the issuer trustee should ensure that the housing loans are not assets available to the liquidator or creditors of St.George Bank in the event of an insolvency of
St.George Bank. Upon the insolvency of St.George Bank, as seller, a Title
Perfection Event would occur and the issuer trustee would be entitled to perfect its equitable title in

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the housing loans to legal title by giving notice to the borrowers and registering transfers of title at the relevant land offices throughout
Australia. The issuer trustee would then be in full power of the assets of the trust and none of the housing loans would be part of the assets of St.George
Bank. Upon the insolvency of St.George Bank, as servicer, the issuer trustee would be entitled to remove St.George Bank as servicer and replace it with a successor servicer and none of the housing loans would be part of the assets of
St.George Bank.

      Similarly, the assets in a trust should not be available to other creditors of the issuer trustee in its personal capacity or as trustee of any other trust in the event of an insolvency of the issuer trustee, where pursuant to the terms of the master trust deed the issuer trustee may be removed and the assets of the trust would vest in a replacement issuer trustee.

      If any Insolvency Event occurs with respect to the issuer trustee, the security trust deed may be enforced by the security trustee at the direction of the Voting Mortgagees. See "Description of the Transaction Documents--Security
Trust Deed--Enforcement of the Charge." The security created by the security trust deed will stand outside any liquidation of the issuer trustee, and the assets the subject of that security will not be available to the liquidator or any creditor of the issuer trustee, other than a creditor which has the benefit of the security trust deed until the secured obligations have been satisfied.
The proceeds of enforcement of the security trust deed are to be applied by the security trustee as set out in "Description of the Notes--Priorities under the
Security Trust Deed" in the accompanying prospectus supplement. If the proceeds from enforcement of the security trust deed are not sufficient to redeem the notes in full, some or all of the noteholders will incur a loss.

      The trust is not a separate legal entity. The issuer trustee is the entity, and its personal insolvency is referred to above. Instead, the trust would be insolvent if its cashflows were insufficient to meet the trust's liabilities. The master trust deed provides that no noteholder or beneficiary may seek to have the trust wound up. If an event of default has occurred as set out in the security trust deed (for example, failure to make payments in accordance with the terms thereof to the most senior noteholder), assets of the trust, which are subject to the charge under the security trust deed, will be disposed of and the proceeds used to repay the creditors of the trust. The assets of the trust will not be available other than to meet the obligations of the trust in the order set out in the security trust deed. This process is controlled by a third party, namely the security trustee and the receiver which it appoints.

TAX TREATMENT OF INTEREST ON AUSTRALIAN HOUSING LOANS

      Under Australian law, interest on loans used to purchase a person's primary place of residence is not ordinarily deductible for taxation purposes.
Conversely, interest payments on loans and other non-capital expenditures relating to non-owner-occupied properties that generate taxable income are generally allowable as tax deductions.

CONSUMER CREDIT LEGISLATION

      The majority of the housing loans are regulated by the Consumer Credit
Legislation. Under the Consumer Credit Legislation a borrower has the right to apply to a court to do the following, among other things:

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      o   vary the terms of a housing loan on the grounds of hardship or that it is an unjust contract;

      o   reduce or cancel any interest rate payable on a housing loan if the interest rate is changed in a way which is unconscionable;

      o   reduce or cancel establishment fees or fees payable on prepayment or early termination if they are unconscionable;

      o   have certain provisions of a housing loan which are in breach of the legislation declared unenforceable;

      o   obtain an order for a civil penalty against the seller in relation to a breach of certain key requirements of the Consumer Credit
          Legislation, the amount of which may be set off against any amount payable by the borrower under the applicable housing loan; or

      o   obtain additional restitution or compensation from the seller in relation to breaches of the Consumer Credit Legislation in relation to a housing loan or a mortgage.

      The issuer trustee will become liable for compliance with the Consumer
Credit Legislation if it acquires legal title to the housing loans and will take this legal title subject to any breaches of the Consumer Credit Legislation by the seller. In particular, once the issuer trustee acquires legal title it may become liable for criminal fines in relation to breaches of the Consumer Credit
Legislation. Criminal fines may be imposed on the seller in respect of any breaches of the Consumer Credit Legislation by it while it held legal title to the housing loans. In addition, a mortgagee's ability to enforce a mortgage which is subject to the Consumer Credit Legislation is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

      Any order under the Consumer Credit Legislation may affect the timing or amount of interest or principal payments or repayments under the relevant housing loan, which might in turn affect the timing or amount of interest or principal payments or repayments to you under the notes. The seller has indemnified the issuer trustee against any loss the issuer trustee may incur as a result of a failure by the seller to comply with the Consumer Credit
Legislation in respect of a mortgage.

      In addition:

      o   each of the custodian, in respect of custodial services provided by it, and the servicer, in respect of its servicing obligations, have undertaken to comply with the Consumer Credit Legislation where failure to do so would mean the issuer trustee became liable to pay any civil penalty payments; and

      o   each of the seller and the servicer further undertakes to ensure that each housing loan continues to satisfy certain eligibility criteria which includes the requirement that the

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          housing loan complies, in all material respects, with applicable laws, including the Consumer Credit Legislation.

      In some circumstances the issuer trustee may have the right to claim damages from the seller or the servicer, as the case may be, where the issuer trustee suffers a loss in connection with a breach of the Consumer Credit legislation which is caused by a breach of a relevant representation or undertaking.

                    UNITED STATES FEDERAL INCOME TAX MATTERS

OVERVIEW

      The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the offered notes by investors who are subject to United States federal income tax. This summary is based upon current provisions of the Internal Revenue Code of 1986 (the
"CODE"), as amended, proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions, all of which are subject to change, possibly retroactively, or to a different interpretation at a later date by a court or by the IRS. The parts of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe & Maw LLP, special United States federal tax counsel for the manager, and are as qualified in this summary. We have not sought and will not seek any rulings from the IRS about any of the United States federal income tax consequences we discuss, and we cannot assure you that the IRS will not take contrary positions.

      Mayer, Brown, Rowe & Maw LLP has prepared or reviewed the statements under the heading "United States Federal Income Tax Matters" and is of the opinion that these statements discuss the material United States Federal income tax consequences to investors generally of the purchase, ownership and disposition of the offered notes. However, the following discussion does not discuss and
Mayer, Brown, Rowe & Maw LLP is unable to opine as to the unique tax consequences of the purchase, ownership and disposition of the offered notes by investors that are given special treatment under the United States federal income tax laws, including:

      o   banks and thrifts;

      o   insurance companies;

      o   regulated investment companies;

      o   dealers in securities;

      o   investors that will hold the notes as a position in a "straddle" for tax purposes or as a part of a "synthetic security," "conversion transaction" or other integrated investment comprised of the notes and one or more other investments;

                                       85

      o   foreign investors;

      o   trusts and estates; and

      o   pass-through entities, the equity holders of which are any of the foregoing.

      Additionally, the discussion regarding the offered notes is limited to the
United States federal income tax consequences to the initial investors and not to a purchaser in the secondary market and is limited to investors who will hold the offered notes as "capital assets" within the meaning of Section 1221 of the
Code.

      It is suggested that prospective investors consult their own tax advisors about the United States Federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the offered notes, including the advisability of making any election discussed under "Market
Discount."

      The issuer trustee will be reimbursed for any United States federal income taxes imposed on it in its capacity as trustee of a trust out of the assets of that trust. Also, based on the representation of the manager that the trust does not and will not have an office in the United States, and that the trust is not conducting, and will not conduct any activities in the United States, other than in connection with its issuance of the offered notes, in the opinion of Mayer,
Brown, Rowe & Maw LLP, the issuer trustee and the trust will not be subject to
United States federal income tax.

      In the opinion of Mayer, Brown, Rowe & Maw LLP, special tax counsel for the manager, the offered notes will be characterized as debt for United States federal income tax purposes. Each holder of an offered note, by acceptance of an offered note, agrees to treat the offered notes as indebtedness.

      The accompanying prospectus supplement for a trust will specify any additional or different material United States Federal income tax consequences for that trust.

GENERAL

      The following discussion assumes that payments of principal and interest on the offered notes are denominated in US dollars. The accompanying prospectus supplement for a trust will specify any additional or different material United
States Federal income tax consequences with respect to notes offered under such prospectus supplement that are denominated in a currency other than US dollars.

      Mayer, Brown, Rowe & Maw LLP is of the opinion that you will be required to report stated interest income on the offered notes you hold in accord with your method of accounting. If the offered notes were issued with more than a de minimus amount of original issue discount ("OID"), you will be required to include such OID in income as it accrues (on the basis of a constant yield to maturity) prior to the receipt of cash in respect of such amounts. If you hold an offered note issued with a de minimis amount of OID, you must include such
OID income, on a pro rata basis, as principal payments are made on the notes.

                                       86

SALE OF NOTES

      Mayer, Brown, Rowe & Maw LLP is of the opinion that if you sell an offered note, you will recognize gain or loss equal to the difference between the amount realized on the sale, other than amounts attributable to, and taxable as, accrued interest, and your adjusted tax basis in the note. Your adjusted tax basis in an offered note will equal your cost for the note, decreased by any amortized premium and any payments other than interest made on the note and increased by any market discount or original issue discount previously included in your income. Any gain or loss will generally be a capital gain or loss, other than amounts representing accrued interest or market discount, and will be long term capital gain or loss if the note was held as a capital asset for more than one year. In the case of an individual taxpayer, the maximum long term capital gains tax rate is lower than the maximum ordinary income tax rate. Any capital losses realized may be deducted by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus US$3,000 of other U.S. income.

MARKET DISCOUNT

      In the opinion of Mayer, Brown, Rowe & Maw LLP, you will be considered to have acquired an offered note at a "market discount" to the extent the standard redemption price at maturity of the note (or, if the offered notes were issued with OID, the adjusted issue price of such note) exceeds your tax basis in the note immediately after your acquisition of the note, unless the excess does not exceed a prescribed de minimis amount. If the excess exceeds the de minimis amount, you will be subject to the market discount rules of Sections 1276 and
1278 of the Code with regard to the note.

      In the case of a sale or other disposition of an offered note subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from the sale or disposition be treated as ordinary income to the extent the gain represents market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

      In the case of a partial principal payment of an offered note subject to the market discount rules, Section 1276 of the Code requires that the payment be included in ordinary income to the extent the payment does not exceed the market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

      Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds with principal payable in two or more installments, such as the offered notes, the manner in which market discount is to be accrued will be described in Treasury regulations not yet issued. Until these Treasury regulations are issued, you should follow the explanatory conference committee
Report to the Tax Reform Act of 1986 for your accrual of market discount. This
Conference Committee Report indicates that holders of these obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows:

      o   for those obligations that have OID, market discount will be deemed to accrue in proportion to the accrual of OID for any accrual period; and

                                       87

      o   for those obligations which do not have OID, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the obligation at the beginning of the accrual period.

      Under Section 1277 of the Code, if you incur or continue debt that is used to purchase an offered note subject to the market discount rules, and the interest paid or accrued on this debt in any taxable year exceeds the interest and OID currently includible in income on the note, deduction of this excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when the market discount is included in income upon the sale, repayment, or other disposition of the indebtedness. Section 1278 of the Code allows a taxpayer to make an election to include market discount in gross income currently. If an election is made, the previously described rules of Sections
1276 and 1277 of the Code will not apply to the taxpayer.

      Due to the complexity of the market discount rules, we suggest that you consult your tax advisors as to the applicability and operation of these rules.

PREMIUM

      In the opinion of Mayer, Brown, Rowe & Maw LLP, you will generally be considered to have acquired an offered note at a premium if your initial tax basis in the note exceeds the sum of the remaining amounts payable on the note
(other than payments of qualified stated interest). In that event, if you hold an offered note as a capital asset, you may amortize the premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in your tax basis in the note if you have made an election under Section 171 of the
Code. Generally, any amortization is on a constant yield basis. However, in the case of bonds with principal payable in two or more installments, like the offered notes, the previously discussed conference report, which indicates a
Congressional intent that amortization be in accordance with the rules that will apply to the accrual of market discount on these obligations, should be followed for the amortization of such premium. We suggest that you consult your tax advisor as to the applicability and operation of the rules regarding amortization of premium.

BACKUP WITHHOLDING

      Mayer, Brown, Rowe & Maw LLP is of the opinion that, backup withholding taxes will be imposed on payments to you on interest paid, and OID accrued, if any, on the offered notes if, upon issuance, you fail to supply the manager or its broker with a certified statement, under penalties of perjury, containing your name, address, correct taxpayer identification number, and a statement that you are not required to pay backup withholding. The backup withholding rate of
28% is currently in effect and under current law, the backup withholding rate will be increased to 31% for payments made after the taxable year 2010. Exempt investors, such as corporations, tax-exempt organizations, qualified pension and profit sharing trusts, individual retirement accounts or non-resident aliens who provide certification of their status as non-resident are not subject to backup withholding. Information returns will be sent annually to the IRS by the manager and to you stating the amount of interest paid, original issue discount accrued, if any, and the amount of

                                       88

tax withheld from payments on the offered notes. We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.

TAX CONSEQUENCES TO NON-U.S. NOTEHOLDERS

      If interest paid (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person, a "foreign person," is not effectively connected with the conduct of a trade or business within the
United States by the foreign person, the interest should generally not be subject to United States federal income tax or withholding tax as such interest should not be treated as United States source income. However, if a Withholding
Agent (as defined below) cannot determine the source of a payment of interest with respect to a US$ note at the time of payment, the Withholding Agent must presume that the payment is United States source income subject to withholding tax. Tax that is erroneously withheld from payments made to a non-United States person generally may be recovered by filing a claim for refund with the Internal
Revenue Service. In the event such interest is treated by a Withholding Agent as
United States source income, the interest generally will be considered
"portfolio interest," and generally will not be subject to the United States federal income tax and withholding tax, as long as the foreign person:

      O   is not actually or constructively a "10 percent shareholder" of the issuer or a "controlled foreign corporation" with respect to which the issuer is a "related person" within the meaning of the Code, and

      o   provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the US$ note is a foreign person and providing the foreign person's name and address.

      If a foreign person is actually or constructively a "10 percent shareholder" of the issuer or a "controlled foreign corporation" with respect to which the issuer is a "related person" within the meaning of the Code, or applicable certification requirements were not satisfied, then interest received by a noteholder that is treated by a Withholding Agent as United States source income will be subject to United States federal income withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty.
Alternatively, interest payments with respect to the US$ notes made to a foreign person will not be subject to United States withholding tax but will be subject to United States income tax if the foreign person certifies that the interest payments are effectively connected with the conduct by such person of a trade or business in the United States. Generally, the certification requirements will be satisfied if an individual or corporation provides the Withholding Agent with an
IRS Form W-8BEN ("W-8BEN") or Form W-8ECI ("W-8ECI"). The W-8BEN and W-8ECI are
generally effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a United
States taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the
Withholding Agent makes at least

                                       89

one payment annually and reports at least annually to the beneficial owner on
IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within
30 days of such change and furnish a new W-8BEN. A foreign person who is not an individual or corporation (or an entity treated as a corporation for United
States federal income tax purposes) holding the US$ notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of US$ notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide certain additional information. A "WITHHOLDING AGENT" is the last United
States payor (or a non-United States payor who is a qualified intermediary,
United States branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a non-United States person (which itself is not a Withholding Agent).

      Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding
Agent. However, in such case, the signed statement may require a copy of the beneficial owners' W-8BEN (or the substitute form).

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from the United
States federal income and withholding tax, provided that:

      o   gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and

      o   in the case of a foreign individual, the foreign person is not present in the United States for 183 days or more in the taxable year.

      If the interest, gain or income on a US$ note held by a foreign person is effectively connected with the conduct of a trade or business in the United
States by the foreign person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular United States federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits"
within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

                             AUSTRALIAN TAX MATTERS

      The following statements refer to the material Australian tax consequences for holders of the offered notes who are not Australian residents of purchasing, holding and disposing of the offered notes and are based on advice received by the manager on the basis of Australian law as in effect on the date of this prospectus and which is subject to change, possibly with retroactive effect. The statements of law or legal conclusions in this summary represent the views of
Allens Arthur Robinson, Australian tax counsel to the manager, on the basis of
Australian law as in effect on date of this prospectus, which is subject to change, possibly with retroactive effect.

                                       90

Purchasers of offered notes should consult their own tax advisers concerning the application of the Australian tax laws, and the laws of any other taxing jurisdiction, to their particular circumstances with respect to the purchase, ownership, disposal or dealing of or in the offered notes.

PAYMENTS OF PRINCIPAL, PREMIUMS AND INTEREST

      Under current Australian tax law, non-resident holders of offered notes are not subject to Australian income tax on payments of interest (as defined in section 128A(1AB) of the Income Tax Assessment Act 1936 (Cth) (the "1936 ACT")
that includes interest, amounts in the nature of, or in substitution for, interest and certain other amounts) unless those securities are held as part of a business carried on, at or through a permanent establishment in Australia.
However, interest (as defined in section 128A(1AB) of the 1936 Act that includes interest, amounts in the nature of, or in substitution for, interest and certain other amounts) paid to such non-residents may be subject to interest withholding tax, which is currently imposed at the rate of 10%. A premium on redemption, if any, would generally be treated as an amount in the nature of interest for this purpose.

      Pursuant to section 128F of the 1936 Act, an exemption from Australian interest withholding tax is available where the following prescribed conditions are met.

      These conditions are:

      o   the issuer trustee is a company that is a resident of Australia, or a non-resident carrying on business at or through a permanent establishment in Australia, when it issues the notes and when interest, as defined in section 128A(1AB) of the 1936 Act, is paid;
          and

      o   the notes were issued in a manner which satisfied the public offer test as prescribed under section 128F of the 1936 Act or which satisfied the definition of a global bond under subsection 128F(10) of the 1936 Act.

      The issuer trustee will seek to issue the offered notes in a way that will satisfy the public offer test and otherwise meet the requirements of section
128F of the 1936 Act.

      If the requirements for exemption under section 128F of the 1936 Act are met with respect to the offered notes, payments of principal and interest, and any premium upon redemption made to a non-resident noteholder, who does not carry on business through a permanent establishment in Australia, will not be subject to Australian income or withholding tax.

      The section 128F public offer test will not be satisfied, if at the time of issue, the issuer trustee knew or had reasonable grounds to suspect that the offered notes were being, or would later be acquired directly or indirectly by an Offshore Associate of the issuer trustee, other than one acting in the capacity of a dealer, manager or underwriter in relation to the placement of the offered notes or in the capacity of a clearing house, custodian, funds manager or responsible entity of an Australian registered scheme.

      The section 128F exemption from Australian withholding tax will also not apply to interest (as defined in section 128A(1AB) of the 1936 Act that includes interest, amounts in the nature of, or in substitution for, interest and certain other amounts) paid by the issuer trustee to a person if, at

                                       91

the time of the payment, the issuer trustee knew, or had reasonable grounds to suspect, that the person was one of its Offshore Associates other than one receiving payment in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of an Australian registered scheme.

      Tax will also be deducted (at the rate of 46.5%) from interest payments to an Australian resident noteholder, or a non-resident holding notes through a permanent establishment in Australia, who does not provide the issuer trustee with an Australian tax file number or an Australian business number or proof of an appropriate exemption to quote such number.

PROFIT ON SALE

      Under existing Australian law, non-resident holders of offered notes will not be subject to Australian income tax on profits derived from the sale or disposal of those notes provided that:

      o   the notes are not held as part of a business carried on, at or through a permanent establishment in Australia; and

      o   the profits do not have an Australian source.

      The source of any profit on the disposal of notes will depend on the factual circumstances of the actual disposal. Where the notes are acquired and disposed of pursuant to contractual arrangements entered into and concluded outside Australia, and the seller and the purchaser are non-residents of
Australia and do not have a business carried on, at or through a permanent establishment in Australia, the profit should not have an Australian source.

      There are specific withholding tax rules that can apply to treat a portion of the sale price of notes as interest for withholding tax purposes. However, such amounts will be covered by the exemption in section 128F of the 1936 Act
(provided that all of the requirements of that section are satisfied).

NO PAYMENT OF ADDITIONAL AMOUNTS

      Although the offered notes are intended to be issued in a manner which will satisfy the requirements of section 128F of the 1936 Act, if the issuer trustee is at any time compelled or authorized by law to deduct or withhold an amount in respect of any Australian withholding taxes imposed or levied by the
Commonwealth of Australia in respect of the offered notes, the issuer trustee is not obliged to pay any additional amounts in respect of such deduction or withholding.

GOODS AND SERVICES TAX

      Australia has a goods and services tax ("GST") under which an entity is required to pay goods and services tax on any taxable supplies it makes. The amount of goods and services tax payable will be equal to 1/11th of the total consideration received for the supply.

                                       92

      In the case of supplies made by the issuer trustee:

      o   if the supply is "GST free", the issuer trustee is not liable to pay goods and services tax on the supply and can obtain "input tax credits" for goods and services taxes paid on things acquired by it in order to make the supply; and

      o   if the supply is "input taxed", which includes financial supplies, the issuer trustee is not liable to pay goods and services tax on the supply, but is not entitled to "input tax credits" for goods and services tax paid on things acquired by it in order to make the supply. In some circumstances, a "reduced input tax credit" may be available.

      On the basis of the current goods and services tax legislation, the issue of the offered notes and the payment of interest or principal on the offered notes to you are unlikely to be taxable supplies.

      Services provided to the issuer trustee may be a mixture of taxable and input taxed supplies for goods and services tax purposes. If a supply is taxable, the supplier has the primary obligation to account for goods and services tax in respect of that supply and must rely on a contractual provision to recoup that goods and services tax from the issuer trustee. Under the supplementary terms notice, certain fees paid by the issuer trustee, namely the manager's fee, the issuer trustee's fee, the security trustee's fee and the servicer's fee, will only be able to be increased by reference to the supplier's associated goods and services tax liability, if any, if:

      o   the issuer trustee, the manager and the recipient of the relevant fee agree, which agreement will not be unreasonably withheld; and

      o   the increase will not result in the downgrading or withdrawal of the rating of any notes.

      If other fees payable by the issuer trustee are treated as the consideration for a taxable supply under the goods and services tax legislation or otherwise may be increased by reference to the relevant supplier's goods and services tax liability, the issuer trustee may not be entitled to a full input tax credit for that increase and the Trust Expenses will increase, resulting in a decrease in the funds available to the trust to pay you. The Australian
Taxation Office ("ATO") has issued a public ruling to the effect that the issuer trustee would not be entitled to claim a reduced input tax credit for most of the GST borne by it in respect of services provided to it by the servicer.
However, this issue is still subject to ongoing review by the ATO.

      The goods and services tax may increase the cost of repairing or replacing damaged properties offered as security for housing loans. However, it is a condition of St.George Bank's loan contract and mortgage documentation that the borrower must maintain full replacement value property insurance at all times during the loan term.

      The goods and services tax legislation, in certain circumstances, treats the issuer trustee as making a taxable supply if it enforces security by selling the mortgaged property and applying the proceeds of sale to satisfy the housing loan. In these circumstances the issuer trustee has to account for goods and services tax out of the sale proceeds, with the result that the remaining sale proceeds

                                       93

may be insufficient to cover the unpaid balance of the related loan. However, the general position is that a sale of residential property is an input taxed supply for goods and services tax purposes and so the enforced sale of property which secures the housing loans will generally not be treated as a taxable supply under these provisions. As an exception, the issuer trustee still has to account for goods and services tax out of the proceeds of sale recovered when a housing loan is enforced where the borrower is an enterprise which is registered for goods and services tax purposes, uses the mortgaged property as an asset of its enterprise and any of the following are relevant:

      o   the property is no longer being used as a residence;

      o   the property is used as commercial residential premises such as a hostel or boarding house;

      o   the borrower is the first vendor of the property -the borrower built the property; or

      o   the mortgaged property has not been used predominantly as a residence.

      Because the issuer trustee is an insured party under the mortgage insurance policies, it may in certain limited circumstances have to account for goods and services tax in respect of any claim payment received. Generally, if certain compliance procedures have been followed, the insured does not have to account for goods and services tax in respect of the claim payment.

      Any reduction as a result of goods and services tax in the amount recovered by the issuer trustee when enforcing the housing loans will decrease the funds available to a trust to pay you to the extent not covered by the mortgage insurance policies. The extent to which the issuer trustee is able to recover an amount on account of the goods and services tax, if any, payable on the proceeds of sale in the circumstances described in this section, will depend on the terms of the related mortgage insurance policy.

OTHER TAXES

      Under current Australian law, there are no gift, estate or other inheritance taxes or duties. No stamp, issue, registration or similar taxes are payable in Australia in connection with the issue of the offered notes.
Furthermore, a transfer of, or agreement to transfer, notes executed outside of
Australia should not be subject to Australian stamp duty.

CONSOLIDATION

      Under the Income Tax Assessment Act 1997 (Cth), the 'head company' of an
Australian consolidatable tax group may elect for the group to consolidate for
Australian tax purposes from July 1, 2002 and be taxed as a single entity so that transactions between members of the consolidated group are ignored for tax purposes. Making an election to consolidate is optional. However, the former tax concessions for transactions between members of the same wholly -owned group, including loss transfers and asset roll-overs, were repealed from July 1, 2003
(or, for consolidated tax groups with a `head company' with a substituted accounting period, from the start of the company's tax year commencing after
July 1, 2003 provided that the company elects to consolidate from the beginning of that tax year).

                                       94

      A consolidatable tax group consists of a 'head company' and all of its wholly-owned subsidiaries including trusts (provided that all members are 100%
wholly-owned by the head company). A consequence of the 'head company' making an election to consolidate is that all eligible members of a consolidatable tax group (including wholly -owned trusts) will be included in the consolidated tax group. That is, it is not possible to elect to leave certain wholly -owned entities outside the consolidated tax group.

      A trust will not qualify as a wholly -owned subsidiary of a head company as all of the units in the trust will not be owned, directly or indirectly, by a single holding company. Specifically, a single residual capital unit in the trust will be held by an entity which is not related to any consolidatable group of which the residual income beneficiary may be a member. Accordingly, the trust cannot be a member of a consolidatable group for the purposes of the consolidation rules.

THIN CAPITALIZATION

      The thin capitalization rules exempt most securitization vehicles from their operation. It is expected that each trust will meet the criteria for this securitization vehicle exemption.

      Even if the rules did apply to a trust, on the basis that the residual income beneficiary of that trust is presently entitled to the income of the trust, any resultant tax liability would be met by the residual income beneficiary and, therefore, should not adversely affect the ability of the issuer trustee to pay principal and interest on the notes.

DEBT/EQUITY RULES

      The Debt/Equity rules under which debt can be recharacterized as equity for tax purposes should not affect the tax deductibility of interest on the notes.

NON-COMPLIANCE WITHHOLDING REGULATIONS

      Regulations may be made that require amounts to be withheld (on account of tax liabilities) from certain payments (excluding payments of interest, or amounts in the nature of interest) made by an Australian resident entity (such as the trust) to foreign residents. However, the rules state that regulations may only be made in respect of payments of a kind that could reasonably be related to assessable income of foreign residents. Also, the explanatory material to the rules states that regulations will only be made where there is a demonstrated compliance risk and after consultation with affected taxpayer groups. Accordingly, it seems unlikely, at this stage, that repayments of principal on the notes would be the subject of such regulations. Also, having regard to the regulations that the Australian Federal Government has so far passed, it is not expected that any payments made in respect of the notes will be covered by these regulations.

TAXATION OF FOREIGN EXCHANGE GAINS AND LOSSES

      The Income Tax Assessment Act 1997 (Cth) contains a comprehensive set of rules for the Australian taxation of foreign denominated transactions. Although the offered notes will be denominated in US$, the rules would only potentially operate in relation to noteholders that were residents of Australia, or that held the notes in carrying on a business at or through a permanent

                                       95

establishment in Australia. Where the rules applied to such noteholders, any foreign currency gains or losses realized by them upon the satisfaction of their rights under the notes to receive amounts of U.S. currency would be brought to account for Australian tax purposes at that time.

                  ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA

      Crusade Management Limited is an Australian public company incorporated with limited liability under the Corporations Act 2001 (Cth). Any final and conclusive judgment of any New York State or United States Federal Court sitting in the Borough of Manhattan in the City of New York having jurisdiction recognized by the relevant Australian jurisdiction in respect of an obligation of Crusade Management Limited in respect of a note, which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against Crusade Management Limited in the courts of the relevant
Australian jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal
Court, as applicable, unless:

      o   the proceedings in New York State or United States Federal Court, as
          applicable, involved a denial of the principles of natural justice;

      o   the judgment is contrary to the public policy of the relevant
          Australian jurisdiction;

      o   the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

      o   the judgment is a penal or revenue judgment; or

      o   there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as applicable.

      A judgment by a court may be given in some cases only in Australian dollars. Crusade Management Limited expressly submits to the jurisdiction of New
York State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceeding arising out of this offering. Unless specified otherwise in the accompanying prospectus supplement, Crusade Management Limited has appointed CT Corporation
System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its agent upon whom process may be served in any such action.

      All of the directors and executive officers of Crusade Management Limited, and certain experts named in this prospectus, reside outside the United States in the Commonwealth of Australia. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States.
As a result, it may not be possible for holders of the notes to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Crusade Management
Limited has been advised by its

                                       96

Australian counsel Allens Arthur Robinson, that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the
Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

                        EXCHANGE CONTROLS AND LIMITATIONS

      The specific prior approval of the Reserve Bank of Australia or the
Minister for Foreign Affairs of the Commonwealth of Australia must be obtained for certain transactions involving or connected with individuals or entities listed in the relevant Commonwealth Government Gazette as persons or entities identified with terrorism or to which financial sanctions apply from time to time. See "Exchange Controls and Limitations" in the accompanying prospectus supplement.

                              ERISA CONSIDERATIONS

      Subject to the considerations discussed in this section and in the accompanying prospectus supplement for a trust, the offered notes are eligible for purchase by Benefit Plans (as defined below).

      Section 406 of the Employee Retirement Income Security Act of 1974, as
amended ("ERISA"), and Section 4975 of the Code prohibit pension, profit-sharing or other "employee benefit plans", subject to Title I of ERISA, as well as any plan described by section 4975 of the Code (including individual retirement accounts or Keogh plans) and entities deemed to hold "plan assets" of any of the foregoing (each, a "BENEFIT PLAN") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons"
under the Code with respect to these Benefit Plans. A violation of these
"prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons or the fiduciaries of the Benefit Plan. Title I of ERISA also requires that fiduciaries of a Benefit
Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with the governing plan documents.

      Some transactions involving the purchase, holding or transfer of the offered notes might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased the offered notes if assets of the respective trusts were deemed to be assets of a Benefit Plan.
Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "equity interest" in the trust and none of the exceptions to plan assets contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. There is no specific guidance in the regulation regarding whether a principal charge-off feature under the circumstances described herein would constitute a "substantial equity feature;" however, the regulation does state that an instrument will

                                       97

not fail to be treated as indebtedness merely because it has certain equity features that are incidental to the instrument's primary fixed obligation.
Although there can be no assurances in this regard, assuming that the offered notes constitute debt for local law purposes, it appears, at the time of their initial issuance, that the offered notes should not be treated as equity interests in the trust for purposes of the regulation. The debt characterization of the offered notes could change after their initial issuance if the trust incurs losses. The risk of recharacterization is enhanced for offered notes that are subordinated to other classes of securities.

      However, without regard to whether the offered notes are treated as an equity interest for these purposes, the acquisition or holding of the offered notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the trust, the issuer trustee, the servicer, the manager, the note trustee, the seller, the security trustee, the underwriters, any swap provider, the custodian or other persons providing services to a trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to these Benefit Plans. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire an offered note. Included among these exemptions are:

            o   Prohibited Transaction Class Exemption 96-23, regarding
                transactions effected by "in-house asset managers";

            o   Prohibited Transaction Class Exemption 90-1, regarding
                investments by insurance company pooled separate accounts;

            o   Prohibited Transaction Class Exemption 95-60, regarding
                transactions effected by insurance company general accounts;

            o   Prohibited Transaction Class Exemption 91-38, regarding
                investments by bank collective investment funds; and

            o   Prohibited Transaction Class Exemption 84-14, regarding
                transactions effected by "qualified professional asset
                managers."

      Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the offered notes.

      Governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements, but may be subject to local, state or other Federal law requirements which may impose restrictions similar to those under ERISA and the
Code discussed above.

      By your acquisition of an offered note, you will be deemed to represent and warrant that your purchase and holding of the offered note will not result in a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any similar applicable law.

                                       98

      If you are a plan fiduciary considering the purchase of the offered notes, you should consult your tax and legal advisors regarding whether the assets of a trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. Any notes other than the offered notes are not eligible for purchase by Benefit Plans.

      The accompanying prospectus supplement for a trust will specify any additional or different ERISA considerations for that trust. See "ERISA
Considerations" in the accompanying prospectus supplement.

                         LEGAL INVESTMENT CONSIDERATIONS

      The offered notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the originator of the housing loans was not subject to United States state or federal regulatory authority. Accordingly, some U.S. institutions with legal authority to invest in comparably rated securities based on such housing loans may not be legally authorized to invest in the offered notes. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities. You are urged to consult with your counsel concerning the status of the offered notes as legal investments for you.

                              AVAILABLE INFORMATION

      The manager, as depositor, has filed with the Securities and Exchange
Commission ("SEC") a registration statement, file number 333-128920. The manager, as depositor, and each issuing entity are subject to some of the information requirements of the Securities Exchange Act of 1934, as amended (the
"EXCHANGE ACT"), and, accordingly, each issuing entity will file reports thereunder with the SEC. The registration statement and the exhibits thereto, and reports and other information filed by the manager, as depositor, and each issuing entity with the SEC pursuant to the Exchange Act can be read and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C.
20549. The public may obtain information on the operation of the Public
Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created.

                                       99

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The SEC allows the manager, as depositor, to "incorporate by reference"
the information filed with the SEC by the manager, as depositor, under Section
13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to any trust relating to the offered notes. This means that the manager, as depositor, can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the manager, as depositor, with the
SEC that relates to a trust will automatically update and supersede this information. Documents that may be incorporated by reference with respect to a particular series of offered notes include, as applicable, an insurer's financials, a certificate policy, mortgage pool policy, computational materials, collateral term sheets, certain material transaction documents and amendments thereto, other documents on Form 8-K and Section 13(a), 13(c), 14 or 15(d) of
Exchange Act as may be required in connection with the related trust.

      The manager, as depositor, will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the offered notes, upon written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related offered notes, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Crusade Management Limited, Level 4, 4-16 Montgomery
Street, Kogarah, New South Wales 2217 Australia or by telephone at
612-9320-5736.

      The manager may provide static pool information, in response to Item 1105 of Regulation AB, through an internet web site, and if the manager decides to provide information through such means, the applicable prospectus supplement accompanying this prospectus will disclose the specific internet address where such information is posted.

                              RATINGS OF THE NOTES

      Any class of notes offered by this prospectus and the prospectus supplement will be:

            o   rated at the closing date specified in the prospectus supplement by at least one rating agency, and

            o   identified in the prospectus supplement in one of the rating agency's four highest rating categories which are referred to as investment grade.

                                       100

      The security ratings of the offered notes should be evaluated independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of similar ratings on different securities.

                              PLAN OF DISTRIBUTION

      The issuer trustee may sell the offered notes in any of three ways:

            o   through underwriters or dealers;

            o   directly to a limited number of purchasers or to a single
                purchaser; or

            o   through agents.

      The prospectus supplement will set forth the terms of the offering of that series of offered notes including:

            o   the name or names of any underwriters, dealers or agents;

            o   the purchase price of the offered notes and the proceeds to the issuer trustee from the sale;

            o   any underwriting discounts and other items constituting
                underwriters' compensation; and

            o   any discounts and commissions allowed or paid to dealers.

      Any initial public offering prices and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. If so specified in the prospectus supplement, the issuer trustee, the manager or any of their affiliates may purchase or retain some or all of one or more classes of notes of the series. The purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and that prospectus supplement, some or all of the notes so purchased directly, through one or more underwriters to be designated at the time of the offering of the notes or through broker-dealers acting as agent and/or principal. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. In addition, the servicer, the manager or one of their affiliates may pledge notes retained or purchased by any of them in connection with borrowings or use notes in repurchase transactions.

                                       101

      If any offered notes are sold through underwriters, the prospectus supplement will describe the nature of the obligation of the underwriters to purchase the offered notes. The offered notes may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms acting alone. The underwriter or underwriters for a particular underwritten offering of offered notes will be named in the prospectus supplement relating to that offering.
Unless otherwise described in a prospectus supplement, the obligation of the underwriters to purchase any offered notes of the related trust will be subject to various conditions precedent, and the underwriters will be obligated to purchase all of the offered notes if any are purchased.

      Underwriters and agents who participate in the distribution of a series of offered notes may be entitled under agreements which may be entered into by
St.George Bank or the manager to indemnification by St.George Bank or the manager against specific liabilities, including liabilities under the Securities
Act of 1933, as amended, or to contribution for payments which the underwriters or agents may be required to make under the terms of the agreements.

      Affiliates of the manager and the servicer, including St.George Bank, may act as agents or underwriters in connection with the sale of offered notes.
Securities sold, offered or recommended by St.George Bank are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by, and are not otherwise obligations of, St.George Bank and involve investment risks, including the possible loss of principal.

      The issuer trustee anticipates that the offered notes will be sold to institutional and retail investors. Purchasers of offered notes, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with re-offers and sales by them of offered notes. Noteholders should consult with their legal advisors in this regard prior to any re-offer or sale.

      There is currently no secondary market for the offered notes. The issuer trustee does not intend to make a secondary market for any offered notes. There can be no assurance that a secondary market for any offered notes will develop or, if it does develop, that it will continue. To the extent specified in the prospectus supplement the issuer trustee may list notes on a national or foreign stock exchange.

                                  LEGAL MATTERS

      Mayer, Brown, Rowe & Maw LLP, New York, New York, will pass upon some legal matters with respect to the offered notes, including the material United
States Federal income tax matters, for St.George Bank and Crusade Management
Limited. Allens Arthur Robinson, Sydney, Australia, will pass upon some legal matters, including the material Australian tax matters, with respect to the offered notes for St.George Bank and Crusade Management Limited.

                                       102

                                       103

                                    GLOSSARY

1936 ACT              see page 87.

A$ EQUIVALENT         means, unless otherwise specified in the accompanying
                      prospectus supplement, in relation to a trust, the A$
                      amount equal to:

                            o   if a US$ currency swap is then in full force and
                                effect for that trust, the A$ exchange rate (as
                                defined in the relevant supplementary terms
                                notice) multiplied by the aggregate amount of
                                Secured Monies owing with respect to the
                                relevant US$ notes; or

                            o   if a US$ currency swap is not then in full force
                                and effect, the spot rate of exchange advised to
                                the security trustee by the manager which is
                                used for calculation of amounts payable on the
                                occurrence of an early termination date under
                                the currency swap multiplied by the aggregate
                                amount of Secured Monies owing with respect to
                                US$ notes.

ACCRUED INTEREST      means, in relation to a trust, the amount equal to any
ADJUSTMENT            interest and fees accrued on the  housing loans acquired
                      by the issuer trustee in relation to that trust up to, but excluding, the relevant closing date and which were unpaid as of the close of business on the relevant closing date.

APPROVED BANK         means, unless otherwise specified in the accompanying
                      prospectus supplement:

                            o   a bank, other than St.George Bank, which has a
                                short -term rating of at least A-1+ from S&P,
                                P-1 from Moody's and F1 from Fitch Ratings;

                            o   a bank, including St.George Bank, which has a
                                short -term rating of at least F1 from Fitch
                                Ratings, P-1 from Moody's and A-1 from S&P,
                                provided that the total value of deposits held
                                by the bank in relation to a trust does not
                                exceed twenty percent of the sum of the
                                aggregate of the stated amounts (as such term is
                                described in the accompanying prospectus
                                supplement) of the notes; or

                            o   St.George Bank, provided that:

                                o   St.George Bank has a short -term rating of
                                    at least F1 from Fitch Ratings, P-1 from
                                    Moody's and A-1+ from S&P; or

                                o   if St.George Bank does not have a short
                                    -term rating of at least F1 from Fitch
                                    Ratings, P-1 from Moody's and A-1+ from S&P,
                                    the rating agencies have confirmed that the
                                    holding of a bank

                                       104

                                    account by the issuer trustee with St.George
                                    Bank will not result in a downgrading of the
                                    credit rating assigned or to be assigned to
                                    the notes.

AUTHORIZED            consist of the following, unless otherwise specified in
INVESTMENTS           the accompanying prospectus supplement:

                            o   loans secured by mortgages, those mortgages,
                                other related securities and receivable rights;

                            o   cash on hand or at an Approved Bank;

                            o   other receivables, receivables securities and
                                receivable rights approved by the manager and
                                acceptable to the issuer trustee (that
                                acceptance not to be unreasonably withheld);

                            o   bonds, debentures, stock or treasury bills of
                                any government of an Australian jurisdiction;

                            o   debentures or stock of any public statutory body
                                constituted under the law of any Australian
                                jurisdiction where the repayment of the
                                principal is secured and the interest payable on
                                the security is guaranteed by the government of
                                an Australian jurisdiction;

                            o   notes or other securities of any government of
                                an Australian jurisdiction;

                            o   deposits with, or the acquisition of
                                certificates of deposit, whether negotiable,
                                convertible or otherwise, of, an Approved Bank;

                            o   bills of exchange which at the time of
                                acquisition have a remaining term to maturity of
                                not more than 200 days, accepted or endorsed by
                                an Approved Bank;

                            o   securities which are "mortgage-backed
                                securities" within the meaning of each of the
                                Duties Act, 1997 of New South Wales, the Duties
                                Act, 2000 of Victoria, the Duties Act, 2001 of
                                Queensland and, if applicable, the Duties Act,
                                1999 of the Australian Capital Territory;

                            o   any other assets of a class of assets that are:

                                o   included within the definition of pool of
                                    mortgages under the Duties Act of 1997 of
                                    New South Wales;

                                o   included within the definition of pool of
                                    mortgages under the Duties Act of 2000 of
                                    Victoria;

                                       105

                                o   included within the definition of pool of
                                    mortgages under the Duties Act of 2001 of
                                    Queensland; and

                                o   included within the definition of pool of
                                    mortgages under the Duties Act of 1999 of
                                    the Australian Capital Territory, if
                                    applicable.

                      As used in this definition, expressions will be construed
                      and, if necessary, read down so that the notes in relation to each trust constitute "mortgage-backed securities" for
                      the purposes of both the Duties Act, 1997 of New South
                      Wales and the Duties Act, 2000 of Victoria.

                      Each of the investments in the bullet points outlined
                      above (other than the first and third bullet points above)
                      must have a long -term rating of AAA or a short-term
                      rating of A-1+, as the case may be, from S&P, a long-term
                      rating of Aaa or a short-term rating of P-1, as the case
                      may be, from Moody's and a long-term rating of AAA or a
                      short-term rating of F1+, as the case may be, from Fitch
                      Ratings. Each of the investments (other than the first and third bullet points above) must mature no later than the
                      next payment date following its acquisition. Each
                      investment must be denominated in Australian dollars. Each investment must be of a type which does not adversely
                      affect the risk weighting expected to be attributed to the notes by the Bank of England and must be held by, or in
                      the name of, the issuer trustee or its nominee.

BENEFIT PLAN          see page 93.

CODE                  means the Internal Revenue Code of 1986, as amended.

CONSUMER              means any legislation relating to consumer credit,
CREDIT                including the Credit Act of any  Australian jurisdiction,
LEGISLATION           the Consumer Credit Code (NSW) 1996 and any other
                      equivalent legislation of any Australian jurisdiction.

DEFAULT               means a failure by the issuer trustee to comply with:

                            o   an obligation which is expressly imposed on it
                                by the terms of a transaction document; or

                            o   a written direction given by the manager in
                                accordance with a transaction document and in
                                terms which are consistent with the requirements
                                of the transaction documents in circumstances
                                where the transaction documents require or
                                contemplate that the issuer trustee will comply
                                with that direction;

                      in each case within any period of time specified in, or
                      contemplated by, the relevant transaction document for
                      such compliance. However, it will not be a Default if the
                      issuer trustee does not comply with an obligation or
                      direction

                                       106

                      where the note trustee or the security trustee directs the issuer trustee not to comply with that obligation or
                      direction.

EXCHANGE ACT          means the Securities Exchange Act of 1934, as amended.

EXTRAORDINARY         means, in relation to a trust, a resolution passed at a
RESOLUTION            duly convened meeting by a majority consisting of not less than 75% of the votes capable of being cast by relevant
                      Voting Mortgagees present in person or by proxy or a
                      written resolution signed by all of the relevant Voting
                      Mortgagees.

INSOLVENCY EVENT      means, unless specified otherwise in the accompanying
                      prospectus supplement, with respect to the issuer trustee, in its personal capacity and as trustee of a trust, the
                      manager, the servicer, St.George Bank or the custodian,
                      the happening of any of the following events:

                            o   except for the purpose of a solvent
                                reconstruction or amalgamation:

                                o   an application or an order is made,
                                    proceedings are commenced, a resolution is
                                    passed or proposed in a notice of
                                    proceedings or an application to a court or
                                    other steps, other than frivolous or
                                    vexatious applications, proceedings, notices
                                    and steps, are taken for:

                                    o   the winding up, dissolution or
                                        administration of the relevant
                                        corporation; or

                                    o   the relevant corporation to enter into
                                        an arrangement, compromise or
                                        composition with or assignment for the
                                        benefit of its creditors or a class of
                                        them;

                                o   and is not dismissed, ceased or withdrawn
                                    within 15 business days;

                            o   the relevant corporation ceases, suspends or
                                threatens to cease or suspend the conduct of all
                                or substantially all of its business or disposes
                                of or threatens to dispose of substantially all
                                of its assets;

                            o   the relevant corporation is, or under applicable
                                legislation is taken to be, unable to pay its
                                debts, other than as the result of a failure to
                                pay a debt or claim the subject of a good faith
                                dispute, or stops or suspends or threatens to
                                stop or suspend payment of all or a class of its
                                debts, except, in the case of Perpetual Trustees
                                Consolidated Limited where this occurs in
                                relation to another trust of which it is the
                                trustee;

                            o   a receiver, receiver and manager or
                                administrator is appointed, by the relevant
                                corporation or by any other person, to all or
                                substantially all of the assets and undertaking
                                of the relevant

                                       107

                                corporation or any part thereof, except, in the
                                case of Perpetual Trustees Consolidated Limited
                                where this occurs in relation to another trust
                                of which it is the trustee; or

                            o   anything analogous to an event referred to in
                                the four preceding paragraphs or having a
                                substantially similar effect occurs with respect
                                to the relevant corporation.

ISSUER TRUSTEE'S      means, unless specified otherwise in the accompanying
DEFAULT               prospectus supplement, in relation to a trust:

                            o   an Insolvency Event has occurred and is
                                continuing in relation to the issuer trustee in
                                its personal capacity;

                            o   any action is taken in relation to the issuer
                                trustee in its personal capacity which causes
                                the rating of any notes of that trust to be
                                downgraded or withdrawn;

                            o   the issuer trustee, or any employee or officer
                                of the issuer trustee, breaches any obligation
                                or duty imposed on the issuer trustee under any
                                transaction document for that trust in relation
                                to each trust where the manager reasonably
                                believes it may have a Material Adverse Effect
                                on that trust and the issuer trustee fails or
                                neglects after 30 days' notice from the manager
                                to remedy that breach;

                            o   the issuer trustee merges or consolidates with
                                another entity without ensuring that the
                                resulting merged or consolidated entity assumes
                                the issuer trustee's obligations under the
                                transaction documents for that trust; or

                            o   there is a change in effective control of the
                                issuer trustee from that existing on the date of
                                the master trust deed to a competitor unless
                                approved by the manager. A competitor is a bank
                                or financial institution that carries on certain
                                businesses that are the same as, or
                                substantially similar to or in competition with,
                                a business conducted by the seller.

LVR                   means in relation to a housing loan, the outstanding
                      amount of that housing loan, plus any other amount secured by any mortgage for that housing loan or related housing
                      loans, at the date of determination divided by the
                      aggregate value (determined at the time the relevant
                      mortgage was granted) of the property subject to the
                      related mortgage for that housing loan, expressed as a
                      percentage.

                                       108

MANAGER'S             means, unless specified otherwise in the accompanying
DEFAULT               prospectus supplement, in relation to a trust:

                            o   the manager fails to make any payment required,
                                in relation to that trust, by it within the time
                                period specified in a relevant transaction
                                document, and that failure is not remedied
                                within 10 business days of receipt from the
                                issuer trustee of notice of that failure;

                            o   an Insolvency Event has occurred and is
                                continuing in relation to the manager;

                            o   the manager breaches any obligation or duty
                                imposed on the manager under the master trust
                                deed, any other transaction document or any
                                other deed, agreement or arrangement entered
                                into by the manager under the master trust deed,
                                in each case in relation to the trust, and the
                                issuer trustee reasonably believes that such
                                breach has a Material Adverse Effect on the
                                trust and the breach is not remedied within 30
                                days' notice being given by the issuer trustee
                                to the manager, except in the case of reliance
                                by the manager on the information provided by,
                                or action taken by, the servicer, or if the
                                manager has not received information from the
                                servicer which the manager requires to comply
                                with the obligation or duty; or

                      o         a representation, warranty or statement by or on
                                behalf of the manager in a transaction document
                                or a document provided under or in connection
                                with a transaction document is not true in a
                                material respect or is misleading when repeated
                                and is not remedied to the issuer trustee's
                                reasonable satisfaction within 90 days after
                                notice from the issuer trustee where, as
                                determined by the issuer trustee, it has a
                                Material Adverse Effect.

MATERIAL              means, for a trust, an event which will materially and
ADVERSE EFFECT        adversely affect the amount or the timing of a payment to
                      a noteholder for that trust.

MORTGAGEES            see page 53.

NOTEHOLDER            means, for a trust, the noteholders (other than
MORTGAGEES            noteholders of the offered notes) and the note trustee,
                      on behalf of the noteholders of the offered notes, in each case for that trust.

OFFSHORE              means, in relation to an entity, an associate (as defined
ASSOCIATE             in section 128F of the Income Tax Assessment Act 1936
                      (Cth)) of that entity (and which, where that entity is a
                      trust, would include the beneficiaries of that trust and
                      any of their associates) that is either a non-resident of
                      Australia that does not acquire the notes in carrying on a business at or through a permanent establishment in
                      Australia or, alternatively, is a resident of Australia
                      that acquires the notes in

                                       109

                      carrying on a business at or through a permanent
                      establishment outside of Australia.

OID                   see page 83.

SEC                   means the United States Securities and Exchange
                      Commission.

SECURED MONEYS        means, in relation to a trust, all money which the issuer
                      trustee is or at any time may become actually or
                      contingently liable to pay to or for the account of any
                      Mortgagee for that trust for any reason whatever under or
                      in connection with a transaction document for that trust.

SERVICER              see page 66.
TRANSFER EVENTS

TERMINATION           Unless specified otherwise in the accompanying prospectus
DATE                  supplement, with respect to each trust will be the earlier to occur of:

                            o   the date which is 80 years after the date of
                                creation of the trust;

                            o   the termination of the trust under statute or
                                general law;

                            o   full and final enforcement by the security
                                trustee of its rights under the security trust
                                deed after the occurrence of an event of default
                                under the security trust deed; or

                            o   at any time after all creditors of the trust
                                have been repaid in full, the business day
                                immediately following that date.

TITLE PERFECTION      means, unless otherwise specified in the accompanying
EVENT                 prospectus supplement, in relation to a trust, any of the
                      following:

                            o   the seller ceases to have a long -term credit
                                rating of at least Baa2 from Moody's, BBB from
                                S&P or BBB from Fitch Ratings;

                            o   an Insolvency Event occurs with respect to the
                                seller;

                            o   St.George Bank fails to transfer collections to
                                the issuer trustee within the time required
                                under the servicing agreement;

                            o   if the seller is also the servicer, a Servicer
                                Transfer Event occurs;

                            o   if the seller is also the redraw facility
                                provider for that trust, a breach of its
                                obligations, undertakings or representations
                                under the redraw facility for that trust if such
                                breach will have a Material Adverse Effect on
                                that trust; or

                            o   the seller breaches any representation,
                                warranty, covenant or undertaking in any
                                transaction document for that trust which is not

                                       110

                                remedied within 30 days of the earlier of the
                                seller becoming aware of or receiving notice of
                                the breach.

TRUST INDENTURE       means the Trust Indenture Act of 1939, as amended.
ACT

UNPAID BALANCE        means, in relation to a trust, the unpaid principal
                      balance of the housing loan for that trust plus the unpaid amount of all finance charges, interest payments and other amounts accrued on or payable under or in connection with
                      the housing loan or the related mortgage.

VOTING                see page 56.
MORTGAGEES

                                       111

                       CRUSADE GLOBAL TRUST NO. [*] OF [*]

                              [CRUSADE TRUST LOGO]
                                     CRUSADE
                                    TRUST(TM)

      Dealers will be required to deliver a prospectus supplement and prospectus when acting as an underwriter of the notes offered hereby and with respect to their unsold allotments or subscriptions. In addition, for ninety days following the date of this prospectus supplement, all dealers selling the offered notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14 (OF FORM S-3).OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The expenses expected to be incurred in connection with the issuance and distribution of the notes being registered, other than underwriting compensation, are as set forth below. ALL SUCH EXPENSES, EXCEPT FOR THE FILING
FEE for Registration Statement, ARE ESTIMATED.

FILING FEE FOR Registration STATEMENT..............................$  321,000.00
Printing and Engraving.............................................$  225,000.00
Legal Fees and Expenses............................................$1,050,000.00
Trustee Fees and Expenses..........................................$  150,000.00
Rating Agency Fees.................................................$  870,000.00
Accounting Fees and Expenses.......................................$  270,000.00
Miscellaneous......................................................$   90,000.00
                                                                   -------------
         Total.....................................................$2,976,000.00
                                                                   =============

ITEM 15 (OF FORM S-3). INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Pursuant to Part 22 of the Articles of Association of the registrant:

      (a)   Every person who is or has been a director, secretary or executive officer of the registrant and its related bodies corporate may, if the directors so determine, be indemnified, to the maximum extent permitted by law, out of the property of the registrant against any liabilities for costs and expenses incurred by that person:

                  (i)   in defending any proceedings relating to that person's
            position with the registrant, whether civil or criminal, in which judgment is given in that person's favor or in which that person is acquitted or which are withdrawn before judgment; or

                  (ii)  in connection with any administrative proceeding
            relating to that person's position with the registrant, except proceedings which give rise to civil or criminal proceedings against that person in which judgment is not given in that person's favor or in which that person is not acquitted or which arises out of conduct involving a lack of good faith; or

                  (iii) in connection with any application in relation to any proceedings relating to that person's position with the registrant, whether civil or criminal, in which relief is granted to that person under the Corporations Law by the court.

      (b)   Every person who is or has been a director, secretary or executive officer of the registrant and its related bodies corporate may, if the directors so determine, be indemnified, to the maximum extent permitted by law, out of the property of the registrant against any liability of another person (other than the registrant or its related bodies corporate) as such an officer unless the liability arises out of conduct involving a lack of good faith.

ITEM 16 (OF FORM S-3). EXHIBITS.

      A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

ITEM 17 (OF FORM S-3). UNDERTAKINGS.

      (a)   Rule 415 Offering:

      The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)   To include any prospectus required by Section 10(a)(3)
            of the Securities Act of 1933, as amended;

                  (ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change of such information in this registration statement;

      provided, however, that:

                        (A)   Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii)
                  of this section do not apply if this registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the
                  registrant pursuant to Section 13 or Section 15(d) of the
                  Securities Exchange Act of 1934 that are incorporated by
                  reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement; and

                        (B)   Provided further, however, that paragraphs (a)(1)
                  (i) and (a)(1)(ii) do not apply if this registration statement is for an offering of asset-backed securities on Form S-3 and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation
                  AB.

            (2) That, for the purpose of determining any liability under the
      Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating

                                      II-2

      to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)   To remove from registration by means of a post-effective
      amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4)   That for the purpose of determining liability under the
      Securities Act of 1933 to any purchaser:

            If the registrant is relying on Rule 430B:

                        (A)   Each prospectus filed by the registrant pursuant
                  to Rule 424(b)(3) shall be deemed to be part of this
                  registration statement as of the date the filed prospectus was deemed part of and included in this registration statement;
                  and

                        (B)   Each prospectus required to be filed pursuant to
                  Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the
                  purpose of providing the information required by Section 10(a)
                  of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after
                  effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this
                  registration statement relating to the securities in this
                  registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided,
                  however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date,
                  supersede or modify any statement that was made in this
                  registration statement or prospectus that was part of this registration statement or made in any such document
                  immediately prior to such effective date.

            (5)   That, for the purpose of determining liability of the
      registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

            The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i)   Any preliminary prospectus or prospectus of the
            undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                  (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                                      II-3

                  (iii) The portion of any other free writing prospectus
            relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                  (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

      (b)   Filings Incorporating Subsequent Exchange Act Documents by
Reference:

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or
      Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c)   Request for Acceleration of Effective Date:

            Insofar as indemnification for liabilities arising under the
      Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d)   Registration statement Under Rule 430A:

            The undersigned registrant hereby undertakes that for purposes of determining liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (e)   Qualification of Trust Indentures under Trust Indenture Act of 1939 for delayed offerings:

            The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as
      amended (the "Trust Indenture Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the
      Trust Indenture Act.

      (f)   Filings Regarding Asset-Backed Securities Incorporating by Reference
Subsequent Exchange Act Documents by Third Parties:

                                      II-4

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the
      Securities Exchange Act of 1934 of a third party that is incorporated by reference in this registration statement in accordance with Item
      1100(c)(1) of Regulation AB (17 CFR229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (g)   Filings Regarding Asset-Backed Securities That Provide Certain
Information Through an Internet Web Site:

            The undersigned registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of
      Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in this registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this registration statement if a subsequent update or change is made to the information.

                                      II-5

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement I.B.5 of Form S-3 will be met by the time of the sale of securities hereunder, and has duly caused this
Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia, on the
28th day of JULY, 2006.

                                                  Crusade Management Limited

                                                  By: /s/ Michael Bowan

                                                  Name:  Michael Bowan
                                                  Title: Secretary

                                      II-6

      Pursuant to the requirements of the Securities Act of 1933, this Amendment
No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                          TITLE                           DATE
---------                          -----                           ----

 /s/ Gregory Michael Bartlett      Principal Executive Officer     JULY 28, 2006
  Gregory Michael Bartlett         CRUSADE MANAGEMENT LIMITED

 /s/ Steven George McKerihan       Principal Financial Officer     JULY 28, 2006
  Steven George McKerihan          CRUSADE MANAGEMENT LIMITED

 /s/ Steven George McKerihan       Principal Accounting Officer    JULY 28, 2006
  Steven George McKerihan          CRUSADE MANAGEMENT LIMITED

 /s/ Gregory Michael Bartlett      Director                        JULY 28, 2006
  Gregory Michael Bartlett         CRUSADE MANAGEMENT LIMITED

 /s/ Steven George McKerihan       Director                        JULY 28, 2006
  Steven George McKerihan          CRUSADE MANAGEMENT LIMITED

 /s/ Paul Anthony Fegan            Director                        JULY 28, 2006
  Paul Anthony Fegan               CRUSADE MANAGEMENT LIMITED

                                      II-7

                    SIGNATURE OF AGENT FOR SERVICE OF PROCESS

      Pursuant to the requirements of the Securities Act of 1933, the undersigned hereby certifies that it is the agent for service of process in the
United States of the Registrant with respect to this Registration Statement and signs this Amendment No. 3 to this Registration Statement solely in such capacity.

                                   CT CORPORATION SYSTEM

                                   By:        /s/ Michael Mitchell
                                   Name:      Michael Mitchell, Sr. Manager

                                 Address:   CT Corporation System
                                              111 Eighth Avenue
                                              13th Floor
                                              New York, New York 10011
                                              Telephone: (212) 590-9100

                                      II-8

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael H.S. Bowan, Terry Schiff, Angela
L. Clark and JACOB SHEEHAN, and any of them, as his true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for and in his own name, place and stead, in any and all capacities, acting alone, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the
Securities and Exchange Commission, granting unto each said attorney-in-fact and agent authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorney-in-fact and agent or any of them or any substitute or substitute for any of them, may lawfully do or cause to be done by virtue hereof.

SIGNATURE                          TITLE                           DATE
---------                          -----                           ----

 /s/ Gregory Michael Bartlett      Principal Executive Officer     JULY 28, 2006
  Gregory Michael Bartlett         Crusade Management Limited

 /s/ Steven George McKerihan       Principal Financial Officer     JULY 28, 2006
  Steven George McKerihan          Crusade Management Limited

 /s/ Steven George McKerihan       Principal Accounting Officer    JULY 28, 2006
  Steven George McKerihan          Crusade Management Limited

 /s/ Gregory Michael Bartlett      Director                        JULY 28, 2006
  Gregory Michael Bartlett         Crusade Management Limited

 /s/ Steven George McKerihan       Director                        JULY 28, 2006
  Steven George McKerihan          Crusade Management Limited

 /s/ Paul Anthony Fegan            Director                        JULY 28, 2006
  Paul Anthony Fegan               Crusade Management Limited

                                      II-9

                                 EXHIBITS INDEX

EXHIBIT
  NO.      DESCRIPTION OF EXHIBIT
-------    ----------------------

  1.1      Form of Underwriting Agreement.*
  3.1      Memorandum of Association of the Registrant.*
  3.2      Articles of Association of the Registrant.*
  4.1      Master Trust Deed.*
  4.2      Form of Supplementary Terms Notice.*
  4.3      Form of Security Trust Deed.*
  4.4      Form of Note Trust Deed.*
  4.5      Form of Agency Agreement.*
  5.1      Opinion of Mayer, Brown, Rowe & Maw LLP as to legality of the Notes.*
  8.1      Opinion of Mayer, Brown, Rowe & Maw LLP as to certain tax matters
           (included in Exhibit 5.1 hereof).*
  8.2      Opinion of Allens Arthur Robinson as to certain tax matters.*
 10.1      Servicing Agreement.*
 10.2      Form of Redraw Facility Agreement.*
 10.3      Form of Basis Swap.*
 10.4      Form of Fixed-Floating Rate Swap.*
 10.5      Form of Currency Swap.*
 10.6      Form of Seller Loan Agreement.*
 10.7      Custodian Agreement.*
 23.1      Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 5.1 hereof).*
 23.2      Consent of Allens Arthur Robinson (included in Exhibit 8.2 hereof).*
 24.1      Power of Attorney (included in registration statement).
 99.1      Opinion of Allens Arthur Robinson as to Enforceability of U.S.
           Judgments under Australian Law.*
* Previously filed.

                                      II-10